   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 15, 1999


                                                      REGISTRATION NO. 333-80161
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         ------------------------------


                         PRE-EFFECTIVE AMENDMENT NO. 8
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                         ------------------------------

                         LUMINANT WORLDWIDE CORPORATION
             (Exact name of registrant as specified in its charter)

                DELAWARE                                    7379                                   75-2783690
      (State or other jurisdiction              (Primary Standard Industrial                    (I.R.S. Employer
   of incorporation or organization)            Classification Code Number)                  Identification Number)

                         ------------------------------

                       4100 SPRING VALLEY ROAD, SUITE 750
                              DALLAS, TEXAS 75244
                                 (972) 404-5167
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                         ------------------------------

                              GUILLERMO G. MARMOL
                     CHIEF EXECUTIVE OFFICER AND PRESIDENT
                         LUMINANT WORLDWIDE CORPORATION
                       4100 SPRING VALLEY ROAD, SUITE 750
                              DALLAS, TEXAS 75244
                                 (972) 404-5167
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                         ------------------------------

                                WITH A COPY TO:

               JOHN B. WATKINS, ESQUIRE                                R.W. SMITH, JR., ESQUIRE
              WILMER, CUTLER & PICKERING                                PIPER & MARBURY L.L.P.
                 2445 M STREET, N.W.                                   36 SOUTH CHARLES STREET
                WASHINGTON, D.C. 20037                                BALTIMORE, MARYLAND 21201
                    (202) 663-6000                                          (410) 539-2530

                         ------------------------------

    APPROXIMATE DATE THE REGISTRANT PROPOSES TO BEGIN SELLING SECURITIES TO THE
PUBLIC: From time to time after the effective date of this registration statement.

                         ------------------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered in connection with dividend or interest reinvestment plans, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT FILES A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT IS TO BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE ON THE DATE THE SEC, ACTING UNDER SECTION 8(A), DETERMINES.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                          Subject to Completion,


                                                        Dated September 15, 1999

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

              [LOGO]
 4,062,500 SHARES

 COMMON STOCK
  This is Luminant Worldwide Corporation's initial public offering. We are offering 4,062,500 shares of common stock. In addition to the 4,062,500 shares of common stock we are offering to the public, we are selling 937,500 shares of non-voting common stock, assuming an initial public offering price of $16.00 per share, directly to Young & Rubicam at the initial public offering price.

  We expect that the public offering price will be between $15 and $17 per share.

  Our common stock has been approved for quotation on the Nasdaq Stock Market's National Market System under the symbol "LUMT."

  INVESTING IN THE COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 8.

  NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                                               PER
                                                                               SHARE            TOTAL
  Public Offering Price......................................................   $             $
  Underwriting Discounts and Commissions.....................................   $             $
  Proceeds, Before Expenses, to Luminant.....................................   $             $

  The proceeds to be received by Luminant do not include proceeds of
  approximately $    , net of placement fees, which we will receive from the
  direct sale of shares of non-voting common stock to Young & Rubicam. The
  underwriters will receive a placement fee equal to $    per share of
  non-voting common stock sold to Young & Rubicam.

  Luminant and the selling stockholders we describe in this prospectus have granted the underwriters the right to purchase up to an aggregate of 750,000 shares to cover any over-allotments, at any time until 30 days after the date of this prospectus.

 DEUTSCHE BANC ALEX. BROWN

                 HAMBRECHT & QUIST

                             SOUNDVIEW TECHNOLOGY GROUP
               THE DATE OF THIS PROSPECTUS IS              , 1999

                               [graphics showing:

              old, digital business model with the following text:
Under the old digital business model, firms typically provide services in either strategy consulting, creative solutions or technology solutions.

        new, Luminant integrated solution model with the following text:

  Under the new digital business model, Luminant provides services and client focus in all these disciplines.]

     THIS PROSPECTUS INCLUDES TRADEMARKS AND TRADE NAMES OF OTHER PARTIES.

                                    SUMMARY

    THE FOLLOWING SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS AND MAY NOT CONTAIN ALL THE INFORMATION THAT IS IMPORTANT TO YOU. TO LEARN ABOUT THIS OFFERING AND OUR BUSINESS YOU SHOULD READ THE ENTIRE PROSPECTUS, INCLUDING THE HISTORICAL AND PRO FORMA FINANCIAL STATEMENTS AND THE RELATED NOTES BEGINNING ON PAGE F-1. WE WERE FORMED IN AUGUST 1998 TO ACQUIRE EIGHT INTERNET AND ELECTRONIC COMMERCE BUSINESSES WITH THE PROCEEDS OF THIS OFFERING. PRIOR TO THE CLOSING OF THIS OFFERING AND THE SIMULTANEOUS ACQUISITION OF THE EIGHT COMPANIES, WE HAVE NOT CONDUCTED ANY OPERATIONS. SIMULTANEOUSLY WITH THE COMPLETION OF THIS OFFERING, WE WILL ACQUIRE EIGHT BUSINESSES IN EXCHANGE FOR CASH AND SHARES OF OUR COMMON STOCK. WE WILL REFER TO THE EIGHT BUSINESSES WE ARE ACQUIRING AS THE "COMPANIES" OR THE "EIGHT COMPANIES". IN THIS PROSPECTUS, WE SPEAK AS IF WE HAVE ALREADY ACQUIRED THESE COMPANIES. UNLESS OTHERWISE
INDICATED:

    - ALL REFERENCES TO "LUMINANT WORLDWIDE CORPORATION," "LUMINANT," "US," "WE" AND "OUR" REFER TO LUMINANT WORLDWIDE CORPORATION AND THE EIGHT BUSINESSES THAT WE WILL ACQUIRE SIMULTANEOUSLY WITH THE CLOSING OF THIS OFFERING;

    - ALL REFERENCES TO OUR COMMON STOCK ALSO INCLUDE OUR NON-VOTING COMMON STOCK, PAR VALUE $.01 PER SHARE;

    - ALL REFERENCES TO "THIS OFFERING" OR "THE OFFERING" ALSO INCLUDE OUR SALE OF 937,500 SHARES OF NON-VOTING COMMON STOCK TO YOUNG & RUBICAM, INC., OR YOUNG & RUBICAM, AT AN ASSUMED INITIAL PUBLIC OFFERING PRICE OF $16.00 PER SHARE; AND

    - THE INFORMATION PRESENTED ASSUMES:

        (1) THE UNDERWRITERS' OVERALLOTMENT IS NOT EXERCISED;

        (2) THE CLOSING OF THE ACQUISITIONS OF THE EIGHT COMPANIES SIMULTANEOUSLY WITH THE CLOSING OF THIS OFFERING; AND

        (3) THE COMPLETION OF A 16,653-FOR-ONE STOCK SPLIT.

                         LUMINANT WORLDWIDE CORPORATION

OUR BUSINESS

    We provide professional services to Fortune 500 companies, Internet and electronic commerce-based companies and other organizations which use or want to use the Internet and electronic commerce in their business. We provide the following Internet and electronic commerce professional services:

    - strategy consulting, which helps clients understand how to use the Internet and electronic commerce to operate their businesses more competitively and interact with their customers and suppliers more effectively;

    - creative solutions, which involve web site designing, creating marketing programs for attracting customers to web sites, and developing a web site "look and feel" that projects a client's identity and serves a client's business goals;

    - technology solutions, which involve the actual building and installation of Internet and electronic commerce software applications, including web sites and interfaces to mainframes and existing systems; and

    - ongoing services, which are continuing services we provide that support and complement our clients' Internet and electronic commerce businesses, such as ongoing Internet site management.

    We perform services for more than 100 clients diversified across many industries, including technology, financial, retailing, media and communications. We also work with companies that do business primarily over the Internet. As of August 15, 1999, our 689 employees were located throughout the United States in 17 different states. On a pro forma combined basis, we had $54.8 million of revenues for the year ended December 31, 1998 and $41.4 million of revenues for the six months ended June 30, 1999. As of June 30, 1999, the total retained deficit of Luminant and the eight companies was $19.0 million, without considering any pro forma adjustments.

OUR MARKET OPPORTUNITY

    The Internet is continuing to develop as an interactive platform through which companies market, operate and manage their businesses and conduct transactions. The explosive growth of the Internet and its potential to create new opportunities and pose fundamental threats to the competitive positions of traditional businesses present enormous challenges for the managers of companies. This is leading to the rapid growth of, and demand for, professional services relating to the Internet and electronic commerce.

    The need for organizations to quickly and effectively act has led to the demand for coordinated strategic, creative and technology solutions. Many traditional professional services firms can typically provide expert services in strategy consulting, creative solutions or technology solutions. The need to integrate these disciplines exceeds the capabilities of most traditional service firms, however, especially given the rapid time frames needed for developing Internet and electronic commerce businesses. As a result, we believe there is great demand for professional services firms that can effectively and timely provide integrated services and client focus in all three disciplines.

OUR STRATEGY

    We intend to expand our position as a leading provider of Internet and electronic commerce professional services to Fortune 500 companies, Internet-based companies and other organizations. Our strategy for achieving this objective is to:

    - Leverage our three main practice areas;

    - Expand long-term client relationships;

    - Operate as a single, fully-integrated firm;

    - Maintain leading edge professional capabilities and technologies;

    - Expand our breadth of services and geographic scope; and

    - Provide ongoing services.

OUR OFFICES AND HISTORY

    We have leased offices located in:

    - Atlanta, Georgia

    - Chicago, Illinois

    - Dallas, Texas

    - Houston, Texas

    - Herndon, Virginia

    - Larchmont, New York

    - New York, New York

    - San Francisco, California
    - Seattle, Washington

Our principal business office is currently located at 4100 Spring Valley Road, Suite 750, Dallas, Texas 75244, and our telephone number is 972-404-5167. We were incorporated in Delaware on August 21, 1998.

                                  THE OFFERING


    The following table presents a summary of this offering. Following this offering and the acquisition of the eight companies, there will be outstanding options to purchase 7,005,107 shares of common stock, including options to purchase 3,433,736 shares that will be exercisable immediately following this offering and the acquisition of the eight companies.



Stock offered by Luminant....................  4,062,500 shares of common stock, assuming the underwriters do not exercise their over-
                                               allotment option, or 4,391,736 shares of
                                               common stock, assuming the underwriters
                                               exercise their over-allotment option in full.
Stock offered by the selling stockholders....  No shares, assuming the underwriters do not exercise their over-allotment option, or
                                               420,764 shares, assuming the underwriters
                                               exercise their over-allotment option in full.
Stock outstanding after this offering........  23,366,659 shares of common stock, assuming the underwriters do not exercise their over-
                                               allotment option, or 23,695,895 shares,
                                               assuming the underwriters exercise their
                                               over-allotment option in full.
Use of proceeds..............................  We will use the proceeds of this offering to pay the cash portion of the purchase prices
                                               payable in the acquisitions of eight
                                               companies, repay indebtedness and for general
                                               corporate purposes, including working
                                               capital, as well as future acquisitions.
                                               Luminant will not receive any proceeds from
                                               the sale of shares of common stock by selling
                                               stockholders upon exercise of the
                                               underwriters' over-allotment option.
Nasdaq symbol................................  "LUMT"
Dividend policy..............................  We do not anticipate paying dividends on our common stock.


    We are also selling 937,500 shares of non-voting common stock, based on an assumed initial public offering price of $16.00 per share, to Young & Rubicam directly at the initial public offering price simultaneously with the closing of this offering.

              SUMMARY UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

    We were incorporated in August 1998 and have not conducted any operations as yet, except for negotiating and documenting the acquisitions of the eight companies we will acquire simultaneously with the closing of this offering, preparing this prospectus and the related documents for this offering and developing our management team and corporate structure. Each of our eight companies has been operating for at least 18 months. We present below our summary unaudited pro forma combined financial data based on historical data for the year ended December 31, 1998 and the six months ended June 30, 1998 and 1999, considering our combined historical results and those of the companies we will acquire. We also present below the unaudited pro forma combined balance sheet data as of June 30, 1999 based on historical data and as adjusted for the eight acquisitions and this offering. The unaudited pro forma combined statement of operations data for the year ended December 31, 1998 and the six months ended June 30, 1998 and 1999 assume that the eight acquisitions and this offering were closed on January 1, 1998. The unaudited pro forma combined balance sheet data assume that the eight acquisitions and this offering were closed on June 30, 1999.

    The unaudited summary pro forma financial data do not necessarily indicate the operating results or financial position that would have resulted from our operation on a combined basis during the period presented, nor do these unaudited pro forma data necessarily represent any future operating results or financial position. In addition to these unaudited summary pro forma combined financial data, you should also refer to the more complete financial information included elsewhere in this prospectus, including more complete historical results for the eight companies that we will acquire and our unaudited pro forma combined financial statements and the accompanying notes.

                                                                                   SIX MONTHS ENDED JUNE 30,
                                                                 YEAR ENDED       ----------------------------
                                                             DECEMBER 31, 1998        1998           1999
                                                            --------------------  -------------  -------------
                                                              (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
UNAUDITED PRO FORMA COMBINED
  STATEMENT OF OPERATIONS DATA:
  Revenues................................................     $       54,846     $      24,741  $      41,437
  Cost of services(1).....................................             36,298            17,396         24,741
                                                                  -----------     -------------  -------------
  Gross profit............................................             18,548             7,345         16,696
  Selling, general and administrative expenses(1)(2)......             26,014            11,966         16,115
  Equity based compensation expense(3)....................              4,355             3,604          3,488
  Intangibles amortization(4).............................             94,732            47,366         47,341
                                                                  -----------     -------------  -------------
  Loss from operations....................................           (106,553)          (55,591)       (50,248)
  Interest and other income, net..........................                (33)             (305)          (440)
                                                                  -----------     -------------  -------------
  Loss before income taxes................................           (106,586)          (55,896)       (50,688)
  Income taxes(5).........................................                 --                --             --
                                                                  -----------     -------------  -------------
  Loss before nonrecurring charges(3).....................     $     (106,586)    $     (55,896) $     (50,688)
                                                                  -----------     -------------  -------------
                                                                  -----------     -------------  -------------
  Loss before nonrecurring charges per share(3)...........     $        (4.56)    $       (2.39) $       (2.17)
  Shares used in computing pro forma loss before
    nonrecurring charges per share(6)(3)..................         23,366,659        23,366,659     23,366,659

                                                                                            JUNE 30, 1999
                                                                                     ---------------------------
                                                                                      PRO FORMA     PRO FORMA
                                                                                      COMBINED    AS ADJUSTED(7)
                                                                                     -----------  --------------
                                                                                       (DOLLARS IN THOUSANDS)
UNAUDITED PRO FORMA COMBINED
 BALANCE SHEET DATA:
Cash and cash equivalents..........................................................  $     1,771   $     15,439
Working capital (deficit)..........................................................      (51,930 (8)        16,055
Total assets.......................................................................      312,443        319,869
Long-term debt, net of current maturities..........................................        1,468          1,468
Stockholders' equity...............................................................      233,682        301,667

------------------------

(1) Excludes compensation expense related to issuances of equity and equity appreciation rights of four of our companies. Compensation expense was reduced by $1.9 million for the year ended December 31, 1998, and $9.7 million for the six months ended June 30, 1999.

(2) Includes adjustments to increase expenses related to additional compensation expense to our new corporate management and the estimated incremental costs associated with being a public company. Selling, general and administrative expense was increased by $5.5 million for the year ended December 31, 1998, $2.7 million for the six months ended June 30, 1998 and $2.7 million for the six months ended June 30, 1999.

(3) Consists of compensation expense related to shares of common stock issued to the management of Luminant at less than fair market value and equity based compensation of Align Solutions Corp., or Align, the accounting acquiror. Upon consummation of our initial acquisitions, we will record an additional stock compensation charge of $9.6 million (after reduction for $1.0 million of consideration paid) related to 663,002 shares issued to management and non-employee directors of Luminant. We will record goodwill on the additional 252,898 shares issued to management of Luminant as these shares were issued for services related to the acquisitions.

(4) Consists of amortization over a three-year period of $260.8 million of goodwill and $23.1 million of other intangible assets to be recorded as a result of the acquisitions of the eight companies and the granting of options. The amortization is computed on the basis described in the notes to the unaudited pro forma combined financial statements. No amounts have been included for contingent consideration that may be payable to the former owners of our eight companies. None of this contingent consideration is expected to be compensatory.

(5) We have not demonstrated that we will generate future taxable income; therefore, a net deferred tax asset for the pro forma loss before income taxes has not been recognized.

(6) Includes:

    - 16,534,859 shares of common stock we will issue to the former owners of the eight companies we are acquiring;

    - 1,831,800 shares issued to our initial stockholder and an executive officer;

    - 4,062,500 shares sold in this offering; and


    - 937,500 shares of non-voting common stock, assuming an initial public offering price of $16.00 per share, we are selling directly to Young & Rubicam simultaneously with this offering.


(7) Adjusted to reflect the sale of the 4,062,500 shares of common stock offered by this prospectus and the 937,500 shares of non-voting common stock we are selling directly to Young & Rubicam simultaneously with this offering, in each case assuming an initial public offering price of $16.00 per share and the application of the estimated net proceeds of this offering and the sale of shares to Young & Rubicam. See "Use of Proceeds."

(8) Includes the effect of liabilities in the amount of $53.1 million payable to the former owners of the eight companies for the acquisition of common equity, for other equity securities and the repayment of shareholder debt of a company, representing the cash portion of the initial purchase prices to be paid from a portion of the net proceeds of this offering.

                                  RISK FACTORS

    YOU SHOULD CONSIDER CAREFULLY THE FOLLOWING RISKS AND THE OTHER INFORMATION IN THIS PROSPECTUS BEFORE YOU DECIDE TO BUY OUR COMMON STOCK. AN INVESTMENT IN OUR COMMON STOCK INVOLVES RISK. THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.

SOME OF OUR COMPANIES HAVE A HISTORY OF OPERATING LOSSES. IF THESE LOSSES CONTINUE, WE MAY NOT BE PROFITABLE IN THE FUTURE.

    If we do not consistently generate higher revenues, we may not be profitable in the future. Our companies incurred historical combined net losses of approximately $5.7 million for the year ended December 31, 1998 and $15.5 million for the six months ended June 30, 1999. After this offering and closing of the acquisitions, we will have significantly increased expenses compared to those of the individual companies. We expect to incur increasing sales and marketing, infrastructure development and general and administrative expenses until we have integrated the companies. As a result, we will need to generate substantially higher revenues to achieve profitability. Even if we do achieve profitability, we may not be able to sustain or increase it in the future. See "Summary Unaudited Pro Forma Combined Financial Data," "Selected Historical Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

IF WE ARE UNABLE TO SUCCESSFULLY INTEGRATE EACH OF THE COMPANIES WE ACQUIRE, OUR FINANCIAL RESULTS WILL SUFFER.

    We will combine eight independent Internet and electronic commerce professional services providers into a single company. Our future profitability will depend heavily on our ability to integrate the operations and management of our eight companies. Failure to successfully integrate any of the companies we acquire may cause significant operating inefficiencies and adversely affect our profitability. Our professional services providers have generally not worked together before and in some cases have previously served the same clients and provided duplicative services and may have competed against each other. To the extent our companies have competed with each other in the past, we will need to, but may not be able to, redeploy our resources. To the extent we cannot effectively redeploy our resources, our revenues may suffer. We plan to spend substantial resources to integrate these businesses. In particular, to successfully integrate our newly acquired companies, we must:

    - install and standardize adequate operational, financial and control systems;

    - deploy common equipment and telecommunications facilities;

    - implement and integrate new and existing marketing and sales efforts; and

    - create a unified brand identity.

We have no current plans or agreements to acquire any specific companies or businesses other than the eight businesses to be acquired in connection with this offering. If we acquire additional companies in the future as expected, however, we will face integration risks similar to those described above.

    In addition, during our beginning stage of development and operation, we may encounter expenses and difficulties that we may not expect or are beyond our control. We may not be able to achieve or maintain profitability for any of the companies we are acquiring or for ourselves as a whole.

    OUR ISSUANCE OF SHARES TO THE OWNERS OF THE EIGHT COMPANIES MAY BE INTEGRATED WITH THE OFFERING OF SHARES TO THE PUBLIC. IF THIS OCCURS, THOSE OWNERS MAY BE GRANTED THE RIGHT TO

RESCIND THE SALE OF SHARES TO THEM AND DEMAND THAT WE RETURN TO THEM THE SHARES OF THE APPLICABLE ACQUIRED COMPANY OR THE MONETARY EQUIVALENT OF THOSE SHARES.


    The owners of the eight companies may, depending on the circumstances described below, have a right to rescind the sale of shares of common stock made to them in connection with the acquisition of the eight companies and demand that we return to them the shares of the applicable acquired company or the monetary equivalent of those shares. Prior to the initial filing of the registration statement to which this prospectus relates, we entered into agreements to acquire the eight companies. On or about September 2, 1999, we amended the acquisition agreements to change what the owners of the eight companies will receive. It is possible that the owners of the eight companies who receive common stock as part of the acquisition may allege that the offering and sale of the shares of common stock to them should be integrated with the offering and sale of the common stock to the public under this prospectus, and that the offering and sale of shares to the owners of the eight companies was not made in accordance with the requirements of Section 5 of the Securities Act of 1933. Generally, the statute of limitations for this type of claim is one year after the date of the alleged violation and, if successful, would entitle the owners to rescind the issuance of the shares to them and demand a return to them of the shares of the applicable acquired company or make a monetary claim for the value of those shares. This claim could be made for all of the 16,534,859 shares of common stock received by the owners of the acquired companies, which based upon the assumed offering price of $16.00 per share would represent a total potential claim of $264.6 million.


    The owners of the eight companies who received shares of our common stock as part of the acquisition were provided an opportunity, which each of them waived, to rescind or terminate their obligations under the acquisition agreements and we expect that all of these owners will, prior to the closing of the offering, enter into agreements under which they will agree to:

    - release and not to pursue any rescission or other claims which might be available; and

    - recontribute to us any consideration or other proceeds that they might receive based on a rescission or other claim.

We cannot assure you that the former owners of the companies would fail in arguing that the offering of shares of common stock to them should be integrated with the public offering pursuant to this prospectus or that their agreement to forego any rescission or other claims and to recontribute the proceeds of any rescission or other claims to us will be enforceable under applicable law.
Section 14 of the Securities Act provides that any provision requiring any person acquiring securities to waive compliance with the securities laws is void. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Pro Forma Combined Liquidity and Capital Resources."

    We intend to vigorously defend any rescission or other claim by the owners of the eight companies and will challenge any claim that the release and recontribution agreements entered into by these owners are not valid and binding. Nevertheless, it is possible that a claim could be made by one or more of the owners, and if a court were to hold that:

    - the private placement exemption is not available for the sale of common stock to the owners of the eight companies;

    - the owners of the eight companies are entitled to rescission rights; and

    - the release and recontribution agreements are not enforceable,

we could be forced to return shares of the acquired companies to the claiming owners or make significant monetary payments to the claiming owners. These claims, if successful, could significantly exceed our cash reserves and require us to borrow funds and would materially and adversely affect our results of operations and financial condition.

WE MAY NOT BE ABLE TO HIRE, TRAIN AND RETAIN SKILLED EMPLOYEES, WHICH COULD IMPEDE OUR ABILITY TO COMPETE SUCCESSFULLY.

    As a services company, our future profitability and growth depends in large part on our ability to hire, train and retain skilled consulting, creative, technical and other professionals. If we cannot hire, train and retain a sufficient number of qualified employees, we may not be able to adequately staff projects, our expenses could increase and we may be unable to expand our business as quickly as we would like. Skilled personnel are in short supply and competition for these people is intense. In addition, to maintain our competitive position and to grow our business, we must make sure our employees maintain and develop their technical expertise and business skills to satisfy the increasingly sophisticated needs of our clients. This process could be time consuming and expensive and may not be successful.

    We plan to grant stock options to attract and retain qualified employees. The trading price of our stock after this offering will affect the incentive value of these stock options. We cannot determine whether prospective employees will consider our stock options a valuable incentive. If they do not, we may face more difficulty and expense in hiring qualified personnel.

WE DEPEND ON THE SERVICES OF OUR SENIOR MANAGEMENT AND OTHER KEY PERSONNEL. THE LOSS OF SENIOR MANAGERS OR OTHER KEY PERSONNEL COULD ADVERSELY AFFECT OUR BUSINESS.

    The loss of management personnel, other key personnel or client relationships could seriously harm our business and adversely affect our growth. We believe that our ability to effectively serve our clients and expand our business in the future will depend on our continued employment of senior management and key strategic, creative and technical personnel. Competition for qualified management personnel and other key personnel is intense. In addition, personal relationships are critical in obtaining and maintaining client engagements in our industry. Our personnel could join with a competitor or start a new business and compete with us, which may result in the loss of client relationships or business opportunities.

WE INTEND TO RECEIVE THE PROCEEDS OF THIS OFFERING BEFORE MAKING A PRELIMINARY QUANTIFIED BUSINESS STRATEGY.

    Luminant has not yet prepared a preliminary, quantified business plan which indentifies the specific working capital needs and other corporate purposes to which the net proceeds of this offering will be allocated. We intend to close this offering and receive the proceeds of this offering before making a preliminary quantified business strategy. See "Use of Proceeds" for a more detailed description of how management intends to apply the proceeds of this offering.

IF WE HAVE TO PAY ADDITIONAL CONSIDERATION TO THE FORMER OWNERS OF OUR PROFESSIONAL SERVICES PROVIDERS, YOUR INVESTMENT IN US MAY BE DILUTED.

    We have agreed to pay the former owners of our professional services providers additional consideration upon satisfaction of certain financial and operational conditions. Payment of these obligations in cash may substantially deplete our cash reserves or require us to borrow funds. Payment of these obligations in our common stock will dilute the value of your investment in us. Regardless of the form of payment, the additional consideration will create additional goodwill and increase the related amortization expense. We cannot predict the amount of additional consideration that we will have to pay to the former owners of our eight companies, although the total amount of this additional consideration will not exceed $193.2 million. For a more detailed discussion of these contingent consideration arrangements, see "About Luminant Worldwide Corporation."

OUR REVENUES ARE DIFFICULT TO PREDICT AND WE MAY NOT BE ABLE TO REDUCE EXPENSES IF REVENUES DECLINE.

    Our operating expenses are relatively fixed and we incur costs based on our expectation of future revenues. We generally cannot reduce our expenses on short notice to compensate for unanticipated variations in the number or size of engagements in progress. As a result, our failure to accurately predict our revenues may result in unnecessary expenses and adversely affect our profitability and financial condition.

    Most of our client engagements are under short-term contracts. If a client defers, modifies or cancels an engagement or chooses not to retain us for additional phases of a project, we may not be able to rapidly redeploy our employees or other resources to other engagements. Under these engagements, the client can generally reduce the scope of or cancel our services without penalty and with little or no notice. A number of factors unrelated to our work product or the progress of the project, such as general business conditions or the client's financial state, could cause cancellations or delays.

WE MAY LOSE MONEY ON FIXED FEE CONTRACTS IF WE MISCALCULATE THE RESOURCES REQUIRED TO COMPLETE A PROJECT.

    We have generally entered into contracts with our clients on a fixed-fee, fixed timeframe basis. A miscalculation of the resources or time needed to complete fixed-fee engagements could substantially reduce our profitability. The risk of these miscalculations for us is high because we work with complex technologies in compressed time frames.

UNDERUTILIZATION OF OUR EMPLOYEE RESOURCES MAY ALSO ADVERSELY AFFECT OUR OPERATING REVENUES.

    We generally establish our personnel levels based on our expectations of client demand. If we hire more employees than our engagements require, or if we are unable to effectively redeploy our employees from project to project, our operating margins may decline and we may suffer losses. We have hired a large number of administrative and support personnel to support our anticipated growth. These personnel costs and expenses constitute the substantial majority of our operating expenses.

WE MAY NOT SUCCESSFULLY DEVELOP BRAND AWARENESS OF OUR SERVICES, AND OUR BRAND REPUTATION MAY DEPEND UPON THE SUCCESS OR FAILURE OF OUR CLIENTS.

    Developing and maintaining widespread awareness of the "Luminant Worldwide Corporation" brand name is an important element of our business strategy. If we do not successfully promote and maintain our brand name without significant expense, our operating margins and growth may decline. We plan to increase our marketing expenses to promote our brand name, which may reduce our operating margins. In addition, our brand name will replace the current brand names of our eight companies, which may disrupt our business and adversely affect our revenues and profitability. The public may closely associate our brand with the business success or failure of some of our high-profile clients, many of whom are pursuing unproven business models in competitive markets. As a result, the failure or difficulties of one or more of our high-profile clients may damage our brand name.

OUR LACK OF COMBINED OPERATING HISTORY MAKES IT DIFFICULT TO PREDICT HOW THE COMBINED OPERATIONS OF OUR EIGHT COMPANIES WILL PERFORM IN THE FUTURE.

    We have no combined operating history upon which you can evaluate our business and prospects. We will combine the operations of eight businesses into a new company, and we may not be able to achieve or maintain profitability of any of our businesses or overall. The pro forma financial information included in this prospectus is based on the separate pre-acquisition financial information of the eight companies. As a result, our historical results of operations and pro forma financial information may not give you an accurate indication of our future results of operations or prospects. In addition, companies like us in an early stage of development frequently encounter risks, expenses and difficulties associated with starting a new business, many of which may be unexpected or beyond our control.

OUR PROFITABILITY MAY SUFFER IF SEASONAL FACTORS CAUSE OUR REVENUES TO FLUCTUATE AND WE ARE NOT ABLE TO ADJUST OUR EXPENSES ACCORDINGLY.

    Our industry is affected by seasonal factors. Our revenues and income are generally higher in the first and second calendar quarters, and lower during the third and fourth calendar quarters as a result of the summer and end-of-year holiday seasons. As a result of these factors, we believe that period-to-period comparisons of our results of operations will not reliably indicate our future performance. It is likely that in some future quarter or quarters our operating results will be below the expectations of public market analysts or investors. These shortfalls may significantly affect the market price of our common stock.

    Several other factors may cause our revenues and operating results to vary from quarter-to-quarter, including:

    - the number, size and type of client engagements we commence and complete during a quarter;

    - modification or termination of material contracts;

    - the amount and timing of expenditures by our clients for Internet and electronic commerce professional services;

    - our ability to adequately staff our projects and effectively utilize our employees;

    - the fixed personnel and other costs we incur in advance of the quarter;

    - the number, type, timing and costs of acquisitions completed during a quarter;

    - our ability to manage costs, including personnel costs and support services costs; and

    - our introduction of new services.

WE MAY INCUR UNEXPECTED OR UNQUANTIFIABLE LIABILITIES AND EXPENSES ARISING FROM THE OPERATION OF A COMPANY BEFORE WE ACQUIRED IT.

    When we acquire companies, we may acquire liabilities and expenses that we did not know about at the time we negotiated these acquisitions. We may also acquire contingent liabilities that become realized, or liabilities that prove to be larger than anticipated. Because our recourse against the former owners of the companies for these liabilities is limited as described below, the realization of any of these liabilities may increase our expenses and reduce our cash reserves.

THE INDEMNIFICATION PROVISIONS OF THE ACQUISITION AGREEMENTS MAY NOT FULLY PROTECT US AND MAY RESULT IN UNEXPECTED LIABILITIES.

    Some of the former owners of the eight companies will be required to indemnify us against liabilities related to the operation of their company before we acquired it. The acquisition agreements include provisions for the indemnification of Luminant by the former owners of each company for breaches of their representations and warranties in the acquisition agreements, and inaccuracy of the information provided by them for use in this prospectus. These indemnities limit the liability of each former owner to the total amount of the purchase price, including contingent consideration, that each former owner receives. The liability of the former owners is also subject to a deductible equal to one percent of the aggregate purchase price, excluding contingent consideration, paid to the former owners. Additionally, in some cases these former owners may not have the financial ability to meet their indemnification responsibilities. We have also agreed to indemnify the former owners of each company for liabilities arising out of breaches of each other party's representations and warranties, and inaccuracy of information provided by any other party for use in this prospectus and other matters traditionally covered under the indemnification terms of similar contracts. There is no assurance that any party will meet its obligations to indemnify any other party. In addition, the Securities and Exchange Commission's position is that indemnification for securities law violations is against public policy.

WE INTEND TO EXPAND OUR BUSINESS ABROAD. INTERNATIONAL EXPANSION COULD RESULT IN FINANCIAL LOSSES DUE TO SEVERAL FACTORS, INCLUDING FAILURE TO COMPLY WITH FOREIGN REGULATORY REQUIREMENTS, CHANGES IN FOREIGN ECONOMIC CONDITIONS AND FLUCTUATIONS IN FOREIGN CURRENCIES.

    We intend to expand our business by providing Internet and electronic commerce professional services to companies operating outside of the United States. An inability to successfully establish and expand our international operations could seriously harm our growth and place us at a competitive disadvantage. We intend to acquire existing companies and open offices in foreign markets and otherwise market our business abroad. We may be unable to successfully market, sell, deliver and support our services internationally. In addition to other risks described in this section, international expansion poses additional risks, including:

    - intense competition for qualified personnel outside of the United States;

    - international legal and regulatory requirements;

    - problems in collecting accounts receivable and longer payment cycles;

    - the impact of recessions in economies outside the United States;

    - higher marketing costs;

    - fluctuations in currency exchange rates;

    - restrictions on the import and export of certain technologies;

    - reduced protection for intellectual property rights in some countries;

    - potentially adverse tax consequences; and

    - increases in tariffs, duties, price controls, restrictions on foreign currencies and other trade barriers.

WE PROVIDE SERVICES THAT ARE OFTEN CRITICAL TO OUR CUSTOMERS' BUSINESSES; ANY DEFECTS IN OUR SERVICES COULD EXPOSE US TO SIGNIFICANT LIABILITY.

    We create, implement and maintain Internet and electronic commerce systems and other applications that are critical to our clients' businesses. Any defects or errors in these systems or applications or failure to meet clients' expectations could result in:

    - delayed or lost client revenues;

    - rendering additional services to a client at no charge;

    - negative publicity regarding us and our services; and

    - claims for substantial damages against us, regardless of fault.

    The successful assertion of a large claim against us could seriously harm our business, financial condition and operating results. Our contracts generally limit our damages arising from negligent acts, errors, mistakes or omissions in rendering services to our clients. However, we cannot be sure that these contractual provisions will protect us from liability for damages in the event we are sued. Our general liability insurance coverage may not cover one or more large claims, or the insurer may disclaim coverage as to any future claim. In addition, our general liability insurance coverage may not continue to be available on reasonable terms or at all.

OUR FAILURE TO PROTECT OR MAINTAIN OUR INTELLECTUAL PROPERTY RIGHTS COULD COST US MONEY, PLACE US AT A COMPETITIVE DISADVANTAGE AND RESULT IN LOSS OF REVENUE AND HIGHER EXPENSES.

    The steps we have taken to protect our proprietary intellectual property rights may not prevent or deter someone else from using or claiming rights to our intellectual property. Third party infringement or misappropriation of our trade secrets, copyrights, trademarks or other proprietary information could seriously harm our business. We also cannot assure you that we will be able to prevent the unauthorized disclosure or use of our proprietary knowledge, practices and procedures if our senior managers or other key personnel leave us. In addition, although we believe that our proprietary rights do not infringe on the intellectual property rights of others, other parties may claim that we have violated their intellectual property rights. These claims, even if not true, could result in significant legal and other costs and may distract our management.

OUR MANAGEMENT HAS BROAD DISCRETION OVER THE USE OF PROCEEDS FROM THIS OFFERING.

    Our management has significant flexibility in using the net proceeds we receive from this offering remaining after payment of the aggregate purchase price for the eight companies we will acquire. You cannot determine the propriety of management's use of the proceeds from this offering because the proceeds are not required to be allocated to any specific investment or transaction. See "Use of Proceeds" for a more detailed description of how management intends to apply the proceeds of this offering.

WE SOMETIMES AGREE NOT TO PERFORM SERVICES FOR OUR CLIENTS' COMPETITORS WHICH COULD REDUCE THE NUMBER OF OUR PROSPECTIVE CLIENTS.

    Many of the engagements we perform for clients are competitively sensitive. As a result, we sometimes agree not to perform services for our clients' competitors or in a particular field for limited periods of time. For example, Multimedia Resources, LLC, or Multimedia, has entered into (1) an agreement with MasterCard International Incorporated, or MasterCard International, which prohibits Multimedia from accepting assignments or conducting work for competitors of MasterCard International and (2) an agreement with Societe Europrenne des Satellites S.A. which prohibits Multimedia from providing consulting services to competing satellite-based network companies. Similarly, InterActive8, Inc., or InterActive8, has entered into (1) an agreement with BFC, Inc. (dba GetSmart.com) which prohibits InterActive8 from providing consulting services to any other competitive mortgage, debt consolidation, credit card or auto financing search sites that provide access to multiple lenders and (2) an agreement with Mars, Incorporated, or Mars, which prohibits InterActive8 from providing web site development services to companies that compete with the confectionery, pet care and rice/sauces divisions of Mars that engaged Interactive8 for the provision of services. We may enter into similar agreements in the future. These agreements could preclude or reduce opportunities from prospective clients and reinforce the importance of our client selection.

IF OUR CASH FROM OPERATIONS IS NOT SUFFICIENT TO MEET OUR NEEDS, WE MAY NEED TO OBTAIN ADDITIONAL FINANCING IN THE FUTURE IN ORDER TO ACQUIRE ADDITIONAL COMPANIES OR TO MEET OUR WORKING CAPITAL AND CAPITAL EXPENDITURE REQUIREMENTS.

    We cannot be certain that we will be able to obtain additional financing on favorable terms, if at all, which could adversely affect our ability to continue operations. We expect that the net proceeds from this offering, after paying the cash portion of the purchase price for our companies, will meet our working capital and capital expenditure needs for at least the next 12 months. After that, we may need to raise additional funds. Our lack of combined operating history makes it difficult to predict whether our future financial condition, revenues and profitability will be sufficient to obtain financing on reasonable terms or at all. If we need additional capital and cannot raise it on acceptable terms, we may not be able to acquire additional companies, open or expand offices in the United States and abroad, make capital expenditures, hire and train additional personnel or otherwise expand our business.

A SIGNIFICANT PORTION OF OUR ASSETS ARE INTANGIBLE. WE MUST AMORTIZE OUR INTANGIBLE ASSETS OVER A FIXED PERIOD EVEN IF WE NEVER REALIZE THEIR FULL VALUE. THE AMORTIZATION CHARGES WE INCUR IN EACH PERIOD WILL REDUCE OUR NET INCOME.

    The acquisition of our companies simultaneously with the closing of this offering will create significant goodwill on our financial statements. We will amortize this goodwill over a period of three years, which will negatively affect our operating results in those periods. At June 30, 1999, after giving pro forma effect to the acquisition of our companies, we would have had goodwill net of accumulated amortization of approximately $259.5 million. We have agreed to pay the former owners of our companies additional consideration if specified conditions are met, payable in the form of cash and/or stock. Regardless of the form of payment, any additional consideration will create additional goodwill and increase the related amortization expense.

WE MAY EXPERIENCE PROBLEMS RELATED TO THE YEAR 2000 ISSUE THAT COULD ADVERSELY AFFECT OUR BUSINESS.

    Many currently installed computer systems and software products are coded to accept only two-digit year entries in the date code field. Consequently, on January 1, 2000, many of these systems could fail or malfunction because they may not be able to distinguish 21st century dates from 20th century dates. Although we believe that our principal internal systems are Year 2000 compliant, some systems are not yet certified. We have relied on representations in the acquisition agreements for each of our eight companies for much of our assessment of our Year 2000 readiness. Because we depend substantially upon the proper functioning of our computer systems, a failure of our systems to correctly recognize dates beyond December 31, 1999 could materially disrupt our operations and seriously harm our ability to compete.

    The Year 2000 problem could also adversely affect our business by causing the systems of our clients, potential clients, vendors or other business partners to fail. The Year 2000 problem could result in systemic failures or miscalculations. The Year 2000 problem may also affect third parties that license software products which we incorporate into the business systems that we create for our clients. We generally discuss Year 2000 issues with these suppliers and sometimes perform internal testing on their products, but we cannot guarantee that the software licensed by these suppliers is Year 2000 compliant. Any failure on our part to provide Year 2000 compliant systems to our clients could result in financial loss, harm to our reputation and liability to others and could seriously harm our business, financial condition and operating results. For information on our efforts to handle the Year 2000 issue, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Year 2000 Readiness Disclosure Statement."

PREPARATION FOR OR CORRECTION OF YEAR 2000 PROBLEMS COULD CAUSE CLIENTS TO DEFER OR REDUCE DEMAND FOR OUR SERVICES.

    Our clients and prospective clients may have to devote considerable time and resources in preparing for or correcting problems related to the Year 2000 issue. The demands posed by these Year 2000 problems may reduce the time and resources clients have to devote to the projects and services we offer and may reduce demand for our services.

THE SALE OR AVAILABILITY FOR SALE OF ADDITIONAL SHARES OF OUR COMMON STOCK AFTER THIS OFFERING COULD ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK.

    Sales of a substantial number of shares of common stock after this offering could adversely affect the market price of our common stock. A reduction in the price of our common stock could reduce the value of your investment in us, impair our ability to raise capital through the sale of additional equity securities or our ability to use shares as a currency to make acquisitions. For a description of the shares of our common stock that will be available for sale following this offering, see "Shares Eligible for Future Sale."


    Upon completion of this offering and the simultaneous acquisition of the eight companies, 23,366,659 shares of our common stock will be outstanding. The 4,062,500 shares sold in this offering will be freely tradeable without restriction or further registration under the Securities Act, unless acquired by an "affiliate" of Luminant, as defined in Rule 144 under the Securities Act. See "Shares Available for Future Sale -- Rule 144." The 937,500 shares of non-voting common stock, assuming an initial public offering price of $16.00 per share, we are selling directly to Young & Rubicam simultaneously with this offering as well as the remaining 18,366,659 shares of our common stock will be available for resale at various dates beginning 180 days after the date of this prospectus, subject to expiration of applicable lock-up agreements and compliance with the volume, holding period and other limitations of Rule 144. 7,005,107 shares underlying options will also be outstanding as of the closing and will be available for resale at various dates after closing subject to expiration of applicable lock-up agreements, compliance with the volume, holding period and other limitations of Rule 144 and compliance with applicable vesting schedules. See "Shares Available for Future Sale--Rule 144" and "-- Lock-Up Agreements." Holders of the shares and options described in the preceding two sentences and the holder of the warrant described in the next paragraph also have the right to require us to register their shares under the Securities Act in specified circumstances. In addition, within 30 days after the closing of this offering, we intend to register under the Securities Act approximately 7,108,769 shares of common stock underlying stock options issued or reserved for issuance under our long-term incentive plan. Options for 5,205,107 of these shares will be outstanding upon the closing of this offering.


    In addition, as of the closing of this offering we will have issued to United Air Lines, Inc., or United, a warrant to purchase up to 300,000 shares of our common stock at the initial public offering price over a five year period. The right to purchase shares underlying this warrant will be subject to the satisfaction of specified vesting requirements, as described in "Management's Discussion and Analysis of Financial Condition and Results of Operations--Overview."

    We have agreed to pay the former owners of each of the companies contingent consideration in cash and stock if the companies achieve specified financial results. See "About Luminant Worldwide Corporation." We may pay up to 100% of this contingent consideration in stock, and we must pay at least 50% of the contingent consideration in stock. To the extent we pay the contingent consideration in stock and the market value of our stock when we make such payments is below the price per share you paid for your shares of our stock, you will be diluted. The lower the price of our common stock at the time we pay the contingent consideration, the more shares of common stock we will pay as contingent consideration.

WE FACE INTENSE COMPETITION IN OUR INDUSTRY AND LOW BARRIERS TO ENTRY MAY ENCOURAGE ADDITIONAL COMPETITORS IN THE FUTURE, WHICH MAY NEGATIVELY IMPACT OUR OPERATING RESULTS.

    In light of the resources of our existing competitors and the likelihood that new competitors will enter the market, we cannot assure you that we will compete successfully in the Internet and electronic commerce services market. Our failure to compete successfully could reduce our revenues and our profitability.

    Competition in the Internet and electronic commerce professional services market is intense. We expect competition to persist and intensify in the future. We compete against companies selling Internet and electronic commerce software and services, and the in-house development efforts of companies seeking to engage in electronic commerce. Our current competitors include, and may in the future include, the following:

    - Internet consulting firms and online agencies, including AGENCY.COM, AppNet, iXL Enterprises, Modem Media . Poppe Tyson, Organic Online, Proxicom, Razorfish, Scient, US Interactive, USWeb/CKS and Viant;

    - general management consulting firms, including Bain & Company, Boston Consulting Group, Booz Allen & Hamilton and McKinsey & Company, Inc.;

    - the professional services groups of computer equipment companies, including Compaq, Hewlett-Packard and IBM;

    - systems integrators, including Andersen Consulting, Cambridge Technology Partners, Sapient, and consulting arms of the "Big Five" accounting firms; and

    - internally developed solutions of current and potential clients.

Because barriers to entry in our market are low, we also expect other companies to enter our market. In addition, current and potential competitors have established, or may establish, cooperative relationships among themselves or with vendors. Accordingly, new competitors or alliances among competitors may emerge and rapidly acquire significant market share.

    Most of our current competitors have longer operating histories than us. Many of our competitors have larger client bases, larger professional staffs, greater brand recognition and greater financial, technical, marketing and other resources than us. Many of our competitors also have well-established relationships with our current and potential clients and vendors and may be able to respond more quickly to new or emerging technologies and changes in customer requirements. Each of these factors may place us at a disadvantage in responding to our competitors' pricing strategies, technological advances, marketing campaigns, strategic partnerships and other initiatives.

TECHNOLOGY IN THE INTERNET AND ELECTRONIC COMMERCE INDUSTRY CHANGES RAPIDLY. IF WE FAIL TO KEEP UP WITH THESE CHANGES, WE WILL NOT BE ABLE TO MEET OUR CLIENTS' NEEDS AND OUR BUSINESS WILL SUFFER.

    Rapid technological change and frequent introductions of new products and services characterize our market and the technologies our clients use. Our failure to successfully respond to these technological developments or to respond in a timely or cost-effective way could substantially reduce our revenues and adversely affect our profitability. Our success will depend on our ability to rapidly master and develop an evolving set of capabilities and to offer services that keep pace with continuing changes in technology, industry standards and client preferences.

OUR GROWTH AND PROFITABILITY DEPEND ON CONTINUED AND EXPANDING DEMAND FOR OUR SERVICES. THE DEMAND FOR OUR SERVICES DEPENDS ON THE CONTINUED GROWTH OF THE INTERNET AND ELECTRONIC COMMERCE INDUSTRY.

    If a viable and sustainable market for our Internet and electronic commerce services does not continue to develop, or if we cannot differentiate our services from those of our competitors, our revenue and operating margins may decline and we may experience losses. We cannot be certain that the market for Internet and electronic commerce services will continue to grow. Consumers and businesses may reject the Internet or electronic commerce as viable commercial mediums for a number of reasons, including:

    - inadequate network infrastructure;

    - insufficiency of telecommunications services to support electronic commerce and the Internet;

    - delays in the development of technologies that facilitate use, and improve the security, of the Internet and electronic commerce;

    - delays in the development of new conventions to handle increased levels of Internet activity;

    - increased governmental regulation;

    - changes in sales tax laws; and

    - failure of companies to meet their customers' expectations and service requirements in delivering goods and services via electronic commerce and over the Internet.

NEW LAWS OR REGULATIONS AFFECTING THE INTERNET, ELECTRONIC COMMERCE OR COMMERCE IN GENERAL COULD REDUCE OUR REVENUES AND ADVERSELY AFFECT OUR GROWTH.

    Congress and other domestic and foreign governmental authorities have adopted and are considering legislation affecting use of the Internet, including laws relating to the use of the Internet for commerce and distribution. The adoption or interpretation of laws regulating the Internet, or of existing laws governing such things as consumer protection, libel, property rights and personal privacy, could hamper the growth of the Internet and its use as a communications and commercial medium. If this occurs, companies may decide not to use our services and our business and operating results would suffer.

THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS WHICH MAY NOT PROVE TO BE ACCURATE OR COMPLETE.

    Some of the statements under "Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and elsewhere in this prospectus constitute forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of such terms or other comparable terminology. These statements are only predictions. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform such statements to actual results and do not intend to do so.

                      ABOUT LUMINANT WORLDWIDE CORPORATION

    We formed Luminant Worldwide Corporation in August 1998 for the purpose of acquiring a group of existing Internet and electronic commerce professional services businesses that provide a wide range of interactive services throughout the United States. Simultaneously with the closing of this offering, we will close the acquisitions of eight businesses as required by the terms of written agreements negotiated with the current owners of these businesses. Except in the case of Brand Dialogue-New York, the acquisitions have been structured as mergers with the companies surviving as our wholly-owned subsidiaries. We will acquire the assets of Brand Dialogue-New York at the closing of this offering and will immediately contribute those assets to a newly formed subsidiary. The acquisition consideration and the terms of the acquisition agreements have been negotiated at arms-length.

    The closings of the acquisitions of our eight companies are subject to customary closing conditions, including that:

    - this offering close by October 15, 1999;

    - the representations and warranties made by the parties in the acquisition agreements are accurate at the closing;

    - the parties perform all of their covenants and obligations under the terms of the acquisition agreements;

    - no material adverse change has occurred in the financial condition or business of the eight companies or in the financial condition, business or prospects of Luminant Worldwide Corporation;

    - employment agreements with the principal employees and owners of the eight companies have been entered into on terms acceptable to us; and

    - the initial public offering price is not less than the minimum price per share specified in the acquisition agreements.

We cannot assure you that the conditions to the closing of the acquisition of all of the eight companies will be satisfied or waived or that each acquisition will close. If any of the acquisitions does not close for any reason, we will not close this offering on the terms described in this prospectus.

OUR COMPANIES

    The purchase price for the eight companies will consist of an initial payment at the time of closing and the ability to earn contingent payments, as follows:

PURCHASE PRICE

    The initial purchase price for each company we will acquire has been determined based upon a variety of factors, including that company's revenue and pre-tax income. The initial purchase price is based upon a fixed number of shares of common stock and a cash payment, except that the initial purchase price for Brand Dialogue-New York will consist entirely of stock. The aggregate purchase price for all of the eight companies, based on an assumed initial public offering price of $16.00 per share, will be $264.6 million, consisting of an aggregate of 16,534,859 shares of common stock and an aggregate of $53.1 million in cash. The cash portion of the purchase price will always be approximately 20% of the market value of the share portion of the purchase price as of the closing of this offering.

    In addition, at the closing of this offering and the simultaneous acquisition of the eight companies, we will grant to some former owners, employees and affiliates of Align, InterActive8 and Potomac Partners Management Consulting, LLC, or Potomac Partners, options to purchase an aggregate of 2,204,447 shares of Luminant common stock to replace currently outstanding options and participation rights issued by those companies.

CONTINGENT CONSIDERATION

    The former owners of each company will be eligible to receive two payments of contingent consideration: one based on the financial results of the individual company and one based on the consolidated financial results of the eight companies. The contingent consideration for each company will be based on a percentage of the amount, if any, by which the actual revenues and actual pre-tax income excluding amortization of goodwill incident to our acquisition of the eight companies of the company for the period beginning July 1, 1999, and ending December 31, 1999, exceeds the targeted revenue and targeted pre-tax income excluding amortization of goodwill incident to our acquisition of the eight companies, respectively, of the company for that period. The contingent consideration based on the financial results of the combined companies will be a percentage of the amount, if any, by which the combined actual revenue and combined actual pre-tax income excluding amortization of goodwill incident to our acquisition of the eight companies for the period beginning January 1, 2000, and ending June 30, 2000, exceeds our targeted revenues and our targeted pre-tax income excluding amortization of goodwill incident to our acquisition of the eight companies, respectively, for that same period.

    The formula for calculating the first contingent consideration payment is the sum of (a) one half of the assigned revenue multiple, which is 3, for an individual company times the remainder of that company's actual revenues for the six-month period minus that company's targeted revenues for the six-month period plus (b) one half of that company's assigned pre-tax income multiple, which is 15, times the remainder of that company's actual pre-tax income excluding amortization of goodwill for the six-month period minus the company's targeted pre-tax income for the six-month period.

    The formula for calculating the second contingent consideration payment is the sum of (a) an individual company's assigned share of the combined company's revenue times one half that company's assigned revenue multiple times the remainder of Luminant's actual combined revenues for the six-month period minus Luminant's projected combined revenues for the six-month period plus (b) the individual company's assigned share of Luminant's combined pre-tax income times one half that company's assigned pre-tax income multiple times the remainder of Luminant's actual combined pre-tax income excluding amortization of goodwill incident to the acquisition of the eight companies minus Luminant's projected combined pre-tax income.

    The targeted revenues for the six months ending December 31, 1999 for purposes of calculating the individual company contingent considerations vary from company to company and on average represent an increase over revenues for the six months ended December 31, 1998 of 134%. The targeted pre-tax incomes for the six months ending December 31, 1999 on average represent an increase over pre-tax incomes for the six months ended December 31, 1998 of 334%. For purposes of calculating the combined company contingent consideration, the targeted revenues for the combined companies for the six months ending June 30, 2000 represent an 88% increase over revenues for the six months ended June 30, 1999. The targeted pre-tax income for the combined companies for the six months ending June 30, 2000 represents an increase of 218% over the pre-tax income for the six months ended June 30, 1999 and does not take into consideration the impact of corporate overhead charges or the additional costs of being a public company.

INDIVIDUAL COMPANY TARGETS:

    The following are the targets for individual company performance for the period July 1, 1999 to December 31, 1999 for purposes of calculating contingent consideration compared to the actual revenues and pre-tax income for the six months ended June 30, 1999:

COMPANY                                            REVENUE                         PRE-TAX INCOME (LOSS)(1)
--------------------------------  -----------------------------------------  ------------------------------------
                                                              PERCENTAGE                             PERCENTAGE
                                    TARGETS      ACTUALS     DIFFERENTIALS    TARGETS    ACTUALS    DIFFERENTIALS
                                  -----------  -----------  ---------------  ---------  ----------  -------------

                                                              (DOLLARS IN THOUSANDS)
Align Solutions Corp............  $    15,946  $    10,793          32.3%    $   1,385  $   (4,196)       403.0%
Brand Dialogue-New York.........  $     8,470  $     6,004          29.1%    $   1,001  $    1,169        (16.8)%
Free Range Media, Inc...........  $     5,200  $     4,817           7.4%    $     700  $     (648)       192.6%
Integrated Consulting, Inc. dba
  i.con interactive.............  $     3,404  $     1,907          44.0%    $     374  $      182         51.3%
InterActive8, Inc...............  $     5,500  $     3,657          33.5%    $   1,566  $   (2,277)       245.4%
Multimedia Resources, LLC.......  $     2,431  $     1,629          33.0%    $     429  $      460         (7.2)%
Potomac Partners Management
  Consulting, LLC...............  $     7,980  $     4,918          38.4%    $   1,476  $   (5,420)       467.2%
RSI Group, Inc. and
  subsidiaries..................  $     8,664  $     6,639          23.4%    $   1,049  $     (790)       175.3%

Average percentage
  differential..................                                    30.1%                                 188.8%

(1) Excludes amortization of goodwill incident to our acquisition of the eight companies.

    The targets for the combined company's performance for the period from January 1, 2000 to June 30, 2000 are revenue of $75.2 million and pre-tax income of $13.8 million. Pre-tax income will be calculated excluding amortization of goodwill incident to our acquisition of the eight companies.

    The maximum aggregate contingent consideration that each company can earn for individual company contingent consideration and combined company contingent consideration is 50% of: the total cash and stock consideration for that company plus, in the case of Align, InterActive8 and Potomac Partners, the intrinsic value of Luminant options granted to option holders of those companies to replace outstanding vested options and participation rights issued by those companies, equaling total potential contingent consideration of $168.2 million. In addition, the former owners of Potomac Partners will be eligible to earn up to an additional $25.0 million in contingent consideration as described below.

    The payment of the contingent consideration based on each company's performance and on combined company performance will be made within 30 days after the contingent consideration amount is finally determined, using a combination of cash and stock. The portion of the contingent consideration to be paid in stock may constitute up to 100% of the total contingent consideration and will be determined by us, in our sole discretion, provided that stock must comprise at least 50% of the contingent consideration amount. The actual number of shares of common stock paid as contingent consideration will be determined based on the average closing price of our common stock for the 30 trading days prior to the day before these shares are issued.

    In addition to the contingent consideration described above, former owners of Potomac Partners will be eligible to receive contingent consideration based on revenues derived from contracts entered into by us or Potomac Partners with United after the date of the Potomac Partners' acquisition agreement. The former owners of Potomac Partners will receive amounts equal to 150% of the revenues received for electronic commerce strategy, business planning and design services provided to United, excluding such revenues generated between July 1, 1999 and December 31, 1999, and 40% of the revenues received for other services, rendered pursuant to contracts entered into between July 1, 1999 and June 30, 2002, up to a maximum amount of $25.0 million. We will pay the contingent consideration within 30 days after completion of our annual audit for each of our fiscal years ending December 31, 1999, December 31, 2000, December 31, 2001 and December 31, 2002.

    For purposes of calculating the individual company contingent consideration as described above that may be earned by the former owners of Potomac Partners between July 1, 1999 and December 31, 1999, the revenues received by Potomac Partners for management consulting services pursuant to the United contracts referenced in the previous paragraph will be included in the actual revenue amounts used in that calculation. For purposes of calculating the portion of the combined company contingent consideration that may be earned by the former owners of Potomac Partners, we will not include any revenues earned from these contracts in determining Potomac Partners' portion of the combined company contingent consideration. In determining the portion of combined company contingent consideration that may be earned by the former owners of the other companies, we will include all revenues earned from these contracts.

INDIVIDUAL COMPANY INFORMATION

    The following shows the consideration to be paid in stock and cash for each company based on an assumed initial public offering price of $16.00 per share:

                                                                                 MAXIMUM
                                                                                CONTINGENT                       REVENUES
                                         INITIAL PURCHASE PRICE               CONSIDERATION          ASSUMED      FOR SIX
                                 --------------------------------------  ------------------------     DEBT        MONTHS
                                               VALUE         TOTAL         COMPANY     COMBINED    AS OF JUNE   ENDED JUNE
NAME                               CASH      OF STOCK    CONSIDERATION     PORTION      PORTION     30, 1999     30, 1999
-------------------------------  ---------  -----------  --------------  -----------  -----------  -----------  -----------
                                                                   (DOLLARS IN THOUSANDS)

Align Solutions Corp.            $  21,141   $  74,450     $   95,591     $  25,859    $  25,859    $   1,911    $  10,793

Brand Dialogue-New York                 --      67,078         67,078        16,769       16,769           --        6,004

Free Range Media, Inc.               4,320      23,392         27,712         7,752        7,752        3,298        4,817

Integrated Consulting, Inc. dba      2,427      11,242         13,669         3,417        3,417          195        1,907
  i.con interactive

InterActive8, Inc.                   8,640      21,031         29,671         7,753        7,753        1,206        3,657

Multimedia Resources, LLC            2,240       8,470         10,710         2,678        2,678           --        1,629

Potomac Partners Management          8,640      47,003         55,643        15,505       15,505           --        4,918
  Consulting, LLC

RSI Group, Inc. and                  5,653      11,892         17,545         4,386        4,386        1,058        6,639
  subsidiaries
                                 ---------  -----------  --------------  -----------  -----------  -----------  -----------

    Total                        $  53,061   $ 264,558     $  317,619     $  84,119    $  84,119    $   7,668    $  40,364
                                 ---------  -----------  --------------  -----------  -----------  -----------  -----------
                                 ---------  -----------  --------------  -----------  -----------  -----------  -----------


                                 HISTORICAL
                                 NET ASSETS
                                    AS OF
                                  JUNE 30,
NAME                                1999
-------------------------------  -----------

Align Solutions Corp.             $  15,657
Brand Dialogue-New York               5,456
Free Range Media, Inc.               (2,057)
Integrated Consulting, Inc. dba         225
  i.con interactive
InterActive8, Inc.                   (2,523)
Multimedia Resources, LLC               495
Potomac Partners Management          (5,878)
  Consulting, LLC
RSI Group, Inc. and                     958
  subsidiaries
                                 -----------
    Total                         $  12,333
                                 -----------
                                 -----------

    In addition, the former owners of Potomac Partners are eligible to receive up to $25.0 million in additional contingent consideration, as described above.

    At the closing of this offering and the simultaneous acquisition of the eight companies, we will also grant to some former owners, employees and affiliates of Align, InterActive8 and Potomac Partners, options to purchase an aggregate of 2,204,447 shares of Luminant common stock to replace currently outstanding options and participation rights issued by those companies. The aggregate value of these options to purchase shares of Luminant common stock is $33.8 million, based on a valuation using a Black-Scholes pricing model with the following assumptions: volatility of 70%; risk-free interest rates ranging from 6.28% to 6.41%; a dividend yield of 0%; and exercise of options ten years from the date of grant of the currently outstanding options.

NEW OPTION GRANTS

    In addition to the options to purchase Luminant shares which we will issue to replace currently outstanding options at Align, InterActive8 and Potomac Partners, we intend to issue additional options before the closing of this offering. Preceding the trading of our common stock, we will grant to Young & Rubicam an immediately exercisable ten year option to purchase 1,800,000 shares of common stock at an exercise price equal to the initial public offering price.

    In addition, immediately preceding the trading of our common stock, we intend to grant options for an aggregate of 1,328,036 shares of common stock exercisable at the initial public offering price to employees and officers of the companies who will become our employees at the closing of the acquisitions. One-sixth of the options will become exercisable every six months over 36 months from the date of grant. We also intend to grant options for an aggregate of 1,672,625 shares of common stock to our current management, directors and a former officer. The options described in the preceding sentence will be exercisable at the initial public offering price, except for options for 15,625 shares issuable to a former officer which are exercisable at $.01 per share, and 541,375 of these options will be immediately exercisable, with one-sixth of the remainder becoming exercisable every six months over 36 months from the date of grant.

    As of the closing of this offering, we will also have issued to United a warrant to purchase up to 300,000 shares of our common stock at the initial public offering price over a five year period, subject to the satisfaction of specified vesting requirements.

                                USE OF PROCEEDS


    Assuming an initial public offering price of $16.00 per share, we estimate that we will receive approximately $67.0 million in net proceeds from this offering and the sale of 937,500 shares of non-voting common stock directly to Young & Rubicam, assuming no exercise of the underwriters' over-allotment option, or $71.9 million in net proceeds if the underwriters' over-allotment option is exercised in full. This amount reflects deductions from the gross proceeds of the offering and the sale of 937,500 shares of non-voting common stock directly to Young & Rubicam of approximately $5.0 million, which will be retained by the underwriters as discounts and commissions and as placement fees for the direct sale of shares of non-voting common stock to Young & Rubicam, and $8.0 million, representing our estimated expenses for this offering and the acquisition of our companies. We will not receive any of the proceeds from any sale of shares of common stock by selling stockholders upon exercise of the underwriters' over-allotment option.


    We expect to use approximately $4.5 million of the proceeds from the offering to repay advances made to us prior to closing by Commonwealth Principals to fund a portion of the estimated $7.0 million of expenses for this offering, $1.0 million of expenses related to the acquisition of the eight companies and $300,000 of general and administrative expenses. These advances earn interest at the prime rate, which was 7.75% at June 30, 1999.

    We expect to use approximately $53.1 million of the net proceeds from the offering to pay the cash portion of the purchase prices payable for the acquisition of our companies based on an assumed initial public offering price of $16.00 per share. We will assume $7.7 million of indebtedness in connection with closing of the acquisition of the eight companies, which we do not expect to repay immediately after the closing.

    We will use the remainder of the net proceeds of approximately $13.6 million for general corporate purposes. A major requirement will be working capital, the possible payment, if we elect to pay in cash, of a portion of any additional amounts payable to former owners of our eight companies under the contingent consideration provisions of the acquisition agreements, and possible future acquisitions. We have no current plans or agreements to acquire any specific companies or businesses, other than the eight businesses we are acquiring simultaneously with the closing of this offering. This use of proceeds does not include any net proceeds to Luminant from the exercise of the underwriters' over-allotment option. Until we use the net proceeds of this offering, we intend to invest these net proceeds in short-term, interest-bearing, investment-grade securities.

                                DIVIDEND POLICY

    We have not paid, and do not intend to pay, dividends on our common stock in the foreseeable future. Instead, we will retain our earnings to finance the expansion of our business and for general corporate purposes. Our Board of Directors will have the authority to declare and pay dividends on the common stock at any time, in its discretion, as long as there are funds legally available for that distribution.

                                 CAPITALIZATION

    The following table shows our capitalization at June 30, 1999 on an actual basis, a pro forma combined basis and on a pro forma as adjusted basis assuming an initial public offering price of $16.00 per share. The pro forma combined presentation considers the combined historical balance sheets for Luminant and the eight companies we will acquire simultaneously with the closing of this offering, and applies pro forma adjustments to the historical information. The pro forma as adjusted presentation reflects the pro forma adjustments and also the closing of this offering, the sale of shares of non-voting common stock directly to Young & Rubicam, the acquisition of the eight companies simultaneously with this offering and the application of the estimated net proceeds we will receive in this offering and from the sale of shares of non-voting common stock directly to Young & Rubicam. The pro forma combined and pro forma as adjusted columns below assume that we will issue 16,534,859 shares of common stock in connection with the acquisition of our eight companies. See "Use of Proceeds," and "Summary Unaudited Pro Forma Combined Financial Data." For a description of the pro forma adjustments, you should refer to our unaudited pro forma combined financial statements and notes included elsewhere in this prospectus.

    The authorized common stock described below includes 5,000,000 authorized shares of non-voting common stock. The shares of common stock outstanding on a pro forma as adjusted basis, as set forth below, include 937,500 shares of non-voting common stock, assuming an initial public offering price of $16.00 per share, we are selling directly to Young & Rubicam simultaneously with the closing of this offering.


    The pro forma as adjusted column does not include 329,236 shares which will be issued by Luminant if the underwriters exercise their over-allotment option in full; 7,005,107 shares of common stock issuable on exercise of stock options to be outstanding at closing; and an indeterminable number of shares that may be issued in payment of contingent consideration under the acquisition agreements as described under "About Luminant Worldwide Corporation." See "Shares Available for Future Sale."

                                                                                        JUNE 30, 1999
                                                                             ------------------------------------
                                                                                         PRO FORMA    PRO FORMA
                                                                              ACTUAL     COMBINED    AS ADJUSTED
                                                                             ---------  -----------  ------------

                                                                                    (DOLLARS IN THOUSANDS)
Short-term debt and current portion of long-term debt......................  $   2,448  $     9,508   $    7,060
Due to affiliates/stockholders and other acquisition-related obligations...         --       53,061           --
Long-term debt, less current portion.......................................         --        1,468        1,468

STOCKHOLDERS' EQUITY:

Preferred stock, $0.01 par value per share:
  10,000,000 shares authorized; no shares issued and outstanding on an actual basis; no shares issued and outstanding on a pro forma combined basis; no shares issued and outstanding on a pro forma as adjusted
    basis..................................................................         --           --           --

Common stock, $0.01 par value per share:
  100,000,000 shares authorized; 1,831,800 shares issued and outstanding on an actual basis; 18,366,659 shares issued and outstanding on a pro forma combined basis; 23,366,659 shares issued and outstanding on a pro
    forma as adjusted basis................................................         18          184          234
Additional paid-in capital.................................................      3,164      270,003      337,938
Retained earnings (deficit)................................................     (3,515)     (36,505)     (36,505)
                                                                             ---------  -----------  ------------
  Total stockholders' equity...............................................  $    (333) $   233,682   $  301,667
                                                                             ---------  -----------  ------------
    Total capitalization...................................................  $   2,115  $   297,719   $  310,195
                                                                             ---------  -----------  ------------
                                                                             ---------  -----------  ------------

                                    DILUTION

    Our pro forma net tangible book value at June 30, 1999 was a negative $49.0 million, or a negative $2.67 per share of common stock. Pro forma net tangible book value per share of common stock is calculated by dividing the pro forma net tangible book value of our company by the number of shares of common stock outstanding on a pro forma basis after giving effect to the acquisition of our companies. Our pro forma as adjusted net tangible book value at June 30, 1999 would have been $19.0 million, or $0.81 per share of common stock, based on an assumed initial public offering price of $16.00 per share, no exercise of the underwriters' over-allotment option, no payments under the contingent consideration provisions of the acquisition agreements for our companies, no exercise of stock options outstanding at closing and no changes in the pro forma net tangible book value of our company, other than to give effect to the sale of the shares of common stock offered by this prospectus, the sale of shares of non-voting common stock directly to Young & Rubicam and the application of the net offering proceeds as described under "Use of Proceeds."

    This pro forma as adjusted net tangible book value represents an immediate increase in net tangible book value of $3.48 per share to our existing stockholders, including the former owners of our companies who will receive shares of our common stock as partial payment for their equity interests in the companies upon completion of this offering, and an immediate dilution in pro forma as adjusted net tangible book value of $15.19 per share to new investors purchasing shares in this offering. The following table illustrates this pro forma per share dilution as of June 30, 1999:

Assumed initial public offering price per share............             $   16.00
Pro forma net tangible book value per share at June 30,
  1999.....................................................  $   (2.67)
Pro forma increase per share attributable to investors who
  buy shares in this offering..............................       3.48
                                                             ---------
Pro forma as adjusted net tangible book value per share
  after the offering.......................................             $    0.81
                                                                        ---------
Pro forma dilution per share to investors who buy shares in
  this offering............................................                 15.19
                                                                        ---------
                                                                        ---------

    If all of the options to purchase 7,005,107 shares of common stock expected to be outstanding at closing of this offering and the simultaneous acquisition of the eight companies were exercised in accordance with their terms as of June 30, 1999, our pro forma net tangible book value, as adjusted, based on the assumptions described above, would have been $0.63 per share of common stock, representing immediate dilution of $15.37 per share to investors purchasing shares in this offering.

    The following table summarizes, as of June 30, 1999, on a pro forma as adjusted basis, based upon the above assumptions:

    - the number of shares of our common stock purchased by existing stockholders, including the former owners of the eight companies who will receive shares of common stock as a partial payment for their equity interests in the eight companies upon completion of this offering and the simultaneous acquisition of the eight companies;

    - the number of shares of common stock purchased by investors who buy shares in this offering, together with the number of shares of non-voting common stock which Young & Rubicam is purchasing directly from us simultaneously with this offering, assuming an initial public offering price of $16 per share;

    - the total consideration paid to us;

    - the average price per share paid to us; and

    - the percentage ownership held by existing stockholders, including the former owners of the eight acquired companies, and by new investors who buy shares in this offering:

                                                         SHARES                       TOTAL
                                                        PURCHASED                 CONSIDERATION           AVERAGE
                                                -------------------------  ---------------------------     PRICE
                                                    NUMBER       PERCENT        AMOUNT        PERCENT    PER SHARE
                                                --------------  ---------  ----------------  ---------  -----------
Existing stockholders.........................       1,831,800       7.84% $        200,001        .06%  $     .11
Former owners of our companies................      16,534,859      70.76       264,557,744      76.74       16.00
Investors who buy shares in this offering
  together with Young & Rubicam's direct
  purchase of shares simultaneously with this
  offering....................................       5,000,000      21.40        80,000,000      23.20       16.00
                                                --------------  ---------  ----------------  ---------
      Total...................................      23,366,659     100.00% $    344,757,745     100.00%
                                                --------------  ---------  ----------------  ---------
                                                --------------  ---------  ----------------  ---------

                       SELECTED HISTORICAL FINANCIAL DATA

    We will acquire eight companies simultaneously with and as a condition to the closing of this offering. Align Solutions Corp., or Align, one of the eight companies, has been identified as the accounting acquiror for financial statement presentation purposes.

    Our balance sheet data as of December 31, 1998 and the statement of operations data for the period from our inception on August 21, 1998 to December 31, 1998 have been derived from our audited financial statements included elsewhere in this prospectus.

    The selected historical financial data of our companies are derived in part from the more detailed historical financial statements and the related notes of our companies included elsewhere in this prospectus. The balance sheet data as of December 31, 1997 and 1998 and the statement of operations data for the years ended December 31, 1996, 1997 and 1998 for Free Range Media, Inc.; Integrated Consulting, Inc. dba i.con interactive; InterActive8, Inc.; Multimedia Resources, LLC; and RSI Group, Inc. and subsidiaries have been derived from the audited financial statements included elsewhere in this prospectus. The Selected Historical Financial Data for the years ended December 31, 1994, 1995 and the balance sheet data as of December 31, 1994, 1995 and 1996 have been derived from unaudited financial statements not included elsewhere in this Prospectus. These unaudited financial statements have been prepared on the same basis as the audited financial statements and, in the opinion of management, contain all adjustments and reclassifications necessary for a fair presentation of the financial position and results of operations for the periods presented.

    The balance sheet data as of December 31, 1997 and 1998 and the statement of operations data for the period from its inception on October 16, 1996 to December 31, 1996 and the years ended December 31, 1997 and 1998 for Align Solutions Corp. have been derived from the audited financial statements included elsewhere in this prospectus.

    The balance sheet data as of December 31, 1997 and 1998 and the statement of operations data for the period from its inception on November 10, 1997 to December 31, 1997 and the year ended December 31, 1998 for Potomac Partners Management Consulting, LLC, have been derived from the audited financial statements included elsewhere in this prospectus.

    The balance sheet data as of December 31, 1997 and 1998 and the statement of operations data for the period from its inception on April 1, 1996 to December 31, 1996 and the years ended December 31, 1997 and 1998 for Brand Dialogue-New York have been derived from the audited financial statements included elsewhere in this prospectus.

    The following selected historical financial data should be read together with the historical financial statements and notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus. All our companies have fiscal years ending December 31.

    The following table shows selected historical financial data for Luminant and our companies for the stated periods.


                                                                                                                FOR THE SIX MONTHS
                                                                   FOR THE YEAR ENDED DECEMBER 31,                ENDED JUNE 30,
                                        COMMENCED       -----------------------------------------------------  --------------------
                                        OPERATIONS        1994       1995       1996       1997       1998       1998       1999
                                    ------------------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                                        (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
  LUMINANT WORLDWIDE CORPORATION          August, 1998
    Revenues......................                             --         --  $      --  $      --  $      --  $      --  $      --
    Gross profit..................                             --         --         --         --         --         --         --
    Operating loss................                             --         --         --         --       (245)        --     (3,269)

  ALIGN SOLUTIONS CORP.                  October, 1996
    Revenues......................                             --         --  $     112  $   3,268  $   9,226  $   2,997  $  10,793
    Gross profit..................                             --         --         32      1,485      4,098      1,192      4,421
    Operating income (loss).......                             --         --       (201)      (149)         1       (506)    (4,171)

  BRAND DIALOGUE-NEW YORK                  April, 1996
    Revenues......................                             --         --  $   1,922  $   4,011  $   7,237  $   3,057  $   6,004
    Operating income..............                             --         --        577      1,171        964        163      1,169

  FREE RANGE MEDIA, INC.                   March, 1994
    Revenues......................                      $     286  $   1,870  $   2,940  $   1,982  $   3,520  $   1,212  $   4,817
    Gross profit (loss)...........                            257        900        924        341        272        (66)     1,921
    Operating loss................                             (2)      (129)    (1,081)    (2,644)    (4,650)    (2,464)      (347)

  INTEGRATED CONSULTING, INC., DBA
    I.CON INTERACTIVE                     August, 1994
    Revenues......................                      $      60  $     127  $     443  $     849  $   2,140  $     949  $   1,907
    Gross profit..................                             23         59        311        582      1,424        682      1,313
    Operating income (loss).......                             15          9         (4)        32         41        166        189

  INTERACTIVE8, INC.                     October, 1994
    Revenues......................                      $      19  $     715  $   1,713  $   2,818  $   4,097  $   1,891  $   3,657
    Gross profit (loss)...........                              4         71        657      1,184      2,064        370     (1,022)
    Operating income (loss).......                              1         27        197       (198)      (355)      (207)    (2,277)

  MULTIMEDIA RESOURCES, LLC                March, 1995
    Revenues......................                             --  $     380  $   1,928  $   3,476  $   2,068  $   1,352  $   1,629
    Gross profit..................                             --        236        943      1,039        312        199        740
    Operating income..............                             --        212        523        502         37         68        458

  POTOMAC PARTNERS MANAGEMENT
    CONSULTING, LLC                     November, 1997
    Revenues......................                             --         --  $      --  $     372  $   4,886  $   1,961  $   4,918
    Gross profit (loss)...........                             --         --         --         82       (200)       391     (4,311)
    Operating loss................                             --         --         --         (4)    (1,076)       (24)    (5,393)

  RSI GROUP, INC. AND SUBSIDIARIES       October, 1994
    Revenues......................                      $  11,951  $  12,119  $  16,133  $  15,724  $  16,927  $   8,461  $   6,639
    Gross profit..................                          3,361      3,569      4,470      4,074      4,656      2,320      1,836
    Operating income (loss).......                            419        250        365        329        403        149       (764)

                                                                                         DECEMBER 31,
                                                     COMMENCED       -----------------------------------------------------
                                                     OPERATIONS        1994       1995       1996       1997       1998
                                                 ------------------  ---------  ---------  ---------  ---------  ---------
                                                                          (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:                                    August, 1998
  LUMINANT WORLDWIDE CORPORATION
    Total assets...............................                             --         --         --  $      --  $     162
    Long-term debt.............................                             --         --         --         --         --
    Total equity (deficit).....................                             --         --         --         --        162

  ALIGN SOLUTIONS CORP.                               October, 1996
    Total assets...............................                             --         --        643  $   1,328  $   3,066
    Long-term debt.............................                             --         --         --        297        227
    Total equity...............................                             --         --        568        601      1,468

  BRAND DIALOGUE-NEW YORK                               April, 1996
    Total assets...............................                             --         --  $   1,138  $   1,449  $   2,127
    Long-term debt.............................                             --         --         --         --         --
    Total equity...............................                             --         --        443        833      1,058

  FREE RANGE MEDIA, INC.                                March, 1994
    Total assets...............................                      $     209  $   1,184  $   1,244  $     900  $   1,696
    Long-term debt.............................                             --         --         --         --         --
    Total equity (deficit).....................                            158     (2,401)      (793)       577     (2,583)

  INTEGRATED CONSULTING, INC., DBA I.CON
    INTERACTIVE                                        August, 1994
    Total assets...............................                      $      17  $      48  $     132  $     248  $     498
    Long-term debt.............................                             --         --         --         --         64
    Total equity...............................                             15         32         29         63        103

  INTERACTIVE8, INC.                                  October, 1994
    Total assets...............................                      $       9  $     235  $     463  $     793  $   1,439
    Long-term debt.............................                             --         --         --        178        723
    Total equity (deficit).....................                              1         20        199        (43)      (246)

  MULTIMEDIA RESOURCES, LLC                             March, 1995
    Total assets...............................                             --  $     126  $     642  $     804  $     346
    Long-term debt.............................                             --         --         --         --         --
    Total equity...............................                             --        126        448        455        174

  POTOMAC PARTNERS MANAGEMENT CONSULTING, LLC        November, 1997
    Total assets...............................                             --         --         --  $     427  $   2,072
    Long-term debt.............................                             --         --         --         --         --
    Total equity (deficit).....................                             --         --         --        297       (246)

  RSI GROUP, INC. AND SUBSIDIARIES                    October, 1994
    Total assets...............................                      $   2,709  $   2,808  $   3,194  $   3,533  $   3,936
    Long-term debt.............................                             --         64         54         89         98
    Total equity...............................                          1,062        869      1,218      1,076      1,098

                                                 JUNE 30,
                                                 ---------
                                                   1999
                                                 ---------

BALANCE SHEET DATA:
  LUMINANT WORLDWIDE CORPORATION
    Total assets...............................  $   7,321
    Long-term debt.............................         --
    Total equity (deficit).....................       (333)
  ALIGN SOLUTIONS CORP.
    Total assets...............................  $  19,731
    Long-term debt.............................        743
    Total equity...............................     15,657
  BRAND DIALOGUE-NEW YORK
    Total assets...............................  $   6,206
    Long-term debt.............................         --
    Total equity...............................      5,456
  FREE RANGE MEDIA, INC.
    Total assets...............................  $   2,659
    Long-term debt.............................         --
    Total equity (deficit).....................     (2,057)
  INTEGRATED CONSULTING, INC., DBA I.CON
    INTERACTIVE
    Total assets...............................  $     879
    Long-term debt.............................        120
    Total equity...............................        225
  INTERACTIVE8, INC.
    Total assets...............................  $   3,033
    Long-term debt.............................        961
    Total equity (deficit).....................     (2,523)
  MULTIMEDIA RESOURCES, LLC
    Total assets...............................  $     774
    Long-term debt.............................         --
    Total equity...............................        495
  POTOMAC PARTNERS MANAGEMENT CONSULTING, LLC
    Total assets...............................  $   3,530
    Long-term debt.............................         --
    Total equity (deficit).....................     (5,878)
  RSI GROUP, INC. AND SUBSIDIARIES
    Total assets...............................  $   3,145
    Long-term debt.............................         69
    Total equity...............................        958

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

    The following discussion should be read in conjunction with "Selected Historical Financial Data," "Summary Unaudited Pro Forma Combined Financial Data," our unaudited pro forma combined financial statements and the related notes and the historical financial statements and the related notes of our companies appearing elsewhere in this prospectus. A number of statements in this prospectus address activities, events or developments that we expect may occur in the future, including such matters as our strategy for internal growth; additional capital expenditures, including the amount and nature of the expenditures; acquisitions of assets and businesses; industry trends; and other similar matters. These statements are based on assumptions and analyses made in light of our perception of historical trends, current business and economic conditions, and expected future developments, as well as other factors we believe are reasonable or appropriate. Whether actual results and developments will conform with our expectations and predictions, however, is subject to a number of risks and uncertainties, including those set forth in "Risk Factors;" general economic, market or business conditions; the business opportunities we may pursue; changes in laws or regulations; and other factors, many of which are beyond our control. Consequently, we can not assure you that our actual results or developments will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, our business or operations.

OVERVIEW

    Luminant was established to provide one source of integrated Internet and electronic commerce services to clients on a local and national level. Luminant was formed in August 1998 to consolidate the operations of eight Internet and electronic commerce businesses into a nationally recognized Internet and electronic commerce services firm. Prior to the closing of this offering and the simultaneous acquisition of the eight companies, we have not conducted any material operations. The information relating to our clients, business and other operations set forth under "Summary," "Management's Discussion and Analysis of Financial Conditions and Results of Operations," "Business" and other places in this prospectus assumes the closing of this offering and the acquisition of the eight companies. Our services focus on strategy consulting and creative and technology solutions. We also provide ongoing services that assist clients in establishing, developing and maintaining their Internet and electronic commerce-related businesses. Our companies and their principal business locations are:

Align Solutions Corp.                          Houston, Texas
Brand Dialogue-New York                        New York, New York
Free Range Media, Inc.                         Seattle, Washington
Integrated Consulting, Inc. dba i.con          Dallas, Texas
  interactive
InterActive8, Inc.                             New York, New York
Multimedia Resources, LLC                      Larchmont, New York
Potomac Partners Management Consulting, LLC    Reston, Virginia
RSI Group, Inc. and subsidiaries               Dallas, Texas

    Our customers generally retain us on a project-by-project basis. We typically do not have material contracts that commit a customer to use our services on a long-term basis. Revenue is recognized primarily using the percentage of completion method on a contract-by-contract basis. Our use of the percentage of completion method of revenue recognition requires management to estimate the degree of completion of each project. To the extent these estimates prove to be inaccurate, the revenues and gross profits reported for periods during which work on the project is ongoing may not accurately reflect the final financial results of the project. We make provisions for estimated losses on uncompleted contracts on a contract-by-contract basis and recognize these provisions in the period in which the losses are determined.

    We provide our services primarily on a fixed-price, fixed-time frame basis. We use internally developed processes to estimate and propose fixed prices for our projects. The estimation process accounts for standard billing rates particular to each project based upon the level of expertise and number of consultants required, the technology environment, the overall technical complexity and whether strategic, creative or technology solutions or value-added services are being provided to the client. We also provide services on a time and materials basis.

    Align has been identified as the "accounting acquiror" for our financial statement presentation, and its assets and liabilities are being recorded at historical cost levels. Each of the remaining acquisitions of our companies will be accounted for using the purchase method of accounting. Accordingly, the purchase prices for those companies have been allocated based on preliminary estimates of the fair value of the tangible assets and liabilities to be assumed as of June 30, 1999. The excess of the fair value of the consideration paid over the fair value of the net assets to be acquired, other than those of Align, totals approximately $245.1 million and is recorded as goodwill on our pro forma balance sheet. Because the Internet and electronic commerce industries are in the early stage of development and are continuing to evolve rapidly, the recorded goodwill from the acquisitions will be amortized on a straight line basis over three years, the estimated period of benefit. The pro forma impact of this amortization expense is approximately $81.7 million per year. See the notes to our unaudited pro forma combined financial statements. In addition, pro forma amortization expense includes approximately $7.7 million per year related to the estimated fair value of options to be granted to the owners of Brand Dialogue-New York.

    Subsequent to December 31, 1998, Align has acquired three businesses in exchange for Align common stock. The Align acquisitions will be accounted for using the purchase method of accounting. The excess of fair value of the consideration paid over the fair value of the net assets to be acquired for Fifth Gear Media Corporation, inmedia, inc. and Synapse Group, Inc. totals approximately $15.7 million and is recorded as goodwill on our pro forma balance sheet. Goodwill from the acquisitions will be amortized on a straight line basis over three years, the estimated period of benefit. The pro forma impact of amortization expense for Align's acquisitions is approximately $5.2 million per year.

    We have entered into an agreement in principle with United under which we have agreed to provide electronic commerce strategy, business planning and design services to United until June 30, 2004, but United has no obligation to purchase any services from us. Under this agreement, we have agreed to issue to United, as of September 16, 1999, a warrant to purchase up to 300,000 shares of our common stock at an exercise price per share equal to the initial offering price. Under the warrant, United will have the immediate right to purchase 50,000 shares of common stock. Over the five year term of the agreement, United will obtain the right to purchase 5,000 shares of the remaining shares under the warrant for every $1 million of revenues we receive from United up to $50 million of revenue.

PRO FORMA COMBINED RESULTS OF OPERATIONS

    Our pro forma combined results of operations for the periods presented do not represent combined results of operations presented in accordance with generally accepted accounting principles, but are only a summation of the revenues, operating expenses and general and administrative expenses of our companies on a pro forma basis. The pro forma combined results may not be comparable to, and may not be indicative of, our post-combination results of operations because:

    - our companies were not under common control or management during the periods presented;

    - we will incur incremental costs related to our new corporate management and the costs of being a public company; and

    - the combined data do not reflect potential benefits and cost savings we may realize when operating as a combined entity.

The following discussion should be read in conjunction with our unaudited pro forma combined financial statements and the related notes and the historical financial statements and the related notes of the eight companies we will acquire appearing elsewhere in this prospectus. The following table sets forth the combined results of operations of the companies we will acquire on a pro forma basis:

                                                          YEAR ENDED    SIX MONTHS ENDED JUNE
                                                         DECEMBER 31,            30,
                                                         -------------  ----------------------
                                                             1998          1998        1999
                                                         -------------  ----------  ----------
                                                                (DOLLARS IN THOUSANDS)
Revenues...............................................   $    54,846   $   24,741  $   41,437
Cost of services.......................................        36,298       17,396      24,741
                                                         -------------  ----------  ----------
Gross profit...........................................        18,548        7,345      16,696
Selling, general and administrative....................        26,014       11,966      16,115
Equity based compensation expense......................         4,355        3,604       3,488
Intangibles amortization...............................        94,732       47,366      47,341
                                                         -------------  ----------  ----------
Loss from operations...................................   $  (106,553)  $  (55,591) $  (50,248)
                                                         -------------  ----------  ----------
                                                         -------------  ----------  ----------

LUMINANT WORLDWIDE CORPORATION--UNAUDITED PRO FORMA COMBINED RESULTS OF
  OPERATIONS--SIX MONTHS ENDED JUNE 30, 1998 COMPARED TO SIX MONTHS ENDED JUNE 30, 1999

    REVENUES. Revenues increased approximately $16.7 million, or 67%. This increase resulted from an increase in the number and size of client projects offset by an approximate $1.8 million decline in revenues at RSI due to a decrease in staffing related to a decrease in business with First Data Resources. No client contributed in excess of 10% of our revenues during the period.

    COST OF SERVICES. Cost of services increased approximately $7.3 million, or 42%. The increase resulted from direct costs related to the increased number of client projects. Gross profit margins increased from 30% for the six months ended June 30, 1998 to 40% for the same period in 1999.

    SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative expenses increased by approximately $4.1 million, or 35%. The increase resulted from additional expenses needed to support sales growth. Selling, general and administrative expenses as a percentage of revenues decreased from 48% for the six months ended June 30, 1998 to 39% for the six months ended June 30, 1999.

    EQUITY BASED COMPENSATION EXPENSE. Equity based compensation expense decreased approximately $116,000, or 3%. The June 30, 1998 expense is related to vested options granted at less than fair market value in connection with Align's 1999 acquisitions. A significant number of options immediately vested upon grant. The June 30, 1999 expense is related to the continued vesting of the options granted at less than fair market value in connection with Align's 1999 acquisitions. Included in the six months ended June 30, 1998, equity based compensation expense are provisions for stock issuances at less than fair market value to Luminant management.

LUMINANT WORLDWIDE CORPORATION--UNAUDITED PRO FORMA COMBINED RESULTS OF
  OPERATIONS FOR 1998

    REVENUES. Pro forma consolidated revenues for the year ended December 31, 1998 were approximately $54.8 million and cost of services for the same period were approximately $36.3 million with a gross profit margin of 34%.

    SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative expenses were approximately $26 million for the year ended December 31, 1998, or 47% of revenues.

    EQUITY BASED COMPENSATION EXPENSE. Equity based compensation expense is comprised of charges related to vested options granted at less than fair market value related to Align's 1999 acquisitions and for stock issuances at less than fair market value to Luminant management.

SEASONALITY AND CYCLICALITY; POTENTIAL FLUCTUATIONS IN QUARTERLY OPERATING
  RESULTS

    We believe that the market for Internet and electronic commerce related professional services is influenced by general economic conditions and particularly by the level of technological change in the industry. Increased levels of technological change drive the need for professional services we provide. We also believe that the industry tends to experience periods of decline and recession during economic downturns. If the industry does experience sustained periods of economic recessions, any decline may have a material adverse effect on our operating results. We plan our operating expenditures based on revenue forecasts, and a revenue shortfall below forecasts in any quarter would likely adversely affect our operating results for that quarter.

    For other factors which could cause quarterly fluctuations and influence operating results, please see "Risk Factors--We are affected by seasonal factors that could cause our revenues to fluctuate from quarter to quarter."

ALIGN SOLUTIONS CORP.--RESULTS OF OPERATIONS

    Align has offices in Houston and Dallas, Texas and Atlanta, Georgia and has 205 employees. The following table sets forth certain selected financial data for Align on a historical basis for the periods indicated:

                                                                                 YEAR ENDED         SIX MONTHS ENDED
                                                                                DECEMBER 31,            JUNE 30,
                                                                            --------------------  --------------------
                                                                  1996(1)     1997       1998       1998       1999
                                                                 ---------  ---------  ---------  ---------  ---------
                                                                                (DOLLARS IN THOUSANDS)
Revenues.......................................................  $     112  $   3,268  $   9,226  $   2,997  $  10,793
Cost of services...............................................         80      1,783      5,128      1,805      6,372
                                                                 ---------  ---------  ---------  ---------  ---------
Gross profit...................................................         32      1,485      4,098      1,192      4,421
Selling, general and administrative............................        233      1,634      4,097      1,698      8,592
                                                                 ---------  ---------  ---------  ---------  ---------
Operating income (loss)........................................  $    (201) $    (149) $       1  $    (506) $  (4,171)
                                                                 ---------  ---------  ---------  ---------  ---------
                                                                 ---------  ---------  ---------  ---------  ---------

------------------------

(1) Inception - October 1996

ALIGN SOLUTIONS CORP.--SIX MONTHS ENDED JUNE 30, 1998 COMPARED TO SIX MONTHS
  ENDED JUNE 30, 1999

    REVENUES. Revenues increased approximately $7.8 million, or 260%. This increase resulted from an increase in the number and size of client projects. These increases were driven by the addition of 59 consultants to meet the increased demand for services in the six months ended June 30, 1999 from customers such as Enron Energy Services which contributed 12% of total revenues and Merrill Lynch which contributed 11% of total revenues. No other client contributed 10% or more of Align's revenues during the period.

    COST OF SERVICES. Cost of services increased approximately $4.6 million, or 253%. The increase resulted from costs related to the addition of 59 consultants. Gross profit margin increased from 40% for the six months ended June 30, 1998 to 41% for the same period in 1999.

    SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative expenses increased by approximately $6.9 million, or 406%. The increase resulted from compensation charges of $3.3 million for stock options issued below fair market value during the six months ended June 30, 1999 and an increase in personnel costs related to the addition of nine administrative employees.

ALIGN SOLUTIONS CORP.--1997 COMPARED TO 1998

    REVENUES. Revenues increased approximately $6.0 million, or 182%. This increase resulted from an increase in the number and size of client projects attributable to the addition of 51 consultants to meet the demand for services. For the year ended December 31, 1998, Enron Energy Services contributed 19% of total revenues and Administaff contributed 21% of total revenues. No other client contributed 10% or more of Align's revenues during the period.

    COST OF SERVICES. Cost of services increased approximately $3.3 million, or 188%. The increase resulted from costs related to the addition of 51 consultants due to the increased number of client projects. Gross profit margin decreased from 45% for the year ended December 31, 1997 to 44% for the same period in 1998.

    SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative expenses increased by approximately $2.5 million, or 151%. The increase resulted from the addition of personnel to support revenue growth targets.

ALIGN SOLUTIONS CORP.--1996 COMPARED TO 1997

    REVENUES. Revenues increased approximately $3.2 million, or 2,818%. Align was founded in October 1996 and thus 1996 reflects only three months of operations.

    For the period ended December 31, 1996, revenues from Chevron and Internet Commerce Corporation accounted for 60% of total revenues. For the year ended December 31, 1997, Nitro contributed 12% of total revenues and Chevron contributed 14% of total revenues. No other client accounted for 10% or more of Align's revenues in these periods.

    COST OF SERVICES. Cost of services increased approximately $1.7 million, or 2,129%. The increase resulted from a full year's operations and expenses in 1997 compared to three months of operations in 1996. Gross profit margin increased from 29% for the period ended December 31, 1996 to 45% for the same period in 1997.

    SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative expenses increased by approximately $1.4 million, or 601%. The increase resulted from 1997 being the first full year of Align's operations.

ALIGN SOLUTIONS CORP.--LIQUIDITY AND CAPITAL RESOURCES

    At June 30, 1999, Align had approximately $48,167 in cash and cash equivalents compared to $0 at December 31, 1998. Cash used in operations was $243,000 for the year ended December 31, 1998 and $223,000 for the six months ended June 30, 1999. In all periods, the net cash used in operating activities was due to a net loss, offset by adjustments for non-cash equity related compensation charges, and growth in the business, resulting in increases in accounts receivable.

    Cash used in investing activities was $767,000 for the year ended December 31, 1998 and $369,000 for the six months ended June 30, 1999. In all periods, cash used in investing activities was for capital expenditures for the purchase of computer equipment, furniture and fixtures and leasehold improvements.

    Cash provided by financing activities was $999,000 for the year ended December 31, 1998 and $640,000 for the six months ended June 30, 1999. Financing was provided by borrowings on Align's line of credit and long-term debt of $125,000 during the year ended December 31, 1998 and $686,000 for the six months ended June 30, 1999. Proceeds from the issuance of common stock were $944,000 during the year ended December 31, 1998. At June 30, 1999, the Company's revolving credit facilities provided for borrowings up to $1.2 million. At June 30, 1999, approximately $50,000 remained available for borrowing under the credit facilities.

    In February 1999, Align acquired all of the capital stock of Synapse Group, Inc., an Internet consulting company. The purchase was completed by the issuance of 805,736 shares of Align's stock and 472,744 options, and resulted in goodwill of approximately $9.6 million, which is being amortized on a straight-line basis over an estimated useful life of three years.

    In May 1999, Align acquired all of the capital stock of Fifth Gear Media Corporation, an Internet consulting company. The purchase was completed by the issuance of 300,000 shares of Align's stock and resulted in goodwill of approximately $3.7 million, which is being amortized on a straight-line basis over an estimated useful life of three years.

    In May 1999, Align acquired the assets and certain liabilities of inmedia, inc., an Internet consulting company. The purchase was completed by the issuance of 140,000 shares of Align's stock and resulted in goodwill of approximately $2.5 million, which is being amortized on a straight-line basis over an estimated useful life of three years.

    Unbilled revenues increased approximately $70,000 from approximately $11,000 on December 31, 1998 to $81,000 on June 30, 1999, due to the addition of new customer accounts.

    Accrued bonus increased to approximately $668,000 at December 31, 1998 from $0 at December 31, 1997. During 1998, Align accrued a monthly bonus based on each employee's performance and paid it during 1999. Align has an accrued bonus of approximately $677,000 at June 30, 1999.

    Total stockholders' equity increased approximately $14.2 million from $1.5 million on December 31, 1998 to $15.7 million on June 30, 1999, due to the additional paid-in capital from the purchase of Synapse Group, Inc.

BRAND DIALOGUE-NEW YORK, THE NEW YORK BRANCH OF A YOUNG & RUBICAM
  DIVISION,--RESULTS OF OPERATIONS

    Brand Dialogue-New York, a wholly-owned business of Young & Rubicam Inc., is located in New York City and has approximately 70 employees. The following table shows certain selected financial data for Brand Dialogue-New York on a historical basis for the periods indicated:

                                                                         YEAR ENDED DECEMBER     SIX MONTHS ENDED
                                                                                 31,                 JUNE 30,
                                                                         --------------------  --------------------
                                                               1996(1)     1997       1998       1998       1999
                                                              ---------  ---------  ---------  ---------  ---------
                                                                             (DOLLARS IN THOUSANDS)
Revenues....................................................  $   1,922  $   4,011  $   7,237  $   3,057  $   6,004
Compensation expense, including employee benefits...........        943      1,842      4,596      2,139      3,424
General and administrative expenses.........................        402        998      1,677        755      1,411
                                                              ---------  ---------  ---------  ---------  ---------
Operating income............................................  $     577  $   1,171  $     964  $     163  $   1,169
                                                              ---------  ---------  ---------  ---------  ---------
                                                              ---------  ---------  ---------  ---------  ---------

------------------------

(1)  Inception-April 1996

BRAND DIALOGUE-NEW YORK--SIX MONTHS ENDED JUNE 30, 1998 COMPARED TO SIX MONTHS
  ENDED JUNE 30, 1999

    REVENUES. Revenues increased approximately $2.9 million, or 96%. This increase resulted from an increase in the number and size of client projects. During the six months ended June 30, 1999, the United States Postal Service contributed 18% of total revenues, Citibank contributed 13% of total revenues, and the United States Army contributed 11% of total revenues. No other client contributed 10% or more of Brand Dialogue-New York's revenues during the period.

    COMPENSATION EXPENSE, INCLUDING EMPLOYEE BENEFITS. Compensation expense increased the approximately $1.3 million, or 60%. The increase resulted from the addition of 33 employees and employee-related costs associated with the overall growth in business.

    GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses increased by approximately $656,000, or 87%. This increase was a result of higher facility costs and corporate overhead allocated expenses including utilities and insurance necessary to support Brand Dialogue-New York's growth.

BRAND DIALOGUE-NEW YORK--1997 COMPARED TO 1998

    REVENUES. Revenues increased approximately $3.2 million, or 80%. This increase resulted from an increase in the number and size of client projects during 1998 including services performed for AT&T which contributed 29% of total revenues, Pfizer which contributed 13% of total revenues, the United States Postal Service which contributed 12% of total revenues and Citibank which contributed 11% of total revenues. No other client contributed 10% or more of Brand Dialogue-New York's revenues during the period.

    COMPENSATION EXPENSE, INCLUDING EMPLOYEE BENEFITS. Compensation expense increased approximately $2.8 million, or 150%. The increase resulted from the addition of 31 employees and employee-related costs associated with the overall growth in business.

    GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses increased by approximately $679,000, or 68%. The increase resulted from additional costs associated with an increase in personnel including facilities, utilities, and insurance.

BRAND DIALOGUE-NEW YORK--1996 COMPARED TO 1997

    REVENUES. Revenues increased approximately $2.1 million, or 109%. This increase was due to 1997 being the first full year of operations. Brand Dialogue-New York was started in April 1996. During 1997, there was also an increase in the number and size of projects including projects for AT&T which contributed 23% of total revenues, Cadbury Schweppes which contributed 15% of total revenues, Ford Motor Company which contributed 11% of total revenues and Whitehall which contributed 10% of total revenues. No other client contributed 10% or more of Brand Dialogue-New York's revenues during the period.

    COMPENSATION EXPENSE, INCLUDING EMPLOYEE BENEFITS. Compensation expense increased approximately $899,000, or 95%. The increase was proportionate with revenue growth and the result of the addition of 20 personnel.

    GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses increased by approximately $596,000, or 148%. The increase resulted from higher overhead associated with a 100% increase in personnel. Because of the substantial increase in the size of the business, a majority of general and administrative expense allocations, including rent, salaries, insurance and utilities increased.

BRAND DIALOGUE-NEW YORK--LIQUIDITY AND CAPITAL RESOURCES

    Cash provided by operations was $724,000 for the year ended December 31, 1998 due to a growth in the business offset by fluctuations in working capital. Cash used in operations was approximately $3.5 million for the six months ended June 30, 1999 due primarily to an increase in accounts receivable of $3.0 million due to the increase in revenue for the six months coupled with a decrease in accounts payable and accrued expenses of $319,000 due to timing differences.

    Cash used in investing activities was $388,000 for the year ended December 31, 1998 and $228,000 for the six months ended June 30, 1999. In all periods, cash used in investing activities was for capital expenditures.

    Cash used in financing activities was $336,000 for the year ended December 31, 1998 due to the return of cash received from Young & Rubicam. Cash flows provided by financing activities was $3.7 million for the six months ended June 30, 1999 due to payments received from Young & Rubicam.

FREE RANGE MEDIA, INC.--RESULTS OF OPERATIONS

    Free Range Media, Inc., or Free Range, is located in Seattle, Washington and has 80 employees. The following table shows certain selected financial data for Free Range on a historical basis for the periods indicated:

                                                                                                  SIX MONTHS
                                                                YEAR ENDED DECEMBER 31,         ENDED JUNE 30,
                                                            -------------------------------  --------------------
                                                              1996       1997       1998       1998       1999
                                                            ---------  ---------  ---------  ---------  ---------

                                                                           (DOLLARS IN THOUSANDS)
Revenues..................................................  $   2,940  $   1,982  $   3,520  $   1,212  $   4,817
Cost of services..........................................      2,016      1,641      3,248      1,278      2,896
                                                            ---------  ---------  ---------  ---------  ---------
Gross profit..............................................        924        341        272        (66)     1,921
Selling, general and administrative.......................      2,005      2,985      4,922      2,398      2,268
                                                            ---------  ---------  ---------  ---------  ---------
Operating loss............................................  $  (1,081) $  (2,644) $  (4,650) $  (2,464) $    (347)
                                                            ---------  ---------  ---------  ---------  ---------
                                                            ---------  ---------  ---------  ---------  ---------

FREE RANGE MEDIA, INC.--SIX MONTHS ENDED JUNE 30, 1998 COMPARED TO SIX MONTHS
  ENDED JUNE 30, 1999

    REVENUES. Revenues increased approximately $3.6 million, or 297%. This increase resulted from the hiring of 18 consultants to meet the demand for increased size of client projects during the six months ended June 30, 1999. This includes services for Key Bank which contributed 29% of total revenues, USDA Amerischool and SMS Management which contributed 16% and 13% of total revenues, respectively. No other client contributed 10% or more of Free Range's revenues during the period.

    COST OF SERVICES. Cost of services increased approximately $1.6 million, or 127%. The increase resulted from costs associated with the hiring of 18 consultants due to the increase in number and size of client projects. Gross profit margin increased from a negative 5% for the six months ended June 30, 1998 to 40% for the same period in 1999.


    SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative expenses decreased by approximately $130,000, or 5%. The decrease resulted from a $730,000 reduction in the sales and marketing expenses due to the closure of field offices. This reduction is offset by an increase in the expenses of Free Range's wholly owned subsidiary incurred up to the date of disposition of $598,000.

FREE RANGE MEDIA, INC.--1997 COMPARED TO 1998

    REVENUES. Revenues increased approximately $1.5 million, or 78%. This increase resulted from an increase in the number and size of client projects which was due to the hiring of 11 new consultants to meet the increased demand for services. No client contributed 10% or more of Free Range's revenues during the period.

    COST OF SERVICES. Cost of services increased approximately $1.6 million, or 98%. The increase resulted from costs associated with the hiring of 11 consultants. Gross profit margin decreased from 17% for the year ended December 31, 1997, to 8% for the same period in 1998.

    SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative expenses increased by approximately $1.9 million, or 65%. This increase resulted from opening sales offices throughout the United States to support anticipated growth. Selling, general and administrative expenses as a percentage of revenues decreased from 151% for the year ended December 31, 1997 to 140% for the year ended December 31, 1998.

FREE RANGE MEDIA, INC.--1996 COMPARED TO 1997

    REVENUES. Revenues decreased approximately $958,000, or 33%. No client accounted for 10% or more of Free Range's revenues in these periods. This decrease was due to Free Range stopping work for certain smaller clients so that Free Range could increase the number of repeat projects with larger clients.

    COST OF SERVICES. Cost of services decreased approximately $375,000, or 19%. The decrease resulted from a decrease in direct costs associated with fewer client projects. Gross profit margin decreased from 31% for the year ended December 31, 1996 to 17% for the same period in 1997.

    SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative expenses increased by approximately $980,000, or 49%. The increase was attributable to additional personnel necessary to support anticipated growth.

FREE RANGE MEDIA, INC.--LIQUIDITY AND CAPITAL RESOURCES

    At June 30, 1999, Free Range had approximately $58,000 in cash and cash equivalents compared to $30,000 at December 31, 1998. Cash used in operations was $4.2 million and $1.1 million for the periods ended December 31, 1998 and June 30, 1999, respectively. In all periods, the net cash used in operating activities was due to a net loss.

    Cash used in investing activities was $247,000 for the year ended December 31, 1998 and $70,000 for the six months ended June 30, 1999. In all periods, cash used in investing activities was for capital expenditures for the purchase of computer equipment, furniture and fixtures and leasehold improvements. Additionally, in 1998, Free Range sold their interest in FreeZone, LLC for approximately $680,000.

    Cash provided by financing activities was $4.4 million for the year ended December 31, 1998 and $1.2 million for the six months ended June 30, 1999. In 1998, cash was provided by borrowings of $3.2 million and issuance of $1.2 million aggregate liquidation preference of preferred stock to a related party. In 1999, $1.2 million of cash was provided from borrowings on a note payable with a related party.

INTEGRATED CONSULTING, INC.--RESULTS OF OPERATIONS

    Integrated Consulting, Inc. dba i.con interactive, or i.con, is headquartered in Dallas, Texas, and has 36 employees. The following table sets forth certain selected financial data for i.con on a historical basis for the periods indicated:

                                                                                                SIX MONTHS ENDED
                                                                 YEAR ENDED DECEMBER 31,            JUNE 30,
                                                             -------------------------------  --------------------
                                                               1996       1997       1998       1998       1999
                                                             ---------  ---------  ---------  ---------  ---------

                                                                            (DOLLARS IN THOUSANDS)
Revenues...................................................  $     443  $     849  $   2,140  $     949  $   1,907
Cost of services...........................................        132        267        716        267        594
                                                             ---------  ---------  ---------  ---------  ---------
Gross profit...............................................        311        582      1,424        682      1,313
Selling, general and administrative........................        315        550      1,383        516      1,124
                                                             ---------  ---------  ---------  ---------  ---------
Operating income (loss)....................................  $      (4) $      32  $      41  $     166  $     189
                                                             ---------  ---------  ---------  ---------  ---------
                                                             ---------  ---------  ---------  ---------  ---------

INTEGRATED CONSULTING, INC.--SIX MONTHS ENDED JUNE 30, 1998 COMPARED TO SIX
  MONTHS ENDED JUNE 30, 1999

    REVENUES. Revenues increased approximately $958,000, or 101%. This increase resulted entirely from the revenues generated by the expansion in the number of consultants from 12 to 25 to meet the increased demands for services during the six months ended June 30, 1999, including services for the Texas Rangers Baseball Club and Dallas Stars Hockey Club. No client contributed 10% or more of i.con's revenues during the period. i.con earned a portion of its revenue under barter arrangements with certain customers in which i.con provided website development and maintenance services in exchange for advertising. Barter revenues increased approximately $59,000, or 39%, from $153,000 for the six months ended June 30, 1998 to $212,000 for the same period in 1999. This increase resulted primarily from an increase in web development services for the Texas Rangers Baseball Club and Dallas Stars Hockey Club.

    COST OF SERVICES. Cost of services increased approximately $327,000, or 122%. The increase resulted from costs associated with the hiring of 13 consultants due to the increased number of client projects. Gross profit margin decreased from 72% for the six months ended June 30, 1998 to 69% for the same period in 1999.

    SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative expenses increased by approximately $608,000, or 118%. The increase was due to increases in executive compensation of $182,000, personnel costs of $123,000 due to the hiring of additional administrative personnel to support the increases in sales, a $67,000 increase in sales commissions, a $58,000 increase in legal and professional expenses related to the transaction with Luminant and increased personnel recruitment costs.

INTEGRATED CONSULTING, INC.--1997 COMPARED TO 1998

    REVENUES. Revenues increased approximately $1.3 million, or 152%. i.con earned a portion of its 1998 revenue under barter arrangements with certain customers for website development and maintenance services in exchange for advertising. Barter revenues were $425,000 for the year ended December 31, 1998 and were $0 for the year ended December 31, 1997. This increase related primarily to the recording of revenue for transactions with the Texas Rangers Baseball Club and Dallas Stars Hockey Club. Barter revenue was not recorded for the year ended December 31, 1997, as i.con had not entered into a formalized plan with the Texas Rangers or Dallas Stars and did not meet requirements for recording barter revenue in that period. The remaining amount of the increase in revenues was attributable to a 70% increase in the number of consultants in order to meet additional demand for services. For the year ended

December 31, 1998, the Dallas Stars contributed 12% of total revenues. No other client contributed 10% or more of i.con's revenues during the period.

    COST OF SERVICES. Cost of services increased approximately $449,000, or 168%. The increase resulted from costs associated with a 70% increase in the number of consultants. Gross profit margin decreased from 69% for the year ended December 31, 1997 to 67% for the same period in 1998.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased by approximately $833,000, or 151%. The increase resulted from the addition of seven personnel.

INTEGRATED CONSULTING, INC.--1996 COMPARED TO 1997

    REVENUES. Revenues increased approximately $406,000, or 92%. During 1997, there was a 67% increase in the number of consultants in order to meet the demand caused by the increased number and size of client projects, which included services performed for S2 Systems which contributed 13% of total revenues and Alcatel Network Systems which contributed 10% of total revenues. No other client contributed 10% or more of i.con's revenues during the period.

    COST OF SERVICES. Cost of services increased approximately $135,000, or 102%. This increase was due to a 67% increase in the number of consultants. Gross profit margin decreased from 70% for the year ended December 31, 1996 to 69% for the same period in 1997.

    SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative expenses increased by approximately $235,000, or 75%. The increase resulted from salaries and benefit costs related to the addition of personnel.

INTEGRATED CONSULTING, INC.--LIQUIDITY AND CAPITAL RESOURCES

    At June 30, 1999, i.con had approximately $108,000 in cash and cash equivalents compared to $9,000 at December 31, 1998. Cash provided by operations was $49,000 in 1998, which was due to net income and other working capital changes due to the overall growth in the Company. Cash provided by operations was $118,000 for the six months ended June 30, 1999, which was due to fluctuations in working capital changes due to the growth in the business.

    Cash used in investing activities was $147,000 for the year ended December 31, 1998 and $160,000 for the six months ended June 30, 1999. In all periods cash used in investing activities was for capital expenditures for the purchase of computer equipment, furniture and fixtures and leasehold improvements.

    In 1998, cash provided from financing activities was $64,000 from proceeds from long-term debt. For the six months ended June 30, 1999, cash of $141,000 was provided from financing activities by $140,000 of borrowings on i.con's line of credit and proceeds from long-term debt. At June 30, 1999, i.con's revolving credit facilities provided for borrowings up to $250,000. Borrowings of $175,000 were available under the credit facility as of June 30, 1999.

INTERACTIVE8, INC.--RESULTS OF OPERATIONS

    InterActive8, Inc., or InterActive8, is located in New York, New York, and has 68 employees. The following table sets forth certain selected financial data for InterActive8 on a historical basis for the periods indicated:

                                                                                                  SIX MONTHS
                                                                YEAR ENDED DECEMBER 31,         ENDED JUNE 30,
                                                            -------------------------------  --------------------
                                                              1996       1997       1998       1998       1999
                                                            ---------  ---------  ---------  ---------  ---------

                                                                           (DOLLARS IN THOUSANDS)
Revenues..................................................  $   1,713  $   2,818  $   4,097  $   1,891  $   3,657
Cost of services..........................................      1,056      1,634      2,033      1,521      4,679
                                                            ---------  ---------  ---------  ---------  ---------
Gross profit..............................................        657      1,184      2,064        370     (1,022)
Selling, general and administrative.......................        460      1,382      2,419        577      1,255
                                                            ---------  ---------  ---------  ---------  ---------
Operating income (loss)...................................  $     197  $    (198) $    (355) $    (207) $  (2,277)
                                                            ---------  ---------  ---------  ---------  ---------
                                                            ---------  ---------  ---------  ---------  ---------

INTERACTIVE8, INC.--SIX MONTHS ENDED JUNE 30, 1998 COMPARED TO SIX MONTHS ENDED
  JUNE 30, 1999

    REVENUES. Revenues increased approximately $1.8 million, or 93%. This increase resulted from an increase in the number of consultants from 32 to 61 to meet the demand caused by additional client projects, including Maybelline. For the six months ended June 30, 1999, A&E Television Networks contributed 33% of total revenues and M&M/Mars contributed 16% of total revenues compared to 27% and 26%, respectively, during the six months ended June 30, 1998. No other client contributed 10% or more of InterActive8's revenues during the six months ended June 30, 1999.

    COST OF SERVICES. Cost of services increased approximately $3.2 million, or 208%. The increase resulted from direct costs related to the hiring of 29 consultants as well as the recognition of compensation expense for equity appreciation rights in the amount of $2.9 million. Gross profit margin decreased from 20% for the six months ended June 30, 1998 to a negative 28% for the same period in 1999. However, excluding equity related compensation expense, the gross profit margin would have been 51% for the six months ended June 30, 1999.

    SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative expenses increased by approximately $678,000, or 118%. The increase resulted from $284,000 of additional personnel costs, $98,000 of additional costs related to recruitment and temporary employees, an increase in depreciation expense of $82,000 and an increase of $214,000 in other costs to support the increase in revenues.

INTERACTIVE8, INC.--1997 COMPARED TO 1998

    REVENUES. Revenues increased approximately $1.3 million, or 45%. This increase was due to an increase in the number of consultants on staff to perform services. For the year ended December 31, 1998, A&E Television Networks contributed 35% of total revenues, which represented an increase of approximately $559,000 over 1997, and M&M/Mars contributed 10% of total revenues. No other client contributed 10% or more of InterActive8's revenues during the period.

    COST OF SERVICES. Cost of services increased approximately $399,000, or 24%. The increase resulted from costs related to the hiring of nine consultants due to the increased number of client projects. Gross profit margin increased from 42% for the year ended December 31, 1997 to 50% for the same period in 1998.

    SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative expenses increased by approximately $1.0 million, or 75%. Because of the 45% increase in revenues, and the related increase in the number of personnel, a majority of general overhead costs including salaries, rent, utilities and insurance increased as well.

INTERACTIVE 8, INC.--1996 COMPARED TO 1997

    REVENUES. Revenues increased approximately $1.1 million, or 65%. This increase resulted from an increase in the number and size of client projects during the year ended December 31, 1997, including projects for A&E Television Networks which contributed 31% of total revenues, AT&T which contributed 14% of total revenues and M&M/Mars which contributed 21% of total revenues. No other client contributed 10% or more of InterActive8's revenues during the period.

    COST OF SERVICES. Cost of services increased approximately $578,000, or 55%. The increase resulted from the addition of professional consulting personnel. Gross profit margin increased from 38% for the year ended December 31, 1996 to 42% for the same period in 1997.

    SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative expenses increased by approximately $922,000, or 200%. Due to the $1.1 million increase in revenues, and the related changes in headcount, a substantial portion of general and administrative expenses increased as well.

INTERACTIVE8, INC.--LIQUIDITY AND CAPITAL RESOURCES

    At June 30, 1999, InterActive8, Inc. had approximately $150,000 in cash and cash equivalents compared to $130,000 at December 31, 1998. Cash provided by operations was $668,000 for the six months ended June 30, 1999. Cash used in operations was $549,000 for the year ended December 31, 1998. In all periods, cash from/used in operations was due to InterActive8, Inc.'s net loss offset by working capital changes due to the growth of the business. Additionally, for the six months ended June 30, 1999, the net loss of $2.3 million was offset by a non-cash compensation charge of $2.9 million.

    Cash used in investing activities was $151,000 for the year ended December 31, 1998 and $898,000 for the six months ended June 30, 1999. In all periods, cash used in investing activities was for capital expenditures for the purchase of computer equipment and leasehold improvements.

    Cash provided by financing activities was $250,000 for the six months ended June 30, 1999 due to borrowings on InterActive8, Inc.'s credit facility and long-term debt. Cash provided by financing activities for the year ended December 31, 1998 was $738,000 due to borrowings on InterActive8, Inc.'s credit facility and long-term debt of $746,000 and the issuance of common stock for $50,000. At June 30, 1999, InterActive8, Inc.'s revolving credit facilities provided for borrowings up to $250,000. There was no borrowing available under the credit facility.

MULTIMEDIA RESOURCES, LLC--RESULTS OF OPERATIONS

    Multimedia Resources, LLC, or Multimedia, is located in Larchmont, New York and has 14 employees. The following table sets forth certain selected financial data for Multimedia on a historical basis for the periods indicated:

                                                                                               SIX MONTHS ENDED
                                                                YEAR ENDED DECEMBER 31,            JUNE 30,
                                                            -------------------------------  --------------------
                                                              1996       1997       1998       1998       1999
                                                            ---------  ---------  ---------  ---------  ---------

                                                                           (DOLLARS IN THOUSANDS)
Revenues..................................................  $   1,928  $   3,476  $   2,068  $   1,352  $   1,629
Cost of services..........................................        985      2,437      1,756      1,153        889
                                                            ---------  ---------  ---------  ---------  ---------
Gross profit..............................................        943      1,039        312        199        740
Selling, general and administrative.......................        420        537        275        131        282
                                                            ---------  ---------  ---------  ---------  ---------
Operating income (loss)...................................  $     523  $     502  $      37  $      68  $     458
                                                            ---------  ---------  ---------  ---------  ---------
                                                            ---------  ---------  ---------  ---------  ---------

MULTIMEDIA RESOURCES, LLC--SIX MONTHS ENDED JUNE 30, 1998 COMPARED TO SIX MONTHS
  ENDED JUNE 30, 1999

    REVENUES. Revenues increased approximately $277,000, or 20%. This increase resulted from an increase in the number of clients as well as growth in services to MasterCard International. For the six months ended June 30, 1999, MasterCard International contributed 31% of total revenue. No other client contributed 10% or more of Multimedia's revenues during the period.

    COST OF SERVICES. Cost of services decreased approximately $264,000, or 23%. The decrease resulted from lower outside consultant costs of $321,000, offset by an increase in in-house consultant wages. Gross profit margin increased from 15% for the six months ended June 30, 1998 to 45% for the same period in 1999.

    SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative expenses increased by approximately $151,000, or 115%. Salaries and wages increased $85,000 due to the hiring of additional personnel. The remaining increase is the result of additional costs including insurance and utilities increasing to support revenue growth.

MULTIMEDIA RESOURCES, LLC--1997 COMPARED TO 1998

    REVENUES. Revenues decreased approximately $1.4 million, or 41%. This decrease resulted from the temporary loss of MasterCard International as a client. Multimedia resumed providing services to MasterCard International during the first quarter of 1999. For the year ended December 31, 1998, MasterCard International still contributed 34% of total revenues. No other client contributed 10% or more of Multimedia's revenues during the period.

    COST OF SERVICES. Cost of services decreased approximately $681,000, or 28%. The decrease resulted from the temporary loss of MasterCard International, a significant client. Gross profit margin decreased from 30% for the year ended December 31, 1997 to 15% for the same period in 1998.

    SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative expenses decreased by approximately $262,000, or 49%. The decrease resulted from decreases in owner salaries as a result of a decrease in volume.

MULTIMEDIA RESOURCES, LLC--1996 COMPARED TO 1997

    REVENUES. Revenue increased approximately $1.5 million, or 80%. This increase resulted from an increase in Internet development projects for MasterCard International of approximately $1.1 million and the Society of European Satellites, or SES, of approximately $400,000. For the year ended December 31, 1997, MasterCard International contributed 63% of total revenues and SES contributed 14% of total revenues. No other clients contributed 10% or more of Multimedia's revenues during the period.

    COST OF SERVICES. Cost of services increased approximately $1.5 million, or 147%. The increase resulted from additional personnel and $1.2 million for contract employees to support Internet development work for MasterCard International. Gross profit margin decreased from 49% for the year ended December 31, 1996 to 30% for the same period in 1997.

    SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative expenses increased by approximately $117,000, or 28%. This increase resulted directly from the increase in the volume of business.

MULTIMEDIA RESOURCES, LLC--LIQUIDITY AND CAPITAL RESOURCES

    At June 30, 1999, Multimedia had approximately $340,000 in cash and cash equivalents compared to $121,000 at December 31, 1998. Cash provided by operations was $348,000 for the year ended December 31, 1998 and $362,000 for the six months ended June 30, 1999. In all periods, the net cash provided by operating activities was due to Multimedia generating net income and fluctuations in working capital changes due to the growth in the business.

    Cash used in investing activities was $4,000 for the year ended December 31, 1998 and the six months ended June 30, 1999 and was used for capital expenditures.

    Cash used in financing activities was $324,000 for the year ended December 31, 1998 and $139,000 for the six months ended June 30, 1999 representing distributions to members.

POTOMAC PARTNERS MANAGEMENT CONSULTING, LLC--RESULTS OF OPERATIONS

    Potomac Partners Management Consulting, LLC, or Potomac Partners, is located in Reston, Virginia, has operations in eight states, and has 37 employees. The following table sets forth certain selected financial data for Potomac Partners on a historical basis for the periods indicated:

                                                                    YEAR ENDED      SIX MONTHS ENDED
                                                                   DECEMBER 31,         JUNE 30,
                                                                   -------------  --------------------
                                                        1997(1)        1998         1998       1999
                                                      -----------  -------------  ---------  ---------
                                                                   (DOLLARS IN THOUSANDS)
Revenues............................................   $     372     $   4,886    $   1,961  $   4,918
Cost of services....................................         290         5,086        1,570      9,229
                                                           -----   -------------  ---------  ---------
Gross profit........................................          82          (200)         391     (4,311)
Selling, general and administrative.................          86           876          415      1,082
                                                           -----   -------------  ---------  ---------
Operating income (loss).............................   $      (4)    $  (1,076)   $     (24) $  (5,393)
                                                           -----   -------------  ---------  ---------
                                                           -----   -------------  ---------  ---------

------------------------

(1) Inception--November 1997

POTOMAC PARTNERS MANAGEMENT CONSULTING, LLC--SIX MONTHS ENDED JUNE 30, 1998
  COMPARED TO SIX MONTHS ENDED JUNE 30, 1999

    REVENUES. Revenues increased approximately $3.0 million, or 151%. This increase resulted from an increase in the number and size of client projects which was driven by the addition of 11 consultants to meet the increased demand for services. For the six months ended June 30, 1999, United contributed 36% of total revenues, Wells Fargo contributed 28% of total revenues, and Office Depot contributed 16% of total revenues. No other client contributed 10% or more of Potomac Partners' revenues during the period.

    COST OF SERVICES. Cost of services increased approximately $7.7 million, or 488%. Approximately $5.8 million, or 75%, of the increase was due to compensation expense for the value of equity participation rights. The remaining portion of the increase is attributable to the hiring of 11 consultants. Gross profit margin decreased from 20% for the six months ended June 30, 1998 to a negative 88% for the same period in 1999. However, excluding equity related compensation expense, the gross profit margin would have been 30% for 1999.

    SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative expenses increased by approximately $667,000, or 161%. The increase resulted from an increase in bad debt expense of $315,000, a $125,000 increase in personnel costs due to the hiring of additional personnel, a $91,000 increase in insurance costs, a $68,000 increase in travel and entertainment, and a $38,000 increase in professional fees due to the transaction with Luminant.

POTOMAC PARTNERS MANAGEMENT CONSULTING, LLC--1997 COMPARED TO 1998

    REVENUES. Revenues increased approximately $4.5 million, or 1,213%. The increase resulted from having a full year of operations for the year ended December 31, 1998, during which there was an increase in the number of clients. For the year ended December 31, 1998, Norwest contributed 18% of total revenues, United contributed 26% of total revenues, Japan Malls contributed 17% of total revenues and Western Development contributed 13% of total revenues. No other client contributed 10% or more of Potomac Partners' revenues during the period.

    COST OF SERVICES. Cost of services increased approximately $4.8 million, or 1,654%. Approximately $1.5 million of the increase was due to compensation expense related to the value of equity participation rights. The remaining increase resulted from costs associated with the hiring of 14 consultants due to the increased number of projects. Gross profit margin decreased from 22% for the year ended December 31, 1997 to a negative 4% for the same period in 1998. However, excluding equity related compensation expense, the gross profit margin would have been 27% for 1998.

    SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative expenses increased by approximately $790,000, or 919%. The increase was due to a full year's operations in 1998 compared with two months in 1997.

POTOMAC PARTNERS MANAGEMENT CONSULTING, LLC--LIQUIDITY AND CAPITAL RESOURCES

    At June 30, 1999, Potomac Partners had approximately $952,000 in cash and cash equivalents compared to $892,000 at December 31, 1998. Cash provided by operations was $278,000 for the year ended December 31, 1998 due to a fluctuation in working capital due to the growth of the business. Cash used in operations was $118,000 for the six months ended June 30, 1999 due to a net loss of $5.4 million offset by a $5.8 million non-cash compensation charge and other working capital changes due to the growth of the business.

    Cash used in investing activities was $53,000 for the year ended December 31, 1998 and $34,000 for the six months ended June 30, 1999. In all periods, cash used in investing activities was for capital expenditures.

    Cash from financing activities was $502,000 for the year ended December 31, 1998 and $212,000 for the six months ended June 30, 1999 due to capital contributions by the members. In January 1999, Potomac Partners redeemed the interests of several members, resulting in a distribution of Potomac Partners' assets including cash of $184,000.

RSI GROUP, INC. AND SUBSIDIARIES--RESULTS OF OPERATIONS

    RSI Group, Inc., or RSI, is headquartered in Dallas, Texas, and has four additional offices in Omaha, Nebraska; Poughkeepsie, New York; Herndon, Virginia and Research Triangle Park, North Carolina. RSI has 119 employees. The following table sets forth certain selected financial data for RSI on a historical basis for the periods indicated:

                                                                                              SIX MONTHS ENDED
                                                               YEAR ENDED DECEMBER 31,            JUNE 30,
                                                           -------------------------------  --------------------
                                                             1996       1997       1998       1998       1999
                                                           ---------  ---------  ---------  ---------  ---------
                                                                          (DOLLARS IN THOUSANDS)
Revenues.................................................  $  16,133  $  15,724  $  16,927  $   8,461  $   6,639
Cost of services.........................................     11,663     11,650     12,271      6,141      4,803
                                                           ---------  ---------  ---------  ---------  ---------
Gross profit.............................................      4,470      4,074      4,656      2,320      1,836
Selling, general and administrative......................      4,105      3,745      4,253      2,171      2,600
                                                           ---------  ---------  ---------  ---------  ---------
Operating income (loss)..................................  $     365  $     329  $     403  $     149  $    (764)
                                                           ---------  ---------  ---------  ---------  ---------
                                                           ---------  ---------  ---------  ---------  ---------

RSI GROUP, INC. AND SUBSIDIARIES--SIX MONTHS ENDED JUNE 30, 1998 COMPARED TO SIX
  MONTHS ENDED JUNE 30, 1999

    REVENUES. Revenues decreased approximately $1.8 million, or 22%. This decrease resulted from a decrease in staffing related to a decrease in business with First Data Resources. During the period, RSI reduced the volume for services performed for First Data Resources in order to concentrate on a long-term strategy of focusing its business on more profitable services for other clients. First Data Resources was seeking a further reduction in rates for services which would have resulted in a decrease in the gross margins for the services. For the six months ended June 30, 1999, IBM contributed 43% of total revenues and National Association of Securities Dealers, Inc. contributed 10% of total revenues. No other client contributed 10% or more of RSI's revenues during the period.

    COST OF SERVICES. Cost of services decreased approximately $1.3 million, or 22%. The decrease resulted from a reduction of costs associated with a 32% decrease in the number of consultants. Gross profit margin remained unchanged at approximately 27% for the six months ended June 30, 1998 and the same period in 1999.

    SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative expenses increased approximately $429,000, or 20%. The increase resulted from an equity based compensation charge in 1999.

RSI GROUP, INC. AND SUBSIDIARIES--1997 COMPARED TO 1998

    REVENUES. Revenues increased approximately $1.2 million, or 8%. This increase resulted from an increase in services performed for IBM. For the year ended December 31, 1998, IBM contributed 34% of total revenues and First Data Resources contributed 13% of total revenues. No other client contributed 10% or more of RSI's revenues during the period.

    COST OF SERVICES. Cost of services increased approximately $621,000, or 5%. The increase resulted from a slight increase in the average number on staff in 1998. Gross profit margin increased from 26% for the year ended December 31, 1997 to 28% for the same period in 1998.

    SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative expenses increased by approximately $508,000, or 14%. The increase resulted from the addition of personnel necessary to support higher volume of business, and included increases in salaries, utilities and insurance.

RSI GROUP, INC. AND SUBSIDIARIES--1996 COMPARED TO 1997

    REVENUES. Revenues decreased approximately $409,000, or 3%. This decrease resulted primarily from a decline in staffing to First Data Resources. During the period RSI reduced the volume of services performed for First Data Resources in order to concentrate on a long-term strategy of focusing its business on more profitable services for other clients. First Data Resources was seeking a reduction in the fee arrangements for services which would have resulted in a negative impact on gross margins. For the year ended December 31, 1997, IBM contributed 28% of total revenues, First Data Resources contributed 17% of total revenues and Computer Associates contributed 10% of total revenues. No other client contributed 10% or more of RSI's revenues during the period.

    COST OF SERVICES. Cost of services decreased approximately $13,000, or less than 1%, which was a direct result of the slight decrease in the volume of business. Gross profit margin decreased from 28% for the year ended December 31, 1996 to 26% for the same period in 1997.

    SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative expenses decreased by approximately $360,000, or 9%. The decrease was primarily due to a reduction in staffing.

RSI GROUP, INC. AND SUBSIDIARIES--LIQUIDITY AND CAPITAL RESOURCES

    At June 30, 1999, RSI had approximately $36,000 in cash and cash equivalents compared to $30,000 at December 31, 1998. Cash provided by operations was $38,000 for the year ended December 31, 1998 and $885,000 for the six months ended June 30, 1999. In 1998, the net cash used in operating activities was due to fluctuations in working capital due to growth of the business. For the six months ended June 30, 1999, the cash provided by operating activities was due to a $811,000 reduction in accounts receivable.

    Cash used in investing activities was $199,000 for the year ended December 31, 1998 and $8,000 for the six months ended June 30, 1999. In all periods, cash used in investing activities was for capital expenditures for the purchase of computer equipment and furniture fixtures.

    Cash used in financing activities was $872,000 for the six months ended June 30, 1999 due to repayments on the line of credit of $762,000. Cash provided by financing activities was $179,000 in 1998 due to borrowing under the line of credit of $220,000. At June 30, 1999, RSI's revolving credit facilities provided for borrowings up to $2.4 million. At June 30, 1999, approximately $1.4 million remained available for borrowing under the credit facility.

PRO FORMA COMBINED LIQUIDITY AND CAPITAL RESOURCES

    On a historical basis the eight companies and Luminant used $3.3 million and $3.2 million of cash in its operations for the year ended December 31, 1998 and the six months ended June 30, 1999.

    Of the $3.3 million of cash used in operations on a historical basis for the year ended December 31, 1998, one company, Free Range, used $4.2 million. Exclusive of Free Range, the other companies as a group provided cash flows from operations of $900,000 for the year ended December 31, 1998. The cash flow used in operating activities for Free Range relates primarily to the net loss incurred by the Company during the year ended December 31, 1998.

    Of the $3.2 million of cash used in operations on a historical basis for the six months ended June 30, 1999, Brand Dialogue-New York used $3.5 million and Free Range used $1.1 million. Exclusive of Brand Dialogue-New York and Free Range, the other companies as a group provided cash flows from operations of $1.7 million for the six months ended June 30, 1999.

    The cash flow used in operating activities for the six months ended June 30, 1999 was the first use of cash by Brand Dialogue-New York in any of the periods presented and is attributable to several factors. There has been an increase in accounts receivable and amounts due from related parties a result of the increase in revenues for the six months ended June 30, 1999. Amounts due from related parties represent receivables from Young & Rubicam.

    During the six months ended June 30, 1999, Free Range experienced a significant growth in accounts receivable, which increased to an approximate 70 day collection cycle as a result of the increase in the amount of revenue generated by Free Range. We believe the acceleration of cash receipts from customers to within normal terms of 30-45 days, management of the timing of additions of personnel and restricting other cash operating expenditures to those required to generate immediate revenue will reduce the uses of cash by Free Range to less than $1.0 million per year.

    Luminant intends to implement a unified budgetary system to ensure that unexpected uses of cash flows in operations are kept to a minimum.

    We initiated preliminary discussions with First Union Corporation in July 1999 to obtain a senior credit facility sufficient to provide working capital for all our companies and to finance potential acquisitions, but we cannot assure you that we will obtain a credit facility. If a credit facility can be obtained, it is likely that it would require us to comply with various loan covenants including maintenance of specified financial ratios; restrictions on additional indebtedness; and restrictions on liens, guarantees, advances and dividends. The facility would be used for working capital and general corporate purposes, including payment of the contingent consideration from the current acquisitions and any future acquisitions. We cannot assure you that we will obtain a credit facility on advantageous terms, if at all. If we are unable to obtain a credit facility, we may not be able to acquire additional companies, open or expand offices, make capital expenditures, hire and train additional personnel or otherwise expand our business.

    On a pro forma basis, we made capital expenditures of approximately $2.6 million during the year ended December 31, 1998 and approximately $1.8 million during the six months ended June 30, 1999. These capital expenditures were primarily for computer equipment, internally used software purchases and leasehold improvements. We expect to make capital expenditures of approximately $3.2 million for hardware, software, and leasehold improvements during the next 12 months. No assurance can be made with respect to the actual timing and amount of these expenditures.

    After the closing of this offering and the sale of shares of non-voting common stock directly to Young & Rubicam, Luminant will have approximately $15.4 million in cash and cash equivalents and approximately $8.5 million of indebtedness outstanding on a pro forma basis and expects to make capital expenditures of $3.2 million for hardware, software, and leasehold improvements in the next 12 months. Luminant intends to minimize the operating uses of cash by Free Range as described above; however, even if these improvements take longer than expected the available cash and cash equivalents are expected to be sufficient to finance capital expenditures, working capital and operations for the next 12 months.

    As part of the acquisition agreements, targets were established that would provide additional purchase consideration. We have the discretion to pay anywhere from 0% to 50% of the contingent consideration in cash, with the balance to be paid in common stock. To the extent we elect to pay any portion of the contingent consideration in cash, we would be required to seek additional debt or equity financing if that portion of the contingent consideration would not be covered by the increased operating cash flows from meeting these targets and any remaining cash proceeds of this offering.

    Prior to the initial filing of the registration statement to which this prospectus relates, we entered into agreements to acquire the eight companies. On or about September 2, 1999, we amended the acquisition agreements to change what the owners of the eight companies will receive. It is possible that the owners of the eight companies who receive common stock as part of the acquisition may allege that the offering and sale of the shares of common stock to them should be integrated with the offering and sale of the common stock to the public under this prospectus, and that the offering and sale of shares to the owners of the eight companies was not made in accordance with the requirements of Section 5 of the Securities Act of 1933. Generally, the statute of limitations for this type of claim is one year after the date of the alleged violation and, if successful, would entitle the owners to rescind the issuance of the shares to them and demand a return to them of the shares of the applicable acquired company or make a monetary claim for the value of those shares. This claim could be made for all of the 16,534,859 shares of common stock received by the owners of the acquired companies, which based upon the assumed offering price of $16.00 per share would represent a total potential claim of $264.6 million. We believe that the offer and sale of common stock to the owners of the eight companies should not be integrated with the offer and sale of the common stock to the public under this prospectus and qualifies for a private placement exemption. We also believe that the agreement by the owners of the eight companies to release and not to pursue any rescission or other claims and to recontribute proceeds from any rescission or other claims should be enforceable and not in violation of Section 14 because the owners entered into the agreement with knowledge of the existence of their potential rescission and other claims after those potential claims had matured by virtue of their execution of the amended acquisition agreement. We cannot assure you, however, that the owners of the companies would fail in arguing that the offering of shares of common stock to them should be integrated with the public offering pursuant to this prospectus or that their agreements to forego any rescission or other claims and to recontribute the proceeds of any rescission or other claims to us will be enforceable under applicable law. We intend to vigorously defend any rescission or other claim by the owners of the eight companies.

    We intend to pursue acquisition opportunities. The timing, size or success of any acquisition and the associated potential capital expenditures and commitments are unpredictable. We believe that cash flow from operations, borrowings under the proposed line of credit and the unallocated net proceeds of this offering will be sufficient to fund our capital requirements for at least the next 12 months, excluding potential acquisitions. To the extent that we are successful in closing acquisitions, it may be necessary to finance the acquisitions through the issuance of additional equity securities, incurrence of indebtedness, or both. In addition, we cannot assure you that our working capital needs will not exceed anticipated levels or working capital generated will be sufficient to fund our operations. As a result, we may be required to obtain additional financing from bank borrowings or debt or equity offerings.

YEAR 2000 READINESS DISCLOSURE STATEMENT

    The Year 2000 issue is the result of computer programs using two digits rather than four to define the applicable year. As a result, date-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in system failures or miscalculations causing disruptions of operations, including, among others, a temporary inability to process transactions, send invoices or engage in similar business activities. Although we have discussed the Year 2000 readiness of each company with the management of the eight companies, we will not conduct an independent investigation of the Year 2000 readiness of the eight companies prior to the closing of the offering and the simultaneous acquisition of the eight companies. In connection with the acquisitions of our eight companies, however, we have received a representation from the former owners of each company that their company does not face material unresolved Year 2000 issues. To the extent these representations are breached and we suffer damages, our operating results and financial condition may be adversely affected. Additionally, many of our companies have contacted their major clients and vendors to assess their Year 2000 readiness.

    We depend on smooth and timely interactions with our vendors, clients and other third parties. Any unexpected costs or disruption in the operations or activities of such vendors, clients or other third parties as a result of Year 2000 compliance issues within such entities could materially adversely affect our business, operating results or financial condition. We intend to continue identifying Year 2000 problems related to our clients and vendors and to formulate a system of working with key third parties to understand their ability to continue providing services and products through the change to Year 2000. We intend to work directly with our key vendors, including financial institutions and utility providers, and partner with them if necessary, to avoid any business interruptions.

    We believe the most likely worst case scenario related to Year 2000 risks is a material business interruption that leads to client dissatisfaction and the termination of an engagement or engagements by dissatisfied clients. Such an interruption in services could occur due to a breakdown in any number of our computer systems and applications on other systems, or the systems of third parties. Examples are failures in our application software, computer chips embedded in equipment, supply of materials from our suppliers, or lack of adequate telecommunications, power, or other utilities. Any such failure could prevent us from being able to deliver our services as expected, which could materially adversely affect our business, operating results and financial condition.

    Based upon the representations made and information supplied by the former owners of the eight companies, we do not anticipate costs associated with the Year 2000 issue to have a material adverse financial impact on us. There may, however, be interruptions or other limitations of financial and operating systems' functionality, and we may incur additional costs to avoid these interruptions or limitations. Our expectations about future costs associated with the Year 2000 issue are limited by uncertainties that could cause actual results to have a greater financial impact than currently anticipated. Factors that could influence the amount and timing of future costs include:

    - our success in identifying systems and programs that contain two-digit year codes;

    - the nature and amount of programming required to upgrade or replace each of the affected programs;

    - the rate and magnitude of related labor and consulting costs; and

    - our success in addressing Year 2000 issues with our clients, vendors and other third parties with which we do business.

RECENT ACCOUNTING PRONOUNCEMENT

    In March 1998, the American Institute of Certified Public Accountants issued SOP 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use," or SOP 98-1. SOP 98-1 requires companies to capitalize qualifying computer software costs that are incurred during the application development stage and amortize them over the software's estimated useful life. The adoption of SOP 98-1 is not expected to have a material adverse impact on our financial position or results of operations.

                                    BUSINESS

OVERVIEW

    We provide professional services to Fortune 500 companies, Internet and electronic commerce-based companies and other organizations that use or want to use the Internet and electronic commerce in their businesses. We help traditional businesses incorporate the Internet and electronic commerce into their businesses. We also help primarily Internet-based businesses conduct their business more effectively. We provide the following Internet and electronic commerce professional services:

    - strategy consulting, which helps clients understand how to use the Internet and electronic commerce to operate their businesses more competitively and interact with their customers and suppliers more effectively;

    - creative solutions, which involve web site designing, creating marketing programs for attracting customers to web sites, and developing a web site "look and feel" that projects a client's identity and serves a client's business goals;

    - technology solutions, which involve the actual building and installation of Internet and electronic commerce software applications, including web sites and interfaces to mainframes and existing systems; and

    - ongoing services, which are continuing services we provide that support and complement our clients' Internet and electronic commerce businesses, such as ongoing Internet site management.

    Our services are designed to rapidly improve a client's competitive position in their field. We provide a wide range of services from assisting our clients conceive how to use the Internet and electronic commerce in their business, to building their Internet and electronic commerce applications. We believe that our approach, which integrates our strategy consulting services, creative solutions and technology solutions, allows us to deliver in a timely manner reliable, comprehensive, secure and expandable Internet and electronic commerce business solutions.

    We perform services for more than 100 clients, including the following, each of which contributed at least $1.0 million to, and accounted for at least one percent of, our pro forma combined revenues for the 18 months ended June 30, 1999:

    - A&E Television Networks

    - Bell Atlantic Network Services, Inc.

    - International Business Machines Corporation

    - MasterCard International Incorporated

    - Mars, Incorporated

    - United Air Lines Inc.

    - Wells Fargo Bank, N.A.

Our clients are diversified across many industries, including technology, financial, retailing, media and communications. We also work with companies that do business primarily over the Internet.

    As of August 15, 1999, our 689 employees were located throughout the United States in:

    - California

    - Colorado

    - the District of Columbia

    - Florida

    - Georgia

    - Illinois

    - Maryland

    - Massachusetts

    - Missouri

    - Nebraska

    - New York

    - North Carolina

    - Pennsylvania

    - Texas

    - Virginia

    - Washington

    - Wisconsin

    On a pro forma combined basis, we had $54.8 million of revenues for the year ended December 31, 1998 and $41.4 million of revenues for the six months ended June 30, 1999.

OUR COMPANY

    Simultaneously with the closing of this offering we expect to acquire the following eight companies:

    ALIGN SOLUTIONS CORP.'S services include creating Internet site content and advertisements; multimedia presentations; Internet site design; document services, maintenance of databases and workflow automation; and systems integration services. Align has special expertise in the energy and financial services industries.

    BRAND DIALOGUE-NEW YORK is presently the New York branch of a Young & Rubicam division. The services offered by the Brand Dialogue-New York business that we intend to acquire include strategic consulting in the technology and marketing areas, Internet site development and on-going Internet site management, on-line media strategy and planning, on-line advertising campaigns and development of Internet-based branding applications. Brand Dialogue-New York has provided services to customers in the financial, pharmaceuticals, media and communications industries.

    FREE RANGE MEDIA, INC. provides strategic consulting and creative solutions that address a client's overall business objectives. Free Range has special expertise in the financial services, health care and communications industries.

    INTEGRATED CONSULTING, INC. DBA I.CON INTERACTIVE, offers creative solutions, online brand development and ongoing maintenance of Internet site content. i.con has special expertise in the entertainment, hospitality, technology and telecommunications industries.

    INTERACTIVE8, INC.'S services include strategic consulting, development of Internet site content, applications development, database and electronic commerce integration, account management, Internet site hosting, tracking and analysis, and Internet marketing. InterActive8 has special expertise in the media and communications and consumer products industries.

    MULTIMEDIA RESOURCES, LLC'S services include strategic consulting, business development, and development of Internet marketing programs. Multimedia has special expertise in media, retailing and financial services industries.

    POTOMAC PARTNERS MANAGEMENT CONSULTING, LLC'S professional services include the formulation of electronic commerce strategy, program management, development of strategic partnerships, and business process design. Potomac Partners has special industry expertise in the financial services, retailing, media, entertainment, communications and transportation industries.

    RSI GROUP, INC. AND SUBSIDIARIES' services include the distribution and decentralization of computing systems, including the integration of electronic commerce systems, providing mission-critical Internet process services, application development, and professional staffing and technology support. RSI has special expertise in the technology, transportation, telecommunications, financial and consumer goods industries.

INDUSTRY BACKGROUND

    The Internet is continuing its rapid development from primarily an information delivery medium to an interactive platform through which companies market, operate and manage their businesses and conduct transactions. As a result of its widespread adoption, the Internet has been the catalyst for an evolution of business to business, business to consumer and employer to employee relationships and communications. The explosive growth of the Internet and its potential to create new opportunities and pose fundamental threats to the competitive positions of traditional businesses presents enormous challenges for the managers of companies. This is leading to the rapid growth of, and demand for, professional services relating to the Internet and electronic commerce.

    Companies are using the Internet to restructure the way they conduct their businesses. The Internet provides new ways for companies to market their products and services, manage their operations and employees, and improve their financial results. Through the Internet, companies have the ability to improve their competitive positions; reduce operating, transaction and overhead costs; shorten product and marketing cycle times; create and strengthen business alliances; and improve and accelerate the flow of information both internally and externally. Through electronic commerce and the Internet, organizations are identifying, developing and expanding product and service offerings and creating new innovative strategies and operating models. This ability has led to the emergence of new businesses.

    The emergence of the Internet and electronic commerce creates significant challenges for virtually all companies regardless of industry or location. In many industries traditional barriers to entry, such as physical or capital assets, are becoming less important, and the traditional competitive advantages and business models that companies relied on to sustain their profitability are diminishing. The Internet and other technologies reduce the effect of geographic barriers, price discrimination and other factors and are changing the way many businesses have historically competed. Forrester Research, an industry research firm, estimates the revenues generated from Internet commerce will grow from $43 billion in 1998 to $1.4 trillion in 2003. This represents a compound annual growth rate of 91%.

    In order to successfully develop Internet businesses and conduct electronic commerce, companies need to understand how the Internet will fit in with their overall long and short term business plans, and how business over the Internet differs from conventional business operations to be successful. Internet sites must be distinctive, attractive, engaging and easy to use. Companies need to use the right tools to successfully achieve their goals and develop effective technology systems.

    Generally, companies do not have the internal resources necessary to establish an electronic commerce presence on the Internet in the rapid time frames needed to meet their business goals. We believe that companies will focus on their core competencies and will not make the time or financial commitment necessary to hire and train the professionals needed to build in-house capabilities. International Data Corporation, or IDC, an industry research firm, forecasts that the market for Internet and electronic commerce professional services worldwide will grow to $78.5 billion by 2003.

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
    The need for organizations to act quickly and effectively has led to the demand for coordinated strategic, creative and technology services. Many traditional professional services firms can typically provide services in strategy consulting, creative solutions or in technology solutions. The need to integrate these disciplines is beyond the capabilities of most traditional service firms, however, especially given the rapid time frames for developing Internet and electronic commerce businesses. As a result, we believe there is great demand for professional services firms that can effectively provide services in all three disciplines in the rapid time frame and focus that the Internet and electronic commerce business environment demands.

THE LUMINANT SOLUTION

    We are a provider of Internet and electronic commerce solutions for clients in diversified industries located throughout the United States and abroad. We are able to provide the combination of strategy consulting, creative solutions and technology solutions that clients need to create and expand their Internet and electronic commerce businesses. We also provide on-going services needed to manage and operate our clients' Internet businesses.

    We concentrate on providing clients with a broad range of capabilities which blend the disciplines of strategy consulting, creative solutions and technology solutions. Our work is focused on:

    - LEADING INDUSTRY SOLUTIONS. We believe that we provide clients with leading edge solutions critical to their success. Our strategy consulting practice helps clients develop and sharpen their strategic vision in order to capitalize on Internet and electronic commerce opportunities. Our creative solutions practice then provides web site design, marketing programs for attracting customers to web sites, and the development of a web site "look and feel" that projects a client's identity and serves a client's business goals. Our technology solutions practice builds and installs the Internet and electronic commerce software applications necessary to successfully operate Internet businesses. In addition, we provide ongoing services that support and complement our clients' Internet and electronic commerce businesses, including ongoing Internet site management.

    - INTEGRATED DELIVERY MODEL. We are able to deliver strategy consulting, creative solutions and technology solutions in an integrated, coordinated manner that addresses our clients' Internet and electronic commerce-related business challenges in rapid time frames.

    - LONG-TERM CLIENT RELATIONSHIPS. Our extensive understanding of our clients' needs and objectives allows us to provide integrated Internet and electronic commerce professional services that help our clients grow revenues and reduce costs. Our strategy consulting, creative and technology services and skills are geared to establishing multi-year and multi-project relationships with our clients.

    - STRONG MANAGEMENT TEAMS. We have a highly experienced group of Internet and electronic commerce professionals in each of our practice areas. These professionals combine to form a knowledgeable client management team with many years of professional experience. These teams offer seamless client solutions that address a client's strategic vision, sales and marketing objectives. Our breadth of experience and skills allows us to provide multifaceted assistance to our clients.

STRATEGY

    We intend to strengthen our position as a provider of professional services to Fortune 500 companies, Internet and electronic commerce-based companies and other organizations who

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
use or want to use the Internet and electronic commerce in their business. Our strategy for achieving this objective is based on the following key elements:

    - LEVERAGE OUR THREE MAIN PRACTICE AREAS. Through our three main practice areas, strategy consulting, creative solutions and technology solutions, we are able to deliver valuable services to our clients. These practice areas allow us to fully capture our collective expertise and channel those skills to deliver our solutions to our clients in an effective, consistent, disciplined and integrated manner. In addition, given the need for rapid business development in the Internet arena, our ability to integrate our three main practices will be an important feature of our services and a key point of differentiation in the marketplace.

    - EXPAND LONG-TERM CLIENT RELATIONSHIPS. We have a number of established long-term client relationships and we intend to develop and sustain additional client relationships over time. Our client service teams are able to integrate strategic solutions, creative solutions and technology solutions at each stage of our client engagements. We believe that by offering our clients coordinated strategy consulting, creative and technology services we are able to help our clients grow revenues and reduce expenses. Furthermore, we believe that maintaining a reputation for being an innovative Internet and electronic commerce professional services firm will increase our ability to attract new clients, including by referral from our existing clients.

    - OPERATE AS A SINGLE, FULLY INTEGRATED FIRM. We are creating a strong, dynamic, united platform for our business based on an integrated firm concept. We intend to leverage our strong executive leadership to project a unified mission and integrated operating model. All of our businesses are adopting a single corporate vision, name, identity and brand. Our management and our employees will be provided incentives that are based on overall corporate performance. We believe it is critical to establish strong internal management systems and processes in order to maintain a high, consistent level of client service and efficient utilization of the skills of our people. The key management infrastructure will be centered on financial and management information, communications, incentives, recruiting, training and knowledge management.

    - MAINTAIN LEADING EDGE PROFESSIONAL CAPABILITIES AND TECHNOLOGY SOLUTIONS. In order to provide our clients with the industry's leading edge solutions and our integrated approach to their Internet and electronic commerce professional services needs, we place a strong focus on attracting, hiring, developing and retaining outstanding personnel. We focus on keeping the skills of our employees in-line with the industry's most current standards, and on developing management and leadership skills among a broad cross-section of our people. To facilitate ongoing professional development and innovation, we focus on several key skill sets: problem solving, analysis, communications, creativity, team work and effectiveness with our clients.

    - EXPAND OUR BREADTH OF SERVICE AND GEOGRAPHIC SCOPE. As our clients' needs broaden and expand, we intend to enhance our set of service capabilities, improve our geographic reach and strengthen our management team. We intend to build our capabilities through organic growth and through selective strategic acquisitions in the United States and internationally.

    - PROVIDE ONGOING SERVICES. As part of our comprehensive, integrated approach to our long-term client relationships, we provide clients with ongoing services which enhance a clients' ability to operate their Internet and electronic commerce businesses. Those services include managing the content of Internet sites and providing placement of advertising media. We believe that these ongoing services are critical to seamlessly

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
      providing a client with the best possible Internet and electronic commerce professional services and are a principal factor that enables us to attract and retain our clients.

SERVICES

    We offer a wide range of Internet and electronic commerce professional services to traditional businesses as well as new Internet-based businesses. These services fall into a number of categories, including strategy consulting, creative solutions, technology solutions and ongoing services, which involve the following activities:

    STRATEGY CONSULTING

    Strategy consulting includes services that help our clients understand how to use the Internet and electronic commerce to achieve operating efficiencies, open new and more effective ways to communicate with customers and suppliers, enhance competitive advantages and otherwise incorporate the Internet and electronic commerce into their businesses. Our strategy consulting practice area includes:

    - BUSINESS STRATEGY. We analyze the economic structures of industries and particular businesses and help our clients establish financial and non-financial goals. We also screen alliance and acquisition choices, analyze customers and markets, conduct competitive and pricing analyses and advise clients regarding pricing.

    - MARKETING STRATEGY. We provide profiles and advice about the make-up of our clients' markets and suggest ways to promote and distribute a client's products and services. We also identify and construct opportunities for partnering with other businesses, and develop ways to increase Internet site traffic.

    - TECHNOLOGY STRATEGY. We provide advice regarding technology systems, selection of tools for managing an Internet site, ways to communicate with customers and suppliers, and technology-related partnerships and alliances.

    - BRANDING AND IDENTITY. We identify branding goals and analyze market positioning for our clients and plan for the development, testing and establishment of their online brands. We also coordinate the Internet and non-Internet branding efforts of our clients, and develop plans for communicating to their customers.

    CREATIVE SOLUTIONS

    Creative solutions involve designing Internet sites that visually engage the targeted end-user and are consistent with a client's branding, identity and overall business strategy. Our creative practice area includes:

    - INTELLECTUAL PRODUCT DEVELOPMENT. We create designs, graphics and Internet site plans. We also help clients develop and install the content on their Internet sites.

    - INTERNET MARKETING. We create marketing programs for our clients' Internet sites which focus on increasing customers and improving revenues, market positions and profitability.

    - CUSTOMER DEVELOPMENT, MEASUREMENTS AND ANALYSIS. We develop methods for measuring and analyzing the effectiveness of the client's Internet enterprise. We design and install Internet and electronic commerce software applications to help clients target, acquire and retain customers, expand customer relationships and generate new business and demand for services. We also design and install Internet and electronic commerce software applications to measure sales cycles, manage the life cycle of a customer relationship, analyze pricing and tactics and evaluate sales force efficiency and effectiveness.

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
    TECHNOLOGY SOLUTIONS

    We use leading technologies to deliver solutions that fulfill our clients' strategic objectives. We assist our clients in building new Internet and electronic commerce software applications and integrating these applications into our clients' existing systems. Our technology practice area includes:

    - TECHNOLOGY DEVELOPMENT. We build and install the Internet and electronic commerce software applications needed by our clients to achieve their marketplace goals. We help our clients identify all requirements for building and maintaining an Internet site. We also help our clients use Internet and electronic commerce technology to build flexible, adaptable systems.

    - INTERNET INTEGRATION. We integrate the Internet software applications with existing systems in other areas of the client's business. We integrate Internet software applications for back office systems relating to customer service, pricing, purchasing, shipping, inventory, order fulfillment and information systems. We also integrate corporate intranets and extranets.

    - ELECTRONIC COMMERCE MANAGEMENT. We help clients design and install Internet based software applications for handling electronic order management and transaction processing.

    - CONTENT AND PRODUCT DEVELOPMENT MANAGEMENT TOOLS. We help clients create, support and manage their Internet sites and electronic commerce systems, perform quality control on, and automatically update, electronic content, and develop databases to support current and archived electronic content.

    - SECURITY. We plan, implement and audit security practices to protect our clients' systems from unauthorized access and intrusion.

    ONGOING SERVICES

    Our clients engage us to perform ongoing services, which enables us to maintain long-term client relationships and to support their Internet and electronic commerce business operations. The ongoing services that we provide include:

    - CONTENT SERVICES. We manage some or all of the content on our clients' Internet sites, including static or continuously updated content for entire sites or subsections of sites.

    - RESEARCH SERVICES AND MARKET ANALYSIS. We prepare ongoing studies of the effectiveness of our clients' Internet sites. We provide focus groups, surveys, and analyses comparing our clients' sites with those of their competitors using sophisticated research and analysis techniques.

    - PLACEMENT OF ADVERTISING MEDIA. We help clients place their advertising media by designing and creating advertisements, identifying where to place advertisements and procuring space for the media.

    - BUSINESS PROCESSES. We assess the various business processes of an electronic enterprise and advise clients how the processes should be performed or improved. The areas we assess include order fulfillment, billing, human resources, customer order flow, public relations and warehousing.

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
EXAMPLES OF OUR SERVICES AND SOLUTIONS

    The following examples illustrate the kinds of services and solutions that we have developed for specific clients:

M&M/MARS

    M&M/Mars is a leading candy and confectionery firm, and owns a number of established consumer brands. In 1996, M&M/Mars retained us to bring the M&M's brand to the World Wide Web. Since then, we have provided the company with a wide range of Internet solutions, cutting across multiple brands and divisions, that opened up new avenues of business.

    From creating brand-building sites that provide rich interactive media experiences, such as the M&M Studios site and the SKITTLES-Registered Trademark-Portal, to electronic commerce solutions like the newly relaunched M&M's Network Online Store, to online recruiting sites and beyond, we have helped M&M/Mars do business in countries around the world faster and more flexibly than before. As a result, M&M/Mars has discovered new business opportunities and new ways to communicate with the world, helping it to remain a world leader in a competitive industry.

    MASTERCARD INTERNATIONAL

    MasterCard International Incorporated retained us to help build its electronic commerce business. We have developed several new interactive programs, games and partnerships designed to increase site traffic for the MasterCard.com web site. We conceived and implemented a brand-building program entitled "See the Future Now" and an educational program called "Shopping Now? Here's How," to educate consumers about the benefits of shopping in stores and online with MasterCard. Features of the program include an "instant win game" that showcases MasterCard benefits that can be realized now and in the future, and a "ShopSmart" program that educates consumers how to shop effectively and safely on the Internet.

    We have also worked on MasterCard International's behalf with other sites to create custom-developed media partnerships. We worked with Excite, Inc. to create a "ShopSmart" decal awareness program. The program helped MasterCard secure decal participation relationships with over 100 merchants. We have also worked to develop media partnerships with key commerce merchants, including Preview Travel, Netscape, ZDNet's, NetBuyer and GolfWeb.

    STERLING SOFTWARE, INC.

    Sterling Software, Inc. engaged us late in 1998 to redesign their current Internet site. Sterling sought a site that pulled together all of its existing Internet sites into a common look and feel, offered common, shared databases among the sites, allowed for local content updates and reflected Sterling's quality and progressiveness. We began to redesign Sterling's Internet sites in early 1999. Over the span of several months, our team redesigned, reorganized and rebuilt thousands of pages from more than a dozen different product lines and international Internet sites.

    The look and feel of the revised site reflects the state-of-the-art technology that underlies Sterling's solution-based products. The site now features a consistent overall design and common navigation and data structures throughout all of its sections. Each main section in the site incorporates custom photography, marketing information and background color elements. Sterling's new site also incorporates state-of-the-art Web technology such as Dynamic HTML, Flash animation, a dynamic menu system, mechanisms for local content providers to input and

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
update dynamic content and a central administration system for reviewing and posting new content.

CLIENTS

    Our companies have provided professional services for a variety of clients in many industries. The following is a partial list of our clients that we believe is representative of our overall client base:

       MEDIA AND                                                                        TRAVEL AND
    COMMUNICATIONS             TECHNOLOGY                   FINANCIAL                 TRANSPORTATION
-----------------------  -----------------------  -----------------------------  ------------------------
A&E Television           International Business   First Data Resources           United Air Lines Inc.
  Networks               Machines Corporation     MasterCard International
AT&T Corp.               Microsoft Corporation    Incorporated
Bell Atlantic Network    Sterling Software, Inc.  National Association of
  Services, Inc.                                  Securities Dealers, Inc.
MCI Worldcom, Inc.                                Wells Fargo

         INTERACTIVE                  CONSUMER               ENERGY
------------------------------  --------------------  --------------------
JuniorNet Corporation           Maybelline, Inc.      Chevron U.S.A. Inc.
                                Mars, Incorporated    Enron Corp.
                                Office Depot, Inc.    Halliburton Company

    For the year ended December 31, 1998, IBM, our largest client, accounted for approximately 12.4% of our pro forma combined revenues. No other client accounted for 10% or more of our pro forma combined revenues for the year ended December 31, 1998 and no client accounted for 10% or more of our pro forma combined revenues for the six months ended June 30, 1999.

SALES AND MARKETING

    Our sales approach is based on developing long-term consultative relationships with our clients. We intend to integrate the sales and marketing functions of the companies we acquire to provide for client focused professional marketing organization targeted toward developing existing client relationships by expanding the services provided to those clients as well as adding new clients. In addition to our direct sales force which will market our service along those lines, our management will actively market to companies with which they have a relationship. We will employ a team selling approach, in which our sales people collaborate with our business unit professionals and management to identify prospects, conduct sales and manage client relationships, particularly at core client relationships. We and Young & Rubicam intend to cooperate in marketing our respective services to each others' clients in order to increase the range, breadth and depth of services available to these clients.

    In addition, we integrate the discipline of strategic, creative and technical solutions into our clients' sale processes. We assign senior executives to each account to ensure the multi-disciplinary sales approach. This process identifies major cross-disciplinary client issues early in the process, which saves the client time and money and allows us to provide more effective services to our clients. Most of our senior executives are involved in the sales process.

COMPETITION

    The market for our services is highly fragmented and can be characterized by intense competition and rapid technological change. We have many competitors including large and well-established firms, new entrants attracted by low barriers to entry and prospective clients who have used their internal resources to develop an Internet presence.

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
    Our current competitors include, and may in the future include, the following:

    - Internet consulting firms and online agencies, including AGENCY.COM, AppNet, iXL Enterprises, Modem Media . Poppe Tyson, Organic Online, Proxicom, Razorfish, Scient, US Interactive, USWeb/CKS and Viant;

    - general management consulting firms, including Bain & Company, Boston Consulting Group, Booz Allen & Hamilton and McKinsey & Company;

    - the professional services groups of computer equipment companies, including Compaq, Hewlett-Packard and IBM;

    - systems integrators, including Andersen Consulting, Cambridge Technology Partners, Sapient, and consulting arms of the "Big Five" accounting firms; and

    - internally developed solutions of current and potential clients.

    The principal competitive factors in the Internet professional services market include Internet expertise and talent, client references, integrated strategy, technology and creative design services, quality, pricing and speed of service delivery and vertical industry knowledge. We believe we compete favorably with respect to these factors and are in a good position to attract talent with our growth and entrepreneurial culture. We believe we have established ourselves as a leader in Internet-specific industry and domain expertise. Through our solutions and our attention to client satisfaction, we have created a strong track record of customer successes. We believe the market will continue to offer significant opportunity for multiple players on the short and medium-term.

INTELLECTUAL PROPERTY

    We utilize intellectual property in our business, some of which we consider proprietary. We generally rely on trade secret law to protect our proprietary interests. We cannot guarantee that the steps we have taken to protect our proprietary rights will be adequate to deter misappropriation of our intellectual property, and we may not be able to detect unauthorized use and take appropriate steps to enforce our intellectual property rights. If third parties infringe or misappropriate our trade secrets, copyrights, trademarks or other proprietary information, our business could be seriously harmed. In addition, although we believe that our proprietary rights do not infringe on the intellectual property rights of others, other parties may assert infringement claims against us or claim that we have violated their intellectual property rights. These claims, even if not true, could result in significant legal and other costs and may be a distraction to management. Protection of intellectual property in many foreign countries is weaker and less reliable than in the United States, so if our business expands into foreign countries, risks associated with protecting our intellectual property will increase.

EMPLOYEES

    As of August 15, 1999, we had a total of 689 employees, of which 47 were in management, 529 in professional services, 46 in sales and marketing and 67 in administration. Success will depend in part on our ability to attract, retain and motivate highly qualified technical and management personnel, for whom competition is intense. None of our employees are represented by labor unions. We believe our relationship with our employees is good.

    To succeed, we must continue to hire, retain and train outstanding professionals. We believe that our success retaining these individuals will depend significantly on our ability to provide a rich learning environment, to provide a one-firm culture and to offer continued professional development as well as economic incentives.

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
    We believe that developing our one-firm concept with a shared culture is critical to our ability to attract top management, strategic, technology, design, sales, marketing and support professionals. Our core values include a dedication to maintaining an innovative and team-based environment in order to achieve total client satisfaction and provide our employees with personal and professional growth opportunities.

FACILITIES

    We lease offices located in Atlanta, Georgia; Chicago, Illinois; Dallas, Texas; Houston, Texas; Herndon, Virginia; Larchmont, New York; New York City, New York; San Francisco, California; and Seattle, Washington. Our headquarters are located in Dallas, Texas at the facilities of RSI under a month to month lease.

LEGAL PROCEEDINGS

    We and our companies are not parties to any pending material legal proceedings.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

    Our executive officers and directors and their ages as of August 15, 1999 are as follows:

                NAME                      AGE                         POSITION
------------------------------------      ---      -----------------------------------------------
Michael H. Jordan (1)(2)(3).........          63   Chairman and Director
Guillermo G. Marmol (4).............          46   Chief Executive Officer, President and Director
Derek R. Reisfield..................          36   Vice Chairman and Executive Vice President
Thomas G. Bevivino..................          44   Vice President of Finance
George P. Stamas....................          48   Director
Randolph Austin (2)(3)(5)...........          35   Director
Michael J. Dolan (5)................          52   Director
James R. Corey (5)..................          45   Director
Richard M. Scruggs (5)..............          43   Director

------------------------

(1) Mr. Jordan will be elected a director and Chairman effective on the closing of this offering.

(2) Member of the Board of Directors' audit committee effective on the closing of this offering.

(3) Member of the Board of Directors' compensation committee effective on the closing of this offering.

(4) Mr. Marmol will serve as Chairman until the closing of this offering. Mr. Marmol will remain as a director following his resignation as Chairman.

(5) Messrs. Austin, Dolan, Corey and Scruggs will be appointed as directors effective on the closing of this offering.

    MICHAEL H. JORDAN will be our Chairman effective upon the closing of this offering and the simultaneous acquisition of the eight companies, having served as an advisor to us since January 1, 1999. Mr. Jordan retired in December 1998 as Chairman and Chief Executive Officer of CBS Corporation, formerly Westinghouse Electric Corporation, positions he held since June 1993. Prior to joining Westinghouse, he was a principal with the investment firm of Clayton, Dubilier & Rice, Inc. from September 1992 through June 1993. From 1974 until 1992, Mr. Jordan held various management positions at PepsiCo, Inc., his last position being Chief Executive Officer of PepsiCo International. From 1964 to 1974, Mr. Jordan held various positions, including Partner at McKinsey & Company, Inc., an international management consulting firm. Mr. Jordan is also a member of the Boards of Directors of Aetna, Inc., Dell Computer Corp. and Marketwatch.com. Mr. Jordan is a member of the President's Export Council; is the Chairman of the U.S.-Japan Business Council; Chairman of The College Fund/UNCF; and Chairman of the Policy Board of the Americans for the Arts.

    GUILLERMO G. MARMOL has been our Chief Executive Officer and President since August 1998 and a director since June 1999. Previously, Mr. Marmol was a Vice President of Perot Systems, Inc., Chairman of its Operating Committee and responsible for corporate development from January 1996 to May 1998. Prior to joining Perot Systems, Mr. Marmol held a variety of positions during an 18-year career with McKinsey & Company, Inc. He was elected a director and senior partner in 1991 and most recently held leadership positions in the firm's senior partner election committee, its Dallas, Texas office and its global organization practice.

    DEREK R. REISFIELD has been our non-director Vice Chairman and Executive Vice President since April 1999, having served as an advisor since January 1999. Mr. Reisfield held a variety of positions with CBS Corporation, formerly Westinghouse Electric Corporation, from May 1996 to January 1999, where he held the positions of Vice President, Business Development and then President of the CBS New Media Group. While at CBS, Mr. Reisfield created CBS.Marketwatch.com and served as the Chairman of the Board of Marketwatch.com, LLC. He was also responsible for the development of CBS.Sportsline.com, and served on the Board of Directors of Sportsline USA, Inc. From May 1995 to April 1996, Mr. Reisfield was a Partner of

Mitchell Madison Group, a management consulting company, where he was a co-founder and co-leader of the firm's Media and Telecommunications Practice. From August 1987 to June 1995, Mr. Reisfield served in various capacities, including Senior Manager, at McKinsey & Company, Inc. Mr. Reisfield serves on the board of directors of Pictet & Cie. Global Leisure Fund, S.A., a Swiss based mutual fund.

    THOMAS G. BEVIVINO has been our Vice President of Finance since July 1999. In March, 1999, Mr. Bevivino formed ARC Group LLC, a specialist financial advisory and transactions support firm, and since that date he has been engaged full-time in supervising our financial due diligence efforts and preparing our financial statements. From June 1986 to June 1988, Mr. Bevivino served as a staff accountant at Kreischer Miller & Co., an accounting, auditing and financial advisory firm. After receiving his CPA in June 1988, Mr. Bevivino served as a Senior Accountant at Kreischer Miller from June 1988 to August 1990. From August 1990 to December 1991, Mr. Bevivino served as the corporate controller of Realen Homes, a real estate developer. In December, 1991, Mr. Bevivino rejoined Kreischer Miller where he worked until March 1999, departing as a Senior Engagement Manager. Mr. Bevivino is a member of the American Institute of Certified Public Accountants and the Pennsylvania Institute of Certified Public Accountants.

    GEORGE P. STAMAS has been a director since May 1999. Mr. Stamas is a partner with the law firm of Wilmer, Cutler & Pickering and Co-Chairman of that firm's Corporate Department. Prior to joining Wilmer, Cutler & Pickering as a partner in April 1996, he was a partner at Piper & Marbury L.L.P. since 1983. Mr. Stamas is counsel to, and a limited partner of, the Washington Capitals hockey team and the Baltimore Orioles baseball team. Mr. Stamas also serves on the Board of Directors of FTI Consulting, Inc., a provider of litigation support services.

    RANDOLPH AUSTIN will become a director effective upon the closing of this offering and the simultaneous acquisition of the eight companies. From January 1999 until present Mr. Austin has been an advisor to Bertelsmann Ventures. From January 1998 to December 1998, Mr. Austin was President and Chief Executive Officer of BOL, Bertelsmann Online, Bertelsmann's global electronic commerce business. From November 1995 to December 1997, Mr. Austin held various positions with Prodigy, Inc., his last position being Senior Vice President, Sales & Business Development. From September 1990 to November 1995, Mr. Austin served in various capacities, including Senior Engagement Manager, at McKinsey & Company, Inc.

    MICHAEL J. DOLAN will become a director effective upon the closing of this offering and the simultaneous acquisition of the eight companies. Since July 1996, Mr. Dolan has served as Vice Chairman, Chief Financial Officer and a director of Young & Rubicam Inc., an international marketing and communications services firm. From August 1991 to July 1996, Mr. Dolan was President and Chief Executive Officer of the joint venture, Snack Ventures Europe, between PepsiCo Foods International and General Mills.

    JAMES R. COREY will become a director effective upon the closing of this offering and the simultaneous acquisition of the eight companies. Mr. Corey has served as Managing Director of Potomac Partners since September 1997. Prior to joining Potomac Partners, Mr. Corey served as Co-Chief Operating Officer of AT&T Solutions and Managing Partner of their Consulting Division from June 1995 until September 1997. From June 1994 to June 1995, Mr. Corey served as President of the Worldwide Services Organization of Unisys Corporation. From December 1989 until June 1994 Mr. Corey was a partner in the Los Angeles office of McKinsey & Company, Inc. Previously, Mr. Corey was a Partner at Andersen Consulting in Chicago.

    RICHARD M. SCRUGGS will become a director effective upon the closing of this offering and the simultaneous acquisition of the eight companies. Mr. Scruggs has served as President, Chief Executive Officer and Chairman of the Board of Align since October 1996. From January 1996 until October 1996, Mr. Scruggs served as Chief Operating Officer of Rothwell Systems, which was later purchased by Perot Systems, Inc. From May 1990 until January 1996, Mr. Scruggs served in a variety of capacities at BSG Alliance/IT, including Managing Director of Business Development and Managing Director of the Houston office.

    At the closing of this offering and the simultaneous acquisition of the eight companies, our Board of Directors will consist of seven directors, which number may be changed by the Board of Directors. Mr. Dolan is being appointed to our Board of Directors pursuant to an agreement between us and Young & Rubicam. If the size of the Board is increased to eleven or more, Young & Rubicam will have the right to nominate an additional director to our Board. Messrs. Corey and Scruggs are being appointed to our Board of Directors pursuant to the agreements we have entered into to acquire their companies. In addition, we currently expect that Mr. Corey will be appointed our President, and Mr. Scruggs will be appointed a Vice Chairman, following the closing of this offering and the simultaneous acquisition of the eight companies.

KEY PRACTICE LEADERS

    The following persons held the positions indicated opposite their names in the companies that we will acquire:

          NAME                       FORMER POSITION IN ACQUIRED COMPANY
------------------------  ---------------------------------------------------------
Lynn J. Branigan........  Managing Partner, Multimedia
Calvin W. Carter........  President and Chief Executive Officer, i.con
James R. Corey..........  Managing Director, Potomac Partners
John B. Dimmer..........  President, Free Range
Bruce D. Grant..........  President, RSI
Henry Heilbrunn.........  Managing Partner, Multimedia
William Markel..........  Managing Partner, InterActive8
Andreas Panayi..........  President, Brand Dialogue-New York
Douglas Rice............  President and Chief Executive Officer, InterActive8
Richard M. Scruggs......  President, Chief Executive Officer and Chairman of the
                            Board, Align

    LYNN J. BRANIGAN has served as Managing Partner of Multimedia since she co-founded the company with Henry Heilbrunn in 1993. Ms. Branigan specializes in marketing, media and business development at Multimedia. Prior to forming Multimedia, Ms. Branigan served as Director, Sales and Marketing for the commercial unit of Prodigy Services Company, Inc. from February 1985 until January 1993.

    CALVIN W. CARTER has served as the President and Chief Executive Officer of i.con since he co-founded the company in August 1994. From May 1993 until August 1994, Mr. Carter served as a management consultant for PricewaterhouseCoopers LLP.

    JAMES R. COREY will become a director of Luminant effective upon the closing of this offering and the simultaneous acquisition of the eight companies. Mr. Corey has served as Managing Director of Potomac Partners since September 1997. Prior to joining Potomac Partners, Mr. Corey served as Co-Chief Operating Officer of AT&T Solutions and Managing Partner of their Consulting Division from June 1995 until September 1997. From June 1994 to June 1995, Mr. Corey served as President of the Worldwide Services Organization of Unisys Corporation. From December 1989 until June 1994, Mr. Corey was a partner in the Los Angeles office of McKinsey & Company, Inc. Previously, Mr. Corey was a Partner at Andersen Consulting in Chicago.

    JOHN B. DIMMER has served as President of Free Range since May 1998. From June 1995 until May 1998, Mr. Dimmer served as Vice President and Chief Financial Officer of Free Range. From March 1986 until June 1995, Mr. Dimmer served as Assistant Secretary and Manager of Commercial Surety at Reliance Surety Company.

    BRUCE D. GRANT has served as President of RSI since January 1999. From January 1997 until December 1998, Mr. Grant served as President of RSI East, and from January 1992 until December 1996, Mr. Grant served as Vice President of RSI East. From 1984 until January 1992, Mr. Grant served in various capacities with RSI and its affiliates.

    HENRY HEILBRUNN has served as Managing Partner of Multimedia since he co-founded the company with Ms. Branigan in 1993. Mr. Heilbrunn specializes in business planning and product development at Multimedia Resources. Prior to forming Multimedia, Mr. Heilbrunn served as Senior Vice President, Product Management and Retention Marketing at Prodigy Services Company, Inc. from September 1990 until January 1993, and in various other capacities with Prodigy from February 1984 until August 1990.

    WILLIAM MARKEL has served as Managing Partner of InterActive8 since 1998. From February 1995 until 1997, Mr. Markel provided business development consulting for InterActive8, and from 1994 until February 1995 he served as a sales executive for Harrington Righter and Parsons, a television sales division of Cox Broadcasting.

    ANDREAS PANAYI has served as President of Brand Dialogue-New York, Young & Rubicam's digital interactive branding unit, since 1998. From 1989 until 1998, Mr. Panayi worked in various capacities at Poppe Tyson, the global interactive marketing arm of True North, including most recently as Senior Partner, Director of International Operations.

    DOUGLAS RICE has served as InterActive8's President and Chief Executive Officer since he founded the company in 1994. From 1994 to 1997, Mr. Rice also served as the Creative Director for InterActive8.

    RICHARD M. SCRUGGS will become a director of Luminant effective upon the closing of this offering and the simultaneous acquisition of the eight companies. Mr. Scruggs has served as President, Chief Executive Officer and Chairman of the Board of Align since October 1996. From January 1996 until October 1996, Mr. Scruggs served as Chief Operating Officer of Rothwell Systems (which was later purchased by Perot Systems). From May 1990 until January 1996, Mr. Scruggs served in a variety of capacities at BSG Alliance/IT, including Managing Director of Business Development and Managing Director of the Houston office.

COMMITTEES OF THE BOARD OF DIRECTORS

    Our Board of Directors intends to establish an audit committee which will be comprised solely of independent directors. The responsibilities of the audit committee will include: (1) recommending to our board of directors the independent public accountants to conduct the annual audit of our books and records; (2) reviewing the proposed scope of the audit; (3) approving the audit fees to be paid; (4) reviewing accounting and financial controls with the independent public accountants and our financial and accounting staff; and (5) reviewing and approving transactions between us and our directors, officers and affiliates. Messrs. Jordan and Austin will be members of the audit committee as of the closing of this offering and the simultaneous acquisition of the eight companies.

    Our Board of Directors also intends to establish a compensation committee to consist solely of non-employee directors. The compensation committee will (1) provide a general review of our compensation plans to ensure that they meet corporate objectives and (2) administer our stock plans. Messrs. Jordan and Austin will be members of the compensation committee as of the closing of this offering and the simultaneous acquisition of the eight companies.

    DIRECTOR COMPENSATION Directors who are also our employees will not receive additional compensation for serving as directors. Each person serving or who has agreed to serve as a non-employee director as of the closing of this offering and the simultaneous acquisition of the eight companies will be automatically granted an option as of the effectiveness of the registration statement to which this prospectus relates, to purchase 9,000 shares of common stock under our long-term incentive plan at the price of the initial public offering. In addition, under the long-term incentive plan each non-employee director will be granted an annual option to purchase 6,000 shares at each annual meeting of our stockholders at which the director is re-elected or remains a director. Each of these options will have an exercise price equal to the market value per share of common stock on the date of grant. A director who receives formula options can generally exercise them beginning six months after receipt, as to one-sixth of the shares and as to an additional one-sixth every following six months. Directors will also be reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors or committees of the Board of Directors, in their capacity as directors. Directors may also receive additional, discretionary option grants. Mr. Jordan will also be granted options to purchase 120,000 shares of common stock in consideration for services to be rendered exercisable at a price equal to the initial public offering price per share. The options will become exercisable one-sixth every six months over 36 months from the date of grant.

    Mr. Dolan, who is Vice Chairman, Chief Financial Officer and a director of Young & Rubicam, has agreed to serve on our Board of Directors at the request of Young & Rubicam. Mr. Dolan has assigned to Young & Rubicam the net proceeds received by him in connection with any exercise of options we grant to him for serving on our Board of Directors and sale by him of the underlying shares.

    EXECUTIVE COMPENSATION We were founded in August 1998, did not conduct any operations in 1998 and, accordingly, did not pay any compensation to our executive officers for the year ended December 31, 1998. The following table sets forth the annual base salary rates and other compensation expected to be paid in 1999 to our chief executive officer and our two most highly compensated officers. Joseph W. Autem served as our chief financial officer from January 1999 until July 1999 and has entered into an agreement to provide consulting services to us in the future. In 1999, we expect to pay Mr. Autem an aggregate of approximately $150,000 and grant options to purchase 15,625 shares of our common stock, assuming an initial offering price of $16.00 per share, exercisable at $.01 per share, for services rendered by Mr. Autem to us in 1999 as Chief Financial Officer and as a consultant.

    Each of the officers listed in the table below is entitled to an annual bonus up to an amount equal to his base salary based on our performance measured against annual objectives to be determined by the compensation committee of the Board of Directors. See "--Employment Agreements."

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG-TERM
                                                ANNUAL COMPENSATION              COMPENSATION AWARDS
                                      ----------------------------------------  ----------------------
                                                                    OTHER             SECURITIES
                                                                    ANNUAL            UNDERLYING          ALL OTHER
NAME AND PRINCIPAL POSITION             SALARY        BONUS      COMPENSATION      OPTIONS/SARS (#)      COMPENSATION
------------------------------------  -----------  -----------  --------------  ----------------------  --------------
Guillermo G. Marmol,................  $   300,000  $   300,000   $         --            1,168,333       $         --
  Chief Executive Officer
  and President
Derek R. Reisfield,.................      250,000      250,000             --              233,667                 --
  Vice Chairman and
  Executive Vice President
Thomas G. Bevivino,.................      150,000      150,000             --               60,000                 --
  Vice President of Finance

    KEY PRACTICE LEADER HISTORICAL COMPENSATION AND DISTRIBUTIONS. Prior to our common stock offering, Luminant's business has been conducted by the eight individual, closely-held companies. Some of these companies are limited liability companies and S corporations. Amounts distributed by these eight companies to individuals who will become our key practice leaders include not only compensation but also returns on invested capital and return of capital. As a result, the historical amounts distributed to these key practice leaders do not provide meaningful individual compensation information for our key practice leaders based on the operation of Luminant as a combined, publicly-held company. The following tables set forth historical total distribution amounts and option grant information for our key practice leaders.

    The amounts set forth for Messrs. Scruggs and Heilbrunn and Ms. Branigan in the column titled "All Other Compensation" represents the dollar value of term life insurance premiums paid on their behalf by the companies during the covered fiscal year. The amount set forth for Mr. Carter in the column titled "All Other Compensation" represents profit-sharing plan contributions during the covered fiscal year.

    The amount set forth for Mr. Heilbrunn and Ms. Branigan in the column titled "Salary" represents limited liability company profit distributions.

                              KEY PRACTICE LEADER
                           SUMMARY COMPENSATION TABLE

                                                                                                       LONG TERM COMPENSATION
                                                                                                    ----------------------------
                                                                  ANNUAL COMPENSATION                          AWARDS
                                                      --------------------------------------------  ----------------------------

                                                                                          OTHER                      SECURITIES
                                                                                         ANNUAL       RESTRICTED       UNDER-
                                                                                         COMPEN-         STOCK          LYING
                                                                  SALARY      BONUS      SATION        AWARD(S)       OPTIONS/
NAME AND PRINCIPAL POSITION                             YEAR        ($)        ($)         ($)            ($)         SARS (#)
----------------------------------------------------  ---------  ---------  ---------  -----------  ---------------  -----------
Richard Scruggs, Chairman and Chief Executive
  Officer of Align..................................       1998    191,667         --          --             --         25,800
Andreas Panayi, President of Brand Dialogue-New York       1998    145,831     10,000      --             --             15,000
John Dimmer, President of Free Range................       1998     66,668     --          --             --             --
Calvin Carter, President and Chief Executive Officer
  of Icon Interactive...............................       1998    157,608     14,921
Doug Rice, President and Chief Executive Officer of
  InterActive8......................................       1998    203,808    365,000      --             --             --
William Markel, Managing Partner InterActive8.......       1998    175,000    245,000      --             --             --
Lynn Branigan, Managing Partner of Multimedia.......       1998    228,570     --          --             --             --
Henry Heilbrunn, Managing Partner of Multimedia.....       1998    228,570     --          --             --             --
James Corey, Managing Director of Potomac
  Partners..........................................       1998    340,000    178,750      --             --             --
Bruce Grant, President..............................       1998     60,000     86,473      --             --             --


                                                         PAYOUTS
                                                      -------------

                                                          LTIP        ALL OTHER
                                                         PAYOUTS       COMPEN-
NAME AND PRINCIPAL POSITION                                ($)       SATION ($)
----------------------------------------------------  -------------  -----------
Richard Scruggs, Chairman and Chief Executive
  Officer of Align..................................           --           358
Andreas Panayi, President of Brand Dialogue-New York       --            --
John Dimmer, President of Free Range................       --            --
Calvin Carter, President and Chief Executive Officer
  of Icon Interactive...............................
Doug Rice, President and Chief Executive Officer of
  InterActive8......................................       --            --
William Markel, Managing Partner InterActive8.......       --            --
Lynn Branigan, Managing Partner of Multimedia.......       --               635
Henry Heilbrunn, Managing Partner of Multimedia.....       --             1,090
James Corey, Managing Director of Potomac
  Partners..........................................       --            --
Bruce Grant, President..............................       --            --

    In the table below, the value of the options granted to Mr. Scruggs in 1998 is based on a Black-Scholes pricing model with a volatility of 70%, a risk-free rate of return of 5.65%, a dividend yield of 0%, and exercise of options five years from date of grant.

    The value of the options granted to Mr. Scruggs in 1997 is based on a Black-Scholes pricing model with a volatility of 70%, a risk-free rate of return of 6.25%, a dividend yield of 0%, and exercise of options five years from date of grant. The number of shares underlying options is expressed in terms of Luminant shares, based on the number of Luminant shares to be issued for each outstanding share of Align's stock upon closing of the acquisition of Align.

    The value of the options granted to Mr. Panayi in 1998 is based on a Black-Scholes pricing model with a volatility of 0%, a risk-free rate of return of 6.25%, a dividend yield of 0%, and exercise of options ten years from date of grant. These options represent options to purchase shares of Young & Rubicam stock, and as a result the volatility assumption reflects the assumption used in the valuation of options under Young & Rubicam's incentive plan.

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                                                                  INDIVIDUAL GRANTS
                                       -----------------------------------------------------------------------

                                                    NUMBER OF
                                                   SECURITIES       % OF TOTAL
                                                   UNDERLYING      OPTIONS/SARS                      MARKET
                                                    OPTIONS/        GRANTED TO       EXERCISE OR    PRICE ON
                                                      SARS         EMPLOYEES IN      BASE PRICE      DATE OF
COMPANY                   NAME           YEAR      GRANTED (#)      FISCAL YEAR       ($/SHARE)       GRANT
-----------------  ------------------  ---------  -------------  -----------------  -------------  -----------
Align              Richard Scruggs          1998       17,969                5%            1.33          1.33
                                            1998        4,320                5%            1.33          1.33
                                            1997       17,710                3%            0.22          0.22
Brand Dialogue     Andreas Panayi           1998       15,000              100%           28.44         28.44



                                           GRANT DATE
                        EXPIRATION        PRESENT VALUE
COMPANY                    DATE                 $
-----------------  ---------------------  -------------
Align              April 30, 2008               17,296
                   April 30, 2008                4,158
                   June 30, 2007                 2,847
Brand Dialogue     December 14, 2008           147,125

EMPLOYMENT AGREEMENTS

    On September 1, 1998, we entered into an employment agreement with Mr. Marmol as our Chief Executive Officer and President for a term of three years and four months. The agreement will automatically renew for successive one-year periods beginning January 1, 2002, unless we or Mr. Marmol provides the other with written notice that the Agreement will not renew within 90 days of the expiration date. This agreement provides that Mr. Marmol will devote substantially all of his time to the operation of our business. The agreement establishes the initial base salary set forth in the table above and eligibility for up to an equal annual bonus. We have also agreed to grant options immediately before trading begins to purchase 1,168,333 shares of common stock, at an exercise price equal to the initial public offering price, of which 25% will be immediately exercisable and the remainder will become exercisable at the rate of 25% on the first, second and third anniversaries of the date of grant and will remain exercisable for up to 10 years after the date of grant and that will permit exercise of exercisable options for up to 36 months after his employment ends. We may terminate the agreement for cause or upon death or disability. Cause means a final non-appealable conviction for, or plea of no contest to, a charge of commission of a felony, the good faith determination by the Board of Directors that Mr. Marmol has committed any act in the course of employment constituting fraud or dishonesty on 20 days' notice, or a determination by a court of competent jurisdiction that Mr. Marmol has breached his non-compete agreement; his confidentiality agreement; or interfered with our relationship with any client, supplier or other person. In the case of a termination due to disability we will continue to pay Mr. Marmol his salary and benefits for a period of six months. Mr. Marmol has the right to terminate his employment with us at any time for any reason. If we terminate Mr. Marmol's agreement for any reason other than for cause, or Mr. Marmol terminates his employment for good reason, Mr. Marmol will be entitled to receive severance pay equal to his base salary and maximum bonus for the period remaining under the term of the agreement, continuation of benefits for that period and automatic vesting of all stock options. Good reason includes a change of control; material breach of the employment agreement by us; relocation of our principal business office to more than 35 miles outside Dallas; or Mr. Marmol's duties are diminished or he is not elected Chairman, unless he consents otherwise. Mr. Marmol has consented in writing to the election of Michael H. Jordan as our Chairman and a director upon the closing of this offering and has further agreed that his ceasing to be President does not constitute good reason for his resignation. Mr. Marmol will be subject to covenants intended to bar his competition and solicitation of clients or employees through one year after his employment ends for any reason.

    As of June 28, 1999, we entered into an employment agreement with Thomas G. Bevivino as our Vice President, Finance for the period through June 28, 2002. Mr. Bevivino will receive an annual salary of $150,000 plus a bonus of up to the same amount. We will grant Mr. Bevivino options to acquire 60,000 shares of common stock under the long-term incentive plan, exercisable at the initial public offering price. The options will become exercisable in sixths every sixth months after the date we grant them and will remain exercisable for up to 10 years after the date of the grant. Mr. Bevivino will receive the same benefits as our other employees. We may terminate Mr. Bevivino's agreement for cause or upon death or disability. Cause includes a material breach of Mr. Bevivino's obligations or Mr. Bevivino's gross negligence, conviction for, or plea of no contest to, a charge of commission of a felony, a breach by Mr. Bevivino of his non-compete or confidentiality agreement, or if Mr. Bevivino interfered with our relationship with any client, supplier or other person. Mr. Bevivino may terminate his employment with us with or without good reason. Good reason means if we materially violate the employment agreement or if within the first anniversary of the initial public offering we relocate his primary office by more than 35 miles from Horsham, Pennsylvania. If Mr. Bevivino resigns or we terminate his employment with or without cause or because of death or disability, we will pay Mr. Bevivino any unpaid portion of his salary pro-rated through the date of actual termination, reimburse business expenses, pay accrued vacation and pay health insurance premiums for that period. In addition, if we terminate Mr. Bevivino's employment without cause or he resigns for good reason, Mr. Bevivino will receive a severance payment equal to his base salary and the pro rata share of the bonus for the year of his termination, continuation of his benefits and acceleration of the next sixth of his options. Mr. Bevivino will be subject to covenants intended to bar his competition and solicitation of clients or employees during his employment and for one year after his employment ends for any reason.

    On July 23, 1999, we entered into an employment agreement with Derek Reisfield to serve as our Vice Chairman and Executive Vice President through July 23, 2002. Until the closing of this offering and the simultaneous acquisition of the eight companies, Mr. Reisfield is receiving a monthly salary of $20,000, with a special bonus at the closing equal to $333 per day between February 15, 1999 and closing plus reimbursement of limited expenses incurred during this period. Beginning with the closing of this offering, Mr. Reisfield will have an annual salary of $250,000 and be eligible for an annual bonus of up to the same amount. We have also agreed to grant options, immediately before trading begins, to purchase 1% of the shares of common stock outstanding immediately after the offering. The exercise price for the options will be the initial public offering price. The options will be immediately exercisable and will remain exercisable for up to 10 years after the date of grant or until we terminate all options under the long-term incentive plan if earlier than 10 years after the date of grant. During the term of his employment, Mr. Reisfield may not engage in activities that would interfere with the performance of his duties for us but may engage in other business ventures. We may terminate Mr. Reisfield's agreement for cause or upon death or disability. Cause includes a material breach of Mr. Reisfield's obligations, Mr. Reisfield's gross negligence, or his conviction for, or plea of no contest to a charge of commission of a felony. If we terminate Mr. Reisfield's agreement for any reason other than for cause or Mr. Reisfield terminates his employment for good reason, Mr. Reisfield will be entitled to receive severance pay for 18 months equal to his base salary as well as his pro rata share of his bonus for the year of his termination and health insurance premium for that period. Good reason includes a material breach of the employment agreement by us or relocation of his principal business location outside Dallas, Texas and surrounding counties or New York City, New York if Mr. Reisfield relocates back to New York City. Mr. Reisfield is subject to covenants that bar his competition and solicitation of clients or employees for the earliest of nine months after his employment ends, our failure to complete the initial public offering by December 31, 1999, and the date of termination of employment by disability.

SEVERANCE AGREEMENT

    Joseph Autem resigned as our Chief Financial Officer effective as of July 23, 1999. In connection with Mr. Autem's resignation, we entered into a severance agreement with him effective July 23, 1999. Under the severance agreement, Mr. Autem is entitled to the following:

    - Mr. Autem will serve as a financial consultant to Luminant for a period of six years. He will be compensated at the rate of $13,888.89 per month. Mr. Autem will receive an acquisition fee if we acquire any company Mr. Autem refers to us as an acquisition candidate after July 23, 1999.

    - Upon the closing of this offering, we will grant Mr. Autem immediately exercisable and fully vested options for shares of our common stock in an amount equal to the quotient of $250,000 divided by the initial public offering price per share. The exercise price for these options will be $0.01 per share. These options will remain exercisable until the earlier of the tenth anniversary of the date of the grant or the termination date of all other options under our long-term incentive plan.

    - Payment of $56,249.75 as reimbursement of Mr. Autem's fees and expenses incurred in furtherance of our business, and an additional $25,000 in deferred consulting fees is payable to Mr. Autem within 15 days of the closing of this offering provided that the closing occurs on or before June 30, 2000.

1999 LONG-TERM INCENTIVE PLAN

    We have adopted and our stockholders have approved a long-term incentive plan to promote our long-term growth and profitability, improve stockholder value, and attract, retain and reward highly motivated and qualified employees and directors. The compensation committee of our Board of Directors will administer the long-term incentive plan unless the Board of Directors specifies another committee of the Board of Directors or chooses to act itself as administrator.


    Under the long-term incentive plan, we can grant options for approximately 7,108,769 shares of common stock, which number will adjust automatically to be 30% of our outstanding common stock from time to time. We can grant options to employees in the form of incentive stock options for up to 6,000,000 shares, together with any shares required for replacement of incentive stock options held by Align optionees, but may choose not to do so. Any options we grant that are not incentive stock options will be nonqualified stock options.


    All of our employees, directors, and certain service providers are eligible to receive options under the long-term incentive plan. For tax reasons, the long-term incentive plan limits the number of shares covered by options that an individual can receive in a calendar year to 50% of the total initial pool. The administrator will determine the prices, exercise schedules, expiration dates, and other material conditions under which optionees other than non-employee directors may exercise their options. Except with respect to replacement options, which we grant to replace options at companies we acquire, the exercise price of these options after the initial public offering may not be less than the fair market value of the common stock on the date of grant. The long-term incentive plan also provides for formula option grants for 9,000 shares to each person serving or who has agreed to serve as a non-employee director as of the closing of this offering and for 6,000 shares annually thereafter at each annual meeting of our stockholders, that happens at least six months after the closing of the offering, at which the director is re-elected or remains a director. A director who receives formula options can generally exercise them beginning six months after receipt, as to one-sixth of the shares and as to an additional one-sixth every following six months.

    All options will become exercisable if we have a change of control, except as option agreements provide otherwise or as necessary to allow pooling of interest accounting. In general, we will have a change of control if, after our initial public offering:

    - anyone acquires or holds more than 50% of our voting securities, excluding holdings by our benefit plans and some other related parties;

    - we complete a merger or consolidation, unless, in general, our pre-merger shareholders own at least 50% of the voting securities of the merged companies;

    - our Board changes in specified ways in connection with proxy contents or as a result of adding new directors who are not approved by existing directors; or

    - if we complete a liquidation or dissolution or sell or otherwise dispose of all or substantially all of our assets.

In addition, unless we provide otherwise, or as necessary to allow pooling of interest accounting, the long-term incentive plan and all options will terminate in defined circumstances if:

    - we are not the surviving company in a merger, consolidation, or reorganization;

    - we complete a liquidation or dissolution or sell substantially all our assets; or

    - our board approves and we complete a transaction that results in a person or entity's owning all of our stock, unless the person or entity is related to us in specified ways.

However, before the long-term incentive plan would terminate for one of those reasons, we would either agree that our successor would assume the options and/or the long-term incentive plan, allow optionees to exercise the options if these options were in-the-money, or cancel the options by paying the amount, if any, by which the value determined with respect to that transaction exceed the exercise price of the options.

    The long-term incentive plan limits the time during which an optionee can exercise an option to no more than 10 years. In addition, an optionee who leaves employment will generally have no more than 90 days to exercise an option, reduced to no days after employment in terminations for cause, and additional rules apply to death and disability. The compensation committee may, however, override the plan's rules, other than the 10 year limit. We cannot grant additional options under the long-term incentive plan after the tenth anniversary of its adoption.

SENIOR BONUS PLAN

    We have adopted and obtained shareholder approval of a senior bonus plan. A special tax rule in Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the compensation that we can deduct for payments to our chief executive officer and the four other most highly compensated executive officers to $1 million per officer per year. We intend the senior bonus plan to provide incentive compensation that does not count against each executive's deduction limit. We may choose to use the senior bonus plan, or we may pay bonuses under some other future plan to which the tax deduction limits will apply, as long as we do not use the other payments to make up bonuses a participant loses under the senior bonus plan.

    Unless our Board of Directors selects another committee, the compensation committee will administer the senior bonus plan and select participants from our key employees and those of our subsidiaries, although we expect that most participants will be executive officers. When we refer to the "compensation committee" in discussing the senior bonus plan, we also mean any other committee that administers this plan. Only "outside directors" under the tax rules can determine the participants, set the performance goals, and certify that we or the participants have met those goals. The compensation committee will either consist solely of two or more outside directors or those members who do not satisfy the definition of an outside director will either abstain from voting or refrain from serving on a subcommittee that then administers this plan. The compensation committee has broad administrative authority to, among other things, designate participants, establish performance goals and performance periods, determine the effect of participant termination of employment and "change in control' transactions before paying an award, and generally interpret and administer the senior bonus plan. Neither we nor the Board has designated any participants or established any performance goals under the senior bonus plan.

    The compensation committee will select participants for any given time period based primarily on its judgment as to which executive officers are likely to be named in our proxy statement as the chief executive officer or one of our other four most highly compensated executive officers as of the end of the performance period and that the compensation committee reasonably expects to have compensation in excess of $1 million. We do not expect any of our employees or those of our subsidiaries to exceed that limit in 1999.

    In setting performance goals, the compensation committee will specify the applicable performance criteria and targets it will use for such performance period, which may vary from participant to participant. The performance criteria and targets will measure one or more of the following Luminant, subsidiary, operating unit, or division financial performance measures:

    - pre-tax or after-tax net income;

    - operating income or gross revenue;

    - profit margin;

    - stock price;

    - cash flows; or

    - strategic business criteria consisting of one or more objectives based upon meeting specified revenue, market penetration, geographic business expansion goals, cost targets, and goals relating to acquisitions or divestitures.

    The compensation committee may set these goals (1) on an absolute or stand-alone basis, or on a relative basis in comparison to others, (2) based on internal targets, (3) based on comparison with prior performance, (4) based on comparison to capital, shareholders' equity, shares outstanding, assets or net assets, and/or (5) based on comparison to the performance of other companies. For example, the compensation committee could express an income-based performance measure in a number of ways, such as net earnings per share, or return on equity, or with reference to meeting or exceeding a specific target, or with reference to growth above a specified level, such as prior year's performance or peer group performance. The compensation committee can also ignore unusual or nonrecurring accounting effects. The senior bonus plan provides that achieving these goals must be substantially uncertain at the time the goals are established and are subject to the committee's right to reduce the amount of any award payable as a result of the performance as discussed below.

    The compensation committee may set a participant's target bonus, that is, the amount the participant will receive if the targets are met, as a dollar amount or in a formula, for example as a percentage share of a bonus pool, provided that, if the committee uses a pool approach, the total bonus opportunity for all participants who are part of the pool may not total more than 100% of the pool. The committee has the sole discretion to reduce, but not increase, the actual bonus awarded under the plan. The committee must determine the extent to which the performance goals are met and the participant becomes entitled to a bonus.

    The maximum bonus payable under the senior bonus plan to any one individual in any one calendar year is $3 million, although we have no plans or expectations at this time to pay bonuses of that size.

    Our Board or the committee may at any time amend the senior bonus plan, and our Board may terminate the plan. However, without a participant's written consent, no amendment or termination may materially adversely affect the annual bonus rights, if any, of any already designated participant for a given performance period after the participants and targets are set. Our Board may make any amendments necessary to comply with applicable regulatory requirements, including the tax deduction limit for senior executives. If necessary to preserve the intended tax treatment, the Board may submit future amendments of the senior bonus plan to our shareholders for approval.

                   CERTAIN TRANSACTIONS WITH RELATED PARTIES

    On August 22, 1998, we issued 1,665,273 shares of common stock to Commonwealth Principals II, LLC, a Virginia based merchant banking firm, in exchange for $1.00. Commonwealth Principals will own approximately 7.13% of Luminant after this offering, which shares are indirectly held by its members, including Messrs. Jordan, Marmol and Reisfield and their affiliates as described below. In September 1998, Guillermo G. Marmol, who is our Chief Executive Officer and President, acquired a limited liability company interest in Commonwealth Principals equating to an indirect pecuniary interest in 339,269 shares of Luminant for a purchase price of $1.00. In December 1998, Michael H. Jordan, who will be our Chairman and a director at the closing of this offering, acquired a limited liability company interest in Commonwealth Principals equating to an indirect pecuniary interest in 109,361 shares of Luminant for a purchase price of $400,000. In April 1999, Derek R. Reisfield, our Vice Chairman and Executive Vice President, acquired a limited liability company interest in Commonwealth Principals equating to an indirect pecuniary interest in 54,681 shares of Luminant for a purchase price of $200,000. In addition, in May 1999, R4 Venture Partners I, of which Mr. Reisfield is a general partner and holds a 31.25% pecuniary interest, acquired a limited liability company interest in Commonwealth Principals equating to an indirect pecuniary interest in 54,680 shares of Luminant for a purchase price of $200,000.

    The following table shows the number and percentage of outstanding shares of our common stock that were indirectly owned by our affiliates through other entities as of August 15, 1999 and that will be indirectly owned by our affiliates through other entities immediately following the closing of this offering and the simultaneous acquisition of the eight companies.

                                                                                                              AFTER OFFERING
                                                                                                              (FULL EXERCISE
                                                                                      AFTER OFFERING             OF OVER-
                                                                              (NO EXERCISE OF OVER- ALLOTMENT    ALLOTMENT
                                                      BEFORE OFFERING                    OPTION)                  OPTION)
                                               -----------------------------  ------------------------------  ---------------
                                                  NUMBER OF                      NUMBER OF                       NUMBER OF
                                                SHARES OWNED                   SHARES OWNED                    SHARES OWNED
                                               THROUGH ANOTHER   PERCENTAGE   THROUGH ANOTHER   PERCENTAGE    THROUGH ANOTHER
              NAME AND ADDRESS                     ENTITY        OWNERSHIP        ENTITY         OWNERSHIP        ENTITY
---------------------------------------------  ---------------  ------------  ---------------  -------------  ---------------
Michael H. Jordan, Chairman and Director.....       109,361            5.97%       109,361             .47%        109,361
Guillermo G. Marmol, Chief Executive Officer,       339,269           18.52        339,269            1.45         339,269
 President and Director......................
Derek R. Reisfield, Vice Chairman and               109,361            5.97        109,361             .47         109,361
 Executive Vice President....................

                                                PERCENTAGE
              NAME AND ADDRESS                   OWNERSHIP
---------------------------------------------  -------------
Michael H. Jordan, Chairman and Director.....          .46%
Guillermo G. Marmol, Chief Executive Officer,         1.43
 President and Director......................
Derek R. Reisfield, Vice Chairman and                  .46
 Executive Vice President....................

    Commonwealth Principals secured, for our benefit, loans for an aggregate of $3.0 million to pay expenses of this offering and the acquisition of the eight companies. The loans secured by Commonwealth Principals accrue interest at the prime rate, which was 7.75% at June 30, 1999, are payable on demand and will be repaid from the proceeds of this offering. At June 30, 1999, Commonwealth Principals had advanced a total of $2,447,596. By closing of the offering and the simultaneous acquisition of the eight companies, Commonwealth Principals expects to advance a total of approximately $4.5 million, which includes the $3.0 million loan secured for our benefit, in order to pay expenses of this offering and the acquisition of the eight companies.

    In September 1998, we entered into a management services agreement with Commonwealth Principals to provide us with consulting and financial advisory services. The agreement terminates at the earlier of the closing of our initial public offering or 24 months after the date of the agreement. For the year ended December 31, 1998, we paid $49,000 to Commonwealth Principals under that agreement. For the six months ended June 30, 1999, $84,750 was paid to Commonwealth Principals under this agreement.

    On September 1, 1998, Mr. Marmol purchased 166,527 shares of our common stock for a purchase price of $200,000 in cash.

    We have entered into employment agreements with each of Messrs. Marmol, Reisfield and Bevivino. For the details of these agreements, please refer to "Management--Employment Agreements."

    James R. Corey will be appointed a director effective on the closing of this offering and the simultaneous acquisition of the eight companies. Mr. Corey is a Managing Director and owner of Potomac Partners. We will acquire Potomac Partners simultaneously with the closing of this offering and the acquisition of the other seven companies. Mr. Corey will receive 1,697,402 shares of common stock and $5.0 million in cash, based on an assumed initial public offering price of $16.00 per share, for his ownership interest in Potomac Partners.

    On February 1, 1998, Potomac Partners loaned $150,000 to Mr. Corey pursuant to a note that bore interest at the rate of 6% per annum and was payable on demand. This note was paid in full on December 31, 1998.


    Richard M. Scruggs will be appointed a director effective on the closing of this offering and the simultaneous acquisition of the eight companies. Mr. Scruggs is President, Chief Executive Officer and Chairman of the Board of Align. We will acquire Align simultaneously with the closing of this offering and the acquisition of the other seven companies. Mr. Scruggs will receive 777,817 shares of common stock and $3.0 million in cash, based on an initial public offering price of $16.00 per share, for his ownership interest in Align. In addition, Mr. Scruggs will receive options to purchase 50,993 shares of our common stock at exercise prices ranging from $.25 to $2.86 per share in exchange for outstanding options for Align shares.


    Mr. Scruggs is the guarantor of $550,000 of indebtedness of Align under its bank line of credit. The line of credit is due on demand, matures in March 2000, and accrues interest at the rate of prime plus 1%, which was equal to 8.75% at June 30, 1999. Mr. Scruggs will be released from his guaranty upon the closing of this offering and the simultaneous acquisition of the eight companies.

    Mr. Corey and Scruggs are also eligible to receive an indeterminable number of shares of common stock and/or cash under the contingent consideration provisions of the acquisition agreement for their respective company. See "About Luminant Worldwide Corporation."

    We entered into an agreement with ARC Group LLC and Commonwealth Principals, dated March 8, 1999, under which ARC Group LLC agreed to provide consulting services to us in exchange for a payment of $80,000, an additional payment of $240,000 upon closing of our initial public offering and reimbursement of their fees and expenses. Commonwealth Principals agreed to guarantee our performance under this agreement. Mr. Bevivino, our Vice President of Finance, is a managing member of ARC Group LLC.

    Luminant has retained the law firm of Wilmer, Cutler & Pickering, Washington, D.C., as its outside legal counsel in connection with this offering and the acquisition of the eight companies. George P. Stamas, a director of Luminant, is a partner with Wilmer, Cutler & Pickering.

YOUNG & RUBICAM

    Simultaneously with the closing of this offering and the acquisition of the other seven companies, we will acquire assets of Brand Dialogue-New York from Young & Rubicam for a purchase price of approximately $67.1 million, which will be paid through the issuance of 4,192,361 shares of common stock. We will also grant to Young & Rubicam an option immediately exercisable for 1,800,000 shares of our common stock at an exercise price equal to the initial public offering price. Under the terms of the agreement by which we will acquire assets of Brand Dialogue-New York, Young & Rubicam is purchasing $15 million worth of shares of non-voting common stock directly from us at the initial public offering price simultaneously with the closing of this offering and the acquisition of the eight companies. Assuming an initial public offering price of $16.00 per share, Young & Rubicam will purchase 937,500 shares of non-voting common stock directly from us. Under the terms of a placement agreement we have entered into with the underwriters, the underwriters will receive a
placement fee equal to $    per share of non-voting common stock sold directly
to Young & Rubicam.

    Young & Rubicam will own approximately 21.95% of Luminant after this offering, or 27.54% if the Young & Rubicam option is exercised in full, in each case including the 937,500 shares of non-voting common stock, assuming an initial public offering price of $16.00 per share, we are selling directly to Young & Rubicam simultaneously with this offering. Michael J. Dolan will become a director effective upon the closing of this offering and the acquisition of the other seven companies under an agreement with Young & Rubicam. Mr. Dolan is Vice Chairman, Chief Financial Officer and a director of Young & Rubicam.

    We have entered into an agreement with Young & Rubicam to acquire some assets of Brand Dialogue-New York, the New York branch of a Young & Rubicam division. Young & Rubicam has agreed that it will ask AT&T, the United States Postal Service, Citigroup, Dr. Pepper/7-Up, Inc., Sony Corporation, Showtime Networks, Inc., Phillip Morris Companies Inc. and Pfizer Inc., as well as other clients who may be identified in the future by Luminant and Young & Rubicam together or by Young & Rubicam under the procedures set forth in the Brand Dialogue-New York acquisition agreement, to select us to perform services in connection with on-going engagements and future engagements substantially similar to the type of work performed by Brand Dialogue-New York prior to the closing of this offering and the acquisition of the assets of Brand Dialogue-New York. Young & Rubicam has the right not to recommend us or to terminate our involvement in an existing engagement if in its judgment recommending or retaining us is not in the best interests of its clients or if we fail to perform our obligations or default under the terms of any client engagement. A Young & Rubicam client can also cancel the engagement. We and Young & Rubicam intend to cooperate in marketing our respective services to each others' clients in order to increase the range, breadth and depth of services available to such clients.

    In addition, upon the closing of this offering and the acquisition of the assets of Brand Dialogue-New York, we will enter into a Transition Services Agreement with Young & Rubicam under which Young & Rubicam will grant us a license to use, for a term not to exceed 12 months, office space used by Brand Dialogue-New York prior to the closing of this offering and the acquisition of the assets of Brand Dialogue-New York. Young & Rubicam will also agree to provide us with specified services in connection with our use of this space. In consideration for providing the space, we will pay to Young & Rubicam $33,072 per month plus expenses. Additional fees will be paid to Young & Rubicam for the provision of specified services.

                       PRINCIPAL AND SELLING STOCKHOLDERS


    The table at the end of this section shows the number and percentage of outstanding shares of our common stock that were owned as of August 15, 1999 and that will be owned immediately following the closing of this offering, the sale of shares of non-voting common stock directly to Young & Rubicam and the simultaneous acquisition of the eight companies by:

    - all persons known by us to own beneficially more than 5% of the common stock;

    - each director, director nominee and executive officer;

    - all directors, director nominees and executive officers as a group; and

    - all of our stockholders who will sell shares of common stock to the underwriters in the over-allotment option, if exercised.


    As of August 15, 1999, there were 1,831,800 shares of common stock outstanding. Following the closing of this offering and the simultaneous acquisition of the eight companies, we will have outstanding 23,366,659 shares of common stock, including 16,534,859 shares of common stock we will issue as a portion of the initial purchase prices for the acquisitions of our companies, in each case assuming the underwriters do not exercise their over-allotment option, and 23,695,895 shares assuming the underwriters exercise their over-allotment option in full. At the time of the closing of this offering and the simultaneous acquisition of the eight companies we will also have outstanding options to purchase 7,005,107 shares of common stock, including options to purchase 3,433,736 shares of common stock which will be exercisable immediately following this offering. No other options, warrants or rights to acquire shares of common stock will become exercisable within 60 days of this offering.


    On August 22, 1998, Commonwealth Principals acquired 1,665,273 shares of our common stock, which are beneficially held by its members, including Messrs. Jordan, Marmol and Reisfield and their affiliates. The beneficial ownership of Commonwealth Principals shown in the table at the end of this section does not include the shares of Luminant that are held indirectly through Commonwealth Principals by Messrs. Jordan, Marmol and Reisfield and their affiliates, as those shares will be distributed to those individuals as soon as practicable after closing of this offering:

    - The number of shares of common stock owned by Mr. Jordan includes 109,361 shares of common stock indirectly owned through his ownership of a limited liability company interest in Commonwealth Principals.

    - The number of shares of common stock owned by Mr. Marmol includes 339,269 shares of common stock indirectly owned through his ownership of a limited liability company interest in Commonwealth Principals and options to purchase 292,083 shares that will be exercisable on the closing of this offering.

    - The number of shares of common stock owned by Mr. Reisfield includes options to purchase 233,667 shares of common stock, that will be exercisable on the closing of this offering; 54,680 shares indirectly owned through his ownership of a limited liability company interest in Commonwealth Principals; and 54,681 shares indirectly owned by R4 Venture Partners I through its ownership of a limited liability company interest in Commonwealth Principals. Mr. Reisfield is a general partner of R4 Venture Partners I.

    Other members of Commonwealth Principals who will indirectly own shares of Luminant through their ownership interest in Commonwealth Principals do not include any executive officers or directors of Luminant or any persons who would have an indirect ownership interest in Luminant after completion of the offering equal to 5% or more of its outstanding shares. The management committee of Commonwealth Principals, which has the power to vote and make decisions regarding the disposition of the Luminant shares, consists of J. Marshall Coleman, Sean Coleman, and Santanu Sarkar.

    The number of shares of common stock owned by Young & Rubicam includes options for 1,800,000 shares of common stock that will be exercisable on the closing of this offering and the simultaneous acquisition of assets of Brand Dialogue-New York and also includes the 937,500 shares of non-voting common stock, assuming an initial public offering price of $16.00 per share, we are selling directly to Young & Rubicam simultaneously with the closing of this offering.

    We originally issued 1,831,800 shares of common stock to our initial stockholder and an executive officer after giving effect to the 16,653-for-one stock split.

    Following this offering, the former owners of our eight companies may be entitled to contingent consideration under the terms of the acquisition agreements that we entered into with them. The number of shares that could be issued as payment of contingent consideration are not now determinable and no assumptions regarding those issuances have been included in the pro forma financial statements included in this prospectus or in the table below.


    Assuming the underwriters exercise their over-allotment option in full, the selling stockholders will sell an aggregate of 420,765 shares of common stock to the underwriters at the initial public offering price, and Luminant will sell 329,236 shares of common stock to the underwriters at the initial public offering price. Each of the selling stockholders listed below, except for The 1996 Alice C. Alsup Trusts and The 1996 Whitney H. Alsup Trusts, are stockholders and employees or officers of one of the eight companies. The trusts mentioned in the previous sentence are stockholders of Align.


    Unless otherwise indicated, the address for our officers, directors and selling stockholders is c/o Luminant Worldwide Corporation, 4100 Spring Valley Road, Suite 750, Dallas, Texas 75244.

    Luminant has granted to the underwriters a 30-day option to purchase up to 750,000 additional shares of common stock solely to cover over-allotments, if any.

    An asterisk indicates ownership of less than 1%.


                                                                          AFTER OFFERING            AFTER OFFERING
                                                                      (NO EXERCISE OF OVER-    (FULL EXERCISE OF OVER-
                                  BEFORE OFFERING                       ALLOTMENT OPTION)         ALLOTMENT OPTION)
                              ------------------------               ------------------------  ------------------------
                                NUMBER                    NUMBER       NUMBER                    NUMBER
                               OF SHARES                 OF SHARES    OF SHARES                 OF SHARES
                              BENEFICIALLY PERCENTAGE   TO BE SOLD   BENEFICIALLY PERCENTAGE   BENEFICIALLY PERCENTAGE
      NAME AND ADDRESS           OWNED      OWNERSHIP   IN OFFERING     OWNED      OWNERSHIP      OWNED      OWNERSHIP
----------------------------  -----------  -----------  -----------  -----------  -----------  -----------  -----------
Michael H. Jordan...........     109,361         5.97%          --      109,361            *      109,361            *

Guillermo G. Marmol.........     797,880        37.57           --      797,880         3.37%     797,880         3.33%

Derek R. Reisfield..........     343,028        16.61           --      343,028         1.45      343,028         1.43

Thomas G. Bevivino..........          --           --           --           --           --           --           --

George P. Stamas............          --           --           --           --           --           --           --

James R. Corey..............          --           --           --    1,697,402         7.26    1,697,402         7.16

Richard M. Scruggs..........          --           --           --      785,587         3.36      785,587         3.32

Randolph Austin.............          --           --           --           --           --           --           --

Michael J. Dolan............          --           --           --           --           --           --           --

Young & Rubicam Inc.                  --           --           --    6,929,861        27.54    6,929,861        27.18
 285 Madison Avenue
 New York, New York 10017...

Commonwealth Principals II,      915,900        50.00           --      915,900         3.92      915,900         3.87
 LLC
 1650 Tysons Blvd.
 McLean, Virginia 22102.....

All executive officers,        1,250,269        53.03           --    3,733,257        15.63    3,733,257        15.41
 directors and director
 nominees as a group (nine
 persons)...................

SELLING STOCKHOLDERS:

  David Debbs...............          --           --       24,180      352,596         1.51      328,416         1.39

  Scott Williamson..........          --           --       18,487      130,421            *      111,934            *

  David Quackenbush.........          --           --        2,665       26,650            *       23,985            *

  Tod Knight................          --           --        8,861       95,783            *       86,922            *

  Eric Reed.................          --           --       75,971      513,647         2.20      437,676         1.72

  Michael Secor.............          --           --        8,394       55,960            *       47,566            *

  Michael Alsup.............          --           --       64,173      641,730         2.75      577,557         2.44

  Norman Dawley.............          --           --       31,763      211,750            *      179,988            *

  Henry Heilbrunn...........          --           --       15,881      105,875            *       89,994            *

  Lynn Branigan.............          --           --       31,763      211,750            *      179,988            *

  Charles Harrison..........          --           --       57,574      383,825         1.64      326,251         1.38

  Carolyn Brown.............          --           --       31,619      210,791            *      179,172            *

  The 1996 Alice C. Alsup             --           --       10,633       70,889            *       60,256            *
    Trusts..................

  The 1996 Whitney H. Alsup           --           --       10,633       70,889            *       60,256            *
    Trusts..................

  Gail Alderson Smith.......          --           --        7,382       49,146            *       41,774            *

  Todd Perri................          --           --       20,795      138,633            *      117,838            *

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

    Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.01 per share, of which 5,000,000 are shares of non-voting common stock, par value $.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share. As of August 15, 1999, there were 1,831,800 shares of our common stock outstanding, held by two holders of record, no shares of non-voting common stock outstanding and no shares of preferred stock outstanding.

    Following the closing of this offering and the simultaneous acquisition of our eight companies, we will have outstanding 23,366,659 shares of common stock, assuming the underwriters do not exercise their over-allotment option. Of the 23,366,659 shares of common stock outstanding, 937,500 will be shares of non-voting common stock, assuming an initial public offering price of $16.00 per share. In addition, we may issue additional shares of common stock to the former owners of our companies as contingent consideration under the terms of the acquisition agreements that we entered into with them. The number of shares that could be issued as payment of contingent consideration are not now determinable and no assumptions regarding those issuances have been included in the pro forma financial statements included in this prospectus. Following completion of this offering, no shares of preferred stock will be outstanding.

    The following is a description of our capital stock.

COMMON STOCK AND NON-VOTING COMMON STOCK

    We are authorized to issue, without further stockholder approval, up to 100,000,000 shares of common stock, including 5,000,000 shares of non-voting common stock. Holders of record of common stock, excluding the non-voting common stock unless otherwise required by law, are entitled to one vote for each share held on all matters properly submitted to a vote of stockholders. Holders of our common stock do not have cumulative voting rights. As a result, holders of a plurality of the shares of common stock, excluding non-voting common stock, entitled to vote in any election of directors may elect all of the directors standing for election. Holders of common stock, including the non-voting common stock, are entitled ratably to any dividend declared by the Board of Directors out of funds legally available for this purpose, subject to any preferential dividend rights of any then-outstanding preferred stock. Upon our liquidation, dissolution or winding up, holders of common stock, including the non-voting common stock, are entitled to receive ratably our remaining net assets available after payment of or provision for all debts and other liabilities, subject the prior rights of any then-outstanding preferred stock. Holders of common stock, including the non-voting common stock, have no redemption or conversion rights and no preemptive right to subscribe for or purchase additional shares of any class of our capital stock. The outstanding shares of common stock, including the non-voting common stock, are, and the shares of common stock offered in this offering will be, when issued and paid for, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock, including the non-voting common stock, may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future. See "--Preferred Stock." Each share of non-voting common stock will automatically convert to common stock on a share-for-share basis in the event the holder of a share of non-voting common stock sells or transfers that share to a person or entity who is not an affiliate of the holder. At the option of the holder of non-voting common stock each share of non-voting common stock may be converted on a share for share basis into common stock.

PREFERRED STOCK

    We are authorized to issue, without further stockholder approval, up to 10,000,000 shares of preferred stock in one or more series, which can have rights senior to those of the common stock. Our Board of Directors may fix or alter the powers, designation, dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption, including sinking fund provisions, redemption price or prices, liquidation and other preferences, and other special rights of any wholly unissued series of preferred stock, and the number of shares constituting any such series.

    Our issuance of preferred stock could adversely affect holders of common stock. These effects could include the following:

    - if dividends on the preferred stock have not been made, dividends on the common stock may be restricted;

    - to the extent the preferred stock has voting rights, the voting rights of the common stock will be diluted;

    - if holders of preferred stock are entitled to preferred dividends or liquidation preferences, the amount of earnings and assets available for distribution to holders of common stock may be reduced; and

    - the issuance of preferred stock could decrease the market price of the common stock.

In addition, our issuance of preferred stock may have the effect of delaying or preventing a change in control. We currently have no plans to issue any shares of preferred stock.

LIMITATION OF LIABILITY OF DIRECTORS AND OFFICERS

    As permitted by the Delaware General Corporation Law, our certificate of incorporation provides that our directors will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to us or our stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under
Section 174 of the Delaware General Corporation Law, relating to unlawful dividends or unlawful stock purchases or redemptions, or (4) for any transaction
from which the director derives an improper personal   benefit. As a result of
this provision, we and our stockholders may be unable to obtain monetary damages from a director for breach of his or her duty of care.

    Our certificate of incorporation and by-laws provide for the indemnification of our directors and officers to the fullest extent authorized by the Delaware General Corporation Law, except that we will indemnify a director or officer in connection with an action initiated by that person only if the action was authorized by our Board of Directors. The indemnification provided under our certificate of incorporation and by-laws includes the right to be paid expenses in advance of any proceeding for which indemnification may be had, provided that such advance payment may be made only if the director or officer seeking such advance payment delivers to us an undertaking to repay all amounts paid in advance if it is ultimately determined that the director or officer is not entitled to be indemnified. Under our by-laws, if we do not pay a claim for indemnification within 60 days after we have received a written claim, the director or officer may bring an action to recover the unpaid amount of the claim and, if successful, the director or officer also will be entitled to be paid the expense of prosecuting the action to recover these unpaid amounts.

    Under our by-laws, we have the power to purchase and maintain insurance on behalf of any person who is or was one of our directors, officers, employees or agents, or is or was serving at our request as a director, officer, employee, limited partner, general partner, manager, trustee or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, against any liability asserted against the person or incurred by the person in any of these capacities, or arising out of the person's fulfilling one of these capacities, and related expenses, whether or not we would have the power to indemnify the person against the claim under the provisions of the Delaware General Corporation Law. We intend to purchase director and officer liability insurance on behalf of our directors and officers.

ANTI-TAKEOVER PROVISIONS

    Our certificate of incorporation and by-laws contain provisions that are intended to enhance the likelihood of continuity and stability in the composition of our Board of Directors and in the policies formulated by our Board of Directors. In addition, provisions of Delaware law may hinder or delay an attempted takeover of Luminant other than through negotiation with our Board of Directors. These provisions could have the effect of discouraging attempts to acquire us or remove incumbent management even if some or a majority of our stockholders believe this action to be in their best interest, including attempts that might result in the stockholders' receiving a premium over the market price for the shares of common stock held by stockholders.

    REMOVAL AND REPLACEMENT OF DIRECTORS. Under our by-laws, directors may only be removed, with or without cause, by the affirmative vote of two-thirds of the outstanding voting stock. In addition, a majority of the directors then in office can fill board vacancies and newly-created directorships resulting from any increase in the size of the Board of Directors, even if those directors do not constitute a quorum or only one director is left in office. These provisions could prevent stockholders, including parties who want to take over or acquire us, from removing incumbent directors without cause and filling the resulting vacancies with their own nominees.

    ADVANCE NOTICE PROVISIONS FOR STOCKHOLDER PROPOSALS AND STOCKHOLDER NOMINATIONS OF DIRECTORS. The by-laws establish an advance notice procedure regarding stockholder proposals and nominations for director. The advance notice procedure will not apply to proposals by our Board of Directors or management. Any stockholder that wishes to make a proposal, or nominate a director for election, at an annual meeting must deliver us notice of the proposal or the nomination not less than 90 days nor more than 120 days before the first anniversary of the preceding year's annual meeting. The stockholder must put information in the notice regarding:

    - the stockholder and its holdings;

    - the background of any nominee for director;

    - any business desired to be brought before the meeting;

    - the reasons for conducting the business at the meeting; and

    - any material interest of the stockholder in the business proposed.

    SPECIAL MEETINGS OF STOCKHOLDERS. Our certificate of incorporation and by-laws permit special meetings of the stockholders to be called only by the Board of Directors, the Chairman of the Board or the President or holders of at least 75% of our securities that are outstanding and entitled to vote generally in an election of directors. This provision may make it more difficult for stockholders to take actions opposed by the Board of Directors.

    PROHIBITION ON STOCKHOLDER ACTION BY WRITTEN CONSENT. Our certificate of incorporation and by-laws prohibit stockholders from taking action by written consent. By requiring stockholders to take actions at an annual or special meeting, rather than by written consent, our certificate of incorporation and by-laws may discourage stockholder actions that are opposed by our board of directors.

    AUTHORIZED BUT UNISSUED SHARES. Without further stockholder approval, we can issue shares of common stock and preferred stock up to the number of shares authorized for issuance in our certificate of incorporation, except as limited by Nasdaq rules. We could use these additional shares for a variety of corporate purposes. These purposes include future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. Our ability to issue these shares of common stock and preferred stock could make it more difficult or discourage an attempt to obtain control of Luminant by means of a proxy contest, tender offer, merger or otherwise.

    SECTION 203 OF DELAWARE LAW. In addition to the foregoing provisions of our certificate of incorporation and by-laws, we will be subject to the provisions of Section 203 of the Delaware General Corporation Law. Section 203 prohibits publicly-held Delaware corporations from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Generally, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation's voting stock. These provisions could have the effect of delaying, deferring or preventing a change in control of Luminant or reducing the price that investors might be willing to pay in the future for shares of our common stock.

TRANSFER AGENT AND REGISTRAR

    The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

                        SHARES AVAILABLE FOR FUTURE SALE


    Following the closing of this offering and the simultaneous acquisition of the eight companies, we will have 23,366,659 shares of common stock outstanding, assuming no exercise of the underwriters' over-allotment option, or 23,695,895 shares, assuming the underwriters' over-allotment option is exercised in full.


    The 4,062,500 shares we sell in this offering will be freely tradable without restriction or further registration under the Securities Act, except that any shares purchased by our affiliates, as that term is defined in Rule 144, may generally only be sold in compliance with the limitations of Rule 144 described below. The 937,500 shares of non-voting common stock, assuming an initial public offering price of $16.00 per share, we are selling directly to Young & Rubicam simultaneously with this offering, as well as the remaining 18,366,659 shares of common stock outstanding following the closing of this offering and the simultaneous acquisition of the eight companies, including the 16,534,859 shares of common stock we issue to former owners of our companies under the acquisition agreements we entered into with them, will be "restricted securities" or shares held by affiliates under the terms of the Securities Act. Sales of a portion of the restricted shares to be outstanding upon completion of this offering will be limited by lock-up agreements with the underwriters and with us as described below.

    We may also issue an indeterminable number of shares of common stock under the contingent consideration provisions of the acquisition agreements which would be "restricted securities," and which may be resold if registered under applicable registration rights or if an exemption from registration is available. See "About Luminant Worldwide Corporation."

RULE 144

    In general, under Rule 144, a stockholder who owns restricted shares that have been outstanding for at least one year is entitled to sell, within any three-month period, a number of these restricted shares that does not exceed the greater of:

    - one percent of the then outstanding shares of common stock, or approximately 233,667 shares immediately after this offering; or

    - the average weekly trading volume in the common stock on the Nasdaq National Market during the four calendar weeks preceding the sale.

    In addition, our affiliates must comply with the restrictions and requirements of Rule 144, other than the one-year holding period requirement, to sell shares of common stock which are not restricted securities unless we register those securities for resale by the affiliate.

    Under Rule 144(k), a stockholder who is not currently, and who has not been for at least three months before the sale, an affiliate of ours and who owns restricted shares that have been outstanding for at least two years may resell these restricted shares without compliance with the above requirements. The one- and two-year holding periods described above do not begin to run until the full purchase price is paid by the person acquiring the restricted shares from us or an affiliate of ours.

REGISTRATION RIGHTS

    The former owners of the companies that we acquire at the closing of this offering and the simultaneous acquisition of the eight companies will have piggyback registration rights to register the shares of common stock that they receive pursuant to the acquisition agreements, including those issued as contingent consideration, whenever we propose to register any shares of common stock for our own or another's account under the Securities Act for a public offering, other than:

    - any shelf registration of shares of common stock to be used as consideration for acquisitions of additional businesses;

    - registrations relating to employee benefit plans; and

    - registrations relating to rights offerings made to our stockholders.

    Under a registration rights agreement we expect to enter into prior to the closing of this offering, Commonwealth Principals and Mr. Marmol will also have piggyback registration rights to register the shares of common stock which they hold or which they have a right to acquire under options granted in connection with this offering, whenever we propose to register any shares of common stock for our own or another's account under the Securities Act for a public offering, other than:

    - any shelf registration of shares of common stock to be used as consideration for acquisitions of additional businesses;

    - registrations relating to employee benefit plans; and

    - registrations relating to rights offerings made to our stockholders.

    In addition, Young & Rubicam will have the right, on one occasion that can be no earlier than 18 months after the closing of this offering and the simultaneous acquisition of the eight companies, to require that we register under the Securities Act any or all of the shares of common stock they receive in connection with their aquisition, including shares issued as contingent consideration and shares issued upon exercise of options granted to Young &

Rubicam. We have agreed to pay all costs of this registration and to keep the registration effective for at least 120 days, or whatever shorter period may be required to sell the registered shares.

    United will also have the right, on one occasion that can be no earlier than six months after the closing of this offering and the simultaneous acquisition of the eight companies, to require that we register under the Securities Act any or all of the shares of common stock United receives upon exercise of its warrant. We have agreed to pay all costs of this registration and to keep the registration effective for at least 120 days, or whatever shorter period may be required to sell the registered shares. United will also have piggyback registration rights to register the shares of common stock it receives upon exercise of the warrant, whenever we propose to register any shares of common stock for our own or another's account under the Securities Act, subject to the same exceptions that apply to the piggyback rights described in the preceding paragraphs.

OPTIONS ISSUABLE AND OUTSTANDING


    Before the closing of this offering and the simultaneous acquisition of the eight companies, we will issue options to acquire 7,005,107 shares of common stock, of which options to purchase 3,433,736 shares will be immediately exercisable. Options to purchase 2,204,447 of these shares will be issued to replace currently outstanding options and participation rights issued by Align, InterActive8 and Potomac Partners. Options to purchase 1,800,000 of these shares will be issued to Young & Rubicam. Options to purchase 1,328,036 of these shares will be issued to employees and officers of the eight companies who will become our employees as of the closing of the acquisitions, and options to purchase 1,672,625 of these shares will be issued to our current management, directors and a former officer. All of the options described in this paragraph will be available for resale at various dates after closing subject to expiration of applicable lock-ups, compliance with the volume, holding period and other limitations of Rule 144 and compliance with applicable vesting schedules.



    In addition, we intend to file one or more registration statements under the Securities Act within 30 days after the closing of the initial public offering to register 7,108,769 shares of common stock underlying outstanding stock options issued or reserved for issuance under our long-term incentive plan. We expect these registration statements will become effective upon filing, and shares covered by these registration statements will be eligible for sale in the public market immediately after the effective dates of these registration statements.


    As of the closing of this offering we will have issued to United a warrant to purchase up to 300,000 shares of our common stock at the initial public offering price over a five year period. The right to purchase shares underlying this warrant will be subject to the satisfaction of specified vesting requirements, as described in "Management's Discussion and Analysis of Financial Condition and Results of Operations--Overview."

LOCK-UP AGREEMENTS

    We have agreed with the underwriters that we will not issue any additional shares of common stock or securities convertible into, exercisable for or exchangeable for shares of common stock for 180 days following the date of this prospectus, except that we may grant options or warrants to purchase shares of common stock under the long-term incentive plan or in connection with the acquisitions of companies, and issue shares of common stock upon the exercise of outstanding options and warrants and in connection with the acquisition of companies.

    Our executive officers, directors and specified significant stockholders have agreed with the underwriters that they will not offer, sell, contract to sell or otherwise dispose of or enter into any transaction which is designed to or could be expected to result in the disposition of any common stock for a period of 180 days after the date of this prospectus without the prior written consent of Deutsche Bank Securities Inc. The agreements do not prevent any of them from exercising outstanding options or warrants.

                                  UNDERWRITING

    The underwriters named below, through their representatives Deutsche Bank Securities Inc., Hambrecht & Quist LLC and SoundView Technology Group, Inc. have severally agreed to purchase from us the following numbers of shares of common stock at the public offering price less the underwriting discounts and commissions shown on the cover page of this prospectus.

                                                                                   NUMBER OF
UNDERWRITER                                                                         SHARES
-------------------------------------------------------------------------------  -------------
Deutsche Bank Securities Inc...................................................
Hambrecht & Quist LLC..........................................................
SoundView Technology Group, Inc................................................
                                                                                 -------------
  Total........................................................................      4,062,500
                                                                                 -------------
                                                                                 -------------

    We have entered into an underwriting agreement with the underwriters which provides that the underwriters are obligated to purchase all of the shares of common stock we are offering to sell in this offering, other than shares covered by the over-allotment option described below, if any of the shares are
purchased. We expect to issue these shares on              , 1999.

    The underwriters propose to offer the shares of common stock to the public at the public offering price set forth on the cover page of this prospectus and
to dealers at a price that represents a concession not in excess of $   per
share under the public offering price. The underwriters may allow, and dealers
may re-allow, a concession not in excess of $   per share to other dealers.
After the initial offering, the offering price and other selling terms may be changed by the representatives of the underwriters.

    Luminant and the selling stockholders we have described in this prospectus have granted to the underwriters an option, exercisable not later than 30 days after the date of this prospectus, to purchase up to an aggregate of 750,000 additional shares of common stock at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus. The underwriters may exercise this option only to cover over-allotments made in connection with the sale of the common stock in this offering. To the extent that the underwriters exercise this option, each of the underwriters will become obligated to purchase approximately the same percentage of additional shares of common stock as the number of shares of common stock to be purchased by it in the above table bears to 4,062,500. Luminant and the selling stockholders will be obligated to sell these shares to the underwriters to the extent they exercise the option. If any additional shares of common stock are purchased, the underwriters will offer these additional shares on the same terms as those on which the 4,062,500 shares are being offered.

    At our request the underwriters have reserved for sale at the initial public
offering price up to              shares of common stock for our officers,
directors, employees, clients, friends and related persons who express an interest in purchasing these shares. The number of shares of our common stock available for sale to the general public will be reduced to the extent these persons purchase these reserved shares. The underwriters will offer any reserved shares not so purchased by these persons to the general public on the same basis as the other shares in this initial public offering. Under the terms of the agreement by which we will acquire assets of Brand Dialogue-New York, Young & Rubicam is purchasing $15 million worth of shares of non-voting common stock directly from us at the initial public offering price simultaneously with the closing of this offering and the acquisition of the eight companies. Assuming an initial public offering price of $16.00 per share, Young & Rubicam will purchase 937,500 shares of non-voting common stock directly from us. Under the terms of a placement agreement we have entered into with the underwriters, the underwriters
will receive a placement fee equal to $    per share sold directly to Young &
Rubicam.

    We have agreed to indemnify the underwriters against liabilities in connection with this initial public offering, including liabilities under the Securities Act.

    We have agreed with the underwriters that we will not issue any additional shares of common stock or securities convertible into, exercisable for or exchangeable for shares of common stock for 180 days following the date of this prospectus, except that we may grant options or warrants to purchase shares of common stock under the long-term incentive plan or in connection with the acquisitions of companies, and issue shares of common stock upon the exercise of outstanding options and warrants, and in connection with the acquisition of companies.


    Each of our executive officers and directors and specified significant stockholders have agreed with the underwriters that they will not offer, sell, contract to sell or otherwise dispose of or enter into any transaction which is designed to or could be expected to result in the disposition of any common stock for a period of 180 days after the date of this prospectus without the prior written consent of Deutsche Bank Securities Inc., except that nothing will prevent any of them from exercising outstanding options or warrants.


    The representatives of the underwriters have advised us that the underwriters do not intend to confirm sales to any account over which they exercise discretionary authority.

    To facilitate the offering of the common stock, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the market price of the common stock. Specifically, the underwriters may over-allot shares of the common stock in connection with this offering by creating a short position in the common stock for their own accounts. Additionally, to cover these over-allotments or to stabilize the market price of the common stock, the underwriters may bid for, and purchase, shares of common stock in the open market. Finally, the representatives, on behalf of the underwriters, also may reclaim selling concessions allowed to an underwriter or dealer if the underwriting syndicate repurchases shares distributed by that underwriter or dealer. Any of these activities may maintain the market price of our common stock at a level above that which might otherwise prevail in the open market. The underwriters are not required to engage in these activities and, if commenced, may end any of these activities at any time.

PRICING OF THIS OFFERING

    Prior to this offering, there has been no public market for our common stock. Consequently, the initial public offering price for our common stock will be determined by negotiation between us and the representatives of the underwriters. Among the factors to be considered in determining the public offering price will be:

    - the history and prospects of our business and the industry in which we compete;

    - an assessment of our management and the present state of our development;

    - prevailing market conditions in the United States economy and the industry in which we compete;

    - our revenues, operating cash flow and earnings in recent periods;

    - the market capitalizations and stages of development of other companies which the representatives of the underwriters believe to be comparable to us; and

    - estimates of our business potential.

                                 LEGAL MATTERS

    The validity of the shares of our common stock offered by this prospectus will be passed upon for us by Wilmer, Cutler & Pickering, Washington, D.C. The underwriters have been represented by Piper & Marbury L.L.P., Baltimore, Maryland.

                                    EXPERTS

    The audited financial statements and schedules of Luminant Worldwide Corporation; Align Solutions Corp.; Free Range Media Inc.; Integrated Consulting Inc.; InterActive8, Inc.; Multimedia Resources, LLC; Potomac Partners Management Consulting, LLC; RSI Group, Inc. and subsidiaries, Fifth Gear Media Corporation, inmedia, inc. and Synapse Group, Inc. included in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of Arthur Andersen LLP as experts in giving these reports.

    The financial statements of Brand Dialogue-New York (a wholly-owned business of Young & Rubicam Inc.) as of December 31, 1997 and 1998 and for the period from April 1, 1996 (inception) through December 31, 1996, and for each of the two years in the period ended December 31, 1998 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

                   WHERE YOU CAN FIND ADDITIONAL INFORMATION

    You may rely on the information contained in this prospectus. Neither we nor the underwriters has authorized anyone to provide information different from that contained in this prospectus. When you make a decision about whether to invest in our common stock, you should not rely upon any information other than the information in this prospectus. Neither the delivery of this prospectus nor sale of common stock means that information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or solicitation of an offer to buy these shares of our common stock in any circumstances under which the offer or solicitation is unlawful.

    We have filed with the Securities and Exchange Commission a registration statement, which includes exhibits, schedules and amendments. This prospectus is a part of the registration statement and includes all of the information which we believe is material to an investor considering whether to make an investment in our common stock. We refer you to the registration statement for additional information about Luminant, our common stock and this offering, including the full texts of the exhibits, some of which have been summarized in this prospectus. The registration statement is available for inspection and copying at Securities and Exchange Commission's following locations:

    1.  Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549;

    2. New York Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048; and

    3. Chicago Regional Officer, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661-2511

    You may obtain copies by mail from the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. In addition, the Securities and Exchange Commission maintains an Internet site that contains the registration statement. The address of the Securities and Exchange Commission's Internet site is "http://www.sec.gov."

    We intend to furnish our stockholders annual reports containing financial statements audited by our independent accountants.

                         LUMINANT WORLDWIDE CORPORATION

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                             PAGE
                                                                                                           ---------
LUMINANT WORLDWIDE CORPORATION AND OUR EIGHT COMPANIES UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
    Introduction to Unaudited Pro Forma Combined Financial Statements....................................        F-4
    Unaudited Pro Forma Combined Balance Sheets..........................................................        F-6
    Unaudited Pro Forma Combined Statements of Operations................................................        F-7
    Unaudited Historical Balance Sheets..................................................................       F-10
    Unaudited Historical Statements of Operations Excluding Align Solutions Corp.........................       F-11
    Notes to Unaudited Pro Forma Combined Financial Statements...........................................       F-14

ALIGN SOLUTIONS CORP.
  UNAUDITED PRO FORMA FINANCIAL STATEMENTS
    Introduction to Unaudited Pro Forma Financial Statements.............................................       F-21
    Unaudited Pro Forma Statements of Operations.........................................................       F-22
    Notes to Unaudited Pro Forma Financial Statements....................................................       F-25

LUMINANT WORLDWIDE CORPORATION
    Report of Independent Public Accountants.............................................................       F-26
    Balance Sheets.......................................................................................       F-27
    Statements of Operations.............................................................................       F-28
    Statements of Stockholders' Equity...................................................................       F-29
    Statements of Cash Flows.............................................................................       F-30
    Notes to Financial Statements........................................................................       F-31

OUR EIGHT COMPANIES

  ALIGN SOLUTIONS CORP.
    Report of Independent Public Accountants.............................................................       F-37
    Balance Sheets.......................................................................................       F-38
    Statements of Operations.............................................................................       F-39
    Statements of Stockholders' Equity...................................................................       F-40
    Statements of Cash Flows.............................................................................       F-41
    Notes to Financial Statements........................................................................       F-42

  BRAND DIALOGUE-NEW YORK
    Report of Independent Accountants....................................................................       F-50
    Balance Sheets.......................................................................................       F-51
    Statements of Operations.............................................................................       F-52
    Statements of Cash Flows.............................................................................       F-53
    Notes to Financial Statements........................................................................       F-54

  FREE RANGE MEDIA, INC.
    Report of Independent Public Accountants.............................................................       F-59
    Consolidated Balance Sheets..........................................................................       F-60
    Consolidated Statements of Operations................................................................       F-61
    Consolidated Statements of Stockholders' Equity......................................................       F-62
    Consolidated Statements of Cash Flows................................................................       F-63
    Notes to Consolidated Financial Statements...........................................................       F-64

                         LUMINANT WORLDWIDE CORPORATION

                                                                                                             PAGE
                                                                                                           ---------
  INTEGRATED CONSULTING, INC. dba I.CON INTERACTIVE
    Report of Independent Public Accountants.............................................................       F-72
    Balance Sheets.......................................................................................       F-73
    Statements of Operations.............................................................................       F-74
    Statements of Stockholders' Equity...................................................................       F-75
    Statements of Cash Flows.............................................................................       F-76
    Notes to Financial Statements........................................................................       F-77

  INTERACTIVE8, INC.
    Report of Independent Public Accountants.............................................................       F-83
    Balance Sheets.......................................................................................       F-84
    Statements of Operations.............................................................................       F-85
    Statements of Stockholders' Equity...................................................................       F-86
    Statements of Cash Flows.............................................................................       F-87
    Notes to Financial Statements........................................................................       F-88

  MULTIMEDIA RESOURCES, LLC
    Report of Independent Public Accountants.............................................................       F-95
    Balance Sheets.......................................................................................       F-96
    Statements of Operations.............................................................................       F-97
    Statements of Members' Equity........................................................................       F-98
    Statements of Cash Flows.............................................................................       F-99
    Notes to Financial Statements........................................................................      F-100

  POTOMAC PARTNERS MANAGEMENT CONSULTING, LLC
    Report of Independent Public Accountants.............................................................      F-104
    Balance Sheets.......................................................................................      F-105
    Statements of Operations.............................................................................      F-106
    Statements of Members' Equity........................................................................      F-107
    Statements of Cash Flows.............................................................................      F-108
    Notes to Financial Statements........................................................................      F-109

  RSI GROUP, INC. AND SUBSIDIARIES
    Report of Independent Public Accountants.............................................................      F-117
    Consolidated Balance Sheets..........................................................................      F-118
    Consolidated Statements of Operations................................................................      F-119
    Consolidated Statements of Stockholders' Equity......................................................      F-120
    Consolidated Statements of Cash Flows................................................................      F-121
    Notes to Consolidated Financial Statements...........................................................      F-122

  ACQUISITIONS OF ALIGN SOLUTIONS CORP. SUBSEQUENT TO DECEMBER 31, 1998

  FIFTH GEAR MEDIA CORPORATION
    Report of Independent Public Accountants.............................................................      F-128
    Balance Sheets.......................................................................................      F-129
    Statements of Operations.............................................................................      F-130
    Statements of Stockholders' Equity...................................................................      F-131
    Statements of Cash Flows.............................................................................      F-132
    Notes to Financial Statements........................................................................      F-133

                         LUMINANT WORLDWIDE CORPORATION

                                                                                                             PAGE
                                                                                                           ---------
  INMEDIA, INC.
    Report of Independent Public Accountants.............................................................      F-139
    Balance Sheets.......................................................................................      F-140
    Statements of Operations.............................................................................      F-141
    Statements of Stockholders' Equity...................................................................      F-142
    Statements of Cash Flows.............................................................................      F-143
    Notes to Financial Statements........................................................................      F-144

  SYNAPSE GROUP, INC.
    Report of Independent Public Accountants.............................................................      F-151
    Balance Sheets.......................................................................................      F-152
    Statements of Operations.............................................................................      F-153
    Statements of Stockholders' Equity...................................................................      F-154
    Statements of Cash Flows.............................................................................      F-155
    Notes to Financial Statements........................................................................      F-156

             LUMINANT WORLDWIDE CORPORATION AND OUR EIGHT COMPANIES
               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

    The following unaudited pro forma combined financial statements give effect to the acquisitions by Luminant Worldwide Corporation ("Luminant") of the outstanding capital stock of Align Solutions Corp.; Free Range Media, Inc.; Integrated Consulting, Inc.; InterActive8, Inc; Multimedia Resources, LLC; Potomac Partners Management Consulting, LLC; and RSI Group, Inc. and the assets and certain liabilities of Brand Dialogue-New York (a wholly owned subsidiary of Young and Rubicam Inc.) (the "eight companies"). These acquisitions will occur simultaneously with the closing of this offering and will be accounted for using the purchase method of accounting. Align, one of the eight companies we will acquire, has been identified as the "accounting acquiror." Align is deemed to be the accounting acquiror since its shareholder group's voting rights of 4,653,101 shares, is the greatest portion of voting rights. Under APB 16, the shareholder group receiving the largest number of voting rights is presumptive evidence that it is the accounting acquiror. In addition, Align shareholders receive the largest portion of total consideration, have the largest revenue for the six months ended June 30, 1999, and Align and two other operating companies have three members of the board of directors. Subsequent to the combination, the historical financial statements before the combination will be those of Align. Since Align is the accounting acquiror, the 915,900 shares of outstanding common stock of Luminant owned by the sponsor of Luminant at the consummation of the acquisitions will be valued at the offering price and treated as $14.7 million of acquisition-related expenses and included in goodwill. The sponsor will not participate in the management of Luminant. One-half of the 505,796 shares owned directly or indirectly by the Luminant Chief Executive Officer, 252,898 shares, will be valued at the offering price and treated as $4.0 million of acquisition related expenses and included in goodwill. Luminant believes that the $4.0 million represents the fair value of the portion of the common shares issued to the Chief Executive Officer attributable to acquisition-related activities. The remaining 663,002 shares owned or indirectly owned by the management of Luminant including one-half of the Chief Executive Officer shares, will be valued at the offering price and accounted for, after reduction for the $1.0 million of consideration paid for the shares, as a $9.6 million nonrecurring equity based signing bonus. This nonrecurring charge will be recorded upon the consummation of the acquisitions in the historical financial statements. The amounts to be included in goodwill have been included in the pro forma combined financial statements. The nonrecurring charge has been included in the pro forma combined balance sheet but has been excluded from the pro forma statements of operations, as it is a nonrecurring charge.

    The unaudited pro forma combined balance sheet gives effect to the acquisitions, the offering, and the direct sale of shares of non-voting common stock to Young & Rubicam as if they had occurred on June 30, 1999. The unaudited pro forma combined statements of operations gives effect to these transactions as if they had occurred on January 1, 1998. Certain reclassifications to the historical statements of operations for Brand Dialogue-New York have been made in order to present information that is consistent with the Luminant statement of operations presentation.

    Luminant has preliminarily analyzed the savings or increases that it expects to realize from changes in salaries and certain benefits to the stockholders and management of the eight companies. To the extent the stockholders and management of the eight companies have agreed prospectively to reductions or increases in salary, bonuses and benefits, these changes have been reflected in the pro forma combined statements of operations. With respect to other potential cost savings, Luminant has not and cannot quantify these savings until completion of the acquisition of the eight companies. It is anticipated that these savings will be partially offset by the costs of being a publicly held company and the incremental increase in costs related to

Luminant's new management. The anticipated savings have not been included in the unaudited pro forma combined financial statements of Luminant.

    The pro forma adjustments are based on estimates, available information and certain assumptions and may be revised as additional information becomes available. The pro forma financial data do not purport to represent what Luminant's financial position or results of operations would actually have been if such transactions in fact had occurred on those dates and are not necessarily representative of Luminant's financial position or results of operations for any future period. Since the eight companies were not under common control or management, historical combined results may not be comparable to, or indicative of, future performance. The unaudited pro forma combined financial statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this prospectus. See "Risk Factors" included elsewhere in this prospectus.

             LUMINANT WORLDWIDE CORPORATION AND OUR EIGHT COMPANIES

                  UNAUDITED PRO FORMA COMBINED BALANCE SHEETS

                                 JUNE 30, 1999

                             (DOLLARS IN THOUSANDS)

                                                             PRO FORMA
                                                            ACQUISITION       PRO FORMA    OFFERING          PRO FORMA
                                                            ADJUSTMENTS       COMBINED    ADJUSTMENTS       AS ADJUSTED
                                               HISTORICAL   -----------       ---------   -----------       -----------
                                                 TOTAL      (SEE F-16)                    (SEE F-16)
                                               ----------
                                               (SEE F-10)
                   ASSETS
CURRENT ASSETS:
  Cash and cash equivalents..................   $  1,771     $     --         $  1,771     $ 13,668(e)(f)    $ 15,439
  Accounts receivable, net...................     16,303         (100)(a)       16,203           --            16,203
  Unbilled revenues..........................        548           --              548           --               548
  Employee and other receivables.............      2,149       (1,933)(a)          216           --               216
  Deferred income taxes......................         10           80(a)            90           --                90
  Deferred income tax valuation..............         --          (90)(a)          (90)                           (90)
  Prepaid expenses and other assets..........      7,625       (1,000)(a)        6,625       (6,242)(e)           383
                                               ----------   -----------       ---------   -----------       -----------
    Total current assets.....................     28,406       (3,043)          25,363        7,426            32,789

PROPERTY AND EQUIPMENT, net..................      4,151           --            4,151           --             4,151

OTHER ASSETS:
  Goodwill, net..............................     14,415      245,129(a)       259,544           --           259,544
  Other Intangible...........................         --       23,094(d)        23,094           --            23,094
  Deferred income taxes......................         15        3,213(a)         3,228                          3,228
  Deferred income tax valuation..............         --       (3,228)(a)       (3,228)                        (3,228)
  Other......................................        291           --              291           --               291
                                               ----------   -----------       ---------   -----------       -----------
    Total assets.............................   $ 47,278     $265,165         $312,443     $  7,426          $319,869
                                               ----------   -----------       ---------   -----------       -----------
                                               ----------   -----------       ---------   -----------       -----------

    LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable...........................   $  3,274     $   (100)(a)     $  3,174     $     --          $  3,174
  Payable for eight companies' stock and
    other acquisition-related obligations....         --       53,061(b)        53,061      (53,061)(f)            --
  Customer deposits..........................        209           --              209           --               209
  Accrued liabilities........................     21,364      (10,216)(b)       11,148       (5,050)(e)         6,098
  Unearned revenues..........................        193           --              193           --               193
  Notes payable..............................      2,477                         2,477           --             2,477
  Related party notes payable................      5,746           --            5,746       (2,448)(e)         3,298
  Current maturities of long-term debt.......      1,157          128(c)         1,285           --             1,285
                                               ----------   -----------       ---------   -----------       -----------
    Total current liabilities................     34,420       42,873           77,293      (60,559)           16,734

LONG-TERM LIABILITIES:
  Long-term debt, net of current
    maturities...............................        736          732(c)         1,468           --             1,468
  Deferred income taxes......................         21          (21)(a)           --           --                --
                                               ----------   -----------       ---------   -----------       -----------
    Total liabilities........................     35,177       43,584           78,761      (60,559)           18,202
                                               ----------   -----------       ---------   -----------       -----------
MINORITY INTEREST............................        101         (101)              --           --                --

STOCKHOLDERS' EQUITY:
  Preferred stock............................      3,728       (3,728)(b)           --           --                --
  Members' equity............................     (5,383)       5,383(a)            --           --                --
  Common stock...............................      3,026       (2,842)(a)          184           50(e)            234
  Additional paid-in capital.................     24,550      245,453 (  (b)(c)(d  270,003    67,935(e)       337,938
  Young & Rubicam Inc. investment............      5,456       (5,456)(a)           --           --                --
  Retained deficit...........................    (18,958)     (17,547)(a)(b)(c)  (36,505)        --           (36,505)
  Treasury stock.............................       (419)         419(a)            --           --                --
                                               ----------   -----------       ---------   -----------       -----------

    Total stockholders' equity...............   $ 12,000      221,682          233,682       67,985           301,667
                                               ----------   -----------       ---------   -----------       -----------

    Total liabilities and stockholders'
      equity.................................   $ 47,278     $265,165         $312,443     $  7,426          $319,869
                                               ----------   -----------       ---------   -----------       -----------
                                               ----------   -----------       ---------   -----------       -----------

             LUMINANT WORLDWIDE CORPORATION AND OUR EIGHT COMPANIES

             UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1998

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                          HISTORICAL       PRO FORMA
                                           PRO FORMA      TOTAL W/O       ACQUISITION                  PRO FORMA
                                             ALIGN          ALIGN         ADJUSTMENTS                  COMBINED
                                          -----------   --------------   --------------               -----------
                                          (SEE F-22)      (SEE F-11)       (SEE F-17)
REVENUES................................   $  14,188     $     40,877     $       (219)(e)            $    54,846
COST OF SERVICES........................       8,582           29,297           (1,581)(c)(e)              36,298
                                          -----------   --------------   --------------               -----------
GROSS PROFIT............................       5,606           11,580            1,362                     18,548
SELLING, GENERAL AND ADMINISTRATIVE.....       5,631           16,425            3,958(c)(e)(f)(g)         26,014
EQUITY BASED COMPENSATION EXPENSE.......       4,148               --              207(g)                   4,355
INTANGIBLES AMORTIZATION................       5,289               35           89,408(a)                  94,732
OTHER INCOME (EXPENSE):
  Interest income.......................          --               37               --                         37
  Interest expense......................        (155)            (351)              --                       (506)
  Gain on sale of affiliate.............          --              430               --                        430
  Loss on disposition of assets.........         (28)              --                5(e)                     (23)
  Other, net............................           1               28               --                         29
                                          -----------   --------------   --------------               -----------
LOSS BEFORE INCOME TAXES................      (9,644)          (4,736)         (92,206)                  (106,586)
INCOME TAXES............................          --              481             (481)(b)                     --
MINORITY INTEREST.......................          --              162             (162)(d)                     --
                                          -----------   --------------   --------------               -----------
LOSS BEFORE NONRECURRING CHARGES........   $  (9,644)    $     (5,379)    $    (91,563)               $  (106,586)
                                          -----------   --------------   --------------               -----------
                                          -----------   --------------   --------------               -----------

LOSS BEFORE NONRECURRING CHARGES PER
  SHARE.................................                                                              $     (4.56)
SHARES USED IN COMPUTING PRO FORMA LOSS
  BEFORE NONRECURRING CHARGES PER SHARE
  (see note 5):.........................                                                               23,366,659

             LUMINANT WORLDWIDE CORPORATION AND OUR EIGHT COMPANIES

             UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

                     FOR THE SIX MONTHS ENDED JUNE 30, 1999

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                          HISTORICAL       PRO FORMA
                                           PRO FORMA        TOTAL         ACQUISITION               PRO FORMA
                                             ALIGN        W/O ALIGN       ADJUSTMENTS               COMBINED
                                          -----------   --------------   --------------            -----------
                                          (SEE F-23)      (SEE F-12)       (SEE F-18)
REVENUES................................   $  12,042     $      29,571    $       (176)(f)(i)      $    41,437
COST OF SERVICES........................       7,199            26,366          (8,824)(c)(d)(f)(i)      24,741
                                          -----------   --------------   --------------            -----------
GROSS PROFIT............................       4,843             3,205           8,648                  16,696

SELLING, GENERAL AND ADMINISTRATIVE.....       4,534            13,421          (1,840)   )(d)(f)(g)(h)      16,115
EQUITY BASED COMPENSATION EXPENSE.......         544                --           2,944(d)(h)             3,488
INTANGIBLES AMORTIZATION................       2,619                18          44,704(a)               47,341
OTHER INCOME (EXPENSE):
  Interest income.......................           2                 2              --                       4
  Interest expense......................         (68)             (226)             --                    (294)
  Other, net............................           6              (156)             --                    (150)
                                          -----------   --------------   --------------            -----------
LOSS BEFORE INCOME TAXES................      (2,914)          (10,614)        (37,160)                (50,688)
INCOME TAXES............................          --               477            (477)(b)                  --
MINORITY INTEREST.......................          --               (22)             22(e)                   --
                                          -----------   --------------   --------------            -----------
LOSS BEFORE NONRECURRING CHARGES........   $  (2,914)    $     (11,069)   $    (36,705)            $   (50,688)
                                          -----------   --------------   --------------            -----------
                                          -----------   --------------   --------------            -----------

LOSS BEFORE NONRECURRING CHARGES PER
  SHARE.................................                                                           $     (2.17)
SHARES USED IN COMPUTING PRO FORMA
  LOSS BEFORE NONRECURRING CHARGES PER
  SHARE (see note 5):...................                                                            23,366,659

             LUMINANT WORLDWIDE CORPORATION AND OUR EIGHT COMPANIES

             UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

                     FOR THE SIX MONTHS ENDED JUNE 30, 1998

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                  PRO FORMA
                                                                   PRO FORMA     HISTORICAL      ACQUISITION          PRO FORMA
                                                                     ALIGN     TOTAL W/O ALIGN   ADJUSTMENTS          COMBINED
                                                                   ---------   ---------------   -----------         -----------
                                                                     (SEE
                                                                     F-24)       (SEE F-13)      (SEE F-19)
REVENUES.........................................................   $  5,870       $18,882        $      (11)(d)     $    24,741
COST OF SERVICES.................................................      3,486        13,965               (55)(d)          17,396
                                                                   ---------   ---------------   -----------         -----------
GROSS PROFIT.....................................................      2,384         4,917                44               7,345

SELLING, GENERAL AND ADMINISTRATIVE..............................      2,682         7,049             2,235(d)(e)        11,966
EQUITY BASED COMPENSATION EXPENSE................................      3,604            --                --               3,604
INTANGIBLES AMORTIZATION.........................................      2,644            18            44,704(a)           47,366
OTHER INCOME (EXPENSE):
  Interest income................................................         --            10                --                  10
  Interest expense...............................................        (35)         (122)               --                (157)
  Other, net.....................................................        (39)         (119)               --                (158)
                                                                   ---------   ---------------   -----------         -----------
LOSS BEFORE INCOME TAXES.........................................     (6,620)       (2,381)          (46,895)            (55,896)
INCOME TAXES.....................................................         --           124              (124)(b)              --
MINORITY INTEREST................................................         --            12               (12)(c)              --
                                                                   ---------   ---------------   -----------         -----------
LOSS BEFORE NONRECURRING CHARGES.................................   $ (6,620)      $(2,517)       $  (46,759)        $   (55,896)
                                                                   ---------   ---------------   -----------         -----------
                                                                   ---------   ---------------   -----------         -----------

LOSS BEFORE NONRECURRING CHARGES PER SHARE.......................                                                    $     (2.39)
SHARES USED IN COMPUTING PRO FORMA LOSS BEFORE NONRECURRING
  CHARGES PER SHARE (see note 5):................................                                                     23,366,659

                         LUMINANT WORLDWIDE CORPORATION

                      UNAUDITED HISTORICAL BALANCE SHEETS
                                 JUNE 30, 1999

                             (DOLLARS IN THOUSANDS)

                                                             BRAND
                                    ALIGN     LUMINANT     DIALOGUE    FREE RANGE     I.CON    INTERACTIVE8    MULTIMEDIA
                                  ---------  -----------  -----------  -----------  ---------  -------------  -------------
             ASSETS

CURRENT ASSETS:
  Cash and cash equivalents.....  $      48   $      79    $      --    $      58   $     108    $     150      $     340
  Accounts receivable, net......      4,085          --        3,712        1,443         360        1,582            354
  Unbilled revenues.............         81          --            3          352          29           --             --
  Employee and other
    receivables.................         --          --        1,933           --          --          110             --
  Deferred income taxes.........         --          --           --           --          10           --             --
  Prepaid expenses and other
    assets......................         68       7,242           --           56          --           63             13
                                  ---------  -----------  -----------  -----------  ---------  -------------        -----
    Total current assets........      4,282       7,321        5,648        1,909         507        1,905            707

PROPERTY AND EQUIPMENT, net.....      1,032          --          543          750         365        1,056             54

OTHER ASSETS:
  Goodwill, net.................     14,396          --           --           --          --           --             --
  Deferred income taxes.........         --          --           15           --          --           --             --
  Other.........................         21          --           --           --           7           72             13
                                  ---------  -----------  -----------  -----------  ---------  -------------        -----
    Total assets................  $  19,731   $   7,321    $   6,206    $   2,659   $     879    $   3,033      $     774
                                  ---------  -----------  -----------  -----------  ---------  -------------        -----
                                  ---------  -----------  -----------  -----------  ---------  -------------        -----

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable..............  $     485   $     156    $     470    $     145   $     178    $     455      $      67
  Customer deposits.............         --          --           --          209          --           --             --
  Accrued liabilities...........      1,678       5,050          280        1,064         260        3,702            212
  Unearned revenues.............         --          --           --           --          --          193             --
  Notes payable.................      1,168          --           --           --          75          245             --
  Related party notes payable...         --       2,448           --        3,298          --           --             --
  Current maturities of long-
    term debt...................        534          --           --           --          17          537             --
                                  ---------  -----------  -----------  -----------  ---------  -------------        -----
    Total current liabilities...      3,865       7,654          750        4,716         530        5,132            279
                                  ---------  -----------  -----------  -----------  ---------  -------------        -----

LONG-TERM LIABILITIES:
  Long-term debt, net of current
    maturities..................        209          --           --           --         103          424             --
  Deferred income taxes.........         --          --           --           --          21           --             --
                                  ---------  -----------  -----------  -----------  ---------  -------------        -----
    Total liabilities...........      4,074       7,654          750        4,716         654        5,556            279
                                  ---------  -----------  -----------  -----------  ---------  -------------        -----
MINORITY INTEREST...............         --          --           --           --          --           --             --

STOCKHOLDERS' EQUITY:
  Preferred stock...............         --          --           --        3,728          --           --             --
  Members' equity...............         --          --           --           --          --           --            495
  Common stock..................         68          18           --        2,894          10            1             --
  Additional paid-in capital....     20,235       3,164           --           --          14          185             --
  Young & Rubicam Inc.
    investment..................         --          --        5,456           --          --           --             --
  Retained earnings (deficit)...     (4,646)     (3,515)          --       (8,467)        201       (2,709)            --
  Treasury stock................         --          --           --         (212)         --           --             --
                                  ---------  -----------  -----------  -----------  ---------  -------------        -----

    Total stockholders'
    equity......................     15,657        (333)       5,456       (2,057)        225       (2,523)           495
                                  ---------  -----------  -----------  -----------  ---------  -------------        -----

    Total liabilities and
    stockholders' equity........  $  19,731   $   7,321    $   6,206    $   2,659   $     879    $   3,033      $     774
                                  ---------  -----------  -----------  -----------  ---------  -------------        -----
                                  ---------  -----------  -----------  -----------  ---------  -------------        -----

                                    POTOMAC               HISTORICAL
                                   PARTNERS       RSI        TOTAL
                                  -----------  ---------  -----------
             ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.....   $     952   $      36   $   1,771
  Accounts receivable, net......       2,430       2,337      16,303
  Unbilled revenues.............          --          83         548
  Employee and other
    receivables.................          --         106       2,149
  Deferred income taxes.........          --          --          10
  Prepaid expenses and other
    assets......................          75         108       7,625
                                  -----------  ---------  -----------
    Total current assets........       3,457       2,670      28,406
PROPERTY AND EQUIPMENT, net.....          73         278       4,151
OTHER ASSETS:
  Goodwill, net.................          --          19      14,415
  Deferred income taxes.........          --          --          15
  Other.........................          --         178         291
                                  -----------  ---------  -----------
    Total assets................   $   3,530   $   3,145   $  47,278
                                  -----------  ---------  -----------
                                  -----------  ---------  -----------
LIABILITIES AND STOCKHOLDERS' EQ
CURRENT LIABILITIES:
  Accounts payable..............   $     815   $     503   $   3,274
  Customer deposits.............          --          --         209
  Accrued liabilities...........       8,593         525      21,364
  Unearned revenues.............          --          --         193
  Notes payable.................          --         989       2,477
  Related party notes payable...          --          --       5,746
  Current maturities of long-
    term debt...................          --          69       1,157
                                  -----------  ---------  -----------
    Total current liabilities...       9,408       2,086      34,420
                                  -----------  ---------  -----------
LONG-TERM LIABILITIES:
  Long-term debt, net of current
    maturities..................          --          --         736
  Deferred income taxes.........          --          --          21
                                  -----------  ---------  -----------
    Total liabilities...........       9,408       2,086      35,177
                                  -----------  ---------  -----------
MINORITY INTEREST...............          --         101         101
STOCKHOLDERS' EQUITY:
  Preferred stock...............          --          --       3,728
  Members' equity...............      (5,878)         --      (5,383)
  Common stock..................          --          35       3,026
  Additional paid-in capital....          --         952      24,550
  Young & Rubicam Inc.
    investment..................          --          --       5,456
  Retained earnings (deficit)...          --         178     (18,958)
  Treasury stock................          --        (207)       (419)
                                  -----------  ---------  -----------
    Total stockholders'
    equity......................      (5,878)        958      12,000
                                  -----------  ---------  -----------
    Total liabilities and
    stockholders' equity........   $   3,530   $   3,145   $  47,278
                                  -----------  ---------  -----------
                                  -----------  ---------  -----------

                         LUMINANT WORLDWIDE CORPORATION

                 UNAUDITED HISTORICAL STATEMENTS OF OPERATIONS
                        EXCLUDING ALIGN SOLUTIONS CORP.

                      FOR THE YEAR ENDED DECEMBER 31, 1998

                             (DOLLARS IN THOUSANDS)

                                          BRAND                                                             POTOMAC
                           LUMINANT     DIALOGUE    FREE RANGE     I.CON    INTERACTIVE8    MULTIMEDIA     PARTNERS        RSI
                          -----------  -----------  -----------  ---------  -------------  -------------  -----------  -----------
REVENUES................   $      --    $   7,237    $   3,521   $   2,140    $   4,097      $   2,068     $   4,887    $  16,927
COST OF SERVICES........          --        4,186        3,248         716        2,033          1,756         5,087       12,271
                          -----------  -----------  -----------  ---------  -------------  -------------  -----------  -----------
GROSS PROFIT (LOSS).....          --        3,051          273       1,424        2,064            312          (200)       4,656
SELLING, GENERAL AND
  ADMINISTRATIVE........         245        2,087        4,922       1,383        2,419            275           876        4,218
INTANGIBLES
  AMORTIZATION..........          --           --           --          --           --             --            --           35
OTHER INCOME (EXPENSE):
  Interest income.......          --           --           --          --           --              6            31           --
  Interest expense......          --           --         (182)         --           --             --            --         (169)
  Gain on sale of
    affiliate...........          --           --          430          --           --             --            --           --
  Other, net............          --           --           28          --           --             --            --           --
                          -----------  -----------  -----------  ---------  -------------  -------------  -----------  -----------
INCOME (LOSS) BEFORE
  INCOME TAXES..........        (245)         964       (4,373)         41         (355)            43        (1,045)         234
INCOME TAXES............          --          403           --           6           33             10            --           29
MINORITY INTEREST.......          --           --           --          --           --             --            --          162
                          -----------  -----------  -----------  ---------  -------------  -------------  -----------  -----------
NET INCOME (LOSS).......   $    (245)   $     561    $  (4,373)  $      35    $    (388)     $      33     $  (1,045)   $      43
                          -----------  -----------  -----------  ---------  -------------  -------------  -----------  -----------
                          -----------  -----------  -----------  ---------  -------------  -------------  -----------  -----------

                          HISTORICAL
                             TOTAL
                          -----------
REVENUES................   $  40,877
COST OF SERVICES........      29,297
                          -----------
GROSS PROFIT (LOSS).....      11,580
SELLING, GENERAL AND
  ADMINISTRATIVE........      16,425
INTANGIBLES
  AMORTIZATION..........          35
OTHER INCOME (EXPENSE):
  Interest income.......          37
  Interest expense......        (351)
  Gain on sale of
    affiliate...........         430
  Other, net............          28
                          -----------
INCOME (LOSS) BEFORE
  INCOME TAXES..........      (4,736)
INCOME TAXES............         481
MINORITY INTEREST.......         162
                          -----------
NET INCOME (LOSS).......   $  (5,379)
                          -----------
                          -----------

                         LUMINANT WORLDWIDE CORPORATION

                 UNAUDITED HISTORICAL STATEMENTS OF OPERATIONS
                        EXCLUDING ALIGN SOLUTIONS CORP.

                     FOR THE SIX MONTHS ENDED JUNE 30, 1999

                             (DOLLARS IN THOUSANDS)

                                              BRAND                                                               POTOMAC
                               LUMINANT     DIALOGUE     FREE RANGE      I.CON    INTERACTIVE8    MULTIMEDIA     PARTNERS
                              -----------  -----------  -------------  ---------  -------------  -------------  -----------
REVENUES....................   $      --    $   6,004     $   4,817    $   1,907    $   3,657      $   1,629     $   4,918
COST OF SERVICES............          --        3,276         2,896          594        4,679            889         9,229
                              -----------  -----------  -------------  ---------  -------------  -------------  -----------
GROSS PROFIT (LOSS).........          --        2,728         1,921        1,313       (1,022)           740        (4,311)

SELLING, GENERAL AND
  ADMINISTRATIVE............       3,269        1,559         2,268        1,124        1,255            282         1,082
INTANGIBLES AMORTIZATION....          --           --            --           --           --             --            --
OTHER INCOME (EXPENSE):
  Interest income...........          --           --            --           --           --              2            --
  Interest expense..........          --           --          (172)          (7)          --             --            --
  Other, net................          --           --          (129)          --           --             --           (27)
                              -----------  -----------  -------------  ---------  -------------  -------------  -----------
INCOME (LOSS) BEFORE INCOME
  TAXES.....................      (3,269)       1,169          (648)         182       (2,277)           460        (5,420)
INCOME TAXES................          --          489            --           70           --            184            --
MINORITY INTEREST...........          --           --            --           --           --             --            --
                              -----------  -----------  -------------  ---------  -------------  -------------  -----------
NET INCOME (LOSS)...........   $  (3,269)   $     680     $    (648)   $     112    $  (2,277)     $     276     $  (5,420)
                              -----------  -----------  -------------  ---------  -------------  -------------  -----------
                              -----------  -----------  -------------  ---------  -------------  -------------  -----------

                                         HISTORICAL
                                 RSI        TOTAL
                              ---------  -----------
REVENUES....................  $   6,639   $  29,571
COST OF SERVICES............      4,803      26,366
                              ---------  -----------
GROSS PROFIT (LOSS).........      1,836       3,205
SELLING, GENERAL AND
  ADMINISTRATIVE............      2,582      13,421
INTANGIBLES AMORTIZATION....         18          18
OTHER INCOME (EXPENSE):
  Interest income...........         --           2
  Interest expense..........        (47)       (226)
  Other, net................         --        (156)
                              ---------  -----------
INCOME (LOSS) BEFORE INCOME
  TAXES.....................       (811)    (10,614)
INCOME TAXES................       (266)        477
MINORITY INTEREST...........        (22)        (22)
                              ---------  -----------
NET INCOME (LOSS)...........  $    (523)  $ (11,069)
                              ---------  -----------
                              ---------  -----------

                         LUMINANT WORLDWIDE CORPORATION

                 UNAUDITED HISTORICAL STATEMENTS OF OPERATIONS
                        EXCLUDING ALIGN SOLUTIONS CORP.

                     FOR THE SIX MONTHS ENDED JUNE 30, 1998

                             (DOLLARS IN THOUSANDS)

                                               BRAND       FREE                                                  POTOMAC
                               LUMINANT      DIALOGUE      RANGE       I.CON     INTERACTIVE8    MULTIMEDIA     PARTNERS
                             -------------  -----------  ---------     -----     -------------  -------------  -----------
REVENUES...................    $      --     $   3,057   $   1,212   $     949     $   1,891      $   1,351     $   1,961
COST OF SERVICES...........           --         2,035       1,278         267         1,521          1,153         1,570
                                     ---    -----------  ---------       -----   -------------  -------------  -----------
GROSS PROFIT (LOSS)........           --         1,022         (66)        682           370            198           391

SELLING, GENERAL AND
  ADMINISTRATIVE...........           --           859       2,398         516           577            131           415
INTANGIBLES AMORTIZATION...           --            --          --          --            --             --            --
OTHER INCOME (EXPENSE):
  Interest income..........           --            --          --          --            --              5             5
  Interest expense.........           --            --         (53)         --            --             --            --
  Other, net...............           --            --        (119)         --            --             --            --
                                     ---    -----------  ---------       -----   -------------  -------------  -----------
INCOME (LOSS) BEFORE INCOME
  TAXES....................           --           163      (2,636)        166          (207)            72           (19)
INCOME TAXES...............           --            64          --          32            --              1            --
MINORITY INTEREST..........           --            --          --          --            --             --            --
                                     ---    -----------  ---------       -----   -------------  -------------  -----------
NET INCOME (LOSS)..........    $      --     $      99   $  (2,636)  $     134     $    (207)     $      71     $     (19)
                                     ---    -----------  ---------       -----   -------------  -------------  -----------
                                     ---    -----------  ---------       -----   -------------  -------------  -----------

                                        HISTORICAL
                                RSI        TOTAL
                             ---------  -----------
REVENUES...................  $   8,461   $  18,882
COST OF SERVICES...........      6,141      13,965
                             ---------  -----------
GROSS PROFIT (LOSS)........      2,320       4,917
SELLING, GENERAL AND
  ADMINISTRATIVE...........      2,153       7,049
INTANGIBLES AMORTIZATION...         18          18
OTHER INCOME (EXPENSE):
  Interest income..........         --          10
  Interest expense.........        (69)       (122)
  Other, net...............         --        (119)
                             ---------  -----------
INCOME (LOSS) BEFORE INCOME
  TAXES....................         80      (2,381)
INCOME TAXES...............         27         124
MINORITY INTEREST..........         12          12
                             ---------  -----------
NET INCOME (LOSS)..........  $      41   $  (2,517)
                             ---------  -----------
                             ---------  -----------

             LUMINANT WORLDWIDE CORPORATION AND OUR EIGHT COMPANIES

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1. GENERAL:

    Luminant was established to create a leading single-source Internet service company that provides electronic commerce professional services to Fortune 1000 companies, Internet based companies and other organizations. Luminant has conducted no operations to date and will acquire its eight companies concurrently with and as a condition to the closing of the offering.

    The historical financial statements reflect the financial position and results of operations of Luminant and the eight companies it will acquire on the consummation of this offering. The audited historical financial statements of Luminant and the eight companies are included elsewhere in this prospectus.

2. ACQUISITION OF THE EIGHT COMPANIES:


    Concurrent with and as a condition to the closing of the offering, Luminant will acquire eight companies. Seven companies will be acquired by merging each into newly formed subsidiaries of Luminant. In addition, Luminant will acquire the assets of Brand Dialogue-New York and will contribute those assets to a newly formed subsidiary. The acquisitions will be accounted for using the purchase method of accounting with Align Solutions Corp., the accounting acquiror. Accredited shareholders of Align common stock will receive cash and
 .7037 shares of Luminant common stock for each share of Align common stock they own. Unaccredited shareholders will receive only cash for each share of Align common stock they own.


    Since Align is the accounting acquiror, the 915,900 shares of outstanding common stock of Luminant owned by the sponsor of Luminant at the consummation of the acquisitions will be valued at the offering price and treated as $14.7 million of acquisition-related expenses and included in goodwill. The sponsor will not participate in the management of Luminant. One-half of the 505,796 shares owned directly or indirectly by the Luminant Chief Executive Officer, 252,898 shares, will be valued at the offering price and treated as $4.0 million of acquisition related expenses and included in goodwill. Luminant believes that the $4.0 million represents the fair value of the portion of the common shares issued to the Chief Executive Officer attributable to acquisition-related activities. The remaining 663,002 shares owned or indirectly owned by the management of Luminant, including one-half of the Chief Executive Officer shares, will be valued at the offering price and accounted for, after reduction for the $1.0 million of consideration paid for the shares, as a $9.6 million nonrecurring equity based signing bonus. This nonrecurring charge will be recorded upon the consummation of the acquisitions in the historical financial statements. The amounts to be included in goodwill have been included in the pro forma combined financial statements. The nonrecurring charge has been included in the pro forma combined balance sheet but has been excluded from the pro forma statements of operations, as it is a nonrecurring charge.

    The following table sets forth the consideration to be paid in cash and shares of common stock to the stockholders of each company. For purposes of computing the estimated purchase price, the value of shares is determined using the assumed initial public offering price of $16.00 per share. Adjusted net assets represent the stockholders equity of each company adjusted for: 1) distributions of $75,000 to be made to the shareholders of InterActive8 as part of the transaction, 2) the accrued liabilities of $2,887,000 at InterActive8 and $7,329,000 at Potomac funded as part of the transaction, 3) establishment of valuation allowances for historical deferred tax assets, and 4) the receivable from related parties at Brand Dialogue retained by the seller.

             LUMINANT WORLDWIDE CORPORATION AND OUR EIGHT COMPANIES

2. ACQUISITION OF THE EIGHT COMPANIES: (CONTINUED)
    In addition to the purchase price, the purchase agreements include provisions for contingent consideration based on achievement of financial goals of the individual companies and consolidated results of the eight companies. Maximum contingent consideration is $193.2 million. Contingent consideration to any of the companies may not exceed 50% of the total consideration to the company. See page 20 for full details. This amount also includes the $25 million potentially payable to the members of Potomac Partners related to business with one of its clients. Payments made to the shareholders of Align will be treated as a return of capital. Payments to shareholders of the other companies will result in additional goodwill and will be amortized over the remaining life of goodwill associated with the acquisitions. The estimated purchase prices for the acquisitions are based upon preliminary estimates and are subject to certain purchase price adjustments at and following the closing. Luminant does not anticipate that the final allocation of purchase price between tangible assets and goodwill will differ significantly from that presented.

                                 NUMBER     VALUE OF    VALUE OF        TOTAL        ADJUSTED
                      CASH      OF SHARES    SHARES      OPTIONS    CONSIDERATION   NET ASSETS    GOODWILL      LIFE
                    ---------  -----------  ---------  -----------  --------------  -----------  -----------  ---------
                                                     (DOLLARS IN THOUSANDS)
Align.............  $  21,141       4,653   $  74,450   $  25,530     $  121,121     $  15,657          N/A         N/A
Brand Dialogue....         --       4,192      67,078          --         67,078         3,508    $  63,570     3 years
Free Range........      4,320       1,462      23,392          --         27,712        (2,057)      29,769     3 years
i.con.............      2,427         703      11,242          --         13,669           236       13,433     3 years
InterActive8......      8,640       1,314      21,031       1,669         31,340           289       31,051     3 years
Multimedia........      2,240         529       8,470          --         10,710           495       10,215     3 years
Potomac Partners..      8,640       2,938      47,003       6,611         62,254         1,451       60,803     3 years
RSI...............      5,653         743      11,892          --         17,545           958       16,587     3 years
                    ---------  -----------  ---------  -----------  --------------  -----------  -----------
                    $  53,061      16,534   $ 264,558   $  33,810     $  351,429     $  20,537      225,428
                    ---------  -----------  ---------  -----------  --------------  -----------
                    ---------  -----------  ---------  -----------  --------------  -----------
Acquisition-related
  fees............                                                                                    1,000
Equity based
  acquisition fees
  to sponsor......                                                                                   18,701
                                                                                                 -----------
                                                                                                  $ 245,129
                                                                                                 -----------
                                                                                                 -----------

    If the acquisitions had occurred on January 1, 1998 and the maximum amount of contingent consideration was earned, approximately $58.3 million of goodwill related to the individual company portion of the payment would have been recorded in the second half of 1998, and $58.3 million related to the combined company portion of the payment in the first quarter of 1999. Amounts to be paid to shareholders of Align are excluded as the payments are treated as dividends to the shareholders of the accounting acquiror. This additional goodwill would result in an increase in amortization expense of $11.7 million for the year ended December 31, 1998, and $26.2 million for the six months ended June 30, 1999.

    The Company will periodically assess long-lived assets, including goodwill or goodwill associated with such assets. Whenever circumstances suggest that an asset may be impaired, an analysis will be performed to compare the estimated future undiscounted cash flows associated with the asset to the asset's carrying value. If the carrying value is in excess of the undiscounted cash flow value, the asset will be written down to fair value.

             LUMINANT WORLDWIDE CORPORATION AND OUR EIGHT COMPANIES

3. UNAUDITED PRO FORMA COMBINED BALANCE SHEET ADJUSTMENTS:

    The following table summarizes unaudited pro forma combined balance sheet adjustments:

                                                                                           OFFERING ADJUSTMENTS
                                          ACQUISITION ADJUSTMENTS             PRO FORMA                              POST
                                 ------------------------------------------  ACQUISITION   --------------------  ACQUISITION
                                    (A)        (B)        (C)        (D)     ADJUSTMENTS      (E)        (F)     ADJUSTMENTS
                                 ---------  ---------  ---------  ---------  ------------  ---------  ---------  ------------
                                                             (DOLLARS IN THOUSANDS)
            ASSETS
CURRENT ASSETS
  Cash and cash equivalents....  $      --  $      --  $      --  $      --   $       --   $  66,729    (53,061)  $   13,668
  Accounts receivable, net.....       (100)        --         --         --         (100)         --         --           --
  Unbilled revenues............         --         --         --         --           --          --         --           --
  Employee and other
    receivables................     (1,933)        --         --         --       (1,933)         --         --           --
  Deferred income taxes........         80         --         --         --           80          --         --           --
  Deferred income tax
    valuation..................        (90)        --         --         --          (90)         --         --           --
  Prepaid expenses and other
    assets.....................     (1,000)        --         --         --       (1,000)     (6,242)        --       (6,242)
                                 ---------  ---------  ---------  ---------  ------------  ---------  ---------  ------------
Total current assets...........     (3,043)        --         --         --       (3,043)     60,487    (53,061)       7,426
PROPERTY AND EQUIPMENT, net....         --         --         --         --           --          --         --           --
OTHER ASSETS:
  Goodwill, net................    245,129         --         --         --      245,129          --         --           --
  Other Intangible.............         --         --         --     23,094       23,094          --         --           --
  Deferred income taxes........      3,213         --         --         --        3,213          --         --           --
  Deferred income tax
    valuation..................     (3,228)        --         --         --       (3,228)         --         --           --
  Other........................         --         --         --         --           --          --         --           --
                                 ---------  ---------  ---------  ---------  ------------  ---------  ---------  ------------
Total assets...................  $ 242,071  $      --  $      --  $  23,094   $  265,165   $  60,487  $ (53,061)  $    7,426
                                 ---------  ---------  ---------  ---------  ------------  ---------  ---------  ------------
                                 ---------  ---------  ---------  ---------  ------------  ---------  ---------  ------------
 LIABILITIES AND STOCKHOLDERS'
             EQUITY
CURRENT LIABILITIES:
  Accounts payable.............  $    (100) $      --  $      --  $      --   $     (100)  $      --  $      --   $       --
  Payable for eight companies'
    common stock and other
    acquisition-related
    obligations................         --     53,061         --         --       53,061          --    (53,061)     (53,061)
  Customer deposits............         --         --         --         --           --          --         --           --
  Accrued liabilities..........         --    (10,216)        --         --      (10,216)     (5,050)        --       (5,050)
  Unearned revenues............         --         --         --         --           --          --         --           --
  Notes payable................         --         --         --         --           --          --         --           --
Related party notes payable....         --         --         --         --           --      (2,448)        --       (2,448)
  Current maturities of long-
    term debt..................         --         --        128         --          128          --         --           --
                                 ---------  ---------  ---------  ---------  ------------  ---------  ---------  ------------
Total current liabilities......       (100)    42,845        128         --       42,873      (7,498)   (53,061)     (60,559)
LONG-TERM LIABILITIES:
  Long-term debt, net of
    current maturities.........         --         --        732         --          732          --         --           --
  Deferred income taxes........        (21)        --         --         --          (21)         --         --           --
                                 ---------  ---------  ---------  ---------  ------------  ---------  ---------  ------------
Total liabilities..............       (121)    42,845        860         --       43,584      (7,498)   (53,061)     (60,559)
                                 ---------  ---------  ---------  ---------  ------------  ---------  ---------  ------------
MINORITY INTEREST..............       (101)        --         --         --         (101)         --         --           --

STOCKHOLDERS' EQUITY:
  Preferred stock..............                (3,728)        --         --       (3,728)         --         --           --
  Members' equity..............      5,383         --         --         --        5,383          --         --           --
  Common stock.................     (2,842)        --         --         --       (2,842)         50         --           50
  Additional paid-in capital...    230,477    (17,976)     9,858     23,094      245,453      67,935         --       67,935
  Young & Rubicam Inc.
    investment.................     (5,456)        --         --         --       (5,456)         --         --           --
  Subscription receivable from
    officers...................         --         --         --         --           --          --         --           --
  Retained earnings
    (deficit)..................     14,312    (21,141)   (10,718)        --      (17,547)         --         --           --
  Treasury stock...............        419         --         --         --          419          --         --           --
                                 ---------  ---------  ---------  ---------  ------------  ---------  ---------  ------------
Total stockholders' equity.....    242,293    (42,845)      (860)    23,094      221,682      67,985         --       67,985
                                 ---------  ---------  ---------  ---------  ------------  ---------  ---------  ------------
Total liabilities and
  stockholders' equity.........  $ 242,071  $      --  $      --  $  23,094   $  265,165   $  60,487  $ (53,061)  $    7,426
                                 ---------  ---------  ---------  ---------  ------------  ---------  ---------  ------------
                                 ---------  ---------  ---------  ---------  ------------  ---------  ---------  ------------

             LUMINANT WORLDWIDE CORPORATION AND OUR EIGHT COMPANIES

------------------------

(a) Reflects the acquisitions of the eight companies and the elimination of equity balances of the companies. The purchase price, including deferred acquisition costs, in excess of estimated fair market value of assets acquired has been allocated to goodwill. The seller of Brand Dialogue is retaining the Young & Rubicam receivable of $1,933,000 that represents Brand Dialogue funds advanced to the seller. Deferred income taxes have been recorded for LLC and S Corporation entities and a valuation allowance has been increased due to the lack of history of combined income. Also reflects the elimination of accounts receivable and accounts payable related to transactions between two of the eight companies.

(b) Records the liabilities for the cash portion of the consideration to be paid for the common stock of the eight companies in connection with the acquisitions, payments to Align shareholders of $21,141,000 (accounted for as a dividend from retained earnings), payments to redeem $3,728,000 of preferred stock related to Free Range, and elimination of the accrued liabilities related to equity compensation rights converted into Luminant options of Potomac Partners and one half of the options of Interactive8 of $7,329,000 and $1,444,000, respectively. Also reflects payments of $1,444,000 to retire the remaining one half of the InterActive8 options.

(c) Records $9,608,000 as the effect of a non-cash, non-recurring compensation charge (after reduction for $1,000,000 of consideration paid) for 663,002 shares of Luminant common stock to be issued to officers in connection with the offering. Additionally records $250,000 as the effect of a non-cash, non-recurring compensation charge for the issuance of 15,625 options to a former officer and a liability and non-recurring charge of $860,000 related to an agreement to end the former officer's employment.

(d) Represents the estimated value of stock options granted to Young & Rubicam, Inc. using the Modified Black-Scholes European Model. The following assumptions were used: exercise price of $16.00, ten-year life, 5.66% interest rate, and 70% volatility factor.

(e) Records the cash proceeds from the issuance of shares of Luminant common stock net of estimated offering costs, acquisition costs and the repayment of advances from a stockholder (based on an assumed initial public offering price of $16.00 per share). Offering costs primarily consist of underwriting discounts and commissions, accounting fees, legal fees and printing expenses.

(f) Records the cash portion of the acquisition consideration to be paid for the stock of the eight companies and acquisition-related obligations from proceeds of the offering as described in adjustment (b).

4. UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS ADJUSTMENTS:

    The following tables summarize unaudited adjustments to the pro forma combined statements of operations:

    For the year ended December 31, 1998:

                                                               (A)        (B)        (C)        (D)        (E)        (F)
                                                            ---------  ---------  ---------  ---------  ---------  ---------
                                                                                 (DOLLARS IN THOUSANDS)
REVENUES..................................................  $      --  $      --  $      --  $      --  $    (219) $      --

COST OF SERVICES..........................................         --         --     (1,503)        --        (78)        --
SELLING, GENERAL AND ADMINISTRATIVE.......................         --         --       (383)        --       (924)     5,472
EQUITY BASED COMPENSATION EXPENSE.........................         --         --         --         --         --         --
INTANGIBLES AMORTIZATION..................................     89,408         --         --         --         --         --
                                                            ---------  ---------  ---------  ---------  ---------  ---------
INCOME (LOSS) FROM OPERATIONS.............................    (89,408)        --      1,886         --        783     (5,472)
OTHER INCOME (EXPENSE):
Interest expense..........................................         --         --         --         --         --         --
Loss on disposition of assets.............................         --         --         --         --          5         --
                                                            ---------  ---------  ---------  ---------  ---------  ---------
INCOME (LOSS) BEFORE INCOME TAXES.........................    (89,408)        --      1,886         --        788     (5,472)
INCOME TAXES..............................................         --       (481)        --         --         --         --
MINORITY INTEREST.........................................         --         --         --       (162)        --         --
                                                            ---------  ---------  ---------  ---------  ---------  ---------
INCOME (LOSS) BEFORE NONRECURRING CHARGES.................  $ (89,408) $     481  $   1,886  $     162  $     788  $  (5,472)
                                                            ---------  ---------  ---------  ---------  ---------  ---------
                                                            ---------  ---------  ---------  ---------  ---------  ---------

                                                                        PRO FORMA
                                                               (G)     ADJUSTMENTS
                                                            ---------  ------------

REVENUES..................................................  $      --   $     (219)
COST OF SERVICES..........................................         --       (1,581)
SELLING, GENERAL AND ADMINISTRATIVE.......................       (207)       3,958
EQUITY BASED COMPENSATION EXPENSE.........................        207          207
INTANGIBLES AMORTIZATION..................................         --       89,408
                                                            ---------  ------------
INCOME (LOSS) FROM OPERATIONS.............................         --      (92,211)
OTHER INCOME (EXPENSE):
Interest expense..........................................         --           --
Loss on disposition of assets.............................         --            5
                                                            ---------  ------------
INCOME (LOSS) BEFORE INCOME TAXES.........................         --      (92,206)
INCOME TAXES..............................................         --         (481)
MINORITY INTEREST.........................................         --         (162)
                                                            ---------  ------------
INCOME (LOSS) BEFORE NONRECURRING CHARGES.................  $      --   $  (91,563)
                                                            ---------  ------------
                                                            ---------  ------------

------------------------------

(a) Reflects the amortization of goodwill and other intangible to be recorded as a result of these acquisitions over a period of three years. These amortization periods were determined based on an analysis of the characteristics of the combined company.

             LUMINANT WORLDWIDE CORPORATION AND OUR EIGHT COMPANIES

4. UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS ADJUSTMENTS:
(CONTINUED)
(b) Reflects the reversal of the eight companies' income tax provision. Luminant has not demonstrated that it will generate future taxable income; therefore, an asset for the pro forma loss before taxes has not been recorded.

(c) Reflects the reduction in compensation expense related to the non-recurring, non-cash compensation charges of $248,000 and $1,503,000 recorded by Free Range and Potomac Partners, respectively, in the fourth quarter of 1998 related to equity appreciation rights issued to employees and owners of those entities and the non-recurring, non-cash charge of $135,000 recorded by InterActive8 related to the below fair market value issuance of equity. The rights become exercisable upon the consummation of the acquisitions.

(d) Reflects elimination of minority interest in one of the eight companies.

(e) Reflects the elimination of revenues and expenses related to a division of Free Range that will be distributed to Free Range's stockholders concurrent with the acquisitions. It is estimated that the assets distributed will equal the liabilities assumed.

(f) Includes adjustments to increase expenses related to additional compensation expense of $1,996,000, board of directors' expense of $432,000, administrative and other expense of $2,044,000 and additional expense associated with being a public entity of $1,000,000. These adjustments were based on budgeted amounts that have been annualized. These additional costs are a direct result of the combination of these companies and the offering of the securities to the public.

(g) Reflects the reclassification of compensation expense related to shares sold to Luminant management at less than fair market value in 1998.

    For the six months ended June 30, 1999:

                                                    (A)        (B)        (C)        (D)        (E)        (F)        (G)
                                                 ---------  ---------  ---------  ---------     ---     ---------  ---------
                                                                           (DOLLARS IN THOUSANDS)
REVENUES.......................................         --         --  $      --  $      --  $      --  $     (76) $      --

COST OF SERVICES...............................         --         --     (8,713)        (2)        --         (9)        --
SELLING, GENERAL AND ADMINISTRATIVE............         --         --       (952)      (167)        --       (682)     2,736
EQUITY BASED COMPENSATION EXPENSE..............         --         --         --        169         --         --         --
INTANGIBLES AMORTIZATION.......................     44,704         --         --         --         --         --         --
                                                 ---------  ---------  ---------  ---------        ---  ---------  ---------
INCOME (LOSS) FROM OPERATIONS..................    (44,704)        --      9,665         --         --        615     (2,736)
OTHER INCOME (EXPENSE):
Interest expense...............................         --         --         --         --         --         --         --
                                                 ---------  ---------  ---------  ---------        ---  ---------  ---------
INCOME (LOSS) BEFORE INCOME TAXES..............    (44,704)        --      9,665         --         --        615     (2,736)
INCOME TAXES...................................         --       (477)        --         --         --         --         --
MINORITY INTEREST..............................         --         --         --         --         22         --         --
                                                 ---------  ---------  ---------  ---------        ---  ---------  ---------
INCOME (LOSS) BEFORE NONRECURRING
  CHARGES......................................  $ (44,704) $     477  $   9,665  $      --  $     (22) $     615  $  (2,736)
                                                 ---------  ---------  ---------  ---------        ---  ---------  ---------
                                                 ---------  ---------  ---------  ---------        ---  ---------  ---------

                                                                         PRO FORMA
                                                    (H)        (I)      ADJUSTMENTS
                                                 ---------  ---------  -------------

REVENUES.......................................  $      --  $    (100)   $    (176)
COST OF SERVICES...............................         --       (100)      (8,824)
SELLING, GENERAL AND ADMINISTRATIVE............     (2,775)        --       (1,840)
EQUITY BASED COMPENSATION EXPENSE..............      2,775         --        2,944
INTANGIBLES AMORTIZATION.......................         --         --       44,704
                                                 ---------  ---------  -------------
INCOME (LOSS) FROM OPERATIONS..................         --         --      (37,160)
OTHER INCOME (EXPENSE):
Interest expense...............................         --         --           --
                                                 ---------  ---------  -------------
INCOME (LOSS) BEFORE INCOME TAXES..............         --         --      (37,160)
INCOME TAXES...................................         --         --         (477)
MINORITY INTEREST..............................         --         --           22
                                                 ---------  ---------  -------------
INCOME (LOSS) BEFORE NONRECURRING
  CHARGES......................................  $      --  $      --    $ (36,705)
                                                 ---------  ---------  -------------
                                                 ---------  ---------  -------------

------------------------------

(a) Reflects the amortization of goodwill and other intangible to be recorded as a result of these acquisitions over a period of three years. These amortization periods were determined based on an analysis of the characteristics of the combined company.

(b) Reflects the reversal of the eight companies' income tax provision. Luminant has not demonstrated that it will generate future taxable income; therefore, a net deferred tax asset for the pro forma loss before taxes has not been recognized.

(c) Reflects the reduction in 1999 compensation expense related to the non-recurring, non-cash charges of $222,000, $2,887,000 and $5,826,000 recorded by Free Range, InterActive8 and Potomac Partners, respectively, in the first and second quarters of 1999 related to equity appreciation rights issued to employees and owners of those entities and the non-recurring, non-cash compensation charge of $730,000 recorded by RSI in the first quarter of 1999 related to the issuance of additional minority interest. The rights become exercisable upon the consummation of the acquisitions.

(d) Reflects the reclassification of compensation expense related to stock options granted at prices below fair market value for the accounting acquiror Align.

(e) Reflects the elimination of minority interest in one of the eight companies.

(f) Reflects the elimination of revenues and expenses related to a division of Free Range that will be distributed to Free Range's stockholders concurrent with the acquisitions. It is estimated that the assets distributed will equal the liabilities assumed.

             LUMINANT WORLDWIDE CORPORATION AND OUR EIGHT COMPANIES

4. UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS ADJUSTMENTS:
(CONTINUED)
(g) Includes adjustments to increase expenses related to additional compensation expense of $998,000, board of directors' expense of $216,000, administrative and other expense of $1,022,000 and additional expense associated with being a public entity of $500,000. These adjustments were based on budgeted amounts that have been annualized. These additional costs are a direct result of the combination of these companies and the offering of the securities to the public.

(h) Reflects the reclassification of compensation expense related to shares sold to Luminant management at less than fair market value.

(i) Reflects the elimination of revenues and cost of services resulting from transactions between two of the eight companies.

    For the six months ended June 30, 1998:

                                                                                 (A)        (B)        (C)        (D)        (E)
                                                                              ---------  ---------  ---------  ---------  ---------
                                                                                             (DOLLARS IN THOUSANDS)
REVENUES....................................................................  $      --  $      --  $      --  $     (11) $      --

COST OF SERVICES............................................................         --         --         --        (55)        --
SELLING, GENERAL AND ADMINISTRATIVE.........................................         --         --         --       (501)     2,736
INTANGIBLES AMORTIZATION....................................................     44,704         --         --         --         --
                                                                              ---------  ---------  ---------  ---------  ---------
INCOME (LOSS) FROM OPERATIONS...............................................    (44,704)        --         --        545     (2,736)
OTHER INCOME (EXPENSE):
Interest expense............................................................         --         --         --         --         --
                                                                              ---------  ---------  ---------  ---------  ---------
INCOME (LOSS) BEFORE INCOME TAXES...........................................    (44,704)        --         --        545     (2,736)
INCOME TAXES................................................................         --       (124)        --         --         --
MINORITY INTEREST...........................................................         --         --        (12)        --         --
                                                                              ---------  ---------  ---------  ---------  ---------
INCOME (LOSS) BEFORE NONRECURRING CHARGES...................................  $ (44,704) $     124  $      12  $     545  $  (2,736)
                                                                              ---------  ---------  ---------  ---------  ---------
                                                                              ---------  ---------  ---------  ---------  ---------

                                                                                PRO FORMA
                                                                               ADJUSTMENTS
                                                                              -------------

REVENUES....................................................................    $     (11)
COST OF SERVICES............................................................          (55)
SELLING, GENERAL AND ADMINISTRATIVE.........................................        2,235
INTANGIBLES AMORTIZATION....................................................       44,704
                                                                              -------------
INCOME (LOSS) FROM OPERATIONS...............................................      (46,895)
OTHER INCOME (EXPENSE):
Interest expense............................................................           --
                                                                              -------------
INCOME (LOSS) BEFORE INCOME TAXES...........................................      (46,895)
INCOME TAXES................................................................         (124)
MINORITY INTEREST...........................................................          (12)
                                                                              -------------
INCOME (LOSS) BEFORE NONRECURRING CHARGES...................................    $ (46,759)
                                                                              -------------
                                                                              -------------

------------------------------

(a) Reflects the amortization of goodwill and other intangible to be recorded as a result of these acquisitions over a period of three years. These amortization periods were determined based on an analysis of the characteristics of the combined company.

(b) Reflects the reversal of the eight companies' income tax provision. Luminant has not demonstrated that it will generate future taxable income; therefore, an asset for the pro forma loss before taxes has not been recorded.

(c) Reflects the elimination of minority interest in one of the eight companies.

(d) Reflects the elimination of revenues and expenses related to a division of Free Range that will be distributed to Free Range's stockholders concurrent with the acquisitions. It is estimated that the assets distributed will equal the liabilities assumed.

(e) Includes adjustments to increase expense related to additional compensation expense of $998,000, board of director's expense of $216,000, administrative and other expense of $1,022,000 and additional expense associated with being a public entity of $500,000. These adjustments were based on budgeted amounts that have been annualized. These additional costs are a direct result of the combination of these companies and the offering of the securities to the public.

5. SHARES USED IN COMPUTING PRO FORMA LOSS BEFORE NONRECURRING CHARGES PER
SHARE:

    Includes (i) 1,831,800 shares issued to the initial stockholders and management of Luminant; (ii) 16,534,859 shares issued to the former owners of the eight companies; (iii) 937,500 shares of non-voting common stock we are selling directly to Young & Rubicam simultaneously with this offering; and (iv) 4,062,500 shares sold in the offering, without regard to exercise of underwriters' overallotment option and payment of any contingent consideration. Options for the purchase of 7,005,107 shares of common stock that are to be outstanding at the closing could potentially dilute basic earnings per share in the future. These options were not included in the computation of loss before nonrecurring charges per share because to do so would have been antidilutive for the periods presented.

    At the time of the closing of this offering and the simultaneous acquisition of the eight companies the Company will also have outstanding options to purchase 7,005,107 shares of common stock, including

             LUMINANT WORLDWIDE CORPORATION AND OUR EIGHT COMPANIES

5. SHARES USED IN COMPUTING PRO FORMA LOSS BEFORE NONRECURRING CHARGES PER
SHARE: (CONTINUED)

options to purchase 3,433,736 shares of common stock which will be exercisable immediately following this offering. With the exception of options to purchase 2,204,447 common shares that will be issued on the conversion of outstanding Align, InterActive8 and Potomac options and 15,625 options issued to the former Chief Financial Officer, all of the options will have an exercise price per share equal to the initial offering price. The 2,204,447 options will have exercise prices ranging from $0.15 to $8.62 per share. The weighted average remaining term of these options is 8.78 years. Of these options 1,092,362 are immediately exercisable. Those not immediately vested have a weighted average remaining vesting period of 2.1 years.


6. SUPPLEMENTAL PRO FORMA DATA

    The Company has excluded charges of $248,000 and $1,503,000 for the year ended December 31, 1998, reflected in the historical financial statements of Free Range and Potomac Partners, respectively, related to equity appreciation rights issued to employees and owners of those entities.

    The Company has excluded non-cash charges of $135,000 for the year ended December 31, 1998, related to the below fair market value issuance of equity, reflected in the historical financial statements of InterActive8.

    The Company has excluded charges of $222,000, $2,887,000, and $5,826,000 for the six months ended June 30, 1999, reflected in the historical financial statements of Free Range, InterActive8 and Potomac Partners, respectively, related to equity appreciation rights issued to employees and owners of those entities.

    The Company has excluded non-cash charges of $730,000 for the six months ended June 30, 1999, related to the issuance of additional minority interest, reflected in the historical financial statements of RSI.

    Before completion of the acquisitions, the Company will record a charge of $250,000 related to the issuance of 15,625 options to a former officer and a liability and non-recurring charge of $860,000 related to an agreement to end the former officer's employment.

    During 1998 and the six months ended June 30, 1999, the Company issued, either directly or indirectly through its largest shareholder, beneficial ownership of 915,900 shares of common stock to management and non-employee directors and recorded a stock compensation charge of $207,000 and $2.8 million, respectively, which has been recorded in the historical financial statements of Luminant during those periods. Upon consummation of the initial acquisitions, Luminant will record a stock compensation charge of $9.6 million (after reduction for $1.0 million of consideration paid) related to 663,002 shares issued to management and non-employee directors of Luminant. Luminant will record goodwill on the additional 252,898 shares issued to management of Luminant as these shares were issued for services related to the acquisitions.

                             ALIGN SOLUTIONS CORP.
                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS

    The following unaudited pro forma financial statements give effect to the acquisitions by Align Solutions Corp. (Align) of the outstanding capital stock of Fifth Gear Media Corporation (Fifth Gear) and Synapse Group Inc. (Synapse), and the assets and certain liabilities of inmedia, inc. (inmedia) (the three companies). The acquisition of Synapse occurred on February 15, 1999, the acquisition of Fifth Gear occurred on May 26, 1999 and the acquisition of inmedia occurred on May 27, 1999.

    The acquisitions are included in Align's historical balance sheet at June 30, 1999. The unaudited pro forma statements of operations gives effect to the acquisitions as if they had occurred on January 1, 1998.

    The pro forma adjustments are based on estimates, available information and certain assumptions and may be revised as additional information becomes available. The pro forma financial data do not purport to represent what Align's financial position or results of operations would actually have been if such transactions in fact had occurred on those dates and are not necessarily representative of Align's financial position or results of operations for any future period. Since the companies were not under common control or management, historical combined results may not be comparable to, or indicative of, future performance. The unaudited pro forma financial statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this prospectus. See "Risk Factors" included elsewhere in this prospectus.

                             ALIGN SOLUTIONS CORP.

                  UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1998

                             (DOLLARS IN THOUSANDS)

                                                              HISTORICAL
                                      -----------------------------------------------------------   PRO FORMA
                                        ALIGN    FIFTH GEAR     INMEDIA      SYNAPSE      TOTAL    ADJUSTMENTS    PRO FORMA
                                      ---------  -----------  -----------  -----------  ---------  ------------  -----------
REVENUES............................  $   9,226   $   1,227    $   1,195    $   2,540   $  14,188   $       --    $  14,188
COST OF SERVICES....................      5,128         603          943        1,908       8,582           --        8,582
                                      ---------  -----------  -----------  -----------  ---------  ------------  -----------

GROSS PROFIT........................      4,098         624          252          632       5,606           --        5,606

SELLING, GENERAL AND
 ADMINISTRATIVE.....................      4,047         402          512          670       5,631           --        5,631
EQUITY BASED COMPENSATION EXPENSE...         --          --           --           --          --        4,148(a)      4,148
INTANGIBLES AMORTIZATION............         50          --           --           --          50        5,239(b)      5,289
OTHER INCOME (EXPENSE):
  Interest expense..................        (50)         (6)         (83)         (16)       (155)          --         (155)
  Loss on disposition of assets.....        (28)         --           --           --         (28)          --          (28)
  Other, net........................         --          --           --            1           1           --            1
                                      ---------  -----------  -----------  -----------  ---------  ------------  -----------

INCOME (LOSS) BEFORE INCOME TAXES...        (77)        216         (343)         (53)       (257)      (9,387)      (9,644)
INCOME TAXES........................         --          71           --           --          71          (71)(c)         --
                                      ---------  -----------  -----------  -----------  ---------  ------------  -----------
NET INCOME (LOSS)...................  $     (77)  $     145    $    (343)   $     (53)  $    (328)  $   (9,316)   $  (9,644)
                                      ---------  -----------  -----------  -----------  ---------  ------------  -----------
                                      ---------  -----------  -----------  -----------  ---------  ------------  -----------

                             ALIGN SOLUTIONS CORP.

                  UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS

                     FOR THE SIX MONTHS ENDED JUNE 30, 1999

                             (DOLLARS IN THOUSANDS)

                                                             HISTORICAL
                                     -----------------------------------------------------------   PRO FORMA
                                       ALIGN    FIFTH GEAR     INMEDIA      SYNAPSE      TOTAL    ADJUSTMENTS    PRO FORMA
                                     ---------  -----------  -----------  -----------  ---------  ------------  -----------
REVENUES                             $  10,793   $     464    $     506    $     279   $  12,042   $       --    $  12,042
COST OF SERVICES...................      6,372         290          320          263       7,245          (46)(a)      7,199
                                     ---------       -----   -----------       -----   ---------  ------------  -----------
GROSS PROFIT.......................      4,421         174          186           16       4,797           46        4,843
SELLING, GENERAL AND
  ADMINISTRATIVE...................      7,226         182          315          111       7,834       (3,300)(a)      4,534
EQUITY BASED COMPENSATION
  EXPENSE..........................         --          --           --           --          --          544(a)        544
INTANGIBLES AMORTIZATION...........      1,366          --           --           --       1,366        1,253(b)      2,619
OTHER INCOME (EXPENSE):
  Interest income..................         --           2           --           --           2           --            2
  Interest expense.................        (25)         (5)         (37)          (1)        (68)          --          (68)
  Other, net.......................         --           4            2           --           6           --            6
                                     ---------       -----   -----------       -----   ---------  ------------  -----------
LOSS BEFORE INCOME TAXES...........     (4,196)         (7)        (164)         (96)     (4,463)       1,549       (2,914)
INCOME TAXES.......................         --          (3)          --           --          (3)           3(c)         --
                                     ---------       -----   -----------       -----   ---------  ------------  -----------
NET INCOME (LOSS)..................  $  (4,196)  $      (4)   $    (164)   $     (96)  $  (4,460)  $    1,546    $  (2,914)
                                     ---------       -----   -----------       -----   ---------  ------------  -----------
                                     ---------       -----   -----------       -----   ---------  ------------  -----------

                             ALIGN SOLUTIONS CORP.

                  UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS

                     FOR THE SIX MONTHS ENDED JUNE 30, 1998

                             (DOLLARS IN THOUSANDS)

                                                       HISTORICAL
                               -----------------------------------------------------------   PRO FORMA
                                 ALIGN    FIFTH GEAR     INMEDIA      SYNAPSE      TOTAL    ADJUSTMENTS    PRO FORMA
                               ---------  -----------  -----------  -----------  ---------  ------------  -----------
REVENUES.....................  $   2,997   $     715    $     796    $   1,362   $   5,870   $       --    $   5,870
COST OF SERVICES.............      1,805         255          532          894       3,486           --        3,486
                               ---------       -----        -----   -----------  ---------  ------------  -----------
GROSS PROFIT.................      1,192         460          264          468       2,384           --        2,384
SELLING, GENERAL AND
  ADMINISTRATIVE.............      1,673         178          316          515       2,682           --        2,682
EQUITY BASED COMPENSATION
  EXPENSE....................         --          --           --           --          --        3,604(a)      3,604
INTANGIBLES AMORTIZATION.....         25          --           --           --          25        2,619(b)      2,644
OTHER INCOME (EXPENSE):
  Interest expense...........        (29)         --           --           (6)        (35)          --          (35)
  Other, net.................         --          --          (35)          (4)        (39)          --          (39)
                               ---------       -----        -----   -----------  ---------  ------------  -----------
INCOME (LOSS) BEFORE INCOME
  TAXES......................       (535)        282          (87)         (57)       (397)      (6,223)      (6,620)
INCOME TAXES.................         --          94           --           --          94          (94)(c)         --
                               ---------       -----        -----   -----------  ---------  ------------  -----------
NET INCOME (LOSS)............  $    (535)  $     188    $     (87)   $     (57)  $    (491)  $   (6,129)   $  (6,620)
                               ---------       -----        -----   -----------  ---------  ------------  -----------
                               ---------       -----        -----   -----------  ---------  ------------  -----------

                             ALIGN SOLUTIONS CORP.

               NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

1. UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS ADJUSTMENTS:

    The following summarizes the unaudited pro forma statements of operations adjustments:

    (a) Reflects a compensation charge for options granted to Fifth Gear, inmedia and Synapse at less than fair market value upon the consummation of the acquisition over the vesting periods of the options. The adjustment also changes the timing of the compensation charges recorded in the six months ended June 30, 1999 historical Align statement of operations for these option grants.

    (b) Reflects the amortization of goodwill to be recorded as a result of Align's acquisitions over a period of three years. These amortization periods were determined based on an analysis of the characteristics of the combined company.

    (c) Reflects the reversal of Fifth Gear's income tax provision. Align has not demonstrated that it will generate future taxable income; therefore, a net asset for the pro forma loss before taxes has not been recorded.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Luminant Worldwide Corporation:

    We have audited the accompanying balance sheet of Luminant Worldwide Corporation as of December 31, 1998, and the related statements of operations, stockholders' equity, and cash flows for the period from inception (August 21, 1998), to December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Luminant Worldwide Corporation as of December 31, 1998, and the results of its operations and its cash flows for the period from inception (August 21, 1998), to December 31, 1998, in conformity with generally accepted accounting principles.

                                                 ARTHUR ANDERSEN LLP

Dallas, Texas,
September 3, 1999

                         LUMINANT WORLDWIDE CORPORATION

                                 BALANCE SHEETS

                                                                                    DECEMBER 31,      JUNE 30,
                                                                                        1998            1999
                                                                                    -------------  --------------
                                                                                                    (UNAUDITED)
                                                     ASSETS
CASH AND CASH EQUIVALENTS.........................................................   $   111,919   $       78,617
DEFERRED COSTS....................................................................        49,729        7,241,959
                                                                                    -------------  --------------
    Total assets..................................................................   $   161,648   $    7,320,576
                                                                                    -------------  --------------
                                                                                    -------------  --------------

                                      LIABILITIES AND STOCKHOLDERS' EQUITY
ACCOUNTS PAYABLE..................................................................   $        --   $      156,072
ACCRUED OFFERING AND ACQUISITION COSTS............................................            --        5,049,700

RELATED PARTY NOTES PAYABLE.......................................................            --        2,447,596

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
  Common stock: $.01 par value, 100,000,000 shares authorized; 1,831,800 shares
    issued and outstanding as of 1998 and 1999 (unaudited)........................        18,318           18,318
  Additional paid-in capital......................................................       388,683        3,163,683
  Retained deficit................................................................      (245,353)      (3,514,793)
                                                                                    -------------  --------------
    Total stockholders' equity....................................................       161,648         (332,792)
                                                                                    -------------  --------------
    Total liabilities and stockholders' equity....................................   $   161,648   $    7,320,576
                                                                                    -------------  --------------
                                                                                    -------------  --------------

   The accompanying notes are an integral part of these financial statements.

                         LUMINANT WORLDWIDE CORPORATION

                            STATEMENTS OF OPERATIONS

                                                                                      PERIOD
                                                                                  FROM INCEPTION
                                                                                 (AUGUST 21, 1998)    SIX MONTHS
                                                                                        TO              ENDED
                                                                                   DECEMBER 31,        JUNE 30,
                                                                                       1998              1999
                                                                                 -----------------  --------------
                                                                                                     (UNAUDITED)
REVENUES.......................................................................    $          --    $           --

COST OF SERVICES...............................................................               --                --
                                                                                 -----------------  --------------

GROSS PROFIT...................................................................               --                --

SELLING, GENERAL AND ADMINISTRATIVE............................................          245,353         3,269,440
                                                                                 -----------------  --------------

LOSS BEFORE INCOME TAXES.......................................................         (245,353)       (3,269,440)

INCOME TAXES...................................................................               --                --
                                                                                 -----------------  --------------

NET LOSS.......................................................................    $    (245,353)   $   (3,269,440)
                                                                                 -----------------  --------------
                                                                                 -----------------  --------------

   The accompanying notes are an integral part of these financial statements.

                         LUMINANT WORLDWIDE CORPORATION

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                                               COMMON STOCK          ADDITIONAL
                                                          -----------------------     PAID-IN         RETAINED
                                                             SHARES      AMOUNT       CAPITAL         DEFICIT
                                                          ------------  ---------  --------------  --------------
BALANCE, August 21, 1998 (inception)....................            --  $      --  $           --  $           --
  Issuance of common stock..............................     1,831,800     18,318         181,683              --
  Equity related compensation...........................            --         --         207,000              --
  Net loss..............................................            --         --              --        (245,353)
                                                          ------------  ---------  --------------  --------------
BALANCE, December 31, 1998..............................     1,831,800     18,318         388,683        (245,353)
  Equity related compensation (unaudited)...............            --         --       2,775,000              --
  Net loss (unaudited)..................................            --         --              --      (3,269,440)
                                                          ------------  ---------  --------------  --------------
BALANCE, June 30, 1999 (unaudited)......................     1,831,800  $  18,318  $    3,163,683  $   (3,514,793)
                                                          ------------  ---------  --------------  --------------
                                                          ------------  ---------  --------------  --------------

   The accompanying notes are an integral part of these financial statements.

                         LUMINANT WORLDWIDE CORPORATION

                            STATEMENTS OF CASH FLOWS

                                                                                      PERIOD
                                                                                  FROM INCEPTION
                                                                                 (AUGUST 21, 1998)    SIX MONTHS
                                                                                        TO              ENDED
                                                                                   DECEMBER 31,        JUNE 30,
                                                                                       1998              1999
                                                                                 -----------------  --------------
                                                                                                     (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss.....................................................................    $    (245,353)    $ (3,269,440)
  Equity related compensation..................................................          207,000        2,775,000
  Adjustments to reconcile net loss to net cash used in operating activities-
    Changes in assets and liabilities-
      Accounts payable.........................................................               --          156,072
                                                                                 -----------------  --------------
        Net cash used in operating activities..................................          (38,353)        (338,368)
                                                                                 -----------------  --------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments of deferred offering costs..........................................          (49,729)      (2,142,530)
  Proceeds from notes payable..................................................               --        2,447,596
  Proceeds from issuance of common stock.......................................          200,001               --
                                                                                 -----------------  --------------
        Net cash provided by financing activities..............................          150,272          305,066
                                                                                 -----------------  --------------
NET INCREASE (DECREASE) IN CASH................................................          111,919          (33,302)
CASH AND CASH EQUIVALENTS, beginning of period.................................               --          111,919
                                                                                 -----------------  --------------
CASH AND CASH EQUIVALENTS, end of period.......................................    $     111,919     $     78,617
                                                                                 -----------------  --------------
                                                                                 -----------------  --------------

   The accompanying notes are an integral part of these financial statements.

                         LUMINANT WORLDWIDE CORPORATION

                         NOTES TO FINANCIAL STATEMENTS

1. NATURE OF OPERATIONS:

    Luminant Worldwide Corporation, a Delaware corporation (the "Company"), was founded in August 1998, to provide a new category of professional services called Internet-centric professional services, enabling businesses centered primarily or exclusively on the Internet to conduct their business.

    The Company's operations to date have consisted primarily of identifying and negotiating for the acquisition of existing Internet consulting companies. The Company plans to make an initial public offering and simultaneously exchange cash and shares of its common stock for the acquisition of eight Internet consulting companies (the "Companies").

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

CASH AND CASH EQUIVALENTS

    The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

DEFERRED COSTS

    As of December 31, 1998, costs of $49,729 have been incurred in connection with this offering. Such costs will be recorded as a reduction to equity upon consummation of this offering.

INCOME TAXES

    Income taxes are accounted for using an asset and liability approach which requires the recognition of taxes payable or refundable for the current year and deferred tax liabilities and assets for the future tax consequences of events that have been recognized in the Company's financial statements or tax returns. The measurement of current and deferred tax liabilities and assets is based on provisions of the enacted tax law. The effects of future changes in tax laws or rates are not anticipated. The measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefit that, based on available evidence, is not expected to be realized. Due to the uncertainty of the ability of the Company to generate future taxable income, the tax benefit of the Company's loss has been fully reserved.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

ACCOUNTING FOR LONG-LIVED ASSETS

    The Company will periodically assess long-lived assets, including goodwill or goodwill associated with such assets. Whenever circumstances suggest that an asset may be impaired, an analysis will be performed to compare the estimated future undiscounted cash flows associated

                         LUMINANT WORLDWIDE CORPORATION

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED) with the asset to the asset's carrying value. If the carrying value is in excess of the undiscounted cash flow value, the asset will be written down to fair value.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The Company's financial instruments have carrying amounts which approximate fair value due to their relative short maturity and/or their variable interest rates.

ACCOUNTING FOR EQUITY BASED COMPENSATION

    In 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). SFAS 123 allows either adoption of a fair value based method of accounting for stock-based compensation or continuation under Accounting Principles Board opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"). The Company has chosen to account for stock-based compensation using the intrinsic value based method prescribed in APB 25 and to provide the pro forma disclosure provision of SFAS 123. Accordingly, compensation cost for stock options and other equity related transactions is measured as the excess, if any, of the fair market value of the Company's stock over the exercise price at the date of the grant.

NEW ACCOUNTING PRONOUNCEMENTS

    In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, ("SFAS No. 130"), "REPORTING COMPREHENSIVE INCOME," which is required to be adopted in the year ended December 31, 1998. SFAS No. 130 requires that an enterprise (a) classify items of other comprehensive income by their nature in the financial statements, and
(b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in-capital in the Statement of Stockholders' Equity. The adoption of SFAS 130 did not have any effect on the Company's financial statements as the Company does not have any elements of comprehensive income other than net income.

3. RELATED PARTY NOTES PAYABLE:

    The Company has a line of credit with a maximum availability of $3 million, with its largest stockholder, Commonwealth Principals II LLC ("Commonwealth"). Interest is at prime (7.75% at December 31, 1998), and the line of credit matures on the closing of this offering. There are no outstanding borrowings as of December 31, 1998.

4. EQUITY INCENTIVE PLANS:

    Under the terms of an employment agreement, the Company's Chief Executive Officer will be issued on the effective date of a public offering options to purchase 5% of the total outstanding shares of common stock at the offering price. One-fourth of the options will vest immediately and the remainder will vest at a rate of 25% per year. The options will have a term of six years.

    As of December 31, 1998, there are no options outstanding.

                         LUMINANT WORLDWIDE CORPORATION

4. EQUITY INCENTIVE PLANS: (CONTINUED)
    In January 1999, under the terms of an employment agreement, the Company's former Chief Financial Officer was to be issued certain options to purchase common stock at $.01 per share (See Note 7).

    In February 1999, under the terms of an employment agreement, as of the effective date of the offering, the Company's Executive Vice President, will be issued options to purchase 1% of the total outstanding shares of common stock at the offering price. The options will become exercisable upon the Offering and have a term of ten years.

5. EQUITY:

    The Company intends to effect a stock split and increase the number of authorized common stock effective on the day preceding the completion of the offering. The effects of the common stock split and the increase in the shares of authorized common stock have been retroactively reflected in the balance sheet and the accompanying notes.

    In connection with the organization of the Company, 1,665,273 shares of common stock were issued to Commonwealth. Upon signing his employment agreement in September 1998, 166,527 shares of common stock were issued to the President of the Company for $200,000. The Board of Directors has determined that these shares were issued at fair market value. In addition in September 1998, Commonwealth transferred 339,269 shares to the President resulting in an equity related compensation expense of approximately $207,000.

6. RELATED-PARTY TRANSACTIONS:

    In September 1998, the Company entered into a management services agreement with Commonwealth to provide consulting and financial advisory services. The agreement terminates at the earlier of the closing of the offering or September 2000. For the year ended December 31, 1998, approximately $49,000 was paid to Commonwealth for providing services. These costs are related to the offering and are included in deferred costs in the accompanying balance sheet. In addition, Commonwealth has provided the Company with a line of credit as discussed in Note 3.

7. SUBSEQUENT EVENTS:

    The Company has signed definitive agreements to acquire all of the common stock and ownership interests of the Companies to be consummated simultaneously with the closing of the offering. The companies to be acquired are Align Solutions Corp., Brand Dialogue New York, Free Range Media, Inc., Integrated Consulting, Inc. (dba as i.con interactive), Interactive8, Inc., Multimedia Resources, LLC, Potomac Partners Management Consulting, LLC, and RSI Group, Inc.

    The following pro forma information shows the Company's revenues and net income as if the transaction referred to above had occurred on January 1, 1998.

                                                                     (IN THOUSANDS)
                                                                                  SIX MONTHS
                                                               YEAR ENDED           ENDED
                                                            DECEMBER 31, 1998   JUNE 30, 1999
                                                           -------------------  --------------
Pro forma revenues (unaudited)...........................     $      54,846      $     41,437
Pro forma net loss (unaudited)...........................          (106,586)          (50,688)

                         LUMINANT WORLDWIDE CORPORATION

7. SUBSEQUENT EVENTS: (CONTINUED)
    In April and May 1999, the former Chief Financial Officer and a current officer of the Company purchased 191,382 shares and 109,361 shares of common stock for $500,000 and $400,000. The Board of Directors determined the fair market value of the shares to be $12.22 which was in excess of the grant price. The Company has recognized compensation expense of approximately $2,775,000 in 1999 related to these issuances.

    In July of 1999, the Company and the former Chief Financial Officer entered into an agreement to end the Chief Financial Officer's employment with the Company. The former Chief Financial Officer will receive options to purchase common stock at $.01 per share. The number of options will be determined by dividing $250,000 by the initial public offering price (15,625 assuming a price of $16.00 per share). The value of these options under the Black-Scholes method assuming a 10 year life, 70% volatility and a 5.66% interest rate would be $249,911. The options will become exercisable upon the Offering and have a term of ten years. In addition, the former Chief Financial Officer will be paid $1,000,000 over six years in equal monthly installments for financial consulting services. Mr. Autem's agreement requires no specific services and allows him to seek full time employment at other companies including competitors and provides compensation for acquisition targets identified. As such the Company is unsure as to any future benefits from these payments. The Company will record the liability for the net present value of these payments of $860,000 assuming a discount rate of 5.26%, and record a charge of the same amount in the third quarter of 1999.

    In July of 1999, the Company entered into an agreement in principle with United Air Lines, Inc. under which we have agreed to provide electronic commerce strategy, business planning and design services to United until June 30, 2004, but United has no obligation to purchase any services from us. Pursuant to this agreement, we have agreed to issue to United a warrant to purchase up to 300,000 shares of our common stock at an exercise price per share equal to the initial offering price. Under the warrant, United will have the immediate right to purchase 50,000 shares of common stock. Assuming an exercise price of $16.00, five year life, 5.26% interest rate and 70% volatility factor, the 50,000 rights with immediate vesting have a fair market value of $497,038 which the Company will record as a selling expense upon the granting of the warrants. Over the five year term of the agreement, United will obtain the right to purchase 5,000 shares of the remaining shares under the warrant for every $1 million of revenues we receive from United up to $50 million of revenue. Each portion of the warrant that becomes exercisable will expire three years from the date the right to purchase shares becomes exercisable. At each date that portions of the warrants become exercisable, the Company will determine the fair market value of that portion and record the amount as a selling expense.

                            LUMINANT WORLDWIDE CORP.

           NOTES TO THE UNAUDITED JUNE 30, 1999 FINANCIAL STATEMENTS

A. BASIS OF PRESENTATION:

    The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Rule 10-01 of Regulation S-X. Accordingly, they do not contain all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, the accompanying unaudited financial statements reflect all adjustments (consisting of only normal recurring adjustments) considered necessary for a fair presentation of the Company's financial condition as of June 30, 1999, the results of its operations and its cash flows for the six month period ended June 30, 1999. These financial statements should be read in conjunction with the Company's audited 1998 financial statements, including the notes thereto. Operating results for the six month period ended June 30, 1999, are not necessarily indicative of the operating results that may be expected for the year ending December 31, 1999.

B. DEFERRED COSTS:

    As of June 30, 1999, costs of approximately $7,242,000 have been incurred in connection with this offering. Such costs will be recorded as an increase to goodwill or reduction to equity upon consummation of this offering.

C. EQUITY:

    In April and May 1999, the former Chief Financial Officer and a current officer of the Company purchased 191,382 shares and 109,361 shares of common stock for $500,000 and $400,000. The Board of Directors determined the fair market value of the shares to be $12.22 which was in excess of the grant price. The Company has recognized compensation expense of $2,775,000 in the six months ended June 30, 1999 related to these issuances.

D. RELATED-PARTY TRANSACTIONS:

    In September 1998, the Company entered into a management services agreement with Commonwealth to provide consulting and financial advisory services. The agreement terminates at the earlier of the closing of the offering or September 2000. For the period ended June 30, 1999, approximately $84,750 was paid to Commonwealth for providing services. These costs are related to the offering and are included in deferred costs in the accompanying balance sheet.

E. PAYABLE TO SHAREHOLDER:

    In addition to the advance made to Luminant, Commonwealth has paid approximately $1,998,000 on behalf of Luminant. Such amounts will be repaid upon the closing of this offering.

F. SUBSEQUENT EVENTS:

    The Company has signed definitive agreements to acquire all of the common stock and ownership interests of the Companies to be consummated simultaneously with the closing of the offering. The companies to be acquired are Align Solutions Corp., Brand Dialogue New York, Free Range Media, Inc., Integrated Consulting, Inc. (dba as i.con interactive), Interactive8, Inc., Multimedia Resources, LLC, Potomac Partners Management Consulting, LLC, and RSI Group, Inc.

                            LUMINANT WORLDWIDE CORP.

F. SUBSEQUENT EVENTS: (CONTINUED)
    In July of 1999, the Company and the former Chief Financial Officer entered into an agreement to end the Chief Financial Officer's employment with the Company. The former Chief Financial Officer will receive options to purchase common stock at $.01 per share. The number of options will be determined by dividing $250,000 by the initial public offering price (15,625 assuming a price of $16.00 per share). The value of these options under the Black-Scholes Method assuming a 10 year life, 70% volatility and a 5.66% interest rate would be $249,911. The options will become exercisable upon the Offering and have a term of ten years. In addition, the former Chief Financial Officer will be paid $1,000,000 over six years in equal monthly installments for financial consulting services. Mr. Autem's agreement requires no specific services and allows him to seek full time employment at other companies including competitors and provides compensation for acquisition targets identified. As such the Company is unsure as to any future benefits from these payments. The Company will record the liability for the net present value of these payments of $860,000 assuming a discount rate of 5.26%, and record a charge of the same amount in the third quarter of 1999.

    In July of 1999, the Company entered into an agreement in principle with United Air Lines, Inc. under which we have agreed to provide electronic commerce strategy, business planning and design services to United until June 30, 2004, but United has no obligation to purchase any services from us. Pursuant to this agreement, we have agreed to issue to United a warrant to purchase up to 300,000 shares of our common stock at an exercise price per share equal to the initial offering price. Under the warrant, United will have the immediate right to purchase 50,000 shares of common stock. Assuming an exercise price of $16.00, five year life, 5.26% interest rate and 70% volatility factor, the 50,000 rights with immediate vesting have a fair market value of $497,038 which the Company will record as a selling expense upon the granting of the warrants. Over the five year term of the agreement, United will obtain the right to purchase 5,000 of the remaining shares under the warrant for every $1 million of revenues we receive from United up to $50 million of revenue. Each portion of the warrant that becomes exercisable will expire three years from the date the right to purchase shares becomes exercisable. At each date that portions of the warrants become exercisable, the Company will determine the fair market value of that portion and record the amount as a selling expense.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Align Solutions Corp.:

    We have audited the accompanying balance sheets of Align Solutions Corp. (a Delaware S Corporation) as of December 31, 1997 and 1998, and the related statements of operations, stockholders' equity, and cash flows for each of the two years in the period ended December 31, 1998, and for the period from inception (October 16, 1996), to December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Align Solutions Corp. as of December 31, 1997 and 1998, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1998, and for the period from inception (October 16, 1996), to December 31, 1996, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Dallas, Texas,
May 4, 1999

                             ALIGN SOLUTIONS CORP.

                                 BALANCE SHEETS

                                                                             DECEMBER 31,
                                                                     ----------------------------     JUNE 30,
                                                                         1997           1998            1999
                                                                     -------------  -------------  --------------
                                                                                                    (UNAUDITED)
                              ASSETS

CURRENT ASSETS:
  Cash and cash equivalents........................................  $      10,977  $          --  $       48,167
  Accounts receivable, net of allowance for doubtful accounts of
    $71,229, $115,068, and $188,049 (unaudited)....................        880,085      2,161,521       4,085,156
  Note receivable..................................................             --             --              --
  Unbilled revenues................................................         43,860         10,520          80,837
  Prepaid expenses and other.......................................         37,778         74,219          67,602
                                                                     -------------  -------------  --------------
    Total current assets...........................................        972,700      2,246,260       4,281,762

PROPERTY AND EQUIPMENT, net........................................        259,901        776,185       1,031,641

OTHER ASSETS:
  Goodwill, net of amortization of $58,333, $108,333, and
    $1,479,797 (unaudited).........................................         91,667         41,667      14,396,207
  Other............................................................          3,500          1,673          20,942
                                                                     -------------  -------------  --------------
    Total assets...................................................  $   1,327,768  $   3,065,785  $   19,730,552
                                                                     -------------  -------------  --------------
                                                                     -------------  -------------  --------------
               LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable, including cash overdraft of $0, $105,191, and
    $0 (unaudited).................................................  $     144,994  $     332,021  $      484,974
  Accrued liabilities..............................................         85,343        713,842       1,678,437
  Notes payable....................................................        200,000        325,000       1,167,466
  Current maturities of long-term debt.............................         64,191         70,870         534,168
                                                                     -------------  -------------  --------------
    Total current liabilities......................................        494,528      1,441,733       3,865,045

LONG-TERM LIABILITIES:
  Long-term debt, net of current maturities........................        232,573        155,791         208,548
                                                                     -------------  -------------  --------------
    Total liabilities..............................................        727,101      1,597,524       4,073,593

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
  Preferred stock: $.01 par value, 1,000,000 shares authorized, none issued and outstanding as of 1997, 1998 and 1999
    (unaudited)....................................................             --             --              --
  Common stock: $.01 par value, 10,000,000 shares authorized,
    4,875,000, 5,584,804 and 6,830,540 (unaudited) shares issued
    and outstanding as of 1997, 1998, and 1999.....................         48,750         55,848          68,305
  Additional paid-in capital.......................................        926,250      1,863,192      20,235,194
  Retained deficit.................................................       (374,333)      (450,779)     (4,646,540)
                                                                     -------------  -------------  --------------
    Total stockholders' equity.....................................        600,667      1,468,261      15,656,959
                                                                     -------------  -------------  --------------
    Total liabilities and stockholders' equity.....................  $   1,327,768  $   3,065,785  $   19,730,552
                                                                     -------------  -------------  --------------
                                                                     -------------  -------------  --------------

   The accompanying notes are an integral part of these financial statements.

                             ALIGN SOLUTIONS CORP.

                            STATEMENTS OF OPERATIONS

                                   FOR THE PERIOD                                             FOR THE
                                   FROM INCEPTION         FOR THE YEAR ENDED             SIX MONTHS ENDED
                                 (OCTOBER 16, 1996)          DECEMBER 31,                    JUNE 30,
                                  TO DECEMBER 31,    ----------------------------  -----------------------------
                                        1996             1997           1998           1998            1999
                                 ------------------  -------------  -------------  -------------  --------------
                                                                                            (UNAUDITED)
REVENUES.......................     $    111,858     $   3,268,071  $   9,226,127  $   2,997,211  $   10,793,547
COST OF SERVICES...............           79,702         1,783,336      5,128,460      1,805,136       6,372,170
                                      ----------     -------------  -------------  -------------  --------------
GROSS PROFIT...................           32,156         1,484,735      4,097,667      1,192,075       4,421,377
SELLING, GENERAL AND
  ADMINISTRATIVE...............          233,104         1,634,220      4,096,638      1,697,700       8,592,109
OTHER INCOME (EXPENSE):
  Interest expense.............               --           (26,145)       (49,825)       (29,208)        (25,029)
  Loss on disposition of
    assets.....................               --                --        (27,650)            --              --
  Other income.................              399             1,846             --             --              --
                                      ----------     -------------  -------------  -------------  --------------
NET LOSS.......................     $   (200,549)    $    (173,784) $     (76,446) $    (534,833) $   (4,195,761)
                                      ----------     -------------  -------------  -------------  --------------
                                      ----------     -------------  -------------  -------------  --------------
PRO FORMA INCOME TAX
  (UNAUDITED)..................               --                --             --             --              --
                                      ----------     -------------  -------------  -------------  --------------
PRO FORMA NET LOSS
  (UNAUDITED)..................     $   (200,549)    $    (173,784) $     (76,446) $    (534,833) $   (4,195,761)
                                      ----------     -------------  -------------  -------------  --------------
                                      ----------     -------------  -------------  -------------  --------------
Basic and diluted net loss per
  share........................     $      (0.11)    $       (0.09) $       (0.03) $       (0.26) $        (1.81)
                                      ----------     -------------  -------------  -------------  --------------
                                      ----------     -------------  -------------  -------------  --------------
Shares used in the calculation
  of basic and diluted net loss
  per share....................        1,907,827         2,037,854      2,283,511      2,040,452       2,316,719
                                      ----------     -------------  -------------  -------------  --------------
                                      ----------     -------------  -------------  -------------  --------------

   The accompanying notes are an integral part of these financial statements.

                             ALIGN SOLUTIONS CORP.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                                              COMMON STOCK          ADDITIONAL
                                                         -----------------------     PAID-IN         RETAINED
                                                            SHARES      AMOUNT       CAPITAL         DEFICIT
                                                         ------------  ---------  --------------  --------------
BALANCE, October 16, 1996 (inception)..................            --  $      --  $           --  $           --
  Issuance of common stock.............................     3,845,200     38,452         730,588              --
  Net loss.............................................            --         --              --        (200,549)
                                                         ------------  ---------  --------------  --------------
BALANCE, December 31, 1996.............................     3,845,200     38,452         730,588        (200,549)
  Issuance of common stock.............................     1,029,800     10,298         195,662              --
  Net loss.............................................            --         --              --        (173,784)
                                                         ------------  ---------  --------------  --------------
BALANCE, December 31, 1997.............................     4,875,000     48,750         926,250        (374,333)
  Issuance of common stock.............................       709,804      7,098         936,942              --
  Net loss.............................................            --         --              --         (76,446)
                                                         ------------  ---------  --------------  --------------
BALANCE, December 31, 1998.............................     5,584,804     55,848       1,863,192        (450,779)
  Issuance of common stock (unaudited).................     1,245,736     12,457      14,537,739              --
  Equity related compensation (unaudited)..............            --         --       3,345,681              --
  Value of stock options granted in acquisitions
    (unaudited)........................................            --         --         488,582              --
  Net loss (unaudited).................................            --         --              --      (4,195,761)
                                                         ------------  ---------  --------------  --------------
BALANCE, June 30, 1999 (unaudited).....................     6,830,540  $  68,305  $   20,235,194  $   (4,646,540)
                                                         ------------  ---------  --------------  --------------
                                                         ------------  ---------  --------------  --------------

   The accompanying notes are an integral part of these financial statements.

                             ALIGN SOLUTIONS CORP.

                            STATEMENTS OF CASH FLOWS

                                               FOR THE PERIOD
                                               FROM INCEPTION                                   FOR THE
                                             (OCTOBER 16, 1996)    FOR THE YEAR ENDED       SIX MONTHS ENDED
                                                     TO               DECEMBER 31,              JUNE 30,
                                                DECEMBER 31,     ----------------------  ----------------------
                                                    1996           1997        1998        1998        1999
                                             ------------------  ---------  -----------  ---------  -----------
                                                                                              (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss.................................      $ (200,549)     $(173,784) $   (76,446) $(534,833) $(4,195,761)
  Equity related compensation..............              --             --           --         --    3,345,681
  Adjustments to reconcile net loss to net
    cash used in operating activities--
    Depreciation and amortization..........          14,816        129,184      272,588    106,419    1,592,105
    Loss on disposition of assets..........              --             --       27,650         --           --
    Changes in assets and liabilities--
      Accounts receivable..................         (60,615)      (819,470)  (1,281,436)  (116,643)  (1,044,428)
      Unbilled revenues....................         (43,288)          (572)      33,340    (19,165)     105,331
      Prepaid expenses and other...........         (16,051)       (21,727)     (36,441)     8,910       26,224
      Other assets.........................              --         (3,500)       1,827     (2,897)    (183,035)
      Accounts payable, including cash
        overdraft..........................          17,351        127,643      187,027     26,634     (444,406)
      Accrued liabilities..................           8,862         76,481      628,499    146,621      575,073
                                                 ----------      ---------  -----------  ---------  -----------
        Net cash used in operating
          activities.......................        (279,474)      (685,745)    (243,392)  (384,954)    (223,216)
                                                 ----------      ---------  -----------  ---------  -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Cash received from acquisition...........              --             --           --         --       27,525
  Note receivable..........................              --             --           --         --      (35,000)
  Capital expenditures.....................        (122,072)      (158,211)    (766,522)  (362,165)    (361,103)
                                                 ----------      ---------  -----------  ---------  -----------
        Net cash used in investing
          activities.......................        (122,072)      (158,211)    (766,522)  (362,165)    (368,578)
                                                 ----------      ---------  -----------  ---------  -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from notes payable..............          48,602        151,398      125,000    894,039      686,190
  Proceeds from long-term debt.............              --        300,000           --         --       39,619
  Payments on long-term debt...............              --        (18,521)     (70,103)   (44,664)     (85,848)
  Proceeds from issuance of common stock...         569,040        205,960      944,040         --           --
                                                 ----------      ---------  -----------  ---------  -----------
        Net cash provided by financing
          activities.......................         617,642        638,837      998,937    849,375      639,961
                                                 ----------      ---------  -----------  ---------  -----------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS..............................         216,096       (205,119)     (10,977)   102,256       48,167
CASH AND CASH EQUIVALENTS,
  beginning of period......................              --        216,096       10,977     10,977           --
                                                 ----------      ---------  -----------  ---------  -----------
CASH AND CASH EQUIVALENTS,
  end of period............................      $  216,096      $  10,977  $        --  $ 113,233  $    48,167
                                                 ----------      ---------  -----------  ---------  -----------
                                                 ----------      ---------  -----------  ---------  -----------
SUPPLEMENTAL INFORMATION:
Cash paid for interest.....................      $       --      $  24,931  $    48,813  $  29,514  $    25,228
                                                 ----------      ---------  -----------  ---------  -----------
                                                 ----------      ---------  -----------  ---------  -----------
NON-CASH TRANSACTIONS:
Common stock issued for tangible and
  intangible assets........................      $  200,000      $      --  $        --  $      --  $        --
                                                 ----------      ---------  -----------  ---------  -----------
                                                 ----------      ---------  -----------  ---------  -----------
Capital expenditures financed with
  long-term debt...........................      $       --      $  15,285  $        --  $      --  $        --
                                                 ----------      ---------  -----------  ---------  -----------
                                                 ----------      ---------  -----------  ---------  -----------
Acquisition through issuance of common
  stock....................................      $       --      $      --  $        --  $      --  $15,043,029
                                                 ----------      ---------  -----------  ---------  -----------
                                                 ----------      ---------  -----------  ---------  -----------

   The accompanying notes are an integral part of these financial statements.

                             ALIGN SOLUTIONS CORP.

                         NOTES TO FINANCIAL STATEMENTS

1. NATURE OF OPERATIONS:

    Align Solutions Corp. (the "Company") is an interactive services and information technology consulting firm focused on helping companies achieve their Internet and e-commerce business objectives through the use of enabling technologies. The areas of focus include Internet and intranet applications, document management, system integration, and creative/new media. The Company was incorporated in the State of Delaware in October 1996.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

CASH AND CASH EQUIVALENTS

    The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Depreciation is computed using a straight-line method over the estimated useful lives of the assets. The costs and related accumulated depreciation of property and equipment sold, retired, or disposed of are removed from the accounts and any gains or losses are reflected in the statements of operations. Expenditures for major acquisitions and improvements are capitalized while expenditures for maintenance and repairs are expensed as incurred.

GOODWILL

    Goodwill represents the excess of the aggregate consideration paid by the Company over the fair value of assets acquired. Goodwill is amortized on a straight-line basis over three years. Amortization expense totaled $8,667, $50,000, and $50,000 for the periods ended December 31, 1996, 1997, and 1998, respectively.

INCOME TAXES

    As an S corporation, the Company pays no federal income tax but rather the stockholders are taxed individually on the Company's taxable income or loss. Accordingly, no provisions for federal income taxes are reflected in the accompanying financial statements.

    The unaudited pro forma tax information included in the accompanying statements of operations reflect estimates of the Company's tax provision or benefit as if it had been a C corporation in fiscal years 1996, 1997, and 1998. In accordance with SFAS No. 109, "Accounting for Income Taxes," no pro forma tax benefit was reflected due to the Company's recurring losses and the uncertainty related to the realization of any tax assets.

REVENUE RECOGNITION

    Revenues are recognized for time and materials-based arrangements as services are performed and fixed fee arrangements on the percentage-of-completion method. Under this approach, revenues and gross profit are recognized as the work is performed, based on the ratio of costs incurred to total estimated costs. Unbilled revenues on contracts are comprised of labor costs incurred, plus earnings on certain contracts which have not been billed. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined.

                             ALIGN SOLUTIONS CORP.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
COST OF SERVICES

    Cost of services is comprised primarily of salaries, employee benefits, incentive compensation of billable employees, and a proportionate share of depreciation and facilities costs based on the ratio of billable employees to total employees.

ACCOUNTING FOR STOCK BASED COMPENSATION

    In 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). SFAS 123 allows either adoption of a fair value based method of accounting for stock-based compensation or continuation under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"). The Company has chosen to account for stock-based compensation using the intrinsic value based method prescribed in APB 25 and provide the pro forma disclosure provision of SFAS 123. Accordingly, compensation cost for stock options is measured as the excess, if any, of the fair market value of the Company's stock over the exercise price at the date of the grant.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The Company's financial instruments have carrying amounts which approximate fair value due to their relative short maturity and/or their variable interest rates.

ACCOUNTING FOR LONG-LIVED ASSETS

    The Company will periodically assess long-lived assets, including goodwill or goodwill associated with such assets. Whenever circumstances suggest that an asset may be impaired, an analysis will be performed to compare the estimated future undiscounted cash flows associated with the asset to the asset's carrying value. If the carrying value is in excess of the undiscounted cash flow value, the asset will be written down to fair value.

NEW ACCOUNTING PRONOUNCEMENTS

    In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, ("SFAS No. 130"), "REPORTING COMPREHENSIVE INCOME" which is required to be adopted in the period ended December 31, 1998. SFAS No. 130 requires that an enterprise (a) classify items of other comprehensive income by their nature in the financial statements, and
(b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in-capital in the Statement of Stockholders' Equity. The adoption of SFAS 130 did not have any effect on the Company's financial statements as the Company does not have any elements of comprehensive income other than net income.

                             ALIGN SOLUTIONS CORP.

3. SIGNIFICANT CUSTOMERS:

    During the year ended December 31, 1997, sales to the Company's two largest customers accounted for 14% and 12% of revenues. During the year ended December 31, 1998, sales to the Company's two largest customers accounted for 21% and 19% of revenues.

    As of December 31, 1998, accounts receivable from two customers accounted for 17% and 30% of total accounts receivable.

4. PROPERTY AND EQUIPMENT:

    Property and equipment is comprised of the following as of December 31, 1997 and 1998:

                                                                                 USEFUL
                                                                                  LIFE         1997          1998
                                                                               -----------  -----------  -------------
Furniture and fixtures.......................................................         5-7   $    55,656  $     140,781
Computers and equipment......................................................         2-4       289,912        781,505
Leasehold improvements.......................................................         3-4            --         63,497
Construction-in-progress.....................................................          --            --         75,278
                                                                                            -----------  -------------
                                                                                                345,568      1,061,061
Less--Accumulated depreciation...............................................                   (85,667)      (284,876)
                                                                                            -----------  -------------
Property and equipment, net..................................................               $   259,901  $     776,185
                                                                                            -----------  -------------
                                                                                            -----------  -------------

    Depreciation expense was $6,483, $79,184 and $222,588 for the years ended December 31, 1996, 1997, and 1998, respectively.

5. ACCRUED LIABILITIES:

    Accrued liabilities is comprised of the following as of December 31, 1997 and 1998:

                                                                                             1997        1998
                                                                                           ---------  -----------
Accrued bonus............................................................................  $      --  $   667,870
Accrued salaries.........................................................................     33,775           --
Accrued legal............................................................................      4,602       38,822
Accrued property and sales taxes.........................................................      9,610        7,150
Other....................................................................................     37,356           --
                                                                                           ---------  -----------
Accrued liabilities......................................................................  $  85,343  $   713,842
                                                                                           ---------  -----------
                                                                                           ---------  -----------

6. DEBT:

NOTES PAYABLE

    The Company has a bank line of credit with a maximum availability of $550,000. Interest is at prime plus 1% (8.75% at December 31, 1998), and is payable monthly. The line of credit is due on demand, matures in July 1999, and is secured by accounts receivable and the personal guarantees of certain stockholders. The terms of the line of credit agreement include customary covenants that limit the Company's ability to incur further debt and require the Company to maintain certain minimum levels of tangible net worth and liquidity ratios. Subsequent to year-end, the Company renewed the line of credit with a new maturity date of March 2000.

                             ALIGN SOLUTIONS CORP.

6. DEBT: (CONTINUED)
LONG-TERM DEBT

    Long-term debt is comprised of the following as of December 31, 1997 and 1998:

                                                                                             1997         1998
                                                                                          -----------  -----------
Note payable to a bank bearing interest at prime plus 1% (8.75% at December 31, 1998), payable in monthly installments of principal and interest of $7,557, maturing October
  2001; secured by accounts receivable, equipment, and the personal guarantees of
  certain stockholders..................................................................  $   284,489  $   217,982
Equipment financing, non-interest bearing, payable in monthly installments of $384,
  maturing February 2001, secured by certain equipment                                         12,275        8,679
                                                                                          -----------  -----------
                                                                                              296,764      226,661
Less--Current portion...................................................................      (64,191)     (70,870)
                                                                                          -----------  -----------
Long-term debt..........................................................................  $   232,573  $   155,791
                                                                                          -----------  -----------
                                                                                          -----------  -----------

    Maturities of long-term debt are as follows:

YEAR ENDING
DECEMBER 31,
---------------------------------------------------------------------------------
    1999.........................................................................  $    70,870
    2000.........................................................................       84,085
    2001.........................................................................       71,706
                                                                                   -----------
                                                                                   $   226,661
                                                                                   -----------
                                                                                   -----------

7. COMMITMENTS AND CONTINGENCIES:

    The Company leases office space in Houston and Dallas, Texas, under operating lease agreements.

    Future minimum annual lease payments under these leases are as follows:

                                                                                    OPERATING
                                                                                     LEASES
                                                                                   -----------
    1999.........................................................................  $   182,739
    2000.........................................................................      181,241
    2001.........................................................................      120,827
    2002.........................................................................           --
    2003 and thereafter..........................................................           --
                                                                                   -----------
    Total future minimum lease payments..........................................  $   484,807
                                                                                   -----------
                                                                                   -----------

    Rent expense for the years ended December 31, 1996, 1997, and 1998 under these agreements was $7,898, $42,130 and $107,194, respectively.

    In the ordinary course of business, the Company may be subject to legal actions and claims. Management does not believe litigation or claims will have a material effect on financial position or results of operations.

                             ALIGN SOLUTIONS CORP.

8. EQUITY INCENTIVE PLANS:

    Effective August 26, 1997, the Company approved the 1997 Stock Option Plan (the "1997 Plan") authorizing the Board of Directors to grant incentive or nonqualified options to purchase common stock of the Company. The total number of shares of common stock that may be issued under the 1997 Plan is 2,500,000. The 1997 Plan is administered by the Compensation Committee of the Board of Directors which determines the number of stock options to be granted, the exercise or purchase price, vesting terms, and expiration date. Nonqualified stock options may be granted at exercise prices which are greater than or equal to 80% of the fair market value of the common stock on the grant date.

    The exercise price of options qualifying as incentive stock options under
Section 422 of the Internal Revenue Code may not be less than the fair market value of the common stock on the grant date. Incentive stock options granted to any 10% stockholder may not be less than 110% of the fair market value of the common stock on the grant date. Stock options granted under the 1997 Plan are nontransferable and generally expire ten years after the date of grant, except in the case of a 10% stockholder whose incentive stock options shall expire five years from the date of grant. Upon certain events in which all of the outstanding shares of common stock of the Company are acquired by an unrelated party, the optionee's schedule shall be accelerated to provide that optionee with immediate exercisability of the unexercisable options granted. All options granted become exercisable over a five-year period of continued employment.

    Options outstanding at December 31, 1996, 1997, and 1998, and granted, exercised and cancelled during those years were as follows:

                                                                                    NUMBER OF    WEIGHTED AVERAGE
                                                                                     SHARES       EXERCISE PRICE
                                                                                   -----------  -------------------
Options outstanding at December 31, 1996.........................................          --        $      --
  Granted........................................................................     613,000              .20
  Exercised......................................................................          --               --
  Canceled.......................................................................          --               --
                                                                                   -----------
Options outstanding at December 31, 1997.........................................     613,000              .20
  Granted........................................................................     393,800             1.19
  Exercised......................................................................          --               --
  Canceled.......................................................................     (53,200)             .25
                                                                                   -----------
Options outstanding at December 31, 1998.........................................     953,600        $     .61
                                                                                   -----------
                                                                                   -----------

    Following is summary information about stock options outstanding at December 31, 1998:

                                     OPTIONS OUTSTANDING                          OPTIONS EXERCISABLE
                   -------------------------------------------------------  --------------------------------
                                  WEIGHTED AVERAGE
    RANGE OF        NUMBER OF         REMAINING         WEIGHTED AVERAGE       NUMBER OF
 EXERCISE PRICES     SHARES         CONTRACT LIFE        EXERCISE PRICE         SHARES       EXERCISE PRICE
-----------------  -----------  ---------------------  -------------------  ---------------  ---------------
$0.20 to $0.22        622,000              9.00             $    0.20                 --        $      --
$1.33 to $2.50        331,600              9.45             $    1.37                 --        $      --

                             ALIGN SOLUTIONS CORP.

8. EQUITY INCENTIVE PLANS: (CONTINUED)
    Pro forma information regarding net income has been determined as if the Company has accounted for its stock options under the fair value method of SFAS
123. The fair value of these options was estimated at the date of grant using a Black-Scholes option pricing model with the following assumptions used for 1997: an exercisable event occurring in five years; a risk-free interest rate of 6.25%; a dividend yield of 0%; and an expected option life with graded vesting. The assumptions used to price options granted during 1998 were: an exercisable event occurring in four years; risk-free interest rates ranging from 4.38% to 5.72%; a dividend yield of 0%; and an expected option life with graded vesting. The average Black-Scholes fair values at date of grant for options granted during the years ended December 31, 1997 and 1998, were $0.05 and $0.25 per option, respectively.

    Had compensation cost for the Company's stock option plan been determined based on the fair value at the grant date consistent with the provisions of SFAS 123, the Company's net loss would have been as follows:

                                                                          1997         1998
                                                                      ------------  ----------
Net loss--as reported...............................................  $   (173,784) $  (76,446)
Net loss--pro forma.................................................      (176,734)    (90,143)

9. RELATED-PARTY TRANSACTIONS:

    The Company uses a third party to administer the Company's payroll and related benefits. The Company also provides consulting services to its payroll and benefits provider. The Company provided services of $1,908,278 to this entity during the year ended December 31, 1998 (included in revenues for the year ended December 31, 1998). The Company believes these services are stated at fair market value.

    The Company has an outstanding accounts receivable balance of $375,008 at December 31, 1998, from its payroll and benefits provider for services provided.

10. SUBSEQUENT EVENTS:

    On February 16, 1999, the Company acquired Synapse Group, Inc. ("Synapse") in a business combination accounted for as a purchase. Synapse engages in Internet consulting and was purchased by the Company through the issuance of 805,736 shares of the Company's common stock.

    On April 30, 1999, the Company signed a letter of intent to acquire Fifth Gear Media Corporation ("Fifth Gear") for 300,000 shares of common stock. Fifth Gear engages in Internet consulting. The Company anticipates this transaction will be completed by May 31, 1999.

    On April 28, 1999, the Company signed a letter of intent to acquire inmedia, inc ("inmedia") for 140,000 shares of common stock and approximately $660,000 in cash. inmedia is a provider of interactive multimedia training. The Company anticipates this transaction will be completed by May 31, 1999.

    The Company has entered into an agreement to be acquired by Luminant. This acquisition is subject to successful completion of an initial public offering of the common stock of Luminant.

                             ALIGN SOLUTIONS CORP.

      NOTES TO THE UNAUDITED JUNE 30, 1998 AND 1999 FINANCIAL STATEMENTS:

A. BASIS OF PRESENTATION:

    The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions from Rule 10-01 of Regulation S-X. Accordingly, they do not contain all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, the accompanying unaudited financial statements reflect all adjustments (consisting of only normal recurring adjustments) considered necessary for a fair presentation of the Company's financial condition as of June 30, 1999, the results of its operations and its cash flows for the six months ended June 30, 1998 and 1999. These financial statements should be read in conjunction with the Company's audited 1998 financial statements, including the notes thereto. Operating results for the six months ended June 30, 1999, are not necessarily indicative of the operating results that may be expected for the year ending December 31, 1999.

B. BUSINESS COMBINATION:

    On February 16, 1999, the Company acquired Synapse in a business combination accounted for as a purchase. Synapse engages in Internet consulting and was purchased by the Company through the issuance of 805,736 shares of the Company's common stock. The estimated fair market value of the shares of common stock used to purchase Synapse was $11.68. The Company issued 472,744 options, all with an exercise price of $2.50, to Synapse option holders as part of the consideration of this acquisition. Goodwill of approximately $9,560,000 was recorded in connection with this transaction, and is being amortized on a straight-line basis with a useful life of three years.

    On May 26, 1999, the Company acquired Fifth Gear Media Corporation ("Fifth Gear") in a business combination accounted for as a purchase. Fifth Gear engages in Internet consulting and was purchased by the Company through the issuance of 300,000 shares of the Company's common stock. The estimated fair market value of each share of common stock used to purchase Fifth Gear was $11.68. The Company estimates that goodwill of approximately $3,700,000 will be recorded in connection with this transaction, and will be amortized on a straight-line basis with a useful life of three years.

    On May 27, 1999, the Company acquired inmedia, inc. ("inmedia") in a business combination accounted for as a purchase. inmedia engages in Internet consulting and the assets were purchased and certain liabilities assumed by the Company through the issuance of 140,000 shares of the Company's common stock. The estimated fair market value of each share of common stock used to purchase inmedia was $11.68. The Company estimates that goodwill of approximately $2,456,000 will be recorded in connection with this transaction, and will be amortized on a straight-line basis with a useful life of three years.

C. DEBT:

    The Company renewed its bank line of credit during the first quarter. The bank line of credit has a maximum availability of $1,200,000, is due on demand, and matures in March 2000. Interest is at prime plus 1% (8.75% at June 30, 1999) and is payable monthly.

                             ALIGN SOLUTIONS CORP.

D. EQUITY INCENTIVE PLANS:

    Options outstanding at June 30, 1999, granted, exercised and cancelled during this period were as follows:

                                                                                   NUMBER OF     WEIGHTED AVERAGE
                                                                                     SHARES       EXERCISE PRICE
                                                                                  ------------  -------------------
Options outstanding at December 31, 1998........................................       953,600       $    0.61

Granted.........................................................................       962,276            2.65
Exercised.......................................................................            --              --
Canceled........................................................................        (6,212)           2.50
                                                                                  ------------
Options outstanding at June 30, 1999............................................     1,909,664       $    1.63
                                                                                  ------------
                                                                                  ------------

    Options granted during the six months ended June 30, 1999, had exercise prices less than the fair market value on the date of grant. Total compensation expense to be recognized over the vesting period of these options is approximately $8,503,700. Align recognized $3,345,681 of compensation expense in the six months ended June 30, 1999, for stock options that vested during this period. Of this amount, approximately $3,100,000 related to options granted to shareholders of Synapse that vested immediately.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
Young & Rubicam Inc.

In our opinion, the accompanying balance sheets and related statements of operations and of cash flows present fairly, in all material respects, the financial position of Brand Dialogue - New York (a wholly owned business of Young & Rubicam Inc.), at December 31, 1997 and 1998 and the results of its operations and its cash flows for the period April 1, 1996 (inception) through December 31, 1996, and for the years ended December 31, 1997 and 1998 in conformity with generally accepted accounting principles. These financial statements are the responsibility of Brand Dialogue - New York's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Brand Dialogue - New York is a wholly owned business of Young & Rubicam Inc., and as further described in the notes to the financial statements, has extensive transactions with Young & Rubicam Inc., its subsidiaries, affiliates, and clients. Because of these relationships, it is possible that the terms of these transactions are not the same as those that would result from transactions among unrelated parties.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

New York, New York
May 24, 1999, except for Note 8 which

is as of June 3, 1999

                           BRAND DIALOGUE - NEW YORK
               (A WHOLLY OWNED BUSINESS OF YOUNG & RUBICAM INC.)

                                 BALANCE SHEETS

                             (DOLLARS IN THOUSANDS)

                                                                                     DECEMBER 31,
                                                                                 --------------------    JUNE 30,
                                                                                   1997       1998         1999
                                                                                 ---------  ---------  ------------
                                                                                                       (UNAUDITED)
ASSETS
Accounts receivable............................................................  $     645  $     683   $    3,712
Costs billable to clients......................................................         21         17            3
Due from related parties, net..................................................        546        973        1,933
                                                                                 ---------  ---------  ------------
    TOTAL CURRENT ASSETS.......................................................      1,212      1,673        5,648
                                                                                 ---------  ---------  ------------
Computer equipment, net of accumulated depreciation of $109, $288, and $415,
  respectively.................................................................        233        442          543
Deferred income taxes..........................................................          4         12           15
                                                                                 ---------  ---------  ------------
    TOTAL ASSETS...............................................................  $   1,449  $   2,127   $    6,206
                                                                                 ---------  ---------  ------------
                                                                                 ---------  ---------  ------------
LIABILITIES AND INVESTMENT
Accounts payable...............................................................  $     206  $     820   $      470
Accrued expenses...............................................................        410        249          280
                                                                                 ---------  ---------  ------------
    TOTAL CURRENT LIABILITIES..................................................        616      1,069          750
                                                                                 ---------  ---------  ------------
Young & Rubicam Inc. Investment................................................        833      1,058        5,456
                                                                                 ---------  ---------  ------------
    TOTAL LIABILITIES AND YOUNG & RUBICAM INC. INVESTMENT......................  $   1,449  $   2,127   $    6,206
                                                                                 ---------  ---------  ------------
                                                                                 ---------  ---------  ------------

   The accompanying notes are an integral part of these financial statements.

                            BRAND DIALOGUE-NEW YORK

               (A WHOLLY OWNED BUSINESS OF YOUNG & RUBICAM INC.)

                            STATEMENTS OF OPERATIONS

                             (DOLLARS IN THOUSANDS)

                                                                           FOR THE YEAR ENDED    FOR THE SIX MONTHS
                                                         PERIOD FROM                                   ENDED
                                                        APRIL 1, 1996         DECEMBER 31,            JUNE 30,
                                                     (INCEPTION) THROUGH  --------------------  --------------------
                                                      DECEMBER 31, 1996     1997       1998       1998       1999
                                                     -------------------  ---------  ---------  ---------  ---------
                                                                                                    (UNAUDITED)

Revenues...........................................       $   1,922       $   4,011  $   7,237  $   3,057  $   6,004

Compensation expense, including employee
 benefits..........................................             943           1,842      4,596      2,139      3,424

General and administrative expenses................             402             998      1,677        755      1,411
                                                            -------       ---------  ---------  ---------  ---------

OPERATING EXPENSES.................................           1,345           2,840      6,273      2,894      4,835
                                                            -------       ---------  ---------  ---------  ---------

Income before income taxes.........................             577           1,171        964        163      1,169

Income tax provision...............................             243             492        403         64        489
                                                            -------       ---------  ---------  ---------  ---------

NET INCOME.........................................       $     334       $     679  $     561  $      99  $     680
                                                            -------       ---------  ---------  ---------  ---------
                                                            -------       ---------  ---------  ---------  ---------

   The accompanying notes are an integral part of these financial statements.

                           BRAND DIALOGUE - NEW YORK

               (A WHOLLY OWNED BUSINESS OF YOUNG & RUBICAM INC.)

                            STATEMENTS OF CASH FLOWS

                             (DOLLARS IN THOUSANDS)

                                                                                                FOR THE SIX MONTHS
                                                       PERIOD FROM       FOR THE YEAR ENDED            ENDED
                                                      APRIL 1, 1996         DECEMBER 31,             JUNE 30,
                                                   (INCEPTION) THROUGH  ---------------------  ---------------------
                                                    DECEMBER 31, 1996     1997        1998       1998        1999
                                                   -------------------  ---------  ----------  ---------  ----------
                                                                                                    (UNAUDITED)
Cash flows from operating activities:
  Net income.....................................       $     334       $     679  $      561  $      99  $      680
  Adjustments to reconcile net income to net cash
    provided by (used in) operating activities:
    Depreciation.................................              26              83         179         45         127
  Change in assets and liabilities:
    Accounts receivable..........................            (548)            (97)        (38)      (846)     (3,029)
    Costs billable to clients....................            (132)            111           4        (88)         14
    Due from related parties, net................            (327)           (219)       (427)      (184)       (960)
    Accounts payable and accrued expenses........             695             (79)        453        914        (319)
    Deferred income taxes........................              (1)             (3)         (8)        (5)         (3)
                                                           ------       ---------  ----------  ---------  ----------
      NET CASH PROVIDED BY (USED IN) OPERATING
        ACTIVITIES...............................              47             475         724        (65)     (3,490)
                                                           ------       ---------  ----------  ---------  ----------
Cash flows from investing activities:
    Purchases of computer equipment..............            (156)           (186)       (388)        --        (228)
                                                           ------       ---------  ----------  ---------  ----------
      NET CASH USED IN INVESTING ACTIVITIES......            (156)           (186)       (388)        --        (228)
                                                           ------       ---------  ----------  ---------  ----------
Cash flows from financing activities:
  Cash receipts and cash disbursements, net......            (165)           (808)     (1,232)      (323)      2,777
  Amounts paid by Young & Rubicam Inc............             274             519         896        388         941
                                                           ------       ---------  ----------  ---------  ----------
      NET CASH PROVIDED BY (USED IN) FINANCING
        ACTIVITIES...............................             109            (289)       (336)        65       3,718
                                                           ------       ---------  ----------  ---------  ----------
Net change in cash...............................              --              --          --         --          --
Cash at beginning of year........................              --              --          --         --          --
                                                           ------       ---------  ----------  ---------  ----------
Cash at end of year..............................       $      --       $      --  $       --  $      --  $       --
                                                           ------       ---------  ----------  ---------  ----------
                                                           ------       ---------  ----------  ---------  ----------

   The accompanying notes are an integral part of these financial statements

                           BRAND DIALOGUE - NEW YORK

               (A WHOLLY OWNED BUSINESS OF YOUNG & RUBICAM INC.)

                         NOTES TO FINANCIAL STATEMENTS

                             (DOLLARS IN THOUSANDS)

1. ORGANIZATION AND BASIS OF PRESENTATION

    Brand Dialogue - New York (a wholly owned business of Young & Rubicam Inc.) (the "Company") was organized on April 1, 1996 and provides digital interactive branding services and digital commerce solutions to its clients. The Company's primary offerings consist of:

    - Web advertising, including the design, creation and production of websites, banners, home pages and comprehensive interactive campaigns;

    - Digital commerce applications;

    - The development of corporate intranets to improve communications and productivity within and among a defined set of users; and

    - Interactive marketing consulting services.

    The accompanying financial statements include the accounts of Brand Dialogue
- New York and reflect the historical results of operations, financial position and cash flows of Brand Dialogue - New York. These financial statements, however, may not be indicative of the results that would have occurred if Brand Dialogue - New York operated as a stand-alone entity during the periods presented, the future results of Brand Dialogue - New York or the costs which may be incurred by an unaffiliated entity to achieve similar results.

2. SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues earned and expenses incurred during the reporting period. While actual results could differ from these estimates, management believes that the estimates are reasonable. The significant estimates that affect the financial statements include, but are not limited to, revenues earned pursuant to Young & Rubicam Inc. multi-disciplinary global client contracts and corporate overhead allocations.

INTERIM FINANCIAL INFORMATION (UNAUDITED)

    In the opinion of management, the unaudited interim financial statements as of June 30, 1998 and 1999 and for the six months then ended include all adjustments, which are normal recurring adjustments, necessary for a fair presentation of such financial statements. The results of operations for the six months ended June 30, 1999 are not necessarily indicative of the results to be expected for the full year.

REVENUE RECOGNITION

    Revenues from interactive branding and digital commerce solutions are derived from billings to clients for media and production activities, generally on the basis of negotiated fees. Revenues are recognized in the period when the underlying services are rendered.

                           BRAND DIALOGUE - NEW YORK

               (A WHOLLY OWNED BUSINESS OF YOUNG & RUBICAM INC.)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                             (DOLLARS IN THOUSANDS)

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
DEPRECIATION

    Depreciation is computed using the straight-line method over the estimated useful life of three years. During the period from April 1, 1996 (inception) through December 31, 1996, and for the years ended December 31, 1997 and 1998, depreciation expense amounted to $26, $83, and $179, respectively.

FINANCIAL INSTRUMENTS

    The fair values of accounts receivable, trade accounts payable and accrued expenses are equal to their carrying amounts as reported at December 31, 1996, 1997, and 1998.

CONCENTRATION OF CREDIT RISK

    The Company's clients are engaged in various businesses and the Company performs ongoing credit evaluations of its clients. Additionally, consistent with the Young & Rubicam Inc. strategy, the Company is dependent upon a relatively small number of clients who purchase services under short-term contracts and contribute a significant percentage of revenues. Significant client revenues as a percentage of total Company revenues are as follows:

                                                                          FOR THE YEARS ENDED
                                                        PERIOD FROM
                                                       APRIL 1, 1996          DECEMBER 31,
                                                    (INCEPTION) THROUGH   --------------------
                                                     DECEMBER 31, 1996      1997       1998
                                                   ---------------------  ---------  ---------
Client A.........................................              33%              23%        29%
Client B.........................................               0%               0%        13%
Client C.........................................               0%               5%        12%
Client D.........................................               0%               5%        11%
Client E.........................................              28%              15%         6%
Client F.........................................              16%              10%         5%
Client G.........................................               0%              11%         0%
                                                             -----        ---------  ---------
                                                               77%              69%        76%
                                                             -----        ---------  ---------
                                                             -----        ---------  ---------

SEGMENT REPORTING

    The Company is centrally managed and operates in one business segment: digital interactive branding services and digital commerce solutions.

3. CORPORATE OVERHEAD ALLOCATIONS

    Young & Rubicam Inc. and its subsidiaries and affiliates provide certain administrative and corporate services which have been charged to Brand Dialogue
- New York and are included in the results of operations for the periods presented. Such services include executive management, information technology, facilities and key client account management. Costs are allocated on a proportionate basis as a function of revenues or headcount. These corporate

                           BRAND DIALOGUE - NEW YORK

               (A WHOLLY OWNED BUSINESS OF YOUNG & RUBICAM INC.)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                             (DOLLARS IN THOUSANDS)

3. CORPORATE OVERHEAD ALLOCATIONS (CONTINUED) overhead allocations do not necessarily reflect the amount of expenses that would have been incurred by Brand Dialogue - New York on a stand-alone basis. The costs of certain financing activities, administrative, and other corporate functions, which did not benefit Brand Dialogue - New York, were absorbed by Young & Rubicam Inc.

    Management believes that the methodologies used to allocate charges for the services described above from Young & Rubicam Inc. are reasonable. However, it is impractical to determine whether such costs are comparable to those that would have been incurred by the Company on a stand-alone basis.

    Charges allocated to Brand Dialogue - New York are summarized as follows:

                                                                                FOR THE YEARS ENDED
                                                              PERIOD FROM
                                                             APRIL 1, 1996          DECEMBER 31,
                                                          (INCEPTION) THROUGH   --------------------
                                                           DECEMBER 31, 1996      1997       1998
                                                         ---------------------  ---------  ---------
Compensation, including employee benefits..............        $      64        $     133  $     269
General and administrative.............................              210              386        627
                                                                   -----        ---------  ---------
                                                               $     274        $     519  $     896
                                                                   -----        ---------  ---------
                                                                   -----        ---------  ---------

4. YOUNG & RUBICAM INC. INVESTMENT

    Brand Dialogue - New York participates in Young & Rubicam Inc.'s centralized treasury and cash management system. Cash generated from operations is transferred to Young & Rubicam Inc. on a daily basis. Cash disbursements for operations are funded as needed from Young & Rubicam Inc. No interest was charged or earned on the Company's outstanding balance with Young & Rubicam Inc.

    An analysis of the Young & Rubicam Inc. investment activity is as follows:

                                                                          FOR THE YEARS ENDED
                                                         PERIOD FROM
                                                        APRIL 1, 1996         DECEMBER 31,
                                                     (INCEPTION) THROUGH  --------------------
                                                      DECEMBER 31, 1996     1997       1998
                                                     -------------------  ---------  ---------
Balance at the beginning of the period.............       $      --       $     443  $     833
Net income.........................................             334             679        561
Corporate overhead allocations.....................             274             519        896
Cash receipts and cash disbursements, net..........            (165)           (808)    (1,232)
                                                             ------       ---------  ---------
Balance at the end of the period...................       $     443       $     833  $   1,058
                                                             ------       ---------  ---------
                                                             ------       ---------  ---------

5. EMPLOYEE BENEFITS

    Substantially all employees of Brand Dialogue - New York are eligible to participate in the Young & Rubicam Inc. Career Cash Balance Plan (the "Plan"). The benefits under the Plan are

                           BRAND DIALOGUE - NEW YORK

               (A WHOLLY OWNED BUSINESS OF YOUNG & RUBICAM INC.)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                             (DOLLARS IN THOUSANDS)

5. EMPLOYEE BENEFITS (CONTINUED)
based on, among other things, age at retirement, years of service and salary levels. Upon retirement, these benefits will be based upon the benefit formula of the Plan. Benefits are generally paid from funds previously provided to trustees. Funds are contributed to a trustee as necessary to provide for current service and for any unfunded projected benefit obligation. To the extent that these requirements are fully covered by assets on hand, a contribution may not be made in a particular year. At December 31, 1996, 1997 and 1998, assets were held in equity securities and fixed income-type securities.

    The Plan's net periodic pension cost and the Plan's funded status and related amounts recognized are determined on a consolidated basis by Young & Rubicam Inc. and allocated to its subsidiaries and affiliates based on the number of participants as determined by an actuary. As a result, the components of the Plan's net periodic pension cost and the actuarial present value of benefit obligations are not determinable on a subsidiary or affiliate basis and, therefore, not disclosed separately. The difference between the fair value of the Plan assets and the projected benefit obligation was ($446), ($615), and $784 at December 31, 1996, 1997 and 1998, respectively. The Plan's net periodic pension cost was $5,920, $2,779, and $4,127 for the years ended December 31, 1996, 1997 and 1998, respectively.

    The Company provides healthcare benefits to certain active employees. The cost of providing these benefits, compiled by Young & Rubicam Inc. on an aggregate basis, is recognized when incurred and has been allocated to Brand Dialogue - New York as a function of headcount.

    Employees of Brand Dialogue - New York participate in an employee savings plan, sponsored by Young & Rubicam Inc., that qualifies as a defined contribution plan under section 401(k) of the Internal Revenue Code. Under the plan, participating employees may defer a portion of their pre-tax earnings up to the Internal Revenue Service annual contribution limits. The Company matches 100% of each employee's contribution up to a maximum of 5% of the employee's earnings up to $150.

    Certain employees of Brand Dialogue - New York participate in various stock compensation programs sponsored by Young & Rubicam Inc. Young & Rubicam Inc. measures compensation cost using the method prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for its plans. Accordingly, no compensation cost has been recognized for its stock plans as the exercise price on the date of grant approximated the fair value of the common stock.

    Charges associated with employee benefits, which are included as a component of compensation expense, are summarized as follows:

                                                                            FOR THE YEARS ENDED
                                                          PERIOD FROM
                                                         APRIL 1, 1996          DECEMBER 31,
                                                      (INCEPTION) THROUGH   --------------------
                                                       DECEMBER 31, 1996      1997       1998
                                                     ---------------------  ---------  ---------
Medical and dental.................................        $      29        $      58  $     153
Employee savings plan..............................               29               58        118
Career cash balance plan...........................                9               17         53
Other..............................................               25               49         86
                                                               -----        ---------  ---------
                                                           $      92        $     182  $     410
                                                               -----        ---------  ---------
                                                               -----        ---------  ---------

                           BRAND DIALOGUE - NEW YORK

               (A WHOLLY OWNED BUSINESS OF YOUNG & RUBICAM INC.)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                             (DOLLARS IN THOUSANDS)

6. INCOME TAXES

    Brand Dialogue--New York has been included in the consolidated federal income tax returns and certain state and local income tax returns filed by Young & Rubicam Inc. or its subsidiaries.

    Income taxes have been provided on a separate return basis for all periods presented. Income taxes payable of $243, $653, and $1,186 as of December 31, 1996, 1997, and 1998, respectively, are included in due from related parties, net.

    The reconciliation of the United States statutory rate to the effective tax rate is as follows:

                                                     PERIOD FROM      FOR THE YEARS ENDED
                                                    APRIL 1, 1996         DECEMBER 31,
                                                 (INCEPTION) THROUGH  --------------------
                                                  DECEMBER 31, 1996     1997       1998
                                                 -------------------  ---------  ---------
Percent of Income
  Before Income Taxes
    United States statutory rate...............            35.0%           35.0%      35.0%
    State and local income taxes...............             7.0             7.0        7.0
    Travel, entertainment and other
      non-deductible expenses..................             0.3             0.3        0.7
    Excess of book over tax
      depreciation expense.....................            (0.2)           (0.4)      (0.8)
                                                         ------       ---------  ---------
Effective tax rate.............................            42.1%           41.9%      41.9%
                                                         ------       ---------  ---------

    Brand Dialogue - New York's deferred income tax asset arises from temporary differences which represent the cumulative deductible or taxable amounts recorded in the financial statements in different years than recognized in the tax returns and relate to the excess book over tax depreciation of computer equipment.

7. ACCRUED EXPENSES

    The components of accrued expenses are as follows:

                                                                        FOR THE YEARS ENDED
                                                      PERIOD FROM
                                                     APRIL 1, 1996          DECEMBER 31,
                                                  (INCEPTION) THROUGH   --------------------
                                                   DECEMBER 31, 1996      1997       1998
                                                 ---------------------  ---------  ---------
Compensation, including benefits...............        $      21        $     131  $     165
Information technology services................               --               35         --
Professional services..........................               --              118         --
Travel expenses................................               40               20         --
Deferred income................................              136               --         --
Other..........................................               --              106         84
                                                           -----        ---------  ---------
                                                       $     197        $     410  $     249
                                                           -----        ---------  ---------
                                                           -----        ---------  ---------

8. SUBSEQUENT EVENT

    The Company has agreed upon the terms of a transaction whereby Young & Rubicam Inc. will sell certain net assets, as defined, to Luminant Worldwide Corporation. This transaction is subject to the successful completion of an initial public offering of the common stock of Luminant.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Free Range Media, Inc.:

    We have audited the accompanying consolidated balance sheets of Free Range Media, Inc. (a Washington corporation) and subsidiary as of December 31, 1997 and 1998, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Free Range Media, Inc. and subsidiary as of December 31, 1997 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.

                                             ARTHUR ANDERSEN LLP

Dallas, Texas,
  May 7, 1999

                             FREE RANGE MEDIA, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                                             DECEMBER 31,
                                                                    ------------------------------     JUNE 30,
                                                                         1997            1998            1999
                                                                    --------------  --------------  --------------
                                                                                                     (UNAUDITED)
                              ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.......................................  $        5,963  $       30,397  $       57,694
  Accounts receivable, net of allowance for doubtful accounts of
    $47,008, $0, and $60,360 (unaudited)..........................         294,232         734,416       1,442,683
  Unbilled revenues...............................................          31,713          96,753         352,252
  Prepaid expenses and other......................................         121,541          36,479          56,092
                                                                    --------------  --------------  --------------
    Total current assets..........................................         453,449         898,045       1,908,721
PROPERTY AND EQUIPMENT, net.......................................         446,389         798,234         750,356
                                                                    --------------  --------------  --------------
    Total assets..................................................  $      899,838  $    1,696,279  $    2,659,077
                                                                    --------------  --------------  --------------
                                                                    --------------  --------------  --------------

               LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable................................................  $      207,627  $      118,682  $      144,739
  Customer deposits...............................................          76,061         335,038         209,642
  Accrued liabilities.............................................          38,777         613,159       1,064,207
  Notes payable...................................................              --       3,212,273       3,297,645
                                                                    --------------  --------------  --------------
    Total liabilities.............................................         322,465       4,279,152       4,716,233

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
  Preferred stock: $2.75 par value, 2,400,000 shares authorized,
    908,923, 1,359,460, and 1,359,460 (unaudited) shares issued
    and outstanding as of 1997, 1998, and 1999....................       2,488,538       3,727,514       3,727,514
  Common stock, voting: no par value, 6,400,000 shares authorized,
    6,400,000 shares issued as of 1997 and 1998 and 6,243,408,
    6,238,808, and 6,282,208 (unaudited) shares outstanding as of
    1997, 1998, and 1999..........................................       2,424,760       2,672,536       2,894,098
  Retained deficit................................................      (4,116,186)     (8,759,879)     (8,466,574)
  Less--Treasury stock at cost, 152,192, 156,792 and 156,792
    (unaudited) shares as of 1997, 1998 and 1999..................        (219,739)       (223,044)       (212,194)
                                                                    --------------  --------------  --------------
    Total stockholders' equity....................................         577,373      (2,582,873)     (2,057,156)
                                                                    --------------  --------------  --------------
    Total liabilities and stockholders' equity....................  $      899,838  $    1,696,279  $    2,659,077
                                                                    --------------  --------------  --------------
                                                                    --------------  --------------  --------------

  The accompanying notes are an integral part of these consolidated financial statements.

                             FREE RANGE MEDIA, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                               FOR THE
                                                                                          SIX MONTHS ENDED
                                           FOR THE YEAR ENDED DECEMBER 31,                    JUNE 30,
                                    ----------------------------------------------  -----------------------------
                                         1996            1997            1998            1998           1999
                                    --------------  --------------  --------------  --------------  -------------
                                                                                             (UNAUDITED)
REVENUES..........................  $    2,939,746  $    1,982,288  $    3,520,514  $    1,212,301  $   4,816,942
COST OF SERVICES..................       2,016,218       1,641,493       3,248,161       1,277,825      2,896,342
                                    --------------  --------------  --------------  --------------  -------------
GROSS PROFIT......................         923,528         340,795         272,353         (65,524)     1,920,600
SELLING, GENERAL AND
  ADMINISTRATIVE..................       2,005,332       2,984,957       4,922,329       2,397,947      2,268,433
OTHER INCOME (EXPENSE):
  Loss on investment..............              --              --              --        (153,032)            --
  Interest expense................         (45,196)       (107,475)       (181,673)        (53,206)      (172,080)
  Gain on sale of affiliate.......              --              --         429,996              --             --
  Other (expense) income..........         (48,792)        (34,581)         28,422          33,901       (128,435)
                                    --------------  --------------  --------------  --------------  -------------
LOSS BEFORE INCOME TAXES..........      (1,175,792)     (2,786,218)     (4,373,231)     (2,635,808)      (648,348)
INCOME TAXES......................              --              --              --              --             --
                                    --------------  --------------  --------------  --------------  -------------
NET LOSS..........................  $   (1,175,792) $   (2,786,218) $   (4,373,231) $   (2,635,808) $    (648,348)
                                    --------------  --------------  --------------  --------------  -------------
                                    --------------  --------------  --------------  --------------  -------------

  The accompanying notes are an integral part of these consolidated financial statements.

                             FREE RANGE MEDIA, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                              PREFERRED STOCK               COMMON STOCK
                                        ---------------------------  ---------------------------     RETAINED        TREASURY
                                           SHARES        AMOUNT         SHARES        AMOUNT         DEFICIT          STOCK
                                        ------------  -------------  ------------  -------------  --------------  --------------
BALANCE, December 31, 1995............            --  $          --     3,700,000  $     240,000  $     (154,176) $   (2,487,149)
  Issuance of common stock............            --             --     3,073,940      2,079,759              --       3,126,357
  Exercise of stock options...........            --             --         4,800         (5,506)             --           9,570
  Purchase of treasury stock..........            --             --      (533,332)            --              --        (850,665)
  Equity related compensation.........            --             --            --         10,797              --              --
  Net loss............................            --             --            --             --      (1,175,792)             --
                                        ------------  -------------  ------------  -------------  --------------  --------------
BALANCE, December 31, 1996............            --             --     6,245,408      2,325,050      (1,329,968)       (201,887)
  Issuance of preferred stock.........       908,923      2,488,538            --             --              --              --
  Exercise of stock options...........            --             --         2,400         (6,674)             --           8,932
  Purchase of treasury stock..........            --             --        (4,400)            --              --         (26,784)
  Equity related compensation.........            --             --            --        106,384              --              --
  Net loss............................            --             --            --             --      (2,786,218)             --
                                        ------------  -------------  ------------  -------------  --------------  --------------
BALANCE, December 31, 1997............       908,923      2,488,538     6,243,408      2,424,760      (4,116,186)       (219,739)
  Issuance of preferred stock.........       450,537      1,238,976            --             --              --              --
  Purchase of treasury stock..........            --             --        (4,600)            --              --          (3,305)
  Equity related compensation.........            --             --            --        247,776              --              --
  Dividends...........................            --             --            --             --        (270,462)             --
  Net loss............................            --             --            --             --      (4,373,231)             --
                                        ------------  -------------  ------------  -------------  --------------  --------------
BALANCE, December 31, 1998............     1,359,460      3,727,514     6,238,808      2,672,536      (8,759,879)       (223,044)
  Capital contribution (unaudited)....            --             --            --             --       1,113,746              --
  Exercise of stock options
    (unaudited).......................            --             --        43,400             --              --          10,850
  Equity related compensation
    (unaudited).......................            --             --            --        221,562              --              --
  Dividends (unaudited)...............            --             --            --             --        (172,093)             --
  Net loss (unaudited)................            --             --            --             --        (648,348)             --
                                        ------------  -------------  ------------  -------------  --------------  --------------
BALANCE, June 30, 1999 (unaudited)....     1,359,460  $   3,727,514     6,282,208  $   2,894,098  $   (8,466,574) $     (212,194)
                                        ------------  -------------  ------------  -------------  --------------  --------------
                                        ------------  -------------  ------------  -------------  --------------  --------------

  The accompanying notes are an integral part of these consolidated financial statements.

                             FREE RANGE MEDIA, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                FOR THE
                                                                                            SIX MONTHS ENDED
                                                    FOR THE YEAR ENDED DECEMBER 31,             JUNE 30,
                                                 -------------------------------------  ------------------------
                                                    1996         1997         1998         1998         1999
                                                 -----------  -----------  -----------  -----------  -----------
                                                                                              (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss.....................................  $(1,175,792) $(2,786,218) $(4,373,231) $(2,635,808) $  (648,348)
  Adjustments to reconcile net loss to net cash
    used in operating activities-
    Depreciation...............................      119,271      210,064      324,982      179,174      117,850
    Equity related compensation................       10,797      106,384      247,776       61,944      221,562
    Gain on sale of affiliate..................           --           --     (429,996)          --           --
    Changes in assets and liabilities-
      Accounts receivable......................      (61,879)     176,562     (440,184)     310,388     (708,267)
      Unbilled revenues........................       73,519        3,835      (65,040)    (246,646)    (255,499)
      Prepaid expenses and other...............        5,990      235,604       85,061      (79,952)     (19,613)
      Accounts payable.........................      (13,120)      76,342      (88,944)     (15,292)      26,057
      Customer deposits........................        6,268     (108,186)     258,977      271,784     (125,396)
      Accrued liabilities......................     (597,289)     (23,111)     303,920       36,726      278,955
                                                 -----------  -----------  -----------  -----------  -----------
      Net cash used in operating activities....   (1,632,235)  (2,108,724)  (4,176,679)  (2,117,682)  (1,112,699)
                                                 -----------  -----------  -----------  -----------  -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of capital equipment......           --           --           --           --       34,216
  Capital expenditures.........................     (187,003)    (282,085)    (676,827)    (471,609)    (104,188)
  Investment in affiliate (disposed of in
    1998)......................................           --           --     (250,000)          --           --
  Proceeds from disposition of affiliate.......           --           --      679,996           --           --
                                                 -----------  -----------  -----------  -----------  -----------
      Net cash used in investing activities....     (187,003)    (282,085)    (246,831)    (471,609)     (69,972)
                                                 -----------  -----------  -----------  -----------  -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  (Repayments on) proceeds from notes payable..   (2,534,413)     (73,104)   3,212,273    2,583,328    1,199,118
  Proceeds from issuance of preferred stock....           --    2,488,538    1,238,976           --           --
  Proceeds from issuance of common stock.......    2,074,253           --           --           --           --
  Proceeds from issuance of treasury stock.....    3,135,927        2,258           --           --       10,850
  Purchases of treasury stock..................     (850,665)     (26,784)      (3,305)          --           --
                                                 -----------  -----------  -----------  -----------  -----------
      Net cash provided by financing
        activities.............................    1,825,102    2,390,908    4,447,944    2,583,328    1,209,968
                                                 -----------  -----------  -----------  -----------  -----------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS..................................        5,864           99       24,434       (5,963)      27,297
CASH AND CASH EQUIVALENTS, beginning of
  period.......................................           --        5,864        5,963        5,963       30,397
                                                 -----------  -----------  -----------  -----------  -----------
CASH AND CASH EQUIVALENTS, end of period.......  $     5,864  $     5,963  $    30,397  $        --  $    57,694
                                                 -----------  -----------  -----------  -----------  -----------
                                                 -----------  -----------  -----------  -----------  -----------
SUPPLEMENTAL INFORMATION:
  Cash paid for interest.......................  $       935  $   101,667  $   179,032  $    42,631  $        --
                                                 -----------  -----------  -----------  -----------  -----------
                                                 -----------  -----------  -----------  -----------  -----------
NON-CASH FINANCING
  Capital contribution from disposition of
    subsidiaries...............................  $        --  $        --  $        --  $        --  $ 1,113,746
                                                 -----------  -----------  -----------  -----------  -----------
                                                 -----------  -----------  -----------  -----------  -----------

  The accompanying notes are an integral part of these consolidated financial statements.

                             FREE RANGE MEDIA, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. NATURE OF OPERATIONS:

    Free Range Media, Inc. and its subsidiary (the "Company") specializes in the design of World Wide Web pages on the Internet. The Company is a full service developer of Internet and intranet sites, offering services in four areas: website design and implementation, hosting, consulting, and maintenance. The Company's wholly owned subsidiary is Lariat, Inc. The Company was incorporated in the State of Washington in March 1994.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

CASH AND CASH EQUIVALENTS

    The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Depreciation is computed using a straight-line method over the estimated useful lives of the assets. The costs and related accumulated depreciation of property and equipment sold, retired, or disposed of are removed from the accounts and any gains or losses reflected in the consolidated statements of operations. Expenditures for major acquisitions and improvements are capitalized while expenditures for maintenance and repair costs are expensed as incurred.

INCOME TAXES

    Income taxes are accounted for using an asset and liability approach that requires the recognition of taxes payable or refundable for the current year and deferred tax liabilities and assets for the future tax consequences of events that have been recognized in the Company's financial statements or tax returns. The measurement of current and deferred tax liabilities and assets is based on provisions of the enacted tax law; the effects of future changes in tax laws or rates are not anticipated. The measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, is not expected to be realized.

REVENUE RECOGNITION

    Revenues are recognized for time and materials-based arrangements as services are performed and fixed fee arrangements on the percentage-of-completion method. Under this approach, revenues and gross profit are recognized as the work is performed, based on the ratio of costs incurred to total estimated costs. Unbilled revenues on contracts are comprised of labor costs incurred, plus earnings on certain contracts which have not been billed. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Customer deposits represent the amount of customer payments received in advance of services being performed.

COST OF SERVICES

    Cost of services is comprised primarily of salaries, employee benefits, and incentive compensation of billable employees and a proportionate share of depreciation and facilities costs based on the ratio of billable employees to total employees.

                             FREE RANGE MEDIA, INC.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
GAIN ON SALE OF AFFILIATE

    On September 17, 1998, the Company sold its interest in Free Zone, LLC ("Free Zone") to an unrelated third party for $679,996 and recognized a gain of $429,996.

ACCOUNTING FOR STOCK BASED COMPENSATION

    In 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). SFAS 123 allows either adoption of a fair value based method of accounting for stock-based compensation or continuation under Accounting Principles Board Option No. 25, "Accounting for Stock Issued to Employees ("APB 25")." The Company has chosen to account for stock-based compensation using the intrinsic value based method prescribed in APB 25 and provides the pro forma disclosure provision of SFAS 123. Accordingly, compensation cost for stock options is measured as the excess, if any, of the fair market value of the Company's stock over the exercise price at the date of the grant.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The Company's financial instruments have carrying amounts which approximate fair value due to their relatively short maturity and/or their variable interest rates.

PRINCIPLES OF CONSOLIDATION

    The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. An investment in a company that is 50% owned is accounted for using the equity method. All significant intercompany transactions and balances have been eliminated.

NEW ACCOUNTING PRONOUNCEMENTS

    In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, ("SFAS No. 130"), "REPORTING COMPREHENSIVE INCOME," which is required to be adopted in the year ended December 31, 1998. SFAS No. 130 requires that an enterprise (a) classify items of other comprehensive income by their nature in the financial statements, and
(b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in-capital in the Statement of Stockholders' Equity. The adoption of SFAS 130 did not have any effect on the Company's financial statements as the Company does not have any elements of comprehensive income other than net income.

                             FREE RANGE MEDIA, INC.

3. PROPERTY AND EQUIPMENT:

    Property and equipment is comprised of the following as of December 31, 1997 and 1998:

                                                             USEFUL
                                                              LIFE           1997          1998
                                                             ------      ------------  -------------
Computers and equipment.................................            3    $    646,966  $   1,253,290
Furniture and fixtures..................................            5         195,678        256,777
Leasehold improvements..................................            5          20,108         29,512
                                                                         ------------  -------------
                                                                              862,752      1,539,579

Less- Accumulated depreciation..........................                     (416,363)      (741,345)
                                                                         ------------  -------------
       Property and equipment, net......................                 $    446,389  $     798,234
                                                                         ------------  -------------
                                                                         ------------  -------------

    Depreciation expense was $119,271, $210,064, and $324,982 for the years ended December 31, 1996, 1997, and 1998, respectively.

4. ACCRUED LIABILITIES:

    Accrued liabilities is comprised of the following as of December 31, 1997 and 1998:

                                                                         1997        1998
                                                                       ---------  -----------
Accrued compensation.................................................  $  36,587  $   141,385
Accrued dividends....................................................         --      270,462
Accrued interest.....................................................         --      179,844
Other................................................................      2,190       21,468
                                                                       ---------  -----------
Accrued liabilities..................................................  $  38,777  $   613,159
                                                                       ---------  -----------
                                                                       ---------  -----------

5. DEBT:

    The Company has two notes payable of $3,212,273 as of December 31, 1998, with related parties with interest at 9.25% and prime plus 1% (8.75% at December 31, 1998). The notes payable are due on demand, have an "open ended" maturity, and are general obligations of the Company.

6. INCOME TAXES:

    The reconciliation of income tax attributable to continuing operations computed at the U.S. federal statutory tax rates to the effective income tax rate is as follows:

                                                                       1996         1997         1998
                                                                       -----        -----        -----
Tax at U.S. statutory rates.......................................         (35)%        (35 )%        (35 )%
Meals and entertainment...........................................           1%           1%           1%
Net operating loss carryforward...................................          34%          34%          34%
                                                                            --           --           --
Effective income tax rate.........................................          --%          --%          --%
                                                                            --           --           --
                                                                            --           --           --

                             FREE RANGE MEDIA, INC.

6. INCOME TAXES: (CONTINUED)
    Significant components of the Company's deferred tax liabilities and assets as of December 31, 1997 and 1998, are shown below.

                                                                     1997            1998
                                                                --------------  --------------
Deferred tax assets-
  Book depreciation in excess of tax depreciation.............  $       12,293  $       40,883
  Accruals....................................................          26,268          26,268
  Net operating loss carryforward.............................       1,332,143       2,832,630
                                                                --------------  --------------
Total deferred tax assets.....................................       1,370,704       2,899,781
Deferred tax liabilities-
  Other.......................................................          (9,293)         (9,293)
                                                                --------------  --------------
Net deferred tax assets.......................................       1,361,411       2,890,488
Valuation allowance...........................................      (1,361,411)     (2,890,488)
                                                                --------------  --------------
Net deferred tax assets.......................................  $           --  $           --
                                                                --------------  --------------
                                                                --------------  --------------

    The Company's net operating loss carryforwards expire in years 2009 through 2018.

    Management periodically reviews the expected realization of the Company's deferred tax assets and records a valuation allowance, as appropriate, when existing conditions impact the probability of ultimate realization of the deferred tax asset. Due to the Company's recurring losses before income taxes, management believes it is more likely than not that the Company will not realize the net deferred tax asset. Accordingly, the Company has recorded a valuation allowance to reflect uncertainties associated with the ultimate realization of certain deferred tax assets.

7. COMMITMENTS AND CONTINGENCIES:

    The Company sponsors 401(k) cash or deferred retirement plans that cover substantially all of its ongoing employees. The Company has not made matching contributions.

    The Company leases its office facilities under noncancelable operating leases that expire in January 2005. The leases require the payment of property taxes, insurance, and maintenance. The Company also has operating lease agreements related to certain equipment which expire at various dates.

                             FREE RANGE MEDIA, INC.

7. COMMITMENTS AND CONTINGENCIES: (CONTINUED)
    Future minimum lease payments under these leases are as follows:

                                                                                   OPERATING
                                                                                    LEASES
                                                                                 -------------
1999...........................................................................  $     263,994
2000...........................................................................        274,860
2001...........................................................................        288,512
2002...........................................................................        294,216
2003...........................................................................        297,570
Thereafter.....................................................................        338,834
                                                                                 -------------
Total future minimum lease payments............................................  $   1,757,986
                                                                                 -------------
                                                                                 -------------

    Rent expense for the years ended December 1996, 1997, and 1998 totaled $146,212, $255,285, and $279,510, respectively.

    In the ordinary course of business, the Company may be subject to legal actions and claims. Management does not believe litigation or claims will have a material effect on the Company's financial condition or results of operations.

8. EQUITY INCENTIVE PLANS:

    Effective November 1, 1995, the Company approved the 1995 Stock Option Plan (the "Plan") authorizing the Board of Directors to grant incentive or nonqualified options to purchase common stock of the Company. Effective April 1, 1998, the Plan was converted into a nonqualified option plan. The Board of Directors has authorized shares to be issued under the Plan. The Plan is administered by the Board of Directors, which determines the number of stock options to be granted, the exercise or purchase price, exercise schedule, and expiration date of such options.

    The exercise price of options qualifying as incentive stock options under
Section 422 of the Internal Revenue Code may not be less than the grant date fair market value of the common stock. Incentive stock options granted to any 10% stockholder may not be less than 110% of the fair market value of the common stock on the grant date. Stock options granted under the Plan are nontransferable and generally expire ten years after the date of grant. Upon the event that all of the outstanding shares of common stock of the Company are acquired by an unrelated party, the optionee's exercise schedule shall be accelerated to provide that optionee with immediate exercisability of fifty percent of the options granted. All options granted become exercisable over a five-year period of continued employment.

                             FREE RANGE MEDIA, INC.

8. EQUITY INCENTIVE PLANS: (CONTINUED)
    Options outstanding at December 31, 1996, 1997, and 1998, were as follows:

                                                                NUMBER OF     WEIGHTED AVERAGE
                                                                 SHARES        EXERCISE PRICE
                                                               -----------  ---------------------
Options outstanding at December 31, 1995.....................     135,550         $     .25
  Granted....................................................     181,750               .25
  Exercised..................................................      (4,800)              .25
  Canceled...................................................     (49,250)              .25
                                                               -----------              ---
Options outstanding at December 31, 1996.....................     263,250               .25
  Granted....................................................     336,250               .25
  Exercised..................................................      (2,400)              .25
  Canceled...................................................    (205,750)              .25
                                                               -----------              ---
Options outstanding at December 31, 1997.....................     391,350               .25
  Granted....................................................     465,250               .25
  Exercised..................................................          --                --
  Canceled...................................................    (279,450)              .25
                                                               -----------              ---
Options outstanding at December 31, 1998.....................     577,150         $     .25
                                                               -----------              ---
                                                               -----------              ---

    The following is summary information about stock options outstanding at December 31, 1998:

                                        OPTIONS OUTSTANDING                            OPTIONS EXERCISABLE
                   -------------------------------------------------------------  ------------------------------
                                    WEIGHTED AVERAGE
                    NUMBER OF           REMAINING            WEIGHTED AVERAGE      NUMBER OF
 EXERCISE PRICES     SHARES           CONTRACT LIFE           EXERCISE PRICE        SHARES      EXERCISE PRICE
-----------------  -----------  -------------------------  ---------------------  -----------  -----------------
    $     .25         577,150                   5                $     .25             4,890       $     .25

    Additionally, the Company had 680 and 1,260 options exercisable at December 31, 1996 and 1997. Included in the above options granted during the three years ended December 31, 1998, were options granted with an exercise price less than fair market value on the grant date. The Company recognized $10,797, $106,384, and $247,776 in connection with these stock option grants in compensation expense for 1996, 1997, and 1998, respectively.

    Pro forma information regarding net income has been determined as if the Company accounted for its stock options under the fair value method of SFAS 123. The fair value for these options was estimated at the date of grant using a Black-Scholes option-pricing model with the following assumptions used for 1996: an exercisable event occurring in five years; risk-free interest rates ranging from 5.42% to 6.71%; a dividend yield of 0%; a volatility factor of zero; a weighted-average expected life of five years; and an average Black-Scholes fair value at the date of grant of $2.44 per option. The assumptions used to price options granted during 1997 were: an exercisable event occurring in five years; risk-free interest rates ranging from 5.42% to 5.83%; dividend yield of 0%; a volatility factor of zero; a weighted-average expected life of five years; and average Black-Scholes fair value at the date of grant of $2.56 per option. The assumptions used to price options granted during 1998 were: an exercisable event occurring in five years; risk-free interest rates ranging from 4.68% to 5.63%; a dividend yield of 0%; a

                             FREE RANGE MEDIA, INC.

8. EQUITY INCENTIVE PLANS: (CONTINUED)
volatility factor of zero; a weighted-average expected life of five years; and an average Black-Scholes fair value at the date of grant of $2.56 per option.

    Had compensation cost for the Company's stock option plan been determined based on the fair value at the date of grant consistent with SFAS 123, the Company's net loss would have been as follows:

                                                     1996            1997            1998
                                                --------------  --------------  --------------
Net loss--As reported.........................  $   (1,175,792) $   (2,786,218) $   (4,373,231)
Net loss--Pro forma...........................      (1,237,468)     (2,819,098)     (4,417,297)

9. EQUITY:

PREFERRED STOCK

    The Company's Articles of Incorporation, as amended, authorize the Company to issue 2,400,000 shares of convertible Class A Preferred Stock ("Preferred Stock"). In the event of liquidation, each holder of Preferred Stock will be entitled to receive, as a preferential distribution, $2.75 for each outstanding share and an amount equal to the accumulated but unpaid dividends, if any, on such share. If the assets of the Company are insufficient to permit the payment of full preferential amounts previously described, then all assets of the Company legally available for distribution to its stockholders will be distributed ratably among the holders of Preferred Stock.

    The holders of Preferred Stock will be entitled to receive, when declared by the Board of Directors, cumulative preferred dividends in the amount of a percentage which is equal to the prime lending rate for Key Bank of Washington multiplied by the par value per year on each share.

    Each share of Preferred Stock is convertible into the number of shares of Common Stock which is equal to $2.75 divided by the conversion price in effect at the time of the conversion.

    The Company has recognized cumulative dividends for the Preferred Stock in the amount of $270,462.

COMMON STOCK

    The Company's Articles of Incorporation, as amended, authorize the Company to issue 6,400,000 shares of Common Stock having no par value.

10. RELATED-PARTY TRANSACTIONS:

    At December 31, 1998, the Company had notes payable to two stockholders totaling $3,212,273 at December 31, 1998. The notes payable are "open-ended" loans without set maturity dates.

11. AGREEMENT TO MERGE WITH LUMINANT:

    The Company intends to enter into an agreement to be acquired by Luminant. This acquisition is subject to successful completion of an initial public offering of the common stock of Luminant.

                             FREE RANGE MEDIA, INC.

       NOTES TO THE UNAUDITED JUNE 30, 1998 AND 1999 FINANCIAL STATEMENTS

A. BASIS OF PRESENTATION:

    The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and the instructions to Rule 10-01 of Regulation S-X. Accordingly, they do not contain all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, the accompanying unaudited financial statements reflect all adjustments (consisting of only normal recurring adjustments) considered necessary for a fair presentation of the Company's financial condition as of June 30, 1999, the results of its operations and its cash flows for the six months ended June 30, 1998 and 1999. These financial statements should be read in conjunction with the Company's audited 1998 financial statements, including the notes thereto. Operating results for the six months ended June 30, 1999, are not necessarily indicative of the operating results that may be expected for the year ending December 31, 1999.

B. DEBT:

    The Company has notes payable amounting to $3,297,645 as of June 30, 1999, with related parties, with interest at 9.25%. The notes payable are due on demand, have an "open-ended" maturity, and are general obligations of the Company.

C. RELATED-PARTY TRANSACTIONS:

    In the six months ended June 30, 1999, approximately 31% of the Company's revenues were with a customer of which the Company's Chairman of the Board is a director.

D. DISPOSITION OF SUBSIDIARY:

    On June 11, 1999, the Company distributed all the outstanding shares of its wholly-owned subsidiary, Lariat, Inc., to the Company's shareholders. This distribution has been treated as a $1.1 million capital contribution to the Company for the amount of liabilities in excess of assets assumed by the Company's shareholders. Revenues of Lariat, Inc. for the year ended December 31, 1998 were $216,454 and for the six months ended June 30, 1999 were $67,580.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Integrated Consulting, Inc.:

    We have audited the accompanying balance sheets of Integrated Consulting, Inc., dba i.con interactive (a Texas corporation) as of December 31, 1997 and 1998, and the related statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Integrated Consulting, Inc. as of December 31, 1997 and 1998, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Dallas, Texas,
May 7, 1999

               INTEGRATED CONSULTING, INC. DBA I.CON INTERACTIVE

                                 BALANCE SHEETS

                                                                                  DECEMBER 31,
                                                                            ------------------------    JUNE 30,
                                                                               1997         1998          1999
                                                                            -----------  -----------  ------------
                                                                                                      (UNAUDITED)
                                  ASSETS
CURRENT ASSETS:
  Cash and cash equivalents...............................................  $    42,566  $     8,968   $  107,800
  Accounts receivable, net of allowance for doubtful accounts of $0,
    $9,000, and $17,000 (unaudited).......................................       39,842      209,198      359,545
  Deferred income taxes...................................................       11,609       11,886       29,138
  Prepaid expenses and other..............................................       10,677       10,992       10,200
                                                                            -----------  -----------  ------------
    Total current assets..................................................      104,694      241,044      506,683
PROPERTY AND EQUIPMENT, net...............................................      135,453      239,382      364,818
OTHER ASSETS..............................................................        7,622       17,367        7,367
                                                                            -----------  -----------  ------------
    Total assets..........................................................  $   247,769  $   497,793   $  878,868
                                                                            -----------  -----------  ------------
                                                                            -----------  -----------  ------------
                   LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable, including cash overdraft of $0, $74,810, and $0
    (unaudited)...........................................................  $    10,762  $   145,979   $  178,197
  Customer deposits.......................................................       83,164       57,946           --
  Accrued liabilities.....................................................       86,240      119,872      259,713
  Notes payable...........................................................           --           --       75,428
  Current maturities of long-term debt....................................           --        7,568       16,971
                                                                            -----------  -----------  ------------
    Total current liabilities.............................................      180,166      331,365      530,309

LONG-TERM LIABILITIES:
  Long-term debt, net of current maturities...............................           --       56,453      102,917
  Deferred income taxes...................................................        4,970        7,034       20,968
                                                                            -----------  -----------  ------------
    Total liabilities.....................................................      185,136      394,852      654,194
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
  Common stock, Class A, voting: $.01 par value, 10,000,000 shares authorized, 900,000, 1,000,000, and 1,000,000 (unaudited) issued and
    outstanding as of 1997, 1998 and 1999.................................        9,000       10,000       10,000
  Common stock, Class B, nonvoting: $.01 par value, 10,000,000 and 0 shares authorized, no shares issued and outstanding as of 1997, 1998
    and 1999..............................................................           --           --           --
  Additional paid-in capital..............................................           --       14,000       14,000
  Subscription receivable from officers...................................           --      (10,000)          --
  Retained earnings.......................................................       53,633       88,941      200,674
                                                                            -----------  -----------  ------------
    Total stockholders' equity............................................       62,633      102,941      224,674
                                                                            -----------  -----------  ------------
    Total liabilities and stockholders' equity............................  $   247,769  $   497,793   $  878,868
                                                                            -----------  -----------  ------------
                                                                            -----------  -----------  ------------

   The accompanying notes are an integral part of these financial statements.

               INTEGRATED CONSULTING, INC. DBA I.CON INTERACTIVE

                            STATEMENTS OF OPERATIONS

                                                                                              FOR THE
                                                                                          SIX MONTHS ENDED
                                               FOR THE YEAR ENDED DECEMBER 31,                JUNE 30,
                                           ---------------------------------------  ----------------------------
                                              1996         1997          1998           1998           1999
                                           -----------  -----------  -------------  -------------  -------------
                                                                                            (UNAUDITED)
REVENUES:
  Trade revenues.........................  $   442,924  $   848,584  $   1,715,591  $     796,314  $   1,695,803
  Barter revenues........................           --           --        424,900        152,971        211,713
                                           -----------  -----------  -------------  -------------  -------------
    Total revenues.......................      442,924      848,584      2,140,491        949,285      1,907,516
COST OF SERVICES.........................      132,172      266,774        716,209        267,321        594,050
                                           -----------  -----------  -------------  -------------  -------------
GROSS PROFIT.............................      310,752      581,810      1,424,282        681,964      1,313,466
SELLING, GENERAL AND ADMINISTRATIVE......      314,829      550,312      1,382,744        516,420      1,124,350
OTHER INCOME (EXPENSE):
  Interest expense.......................           --           --             --             --         (6,919)
  Other income...........................           --        8,563             --             --             --
                                           -----------  -----------  -------------  -------------  -------------
INCOME (LOSS) BEFORE INCOME TAXES........       (4,077)      40,061         41,538        165,544        182,197
INCOME TAXES.............................         (612)       6,009          6,230         31,801         70,464
                                           -----------  -----------  -------------  -------------  -------------
NET INCOME (LOSS)........................  $    (3,465) $    34,052  $      35,308  $     133,743  $     111,733
                                           -----------  -----------  -------------  -------------  -------------
                                           -----------  -----------  -------------  -------------  -------------

   The accompanying notes are an integral part of these financial statements.

               INTEGRATED CONSULTING, INC. DBA I.CON INTERACTIVE

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                                      COMMON STOCK
                                                 -----------------------  ADDITIONAL   SUBSCRIPTION
                                                  NUMBER OF       PAR       PAID-IN     RECEIVABLE     RETAINED
                                                    SHARES       VALUE      CAPITAL    FROM OFFICERS   EARNINGS
                                                 ------------  ---------  -----------  -------------  -----------
BALANCE, December 31, 1995.....................       900,000  $   9,000   $      --    $        --   $    23,046
  Net loss.....................................            --         --          --             --        (3,465)
                                                 ------------  ---------  -----------  -------------  -----------
BALANCE, December 31, 1996.....................       900,000      9,000          --             --        19,581
  Net income...................................            --         --          --             --        34,052
                                                 ------------  ---------  -----------  -------------  -----------
BALANCE, December 31, 1997.....................       900,000      9,000          --             --        53,633
  Issuance of common stock.....................       100,000      1,000      14,000        (10,000)           --
  Net income...................................            --         --          --             --        35,308
                                                 ------------  ---------  -----------  -------------  -----------
BALANCE, December 31, 1998.....................     1,000,000     10,000      14,000        (10,000)       88,941
  Repayment of subscription receivable
    (unaudited)................................            --         --          --         10,000            --
  Net income (unaudited).......................            --         --          --             --       111,733
                                                 ------------  ---------  -----------  -------------  -----------
BALANCE, June 30, 1999 (unaudited).............     1,000,000  $  10,000   $  14,000    $        --   $   200,674
                                                 ------------  ---------  -----------  -------------  -----------
                                                 ------------  ---------  -----------  -------------  -----------

   The accompanying notes are an integral part of these financial statements.

               INTEGRATED CONSULTING, INC. DBA I.CON INTERACTIVE

                            STATEMENTS OF CASH FLOWS

                                                                                                   FOR THE
                                                                                              SIX MONTHS ENDED
                                                        FOR THE YEAR ENDED DECEMBER 31,           JUNE 30,
                                                       ----------------------------------  -----------------------
                                                         1996        1997        1998         1998        1999
                                                       ---------  ----------  -----------  ----------  -----------

                                                                                                 (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)..................................  $  (3,465) $   34,052  $    35,308  $  133,743  $   111,733
  Adjustments to reconcile net income (loss) to net
    cash provided by (used in) operating activities-
    Depreciation and amortization....................     14,890      28,696       43,547      21,767       34,945
    Equity related compensation......................         --          --        5,000          --           --
    Deferred income taxes............................     (7,605)        966        1,787      17,037       15,620
    Changes in assets and liabilities-
      Accounts receivable............................      9,597     (38,173)    (169,356)     24,719     (150,347)
      Prepaid expenses and other.....................     (1,093)     (1,119)        (315)     (2,701)      10,992
      Other assets...................................     (6,222)         --       (9,745)    (30,235)     (19,138)
      Accounts payable, including cash overdraft.....      9,309      (2,464)     135,217      (7,139)      32,218
      Customer deposits..............................     63,711      19,453      (25,218)    (83,164)     (57,946)
      Accrued liabilities............................     18,454      62,111       33,632      30,428      139,841
                                                       ---------  ----------  -----------  ----------  -----------
        Net cash provided by (used in) operating
          activities.................................     97,576     103,522       49,857     104,455      117,918
                                                       ---------  ----------  -----------  ----------  -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures...............................    (69,569)    (81,745)    (147,476)    (27,425)    (160,380)
                                                       ---------  ----------  -----------  ----------  -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from (repayments on) notes payable........         --          --           --          --       75,428
  Proceeds from long-term debt.......................         --          --       64,021          --       64,136
  Payments on long-term debt.........................         --          --           --       5,000       (8,270)
  Proceeds from subscription receivable..............         --          --           --          --       10,000
                                                       ---------  ----------  -----------  ----------  -----------
        Net cash provided by financing activities....         --          --       64,021       5,000      141,294
                                                       ---------  ----------  -----------  ----------  -----------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS........................................     28,007      21,777      (33,598)     82,030       98,832
CASH AND CASH EQUIVALENTS, beginning of period.......     (7,218)     20,789       42,566      42,566        8,968
                                                       ---------  ----------  -----------  ----------  -----------
CASH AND CASH EQUIVALENTS, end of period.............  $  20,789  $   42,566  $     8,968  $  124,596  $   107,800
                                                       ---------  ----------  -----------  ----------  -----------
                                                       ---------  ----------  -----------  ----------  -----------
SUPPLEMENTAL INFORMATION:
  Cash paid for income taxes.........................  $   7,500  $    6,500  $     3,800  $       --  $        --
                                                       ---------  ----------  -----------  ----------  -----------
                                                       ---------  ----------  -----------  ----------  -----------
  Cash paid for interest.............................  $      --  $       --  $        --  $       --  $        --
                                                       ---------  ----------  -----------  ----------  -----------
                                                       ---------  ----------  -----------  ----------  -----------
NON-CASH TRANSACTIONS:
  Issuance of stock for notes receivable.............  $      --  $       --  $    10,000  $       --  $        --
                                                       ---------  ----------  -----------  ----------  -----------
                                                       ---------  ----------  -----------  ----------  -----------

   The accompanying notes are an integral part of these financial statements.

               INTEGRATED CONSULTING, INC. DBA I.CON INTERACTIVE

                         NOTES TO FINANCIAL STATEMENTS

1. NATURE OF OPERATIONS:

    Integrated Consulting, Inc. ("i.con") specializes in electronic marketing on the Internet under the trade name "i.con interactive." i.con is a full service Internet and multimedia development firm focusing on the corporate market specializing in Internet, extranet, and intranet solutions, corporate communications, marketing and sales tools, computer-based training, and on-line marketing.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

CASH AND CASH EQUIVALENTS

    i.con considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

PROPERTY AND EQUIPMENT

    Property and equipment are carried at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. The costs and related accumulated depreciation of property and equipment sold, retired, or disposed of are removed from the accounts and any gains or losses reflected in the statements of operations. Expenditures for major acquisitions and improvements are capitalized while expenditures for maintenance and repairs are expensed as incurred.

INCOME TAXES

    Income taxes are accounted for using an asset and liability approach that requires the recognition of taxes payable or refundable for the current year and deferred tax liabilities and assets for the future tax consequences of events that have been recognized in i.con's financial statements or tax returns. The measurement of current and deferred tax liabilities and assets are based on provisions of the enacted tax law. The effects of future changes in tax laws or rates are not anticipated.

REVENUE RECOGNITION

    Revenues are recognized for time and materials-based arrangements as services are performed and fixed fee arrangements on the percentage-of-completion method. Under this approach, revenues are recognized as the work is performed, based on the ratio of costs incurred to total estimated costs. Customer deposits represent the amount of customer payments received in advance of services being performed.

    Revenues associated with hosting services are recognized when the services are performed.

    The Company earned a portion of its 1998 revenue under barter arrangements with certain customers for website development and maintenance services in exchange for advertising. The barter transactions are valued at the normal rates per hour including a minimal discount provision in some instances and with consideration of the costs of advertising and promotion that would have been paid to the customers in an ordinary cash transaction. Advertising

               INTEGRATED CONSULTING, INC. DBA I.CON INTERACTIVE

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED) expense equal to the amount of barter revenue is recorded in selling, general and administrative expense.

COST OF SERVICES

    Cost of services are comprised primarily of salaries, employee benefits, and incentive compensation of billable employees, and a proportionate share of depreciation and facilities costs based on the ratio of billable employees to total employees.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    i.con's financial instruments have carrying amounts which approximate fair value due to the relatively short maturity of these instruments.

NEW ACCOUNTING PRONOUNCEMENTS

    In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, ("SFAS No. 130"), "REPORTING COMPREHENSIVE INCOME," which is required to be adopted in the year ended December 31, 1998. SFAS No. 130 requires that an enterprise (a) classify items of other comprehensive income by their nature in the financial statements, and
(b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in-capital in the Statement of Stockholders' Equity. The adoption of SFAS 130 did not have any effect on the Company's financial statements as the Company does not have any elements of comprehensive income other than net income.

3. SIGNIFICANT CUSTOMERS:

    During the year ended December 31, 1996, sales to five customers accounted for approximately 19%, 19%, 16%, 14%, and 14% of revenues. During the year ended December 31, 1997, sales to two customers accounted for approximately 13% and 10% of revenues. During the year ended December 31, 1998, sales to one customer accounted for approximately 12% of revenues.

    As of December 31, 1997, accounts receivable from four customers accounted for approximately 52%, 18%, 13%, and 12% of accounts receivable. As of December 31, 1998, accounts receivable from three customers accounted for approximately 12%, 10%, and 10% of accounts receivable.

               INTEGRATED CONSULTING, INC. DBA I.CON INTERACTIVE

4. PROPERTY AND EQUIPMENT:

    Property and equipment is comprised of the following as of December 31, 1997 and 1998:

                                                               USEFUL
                                                                LIFE         1997         1998
                                                             -----------  -----------  -----------
Computers and equipment....................................         3-5   $   145,520  $   191,149
Furniture and fixtures.....................................           7        28,040       54,248
Autos......................................................           5            --       64,021
Leasehold improvements.....................................           7            --        9,000
Other equipment............................................         5-7        10,768       13,386
                                                                          -----------  -----------
                                                                              184,328      331,804
Less--Accumulated depreciation.............................                   (48,875)     (92,422)
                                                                          -----------  -----------
  Property and equipment, net..............................               $   135,453  $   239,382
                                                                          -----------  -----------
                                                                          -----------  -----------

    Depreciation expense was $14,890, $28,696, and $43,547 for the years ended December 31, 1996, 1997, and 1998, respectively.

5. ACCRUED LIABILITIES:

    Accrued liabilities is comprised of the following as of December 31, 1997 and 1998:

                                                                         1997        1998
                                                                       ---------  -----------
Sales tax payable....................................................  $  15,134  $    59,374
Franchise tax payable................................................         --        1,097
Accrued compensation.................................................         --       57,062
Other................................................................     71,106        2,339
                                                                       ---------  -----------
  Total accrued liabilities..........................................  $  86,240  $   119,872
                                                                       ---------  -----------
                                                                       ---------  -----------

6. DEBT:

    Long-term debt is comprised of the following as of December 31, 1997 and 1998:

                                                                              1997       1998
                                                                            ---------  ---------
Note payable bearing interest at 10.05%, payable in monthly installments of principal and interest of $1,138 with a balloon payment of $40,007,
  maturing December 2001..................................................  $      --  $  64,021
Less--Current maturities..................................................         --     (7,568)
                                                                            ---------  ---------
Long-term debt............................................................  $      --  $  56,453
                                                                            ---------  ---------
                                                                            ---------  ---------

               INTEGRATED CONSULTING, INC. DBA I.CON INTERACTIVE

6. DEBT: (CONTINUED)
    Maturities of long-term debt are as follows:

YEAR ENDING
DECEMBER 31,
-----------------------------------------------------------------------------------
1999...............................................................................  $   7,568
2000...............................................................................      8,357
2001...............................................................................     48,096
                                                                                     ---------
                                                                                     $  64,021
                                                                                     ---------
                                                                                     ---------

7. INCOME TAXES:

    Significant components of the provision for income taxes attributable to continuing operations are as follows:

                                                                   1996       1997       1998
                                                                 ---------  ---------  ---------
Current........................................................  $   6,993  $   5,043  $   4,443
Deferred.......................................................     (7,605)       966      1,787
                                                                 ---------  ---------  ---------
Total current and deferred.....................................  $    (612) $   6,009  $   6,230
                                                                 ---------  ---------  ---------
                                                                 ---------  ---------  ---------

    i.con's effective tax rate is equivalent to the statutory tax rate.

    Significant components of i.con's deferred tax liabilities and assets as of December 31, 1997 and 1998, are shown below:

                                                                                               1997       1998
                                                                                             ---------  ---------
Deferred tax assets--
  Accruals and reserves....................................................................  $  11,609  $  11,886
                                                                                             ---------  ---------
Deferred tax liabilities--
  Tax depreciation in excess of book value.................................................      4,970      7,034
                                                                                             ---------  ---------
Net deferred tax assets....................................................................  $   6,639  $   4,852
                                                                                             ---------  ---------
                                                                                             ---------  ---------

8. COMMITMENTS AND CONTINGENCIES:

    i.con sponsors a 401(k) profit sharing plan that covers eligible employees. Company discretionary contributions to the plan were $22,575, $31,747, and $39,732 during 1996, 1997, and 1998, respectively.

    On January 1, 1999, i.con amended the plan to provide for Company matching of employee 401(k) contributions in the amount of 50% of employee contributions up to 6% of an employee's salary. In addition, employees now participate in the plan after six months of service and vest over a period of four years.

    i.con leases its office facility under a noncancelable operating lease which expires in January 2003. The lease requires the payment of property taxes, insurance, and maintenance.

               INTEGRATED CONSULTING, INC. DBA I.CON INTERACTIVE

8. COMMITMENTS AND CONTINGENCIES: (CONTINUED) i.con also has operating lease agreements related to certain equipment which expire at various dates.

    Future minimum lease payments under operating leases are as follows:

                                                                                    OPERATING
                                                                                     LEASES
                                                                                   -----------
1999.............................................................................  $   180,180
2000.............................................................................      180,000
2001.............................................................................      186,000
2002.............................................................................      186,000
2003.............................................................................        7,000
Thereafter.......................................................................           --
                                                                                   -----------
Total future minimum lease payments..............................................  $   739,180
                                                                                   -----------
                                                                                   -----------

    Rent expense for the years ended December 1996, 1997, and 1998 totaled $18,213, $87,234, and $121,669, respectively.

    In the ordinary course of business, i.con may be subject to legal actions and claims. Management does not believe litigation or claims will have a material effect on financial position or results of operations.

9. EQUITY INCENTIVE PLAN:

    In March 1998, an officer of i.con purchased 100,000 shares of common stock for $10,000 cash or $.10 per share. At the time of the purchase, i.con determined the fair market value of the stock to be $.15 per share. A compensation charge of $5,000 was recorded in conjunction with the purchase of the common stock.

10. RELATED-PARTY TRANSACTIONS:

    At December 31, 1998, i.con had a $5,000 receivable included in prepaid expenses and other, from one of its stockholders. This receivable bears no interest and has no stated maturity.

11. AGREEMENT TO MERGE WITH LUMINANT WORLDWIDE CORPORATION:

    i.con intends to enter into an agreement to be acquired by Luminant Worldwide Corporation. This acquisition is subject to successful completion of an initial public offering of the common stock of Luminant Worldwide Corporation.

               INTEGRATED CONSULTING, INC. DBA I.CON INTERACTIVE

       NOTES TO THE UNAUDITED JUNE 30, 1998 AND 1999 FINANCIAL STATEMENTS

A. BASIS OF PRESENTATION:

    The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Rule10-01 of Regulation S-X. Accordingly, they do not contain all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, the accompanying unaudited financial statements reflect all adjustments (consisting of only normal recurring adjustments) considered necessary for a fair presentation of i.con's financial condition as of June 30, 1999, the results of its operations, and its cash flows for the six months ended June 30, 1998 and 1999. These financial statements should be read in conjunction with i.con's audited 1998 financial statements, including the notes thereto. Operating results for the six months ended June 30, 1999, are not necessarily indicative of the operating results that may be expected for the year ending December 31, 1999.

B. DEBT:

NOTES PAYABLE

    i.con has a bank line of credit with a maximum availability of $100,000, upon which $75,428 was outstanding at June 30, 1999. Interest is at prime plus 1.25% (9.0% at June 30, 1999), and is payable monthly. The line of credit is automatically renewable annually and is not restricted by any covenants, but is guaranteed by certain stockholders.

LONG-TERM DEBT

    Long-term debt is comprised of the following:

                                                                                    JUNE 30,
                                                                                      1999
                                                                                   -----------
Note payable bearing interest at 10.05%, payable in monthly installments of principal and interest of $1,138 with a balloon payment of $40,007, maturing
  December 2001..................................................................  $    59,962
Note payable bearing interest at 8.80%, payable in monthly installments of principal and interest of $1,227 with a balloon payment of $34,322, maturing
  January 2002...................................................................       59,926
                                                                                   -----------
                                                                                       119,888
Less--Current portion............................................................      (16,971)
                                                                                   -----------
Long-term debt...................................................................  $   102,917
                                                                                   -----------
                                                                                   -----------

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To InterActive8, Inc.:

    We have audited the accompanying balance sheets of InterActive8, Inc. (a New York S corporation) as of December 31, 1997 and 1998, and the related statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of InterActive8, Inc. as of December 31, 1997 and 1998, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Dallas, Texas,
  May 14, 1999

                               INTERACTIVE8, INC.

                                 BALANCE SHEETS

                                                                              DECEMBER 31,
                                                                       --------------------------     JUNE 30,
                                                                          1997          1998            1999
                                                                       -----------  -------------  --------------
                                                                                                    (UNAUDITED)
                                      ASSETS
CURRENT ASSETS:
  Cash and cash equivalents..........................................  $    90,321  $     129,573  $      150,021
  Accounts receivable, net of allowance for doubtful accounts of
    $30,000, $80,000, and $74,250 (unaudited)........................      403,949        724,963       1,581,560
  State and local tax receivables....................................       23,000        110,300         110,319
  Prepaid expenses and other.........................................       15,296         88,315          63,174
                                                                       -----------  -------------  --------------
    Total current assets.............................................      532,566      1,053,151       1,905,074
PROPERTY AND EQUIPMENT, net..........................................      252,710        314,533       1,056,431

OTHER ASSETS:
  Deposits and other.................................................        8,072         71,806          71,850
                                                                       -----------  -------------  --------------
    Total assets.....................................................  $   793,348  $   1,439,490  $    3,033,355
                                                                       -----------  -------------  --------------
                                                                       -----------  -------------  --------------
                              LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable...................................................  $    91,122  $     183,698  $      454,931
  Accrued liabilities................................................      567,011        500,970       3,702,421
  Customer deposits..................................................           --         45,130              --
  Notes payable......................................................           --        232,505         244,756
  Current maturities of long-term debt...............................      164,080        700,709         537,394
  Deferred Revenue...................................................           --             --         193,303
                                                                       -----------  -------------  --------------
    Total current liabilities........................................      822,213      1,663,012       5,132,805
LONG-TERM LIABILITIES:
  Long-term debt, net of current maturities..........................       13,968         22,599         423,873
                                                                       -----------  -------------  --------------
    Total liabilities................................................      836,181      1,685,611       5,556,678
                                                                       -----------  -------------  --------------
COMMITMENT AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
  Common stock, voting: $0.001 par value, 2,000,000 shares
    authorized, 641,567, 962,350 and 962,350 (unaudited) shares
    issued and outstanding as of 1997, 1998 and 1999.................          642            962             962
  Additional paid-in capital.........................................          358        185,038         185,038
  Retained deficit...................................................      (43,833)      (432,121)     (2,709,323)
                                                                       -----------  -------------  --------------
    Total stockholders' equity.......................................      (42,833)      (246,121)     (2,523,323)
                                                                       -----------  -------------  --------------
    Total liabilities and stockholders' equity.......................  $   793,348  $   1,439,490  $    3,033,355
                                                                       -----------  -------------  --------------
                                                                       -----------  -------------  --------------

   The accompanying notes are an integral part of these financial statements.

                               INTERACTIVE8, INC.

                            STATEMENTS OF OPERATIONS

                                                                                              FOR THE
                                                                                         SIX MONTHS ENDED
                                            FOR THE YEAR ENDED DECEMBER 31,                  JUNE 30,
                                      -------------------------------------------  -----------------------------
                                          1996           1997           1998           1998            1999
                                      -------------  -------------  -------------  -------------  --------------
                                                                                            (UNAUDITED)
REVENUES............................  $   1,713,303  $   2,817,894  $   4,097,448  $   1,891,275  $    3,657,094
COST OF SERVICES....................      1,056,158      1,633,538      2,033,451      1,521,253       4,679,596
                                      -------------  -------------  -------------  -------------  --------------
GROSS PROFIT........................        657,145      1,184,356      2,063,997        370,022      (1,022,502)
SELLING, GENERAL AND
  ADMINISTRATIVE....................        460,300      1,381,853      2,418,844        576,892       1,254,700
                                      -------------  -------------  -------------  -------------  --------------
INCOME (LOSS) BEFORE INCOME TAXES...        196,845       (197,497)      (354,847)      (206,870)     (2,277,202)
STATE AND LOCAL INCOME TAXES........         18,063         43,900         33,441             --              --
                                      -------------  -------------  -------------  -------------  --------------
NET INCOME (LOSS)...................  $     178,782  $    (241,397) $    (388,288) $    (206,870) $   (2,277,202)
                                      -------------  -------------  -------------  -------------  --------------
                                      -------------  -------------  -------------  -------------  --------------
PRO FORMA INCOME TAXES
  (UNAUDITED).......................         52,975        (52,975)            --             --              --
                                      -------------  -------------  -------------  -------------  --------------
PRO FORMA NET INCOME (LOSS)
  (UNAUDITED).......................  $     125,807  $    (188,422) $    (388,288) $    (206,870) $   (2,277,202)
                                      -------------  -------------  -------------  -------------  --------------
                                      -------------  -------------  -------------  -------------  --------------

   The accompanying notes are an integral part of these financial statements.

                               INTERACTIVE8, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                     COMMON STOCK       ADDITIONAL      RETAINED
                                                                ----------------------    PAID-IN       EARNINGS
                                                                 NUMBER      AMOUNT       CAPITAL      (DEFICIT)
                                                                ---------  -----------  -----------  --------------
BALANCE, December 31, 1995....................................    641,567   $     642   $       358  $       18,782
  Net income..................................................         --          --            --         178,782
                                                                ---------       -----   -----------  --------------
BALANCE, December 31, 1996....................................    641,567         642           358         197,564
  Net loss....................................................         --          --            --        (241,397)
                                                                ---------       -----   -----------  --------------
BALANCE, December 31, 1997....................................    641,567         642           358         (43,833)
  Net loss....................................................         --          --            --        (388,288)
  Issuance of Common Stock....................................    320,783         320       184,680              --
                                                                ---------       -----   -----------  --------------
BALANCE, December 31, 1998....................................    962,350         962       185,038        (432,121)
  Net loss (unaudited)........................................         --          --            --      (2,277,202)
                                                                ---------       -----   -----------  --------------
BALANCE, June 30, 1999 (unaudited)............................    962,350   $     962   $   185,038  $   (2,709,323)
                                                                ---------       -----   -----------  --------------
                                                                ---------       -----   -----------  --------------

   The accompanying notes are an integral part of these financial statements.

                               INTERACTIVE8, INC.

                            STATEMENTS OF CASH FLOWS

                                                                                                       FOR THE
                                                                                                   SIX MONTHS ENDED
                                                       FOR THE YEAR ENDED DECEMBER 31,                 JUNE 30,
                                                   ----------------------------------------  ----------------------------
                                                       1996          1997          1998          1998           1999
                                                   ------------  ------------  ------------  ------------  --------------
                                                                                                     (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)..............................  $    178,782  $   (241,397) $   (388,288) $   (206,870) $   (2,277,202)
  Adjustments to reconcile net income (loss) to
    net cash provided by (used in) operating
    activities-
    Depreciation and amortization................        59,598       125,765       178,001        66,455         156,269
    Equity related compensation..................            --            --       135,000       135,000       2,888,659
    Changes in assets and liabilities-
      Accounts receivable........................        12,998      (293,714)     (321,014)     (287,635)       (856,598)
      State and local tax receivable.............       (23,000)           --       (87,300)           --              --
      Prepaid expenses and other.................       (47,025)       31,729       (73,019)       (4,337)         25,142
      Deposits and other.........................        (9,413)        1,341       (63,734)      (11,542)            (44)
      Accounts payable...........................        (1,846)       24,625        92,576        50,529         271,233
      Accrued liabilities........................       (35,581)      551,979       (66,041)       58,173         312,792
      Customer deposits..........................            --            --        45,130            --         (45,130)
      Deferred Revenue...........................            --            --            --            --         193,303
                                                   ------------  ------------  ------------  ------------  --------------
      Net cash provided by (used in) operating
        activities...............................       134,513       200,328      (548,689)     (200,227)        668,424
                                                   ------------  ------------  ------------  ------------  --------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures...........................      (233,722)      (70,620)     (150,875)      (68,446)       (898,186)
                                                   ------------  ------------  ------------  ------------  --------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from notes payable....................            --            --       232,505            --          12,251
  Proceeds from long-term debt...................        64,392       (37,246)      514,471       287,215         401,274
  Payments on long-term debt.....................       (16,570)      (32,176)      (58,160)      (16,523)       (163,315)
  Proceeds from issuance of common stock.........            --            --        50,000        50,000              --
                                                   ------------  ------------  ------------  ------------  --------------
      Net cash provided by (used in) financing
        activities...............................        47,822       (69,422)      738,816       320,692         250,210
                                                   ------------  ------------  ------------  ------------  --------------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS....................................       (51,387)       60,286        39,252        52,019          20,448
CASH AND CASH EQUIVALENTS,
  beginning of period............................        81,422        30,035        90,321        90,321         129,573
                                                   ------------  ------------  ------------  ------------  --------------
CASH AND CASH EQUIVALENTS,
  end of period..................................  $     30,035  $     90,321  $    129,573  $    142,340  $      150,021
                                                   ------------  ------------  ------------  ------------  --------------
                                                   ------------  ------------  ------------  ------------  --------------
SUPPLEMENTAL INFORMATION:
  Cash paid for state and local income taxes.....  $     40,796  $     44,225  $    120,741  $     19,688  $           --
                                                   ------------  ------------  ------------  ------------  --------------
                                                   ------------  ------------  ------------  ------------  --------------
  Cash paid for interest.........................  $      2,392  $      4,112  $      7,457  $         --  $       13,646
                                                   ------------  ------------  ------------  ------------  --------------
                                                   ------------  ------------  ------------  ------------  --------------
NONCASH TRANSACTIONS:
  Capital expenditures financed with long-term
    debt.........................................  $     39,768  $     63,838  $     88,949  $     93,569  $      404,226
                                                   ------------  ------------  ------------  ------------  --------------
                                                   ------------  ------------  ------------  ------------  --------------
  Noncash ownership donation.....................  $         --  $         --  $    135,000  $         --  $           --
                                                   ------------  ------------  ------------  ------------  --------------
                                                   ------------  ------------  ------------  ------------  --------------

   The accompanying notes are an integral part of these financial statements.

                               INTERACTIVE8, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. NATURE OF OPERATIONS:

    InterActive8, Inc. (the "Company") was formed in 1994 for the purpose of developing and maintaining Internet websites. The Company is a full-service interactive marketing agency providing strategy, creative, technical, and media services.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

CASH AND CASH EQUIVALENTS

    The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

PROPERTY AND EQUIPMENT

    Property and equipment are carried at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. The costs and related accumulated depreciation of property and equipment sold, retired or disposed of are removed from the accounts and any gains or losses reflected in the statements of operations. Expenditures for major acquisitions and improvements are capitalized, while expenditures for maintenance and repairs are expensed as incurred.

INCOME TAXES

    As a S corporation, the Company pays no federal income tax, but rather the stockholders are taxed individually on the Company's taxable income or loss. Accordingly, no provisions for federal income taxes are reflected in the accompanying financial statements. Provision has been made for state and local income taxes.

    The unaudited pro forma tax information included in the accompanying statements of operations reflects estimates of the Company's tax provision or benefit as if it had been a C corporation in fiscal years 1996, 1997, and 1998. In accordance with SFAS No. 109, "Accounting for Income Taxes," no pro forma benefit was reflected in 1998 due to the Company's losses and the uncertainty related to the realization of any tax assets.

REVENUE RECOGNITION

    Revenues are recognized for time and materials-based arrangements as services are performed and fixed fee arrangements on the percentage-of-completion method. Under this approach, revenues and gross profit are recognized as the work is performed, based on the ratio of costs incurred to total estimated costs. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Customer deposits represent the amount of customer payments received in advance of services being performed.

COST OF SERVICES

    Cost of services is comprised primarily of salaries, employee benefits and incentive compensation of billable employees and a proportionate share of depreciation and facilities costs based on the ratio of billable employees to total employees.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported

                               INTERACTIVE8, INC.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED) amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The Company's financial instruments have carrying amounts which approximate fair value due to their relative short maturity and/or their variable interest rates.

NEW ACCOUNTING PRONOUNCEMENTS

    In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, ("SFAS No. 130"), "REPORTING COMPREHENSIVE INCOME," which is required to be adopted in the period ended December 31, 1998. SFAS No. 130 requires that an enterprise (a) classify items of other comprehensive income by their nature in the financial statements, and
(b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in-capital in the Statement of Stockholders' Equity. The adoption of SFAS 130 did not have any effect on the Company's financial statements as the Company does not have any elements of comprehensive income other than net income.

3. SIGNIFICANT CUSTOMERS:

    During the year ended December 31, 1996, sales to three customers accounted for 26%, 16%, and 12% of revenue. During the year ended December 31, 1997, sales to three customers accounted for 31%, 21%, and 14% of revenue. During the year ended December 31, 1998, sales to two customers accounted for 35% and 10% of revenue. At December 31, 1998, four customers accounted for 43%, 11%, 11%, and 11% of accounts receivable.

4. PROPERTY AND EQUIPMENT:

    Property and equipment is comprised of the following as of December 31, 1997 and 1998:

                                                               USEFUL
                                                                LIFE         1997         1998
                                                             -----------  -----------  -----------
Computers and equipment....................................         3-7   $   326,930  $   494,049
Leasehold improvements.....................................          10       140,455      213,160
                                                                          -----------  -----------
                                                                              467,385      707,209
Less--Accumulated depreciation.............................                  (214,675)    (392,676)
                                                                          -----------  -----------
  Property and equipment, net..............................               $   252,710  $   314,533
                                                                          -----------  -----------
                                                                          -----------  -----------

    Depreciation and amortization expense was $59,599, $135,499, and $178,001 for the years ended December 31, 1996, 1997, and 1998, respectively.

                               INTERACTIVE8, INC.

5. ACCRUED LIABILITIES:

    Accrued liabilities is comprised of the following as of December 31, 1997 and 1998:

                                                                         1997         1998
                                                                      -----------  -----------
Accrued payroll.....................................................  $    37,679  $        --
Accrued payroll taxes...............................................       15,658        1,414
Consulting agreement................................................      478,442      414,650
Accrued bonuses.....................................................        2,025           --
Accrued vacation....................................................       15,825       29,906
Accrued professional fees...........................................       15,751           --
Accrued interest....................................................           --       55,000
Other...............................................................        1,631           --
                                                                      -----------  -----------
  Accrued liabilities...............................................  $   567,011  $   500,970
                                                                      -----------  -----------
                                                                      -----------  -----------

6. DEBT:

NOTES PAYABLE

    As of December 31, 1998, the Company has available a $250,000 revolving line of credit (of which $232,505 has been drawn) with a bank. The agreement provides for interest at a rate of prime plus 1% (8.75% at December 31, 1998). The line of credit is secured by certain defined assets of the stockholders, including all personal property and fixtures, and matures during November 1999. In the event that the line of credit is not renewed, it converts at maturity into an installment note with a two-year maturity.

    At December 31, 1998, the Company negotiated for a term loan of $300,000 to help finance construction. The term loan has a fixed rate of 8% per annum. There were no borrowings against this loan as of December 31, 1998. The term loan will be repayable in 48 monthly installments commencing January 30, 2000. The term loan is secured by certain defined assets of the stockholders, including all personal property and fixtures.

LOANS PAYABLE TO STOCKHOLDERS

    Loans payable to stockholders are demand obligations and bear interest at 8% per annum.

    Long-term debt is comprised of the following at December 31, 1997 and 1998:

                                                                         1997         1998
                                                                      -----------  -----------
Loans payable to stockholders.......................................  $   123,188  $   637,659
Equipment financing, non-interest bearing payable in monthly installments ranging from $175 to $1,695, maturing March 1999
  through March 2001, secured by certain equipment..................       54,860       85,649
                                                                      -----------  -----------
                                                                          178,048      723,308
Less--Current maturities............................................     (164,080)    (700,709)
                                                                      -----------  -----------
                                                                      $    13,968  $    22,599
                                                                      -----------  -----------
                                                                      -----------  -----------

                               INTERACTIVE8, INC.

6. DEBT: (CONTINUED)
    Maturities of long-term debt are as follows:

1999..................................................  $ 700,709
2000..................................................     22,599
                                                        ---------
                                                        $ 723,308
                                                        ---------

7. COMMITMENTS AND CONTINGENCIES:

    The Company adopted a 401(k) plan during 1997. The Company matches employees contributions up to 2%. During 1998, the Company contributed $23,287. No contributions were made during 1997.

    At December 31, 1998, the Company had entered into a noncancelable operating lease, expiring October 2008, to lease new office facilities. The leases require the payment of property taxes, insurance, and maintenance.

    Future minimum lease payments are as follows:

                                                                                   OPERATING
                                                                                    LEASES
                                                                                 -------------
1999...........................................................................  $     184,000
2000...........................................................................        252,000
2001...........................................................................        231,000
2002...........................................................................        252,000
2003...........................................................................        232,500
Thereafter.....................................................................      1,428,750
                                                                                 -------------
    Total future minimum lease payments........................................  $   2,580,250
                                                                                 -------------
                                                                                 -------------

    Rent expense for the years ended December 1996, 1997, and 1998 totaled $47,274, $39,132, and $49,007, respectively.

    In the ordinary course of business, the Company may be subject to legal actions and claims. Management does not believe litigation or claims will have a material effect on its financial condition or results of operations.

8. EQUITY INCENTIVE PLANS:

    Effective July 1, 1998, the Company approved the 1998 Nonqualified Stock Option Plan (the "1998 Plan"), authorizing the Board of Directors to grant nonqualified options to purchase common stock of the Company. The total number of shares of common stock which may be issued under the 1998 Plan is 237,650.

    Under the terms of the 1998 Plan, the Company can offer certain non-stockholder employees the right to share in the Company's value in the event the Company goes public or is sold to a third party. These are effectively, appreciation rights (the "Rights") that do not represent ownership or voting interests in the Company. Employees, officers, and directors become eligible to receive Rights six months after the commencement of their employment with the Company. Rights vest 50% after six months from the grant date and a further 50% after twelve months from the grant date. Upon a defined event, such as an initial public offering of stock or a

                               INTERACTIVE8, INC.

8. EQUITY INCENTIVE PLANS: (CONTINUED)
sale of the Company, Rights will be converted into a new combination of cash and/or stock dependent upon the structure of the defined event. Prior to such an event, the holders of the Rights cannot exercise the appreciation right. The Rights are nontransferable, and will be forfeited immediately upon an employee's departure from the Company prior to any defined event.

    No Rights were issued prior to 1998. Rights outstanding during 1998, were as follows:

                                                                            GRANT     NUMBER OF
                                                                            PRICE      RIGHTS
                                                                          ---------  -----------
Rights outstanding at December 31, 1997.................................                     --
  Granted...............................................................  $    2.50      94,500
  Exercised.............................................................                     --
  Canceled..............................................................                     --
                                                                                     -----------
Rights outstanding at December 31, 1998.................................                 94,500
                                                                                     -----------
                                                                                     -----------

    The Rights are considered compensatory equity instruments. As the Rights will be exercisable only upon the occurrence of a defined event, compensation expense is deferred under fixed plan accounting. The date the event is first considered likely to occur, a compensation charge for the cumulative appreciation in the Rights should be recognized. The Company believes that the condition for recognition has been met but has not recognized a charge during 1998 as the fair market value of the Company stock as determined by capital transactions in 1998 at year-end was less than the grant price.

    In February 1998, the Company issued 320,783 shares of common stock to a new stockholder, for cash consideration of $50,000. The Company estimated the fair value of this stock at the date of the transaction and recorded compensation expense of $135,000 for the excess of the fair value over the consideration received, with a corresponding increase to additional paid-in capital.

9. RELATED-PARTY TRANSACTIONS:

    The Company has a consulting agreement with a former stockholder that provides for monthly payments of $7,000 commencing July 1, 1997, and ending June 30, 2005.

10. AGREEMENT TO MERGE WITH LUMINANT:

    The Company intends to enter into an agreement to be acquired by Luminant. This acquisition is subject to successful completion of an initial public offering of the common stock of Luminant.

                               INTERACTIVE8, INC.

       NOTES TO THE UNAUDITED JUNE 30, 1998 AND 1999 FINANCIAL STATEMENTS

A.  BASIS OF PRESENTATION:

    The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and the instructions to Rule 10-01 of Regulation S-X. Accordingly, they do not contain all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, the accompanying unaudited financial statements reflect all adjustments (consisting of only normal recurring adjustments) considered necessary for a fair presentation of the Company's financial condition as of June 30, 1999, the results of its operations and its cash flows for the six months ended June 30, 1998 and 1999. These financial statements should be read in conjunction with the Company's audited 1998 financial statements, including the notes thereto. Operating results for the six months ended June 30, 1999 are not necessarily indicative of the operating results that may be expected for the year ending December 31, 1999. The following discussions may contain forward-looking statements, which are subject to the risk factors set forth in "Risk Factors" contained in Item 2.

B.  ACCRUED LIABILITIES:

    Accrued liabilities is comprised of the following:

                                                                                   JUNE 30,
                                                                                     1999
                                                                                 -------------
Accrued payroll................................................................  $     121,334
Accrued payroll taxes..........................................................          8,426
Consulting agreement...........................................................        382,754
Accrued participation rights...................................................      2,888,659
Accrued vacation...............................................................         54,272
Accrued interest...............................................................         82,499
Other..........................................................................        164,477
                                                                                 -------------
  Accrued liabilities..........................................................  $   3,702,421
                                                                                 -------------
                                                                                 -------------

C.  DEBT:

    The Company has a term loan of $300,000 which bears interest at a fixed rate of 8% per annum payable monthly. Borrowing against this loan was $300,000 at June 30, 1999. The loan will be repayable in 48 monthly installments commencing January 2000. The loan is secured by certain defined assets of the stockholders, including all personal property and fixtures.

D. EQUITY INCENTIVE PLANS:

    Effective July 1, 1998, the Company approved the 1998 Nonqualified Stock Option Plan (the "1998 Plan"), authorizing the Board of Directors to grant nonqualified options to purchase common stock of the Company. The total number of shares of common stock that may be issued under the 1998 Plan is 237,650.

    Under the terms of the 1998 Plan, the Company can offer certain non-stockholder employees the right to share in the Company's value in the event the Company goes public or is sold to a third party. These are effectively, appreciation rights (the "Rights") that do not represent

                               INTERACTIVE8, INC.

D. EQUITY INCENTIVE PLANS: (CONTINUED)
ownership or voting interests in the Company. Employees, officers, and directors become eligible to receive Rights grants six months after the commencement of their employment with the Company. Rights vest 50% after six months from the grant date and a further 50% after twelve months from the grant date. Upon a defined event, such as an initial public offering of stock or a sale of the Company, these rights will be converted into a new combination of cash and/or stock dependent upon the structure of the defined event. Prior to such an event, the holders of the Rights cannot exercise the appreciation right. The Rights are nontransferable, and will be forfeited immediately upon an employee's departure from the Company prior to any defined event.

    Rights outstanding were as follows:

                                                                            GRANT     NUMBER OF
                                                                            PRICE      RIGHTS
                                                                          ---------  -----------
Rights outstanding at December 31, 1998.................................                 94,500
  Granted...............................................................  $    7.00      25,600
  Exercised.............................................................                     --
  Canceled..............................................................                  8,050
                                                                                     -----------
Rights outstanding at June 30, 1999.....................................                112,050
                                                                                     -----------
                                                                                     -----------

    The Rights are considered compensatory equity instruments. As the Rights will be exercisable only upon the occurrence of a defined event, compensation expense is deferred under fixed plan accounting. The date the event is first considered likely to occur, a compensation charge for the cumulative appreciation in the Rights should be recognized. The Company believes that the condition for recognition has been met and has recognized a $2,888,659 cost of services charge during the six months ended June 30, 1999, for the cumulative appreciation in the Rights. Compensation expense recognized during the six months ended June 30, 1999, is equal to the difference between the estimated fair market value of the Company stock at June 30, 1999, and the exercise price. The estimated fair market value is based on the per share value to be received from the Luminant transaction.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Multimedia Resources, LLC:

    We have audited the accompanying balance sheets of Multimedia Resources, LLC (a New York limited liability company) as of December 31, 1997 and 1998, and the related statements of operations, members' equity, and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Multimedia Resources, LLC as of December 31, 1997 and 1998, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Dallas, Texas,
April 30, 1999

                           MULTIMEDIA RESOURCES, LLC

                         (A LIMITED LIABILITY COMPANY)

                                 BALANCE SHEETS

                                                                                  DECEMBER 31,
                                                                            ------------------------    JUNE 30,
                                                                               1997         1998          1999
                                                                            -----------  -----------  ------------
                                                                                                      (UNAUDITED)
                                  ASSETS

CURRENT ASSETS:
  Cash and cash equivalents...............................................  $   100,824  $   120,903   $  339,751
  Accounts receivable.....................................................      581,346      125,998      353,957
  Unbilled revenues.......................................................       21,450       22,502           --
  Prepaid expenses and other..............................................       16,293        5,044       12,906
                                                                            -----------  -----------  ------------
    Total current assets..................................................      719,913      274,447      706,614
PROPERTY AND EQUIPMENT, net...............................................       72,206       58,886       54,284
OTHER ASSETS..............................................................       12,315       13,045       13,045
                                                                            -----------  -----------  ------------
    Total assets..........................................................  $   804,434  $   346,378   $  773,943
                                                                            -----------  -----------  ------------
                                                                            -----------  -----------  ------------
                     LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable........................................................  $   118,652  $    17,136   $   66,944
  Accrued liabilities.....................................................      231,021      155,202      212,193
  Customer deposits.......................................................           --           --           --
                                                                            -----------  -----------  ------------
Total liabilities.........................................................      349,673      172,338      279,137
COMMITMENTS AND CONTINGENCIES
MEMBERS' EQUITY...........................................................      454,761      174,040      494,806
                                                                            -----------  -----------  ------------
    Total liabilities and members' equity.................................  $   804,434  $   346,378   $  773,943
                                                                            -----------  -----------  ------------
                                                                            -----------  -----------  ------------

   The accompanying notes are an integral part of these financial statements.

                           MULTIMEDIA RESOURCES, LLC

                         (A LIMITED LIABILITY COMPANY)

                            STATEMENTS OF OPERATIONS

                                                                                              FOR THE
                                                                                          SIX MONTHS ENDED
                                             FOR THE YEAR ENDED DECEMBER 31,                  JUNE 30,
                                       -------------------------------------------  ----------------------------
                                           1996           1997           1998           1998           1999
                                       -------------  -------------  -------------  -------------  -------------
                                                                                            (UNAUDITED)
REVENUES.............................  $   1,928,189  $   3,476,221  $   2,068,255  $   1,351,514  $   1,628,501
COST OF SERVICES.....................        985,282      2,437,132      1,755,896      1,152,830        888,730
                                       -------------  -------------  -------------  -------------  -------------
GROSS PROFIT.........................        942,907      1,039,089        312,359        198,684        739,771
SELLING, GENERAL AND
  ADMINISTRATIVE.....................        420,406        536,503        275,199        131,287        282,352
INTEREST INCOME......................            737          4,576          6,319          5,039          2,305
                                       -------------  -------------  -------------  -------------  -------------
NET INCOME...........................  $     523,238  $     507,162  $      43,479  $      72,436  $     459,724
                                       -------------  -------------  -------------  -------------  -------------
                                       -------------  -------------  -------------  -------------  -------------
PRO FORMA INCOME TAX (UNAUDITED).....        209,295        202,865          9,847          1,389        183,890
                                       -------------  -------------  -------------  -------------  -------------
PRO FORMA NET INCOME (UNAUDITED).....  $     313,943  $     304,297  $      33,632  $      71,047  $     275,834
                                       -------------  -------------  -------------  -------------  -------------
                                       -------------  -------------  -------------  -------------  -------------

   The accompanying notes are an integral part of these financial statements.

                           MULTIMEDIA RESOURCES, LLC

                         (A LIMITED LIABILITY COMPANY)

                         STATEMENTS OF MEMBERS' EQUITY

BALANCE, December 31, 1995.......................................................  $ 125,626
  Distributions to members.......................................................   (201,265)
  Net income.....................................................................    523,238
                                                                                   ---------
BALANCE, December 31, 1996.......................................................    447,599
  Distributions to members.......................................................   (500,000)
  Net income.....................................................................    507,162
                                                                                   ---------
BALANCE, December 31, 1997.......................................................    454,761
  Distributions to members.......................................................   (324,200)
  Net income.....................................................................     43,479
                                                                                   ---------
BALANCE, December 31, 1998.......................................................    174,040
  Distributions to members (unaudited)...........................................   (138,958)
  Net income (unaudited).........................................................    459,724
                                                                                   ---------
BALANCE, June 30, 1999 (unaudited)...............................................  $ 494,806
                                                                                   ---------
                                                                                   ---------

   The accompanying notes are an integral part of these financial statements.

                           MULTIMEDIA RESOURCES, LLC

                         (A LIMITED LIABILITY COMPANY)

                            STATEMENTS OF CASH FLOWS

                                                                                                FOR THE
                                                                                            SIX MONTHS ENDED
                                                    FOR THE YEAR ENDED DECEMBER 31,             JUNE 30,
                                                  ------------------------------------  ------------------------
                                                     1996         1997         1998        1998         1999
                                                  -----------  -----------  ----------  -----------  -----------
                                                                                              (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income....................................  $   523,238  $   507,162  $   43,479  $    72,436  $   459,724
  Adjustments to reconcile net income to net
    cash provided by operating activities-
      Depreciation..............................        4,939       10,521      17,496        8,748        8,748
      Changes in assets and liabilities-
        Accounts receivable.....................     (516,353)     (11,784)    455,348      176,934     (227,959)
        Unbilled revenues.......................           --        2,118      (1,052)      21,450       22,502
        Prepaid expenses and other..............       (2,720)     (13,573)     11,249       13,583       (7,862)
        Other assets............................       (5,045)      (6,875)       (730)          --           --
        Accounts payable........................      131,311      (12,659)   (101,516)      47,251       49,808
        Accrued liabilities.....................       62,882      167,477     (75,819)      75,486       56,991
        Customer deposits.......................           --           --          --           --           --
                                                  -----------  -----------  ----------  -----------  -----------
        Net cash provided by operating
          activities............................      198,252      642,387     348,455      415,888      361,952
                                                  -----------  -----------  ----------  -----------  -----------
CASH FLOWS USED IN INVESTING ACTIVITIES:
  Capital expenditures..........................      (13,212)     (68,732)     (4,176)          --       (4,146)
                                                  -----------  -----------  ----------  -----------  -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Distributions to members......................     (201,265)    (500,000)   (324,200)    (184,998)    (138,958)
                                                  -----------  -----------  ----------  -----------  -----------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS...................................      (16,225)      73,655      20,079      230,890      218,848
CASH AND CASH EQUIVALENTS,
  beginning of period...........................       43,394       27,169     100,824      100,824      120,903
                                                  -----------  -----------  ----------  -----------  -----------
CASH AND CASH EQUIVALENTS, end of period........  $    27,169  $   100,824  $  120,903  $   331,714  $   339,751
                                                  -----------  -----------  ----------  -----------  -----------
                                                  -----------  -----------  ----------  -----------  -----------

   The accompanying notes are an integral part of these financial statements.

                           MULTIMEDIA RESOURCES, LLC

                         (A LIMITED LIABILITY COMPANY)

                         NOTES TO FINANCIAL STATEMENTS

1. NATURE OF OPERATIONS:

    Multimedia Resources, LLC (the "Company"), a New York limited liability company, was organized effective March 31, 1995. Using the Internet as its primary platform, the company specializes in business development, relationship building, development and implementation of marketing and media programs, and technology innovation.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

CASH AND CASH EQUIVALENTS

    The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Depreciation is computed using a straight-line method over the estimated useful lives of the assets. The costs and related accumulated depreciation of property and equipment sold, retired, or disposed of are removed from the accounts and any gains or losses reflected in the statements of operations. Expenditures for major acquisitions and improvements are capitalized while expenditures for maintenance and repairs are expensed as incurred.

INCOME TAXES

    As a limited liability company, the Company pays no federal income tax, but rather its members are taxed individually on the Company's taxable income or loss. Accordingly, no provisions for federal income taxes are reflected in the accompanying financial statements.

    The unaudited pro forma tax information included in the accompanying statements of operations reflects estimates of the Company's tax provision or benefit as if it had been a C corporation in fiscal years 1996, 1997, and 1998.

REVENUE RECOGNITION

    Revenues are recognized for time and materials-based arrangements as services are performed and fixed fee arrangements on the percentage-of-completion method. Under this approach, revenues and gross profit are recognized as the work is performed, based on the ratio of costs incurred to total estimated costs. Unbilled revenues on contracts are comprised of labor costs incurred, plus earnings on certain contracts which have not been billed. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined.

COST OF SERVICES

    Cost of services is comprised primarily of salaries, employee benefits, and incentive compensation of billable employees and a proportionate share of depreciation and facilities costs based on the ratio of billable employees to total employees.

                           MULTIMEDIA RESOURCES, LLC

                         (A LIMITED LIABILITY COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The Company's financial instruments have carrying amounts that approximate fair value due to their relative short maturity and/or their variable interest rates.

NEW ACCOUNTING PRONOUNCEMENTS

    In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, ("SFAS No. 130"), "REPORTING COMPREHENSIVE INCOME," which is required to be adopted in the year ended December 31, 1998. SFAS No. 130 requires that an enterprise (a) classify items of other comprehensive income by their nature in the financial statements, and
(b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in-capital in the Statement of Stockholders' Equity. The adoption of SFAS 130 did not have any effect on the Company's financial statements as the Company does not have any elements of comprehensive income other than net income.

3. SIGNIFICANT CUSTOMERS:

    During the year ended December 31, 1996, sales to one customer accounted for 52% of revenues. During the year ended December 31, 1997, sales to two customers accounted for 77% of revenues. During the year ended December 31, 1998, sales to one customer accounted for 34% of revenues.

4. PROPERTY AND EQUIPMENT:

    Property and equipment is comprised of the following as of December 31, 1997 and 1998:

                                                                                 USEFUL
                                                                                  LIFE        1997        1998
                                                                                ---------  ----------  ----------
Computers and equipment.......................................................        3-5  $   47,930  $   52,106
Furniture and fixtures........................................................        5-7      41,301      41,301
                                                                                           ----------  ----------
                                                                                               89,231      93,407
Less--Accumulated depreciation................................................                (17,025)    (34,521)
                                                                                           ----------  ----------
  Property and equipment, net.................................................             $   72,206  $   58,886
                                                                                           ----------  ----------
                                                                                           ----------  ----------

    Depreciation expense was $4,939, $10,521, and $17,496 for the years ended December 31, 1996, 1997, and 1998, respectively.

                           MULTIMEDIA RESOURCES, LLC

                         (A LIMITED LIABILITY COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

5. ACCRUED LIABILITIES:

    Accrued liabilities is comprised of the following as of December 31, 1997 and 1998:

                                                                                             1997         1998
                                                                                          -----------  -----------
Profit sharing plan contribution........................................................  $   116,010  $   150,344
Accrued bonuses.........................................................................      104,400           --
Other...................................................................................       10,611        4,858
                                                                                          -----------  -----------
  Accrued liabilities...................................................................  $   231,021  $   155,202
                                                                                          -----------  -----------
                                                                                          -----------  -----------

6. COMMITMENTS AND CONTINGENCIES:

    The Company sponsors a profit sharing and money purchase plan that covers employees who are at least 21 years old and have at least one year of service with the Company. Contributions to the profit sharing plan are at the discretion of the Company. The Company contributes 4.8% of employees' compensation to the money purchase plan. Contributions to the plans were $63,744, $116,010, and $150,344 during 1996, 1997, and 1998, respectively.

    The Company leases its office facilities under noncancelable operating leases which expire in January 2002. The leases require the payment of property taxes, insurance, and maintenance. The Company also has operating lease agreements related to certain equipment which expire at various dates. Rent expense for the years ended December 1996, 1997, and 1998, totaled $2,945, $54,939, and $77,468, respectively. Future minimum lease payments are as follows:

                                                                                    OPERATING
                                                                                     LEASES
                                                                                   -----------
1999.............................................................................  $    78,401
2000.............................................................................       82,242
2001.............................................................................       85,538
2002.............................................................................        7,203
2003.............................................................................           --
Thereafter.......................................................................           --
                                                                                   -----------
Total future minimum lease payments..............................................  $   253,384
                                                                                   -----------
                                                                                   -----------

    In the ordinary course of business, the Company may be subject to legal actions and claims. Management does not believe litigation or claims will have a material effect on its financial condition or results of operations.

7. AGREEMENT TO MERGE WITH LUMINANT:

    The Company intends to enter into an agreement to be acquired by Luminant. This acquisition is subject to successful completion of an initial public offering of the common stock of Luminant.

                           MULTIMEDIA RESOURCES, LLC

                         (A LIMITED LIABILITY COMPANY)

       NOTES TO THE UNAUDITED JUNE 30, 1998 AND 1999 FINANCIAL STATEMENTS

A. BASIS OF PRESENTATION:

    The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions from Rule 10-01 of Regulation S-X. Accordingly, they do not contain all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, the accompanying unaudited financial statements reflect all adjustments (consisting of only normal recurring adjustments) considered necessary for a fair presentation of the Company's financial condition as of June 30, 1999, the results of its operations and its cash flows for the six months ended June 30, 1998 and 1999. These financial statements should be read in conjunction with the Company's audited 1998 financial statements, including the notes thereto. Operating results for the six months ended June 30, 1999, are not necessarily indicative of the operating results that may be expected for the year ending December 31, 1999.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Potomac Partners Management Consulting, LLC:

    We have audited the accompanying balance sheets of Potomac Partners Management Consulting, LLC (a Delaware limited liability company) as of December 31, 1997 and 1998, and the related statements of operations, members' equity, and cash flows for the period from inception (November 10, 1997), to December 31, 1997, and for the year ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Potomac Partners Management Consulting, LLC as of December 31, 1997 and 1998, and the results of its operations and its cash flows for the period from inception (November 10, 1997), to December 31, 1997, and for the year ended December 31, 1998, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Dallas, Texas,
May 5, 1999

                  POTOMAC PARTNERS MANAGEMENT CONSULTING, LLC

                         (A LIMITED LIABILITY COMPANY)

                                 BALANCE SHEETS

                                                                              DECEMBER 31,
                                                                       --------------------------     JUNE 30,
                                                                          1997          1998            1999
                                                                       -----------  -------------  --------------
                                                                                                    (UNAUDITED)
                               ASSETS

CURRENT ASSETS:
  Cash and cash equivalents..........................................  $   164,503  $     892,336  $      951,795
  Accounts receivable, net of allowance for doubtful accounts of
    $37,400, $132,400, and $225,880 (unaudited)......................       51,437        683,797       2,430,354
  Unbilled revenues..................................................      185,300        420,353              --
  Prepaid expenses and other.........................................          934         24,015          74,886
                                                                       -----------  -------------  --------------
    Total current assets.............................................      402,174      2,020,501       3,457,035
PROPERTY AND EQUIPMENT, net..........................................       24,523         51,288          72,735
                                                                       -----------  -------------  --------------
    Total assets.....................................................  $   426,697  $   2,071,789  $    3,529,770
                                                                       -----------  -------------  --------------
                                                                       -----------  -------------  --------------

                   LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable...................................................  $        --  $     175,170  $      815,423
  Accrued liabilities................................................      129,699      2,142,854       8,592,752
                                                                       -----------  -------------  --------------
    Total liabilities................................................      129,699      2,318,024       9,408,175

COMMITMENTS AND CONTINGENCIES

MEMBERS' EQUITY......................................................      296,998       (246,235)     (5,878,405)
                                                                       -----------  -------------  --------------
    Total liabilities and members' equity............................  $   426,697  $   2,071,789  $    3,529,770
                                                                       -----------  -------------  --------------
                                                                       -----------  -------------  --------------

   The accompanying notes are an integral part of these financial statements.

                  POTOMAC PARTNERS MANAGEMENT CONSULTING, LLC

                         (A LIMITED LIABILITY COMPANY)

                            STATEMENTS OF OPERATIONS

                                                 FOR THE PERIOD
                                                 FROM INCEPTION                                FOR THE
                                              (NOVEMBER 10, 1997)      FOR THE            SIX MONTHS ENDED
                                                       TO             YEAR ENDED              JUNE 30,
                                                  DECEMBER 31,       DECEMBER 31,   -----------------------------
                                                      1997               1998           1998            1999
                                              --------------------  --------------  -------------  --------------
                                                                                             (UNAUDITED)
REVENUES....................................      $    372,600      $    4,886,543  $   1,961,200  $    4,917,498
COST OF SERVICES............................           290,360           5,086,176      1,569,678       9,228,718
                                                    ----------      --------------  -------------  --------------
GROSS PROFIT................................            82,240            (199,633)       391,522      (4,311,220)
SELLING, GENERAL AND ADMINISTRATIVE.........            86,239             876,226        414,958       1,081,956
OTHER INCOME (EXPENSE)......................               997              30,618          4,740         (27,284)
                                                    ----------      --------------  -------------  --------------
NET INCOME (LOSS)...........................      $     (3,002)     $   (1,045,241) $     (18,696) $   (5,420,460)
                                                    ----------      --------------  -------------  --------------
                                                    ----------      --------------  -------------  --------------
PRO FORMA INCOME TAX (UNAUDITED)............                --                  --             --              --
                                                    ----------      --------------  -------------  --------------
PRO FORMA NET INCOME (LOSS) (UNAUDITED).....      $     (3,002)     $   (1,045,241) $     (18,696) $   (5,420,460)
                                                    ----------      --------------  -------------  --------------
                                                    ----------      --------------  -------------  --------------

   The accompanying notes are an integral part of these financial statements.

                  POTOMAC PARTNERS MANAGEMENT CONSULTING, LLC

                         (A LIMITED LIABILITY COMPANY)

                         STATEMENTS OF MEMBERS' EQUITY

BALANCE, November 10, 1997 (inception).........................................  $        --

  Capital contributions-
    Issuance of member units at stated value...................................      600,000
    Members' notes in lieu of cash contributions...............................     (300,000)
                                                                                 -----------
      Net capital contributions................................................      300,000

  Net loss.....................................................................       (3,002)
                                                                                 -----------
BALANCE, December 31, 1997.....................................................      296,998
  Capital contributions-
    Issuance of member units at stated value...................................      337,500
    Members' notes in lieu of cash contributions...............................     (100,000)
    Payments on notes from members.............................................      300,000
                                                                                 -----------
      Net capital contributions................................................      537,500

  Redemption of member units...................................................      (35,492)
  Net loss.....................................................................   (1,045,241)
                                                                                 -----------
BALANCE, December 31, 1998.....................................................     (246,235)

  Capital contributions-
    Issuance of member units at stated value (unaudited).......................      382,300
    Members' notes in lieu of cash contributions (unaudited)...................      (85,900)
    Payments on notes from members (unaudited).................................      100,000
                                                                                 -----------
      Net capital contributions (unaudited)....................................      396,400

  Redemption of member units (unaudited).......................................     (608,112)
  Net loss (unaudited).........................................................   (5,420,460)
                                                                                 -----------
BALANCE, June 30, 1999 (unaudited).............................................  $(5,878,407)
                                                                                 -----------
                                                                                 -----------

   The accompanying notes are an integral part of these financial statements.

                  POTOMAC PARTNERS MANAGEMENT CONSULTING, LLC

                         (A LIMITED LIABILITY COMPANY)

                            STATEMENTS OF CASH FLOWS

                                                   FOR THE PERIOD
                                                   FROM INCEPTION                               FOR THE
                                                (NOVEMBER 10, 1997)      FOR THE           SIX MONTHS ENDED
                                                         TO             YEAR ENDED             JUNE 30,
                                                    DECEMBER 31,       DECEMBER 31,   ---------------------------
                                                        1997               1998          1998           1999
                                                --------------------  --------------  -----------  --------------
                                                                                              (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)...........................      $     (3,002)     $   (1,045,241) $   (18,694) $   (5,420,460)
  Adjustments to reconcile net income (loss)
    to net cash provided by (used in)
    operating activities-
    Depreciation and amortization.............               205              25,528       12,860          12,823
    Equity related compensation...............                --           1,503,000           --       5,825,590
    Changes in assets and liabilities-
      Accounts receivable.....................           (51,437)           (632,360)    (826,481)     (2,211,752)
      Unbilled revenues.......................          (185,300)           (235,053)     170,300         420,353
      Prepaid expenses and other..............              (934)            (23,082)     (44,259)        (64,995)
      Accounts payable........................                --             175,170       37,364         687,973
      Accrued liabilities.....................           129,699             510,155      477,917         632,086
                                                      ----------      --------------  -----------  --------------
        Net cash provided by (used in)
          operating activities................          (110,769)            278,117     (190,993)       (118,382)
                                                      ----------      --------------  -----------  --------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures........................           (24,728)            (52,292)     (34,630)        (34,270)
                                                      ----------      --------------  -----------  --------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Capital contributions.......................           300,000             537,500      238,562         396,402
  Redemption of member units..................                --             (35,492)          --        (184,291)
                                                      ----------      --------------  -----------  --------------
        Net cash provided by financing
          activities..........................           300,000             502,008      238,562         212,111
                                                      ----------      --------------  -----------  --------------
NET INCREASE IN CASH AND CASH EQUIVALENTS.....           164,503             727,833       12,939          59,459
CASH AND CASH EQUIVALENTS, beginning of
  period......................................                --             164,503      164,503         892,336
                                                      ----------      --------------  -----------  --------------
CASH AND CASH EQUIVALENTS, end of period......      $    164,503      $      892,336  $   177,442  $      951,795
                                                      ----------      --------------  -----------  --------------
                                                      ----------      --------------  -----------  --------------
SUPPLEMENTAL INFORMATION:
Issuance of member units for notes
  receivable..................................      $    300,000      $      100,000  $        --  $       85,900
                                                      ----------      --------------  -----------  --------------
                                                      ----------      --------------  -----------  --------------

   The accompanying notes are an integral part of these financial statements.

                  POTOMAC PARTNERS MANAGEMENT CONSULTING, LLC

                         (A LIMITED LIABILITY COMPANY)

                         NOTES TO FINANCIAL STATEMENTS

1. NATURE OF OPERATIONS:

    Potomac Partners Management Consulting, LLC (the "Company") specializes in electronic commerce and Internet related consulting services. The Company offers consulting services in three primary areas: business and strategy, program management, and application design. The Company was formed in the State of Delaware on November 10, 1997.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

CASH AND CASH EQUIVALENTS

    The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Depreciation is computed using a straight-line method over the estimated useful lives of the assets. The costs and related accumulated depreciation of property and equipment sold, retired, or disposed of are removed from the accounts and any gains or losses are reflected in the statement of operations. Expenditures for major acquisitions and improvements are capitalized while expenditures for maintenance and repairs are expensed as incurred.

INCOME TAXES

    As a limited liability company, the Company pays no federal income tax, but rather the members are taxed individually on the Company's taxable income. Accordingly, no provisions for federal income taxes are reflected in the accompanying financial statements.

    The unaudited pro forma tax information included in the accompanying statements of operations reflect estimates of the Company's tax provision or benefit as if it had been a C corporation in fiscal years 1997 and 1998. In accordance with SFAS No. 109, "Accounting for Income Taxes," no pro forma tax benefit was reflected due to the Company's recurring losses and the uncertainty related to the realization of any tax assets.

REVENUE RECOGNITION

    Revenues are recognized on the percentage-of-completion method. Under this approach, revenues and gross profit are recognized as the work is performed, based on the ratio of costs incurred to total estimated costs. Unbilled revenues on contracts are comprised of labor costs incurred, plus earnings on certain contracts which have not been billed. Provisions for losses are recorded in the period such items are identified.

COST OF SERVICES

    Cost of services are comprised primarily of salaries, employee benefits, and incentive compensation of billable employees and a proportionate share of depreciation and facilities costs based on the ratio of billable employees to total employees.

ACCOUNTING FOR PARTICIPATION APPRECIATION RIGHTS AND MEMBER APPRECIATION RIGHTS

    In 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). SFAS 123 allows

                  POTOMAC PARTNERS MANAGEMENT CONSULTING, LLC

                         (A LIMITED LIABILITY COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED) either adoption of a fair value based method of accounting for stock-based compensation or continuation under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"). The Company has chosen to account for stock-based compensation using the intrinsic value based method prescribed in APB 25 and to provide the pro forma disclosure provision of SFAS 123.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The Company's financial instruments have carrying amounts which approximate fair value due to the relatively short maturity of these instruments.

NEW ACCOUNTING PRONOUNCEMENTS

    In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130 ("SFAS No. 130"), "REPORTING COMPREHENSIVE INCOME," which is required to be adopted in the year ended December 31, 1998. SFAS No. 130 requires that an enterprise (a) classify items of other comprehensive income by their nature in the financial statements, and
(b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in-capital in the Statement of Stockholders' Equity. The adoption of SFAS 130 did not have any effect on the Company's financial statements as the Company does not have any elements of comprehensive income other than net income.

3. SIGNIFICANT CUSTOMERS:

    During the period from inception (November 10, 1997) through December 31, 1997, sales to two customers accounted for 48% and 46% of revenue. During the year ended December 31, 1998, sales to the Company's four largest customers accounted for 26%, 18%, 17%, and 13% of revenue.

    As of December 31, 1998, accounts receivable from the Company's four largest customers accounted for 26%, 24%, 17%, and 15% of total accounts receivable.

                  POTOMAC PARTNERS MANAGEMENT CONSULTING, LLC

                         (A LIMITED LIABILITY COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

4. PROPERTY AND EQUIPMENT:

    Property and equipment is comprised of the following as of December 31, 1997 and 1998:

                                                                                      USEFUL
                                                                                       LIFE        1997       1998
                                                                                    -----------  ---------  ---------
Computers and equipment...........................................................         1-3   $  24,728  $  76,342
Furniture and fixtures............................................................       3              --        679
                                                                                                 ---------  ---------
                                                                                                    24,728     77,021

Less- Accumulated depreciation....................................................                    (205)   (25,733)
                                                                                                 ---------  ---------
       Property and equipment, net................................................               $  24,523  $  51,288
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------

    Depreciation expense was $205 and $25,528 for the years ended December 31, 1997 and 1998.

5. ACCRUED LIABILITIES:

    Accrued liabilities is comprised of the following as of December 31, 1997 and 1998:

                                                                       1997          1998
                                                                    -----------  -------------
Member bonus payable..............................................  $    72,300  $     485,332
Employee bonus payable............................................        3,100        100,000
Participation appreciation rights.................................           --      1,503,000
Other.............................................................       54,299         54,522
                                                                    -----------  -------------
    Accrued liabilities...........................................  $   129,699  $   2,142,854
                                                                    -----------  -------------
                                                                    -----------  -------------

6. COMMITMENTS AND CONTINGENCIES:

    The Company sponsors a profit sharing plan (the "Plan") that covers employees who are at least 21 years old and have at least one hour of service with the Company. Contributions to the Plan are at the discretion of the Company. There were no contributions to the Plan during 1997 and 1998.

    In the ordinary course of business, the Company may be subject to legal actions and claims. Management does not believe litigation or claims will have a material effect on financial position or results of operations.

7. EQUITY INCENTIVE PLANS:

PARTICIPATION APPRECIATION RIGHTS

    The Company offers all non-member professionals the right to share in the Company's value in the event the Company consummates an initial public offering or is sold to a third party. These appreciation rights (the "Non-Member Rights") do not represent ownership or voting interests or membership in the Company. The Non-Member Rights are awarded at the time an employee signs an employment offer letter from the Company and at various points during employment based on performance. Upon a defined event, such as an initial public offering of stock or a sale of the Company, these rights will be converted into a new combination of cash

                  POTOMAC PARTNERS MANAGEMENT CONSULTING, LLC

                         (A LIMITED LIABILITY COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

7. EQUITY INCENTIVE PLANS: (CONTINUED)
and/or securities (options, stock, restricted stock) dependent upon the structure of the defined event. Prior to such an event, the holders of the rights have no rights to exercise the instruments. The Non-Member Rights are nontransferable, and will be forfeited immediately upon an employee's departure from the Company prior to any defined event.

                                                                                        RANGE OF       NUMBER OF
                                                                                      GRANT PRICES      RIGHTS
                                                                                     ---------------  -----------
Rights outstanding at inception (November 10, 1997)................................                           --
  Granted..........................................................................       $0.33           90,000
  Exercised........................................................................                           --
  Canceled.........................................................................                           --
                                                                                                      -----------
Rights outstanding at December 31, 1997............................................                       90,000
  Granted..........................................................................    $1.00-$4.05       223,500
  Exercised........................................................................                           --
  Canceled.........................................................................                           --
                                                                                                      -----------
Rights outstanding at December 31, 1998............................................                      313,500
                                                                                                      -----------
                                                                                                      -----------

    The Non-Member Rights are considered compensatory equity instruments. As the Non-Member Rights will be exercisable only upon the occurrence of a defined event, compensation expense is deferred under fixed plan accounting. The date the event is first considered likely to occur, a compensation charge for the cumulative appreciation in the Non-Member Rights should be recognized. The Company believes that the condition for recognition has been met and has recognized a $1,503,000 cost of services charge during 1998 for the cumulative appreciation in the Non-Member Rights.

    Compensation expense recognized during 1998 is equal to the increase in the estimated fair market value of the Company's units since date of grant multiplied by the total number of rights outstanding. The estimated fair market value was based upon capital transactions during 1998.

MEMBER APPRECIATION RIGHTS

    The Company grants member appreciation rights ("Member Rights") to its members upon the acquisition of a membership interest in the Company and during the year based on performance. The Member Rights vest ratably over a three-year period. The grant price of each Member Right is equal to the estimated fair market value of each member unit on the date of grant. Upon a defined event, such as an initial public offering of stock or a sale of the Company, these Member Rights will be converted into a new combination of cash and/or securities (options, stock, restricted stock) dependent upon the structure of the defined event. Prior to such an event, the holders of the rights have no rights to exercise the instruments. The Member Rights are nontransferable, and will be forfeited upon a member's departure from the Company prior to any defined event.

                  POTOMAC PARTNERS MANAGEMENT CONSULTING, LLC

                         (A LIMITED LIABILITY COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

7. EQUITY INCENTIVE PLANS: (CONTINUED)
    Member Rights outstanding during 1997 and 1998, were as follows:

                                                                       RANGE OF      NUMBER OF
                                                                     GRANT PRICES     RIGHTS
                                                                     -------------  -----------
Rights outstanding at inception (November 10, 1997)................                         --
  Granted..........................................................                         --
  Exercised........................................................                         --
  Canceled.........................................................                         --
                                                                                    -----------
Rights outstanding at December 31, 1997............................                         --
  Granted..........................................................    $    6.50        33,716
  Exercised........................................................                         --
  Canceled.........................................................                         --
                                                                                    -----------
Rights outstanding at December 31, 1998............................                     33,716
                                                                                    -----------
                                                                                    -----------

    The Member Rights are considered compensatory equity instruments. As the vested Member Rights will be exercisable only upon the occurrence of a defined event, compensation expense is deferred under fixed plan accounting. The date the event is first considered likely to occur, a compensation charge for the cumulative appreciation in the Member Rights should be recognized. The Company recognized no charge during 1998 as these Member Rights were granted in December 1998 and none were vested.

8. RELATED-PARTY TRANSACTIONS:

    At December 31, 1997, the Company had interest-bearing notes receivable from two of its members totaling $150,000 each. At December 31, 1998, the Company had a $100,000 interest-bearing note receivable from one of its members. All notes bear interest at 6% annually and have a term of twelve months. All notes were related to members' capital contributions and have been recorded as an offset to members' equity. The Company recognized interest income of $18,000 during 1998.

    At December 31, 1997 and 1998, the Company's accrued expenses included employee expenses of $53,236 and $4,646, respectively.

9. SUBSEQUENT EVENTS:

    Effective January 1, 1999, certain of the Company's Members (the "Exiting Members") dissolved their interest in the Company to form a new Limited Liability Company called Potomac Ventures, LLC. Their interest was dissolved by the transfer of 45% of the aggregate net assets of the Company to the Exiting Members in exchange for the Exiting Member's units in the Company. There is no co-ownership between the companies; however, they share the same Advisory Board (as defined).

    The Company and Potomac Ventures, LLC, entered into a cross services agreement during 1999, whereby the two companies agree to share certain administrative services.

10. AGREEMENT TO MERGE WITH LUMINANT:

    The Company intends to enter into an agreement to be acquired by Luminant. This acquisition is subject to the successful completion of an initial public offering of the common stock of Luminant.

                  POTOMAC PARTNERS MANAGEMENT CONSULTING, LLC

                         (A LIMITED LIABILITY COMPANY)

       NOTES TO THE UNAUDITED JUNE 30, 1998 AND 1999 FINANCIAL STATEMENTS

A. BASIS OF PRESENTATION:

    The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to and Rule10-01 of Regulation S-X. Accordingly, they do not contain all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, the accompanying unaudited financial statements reflect all adjustments (consisting of only normal recurring adjustments) considered necessary for a fair presentation of the Company's financial condition as of June 30, 1999, the results of its operations and its cash flows for the six months ended June 30, 1998 and 1999. These financial statements should be read in conjunction with the Company's audited 1998 financial statements, including the notes thereto. Operating results for the six months ended June 30, 1999 are not necessarily indicative of the operating results that may be expected for the year ending December 31, 1999.

B. ACCRUED LIABILITIES:

    Accrued liabilities is comprised of the following:

                                                                                   JUNE 30,
                                                                                     1999
                                                                                 -------------
Member bonus payable...........................................................  $     734,250
Employee bonus payable.........................................................        302,633
Participation appreciation rights..............................................      7,328,590
Other..........................................................................        227,279
                                                                                 -------------
    Accrued liabilities........................................................  $   8,592,752
                                                                                 -------------
                                                                                 -------------

C. EQUITY INCENTIVE PLANS:

PARTICIPATION APPRECIATION RIGHTS

    The Company offers all non-member professionals the right to share in the Company's value in the event the Company consummates an initial public offering or is sold to a third party. These appreciation rights (the "Non-Member Rights") do not represent ownership or voting interests or membership in the Company. The Non-Member Rights are awarded at the time an employee signs an employment offer letter from the Company and at various points during employment based on performance. Upon a defined event, such as an initial public offering of stock or a sale of the Company, these rights will be converted into a new combination of cash and/or securities (options, stock, restricted stock) dependent upon the structure of the defined event. Prior to such an event, the holders of the rights have no rights to exercise the

                  POTOMAC PARTNERS MANAGEMENT CONSULTING, LLC

                         (A LIMITED LIABILITY COMPANY)

       NOTES TO THE UNAUDITED JUNE 30, 1998 AND 1999 FINANCIAL STATEMENTS

C. EQUITY INCENTIVE PLANS: (CONTINUED)
instruments. The Non-Member Rights are nontransferable, and will be forfeited immediately upon an employee's departure from the Company prior to any defined event.

                                                                      RANGE OF      NUMBER OF
                                                                    GRANT PRICES     RIGHTS
                                                                   --------------  -----------
Rights outstanding at December 31, 1998..........................                     313,500
  Granted........................................................  $   6.84-$7.58      23,932
  Exercised......................................................              --
  Canceled.......................................................  $   1.00-$2.85    (144,000)
                                                                   --------------  -----------
Rights outstanding at June 30, 1999..............................                     193,432
                                                                                   -----------
                                                                                   -----------

    The Non-Member Rights are considered compensatory equity instruments. As the Non-Member Rights will be exercisable only upon the occurrence of a defined event, compensation expense is deferred under fixed plan accounting. The date the event is first considered likely to occur, a compensation charge for the cumulative appreciation in the Non-Member Rights should be recognized. The Company believes that the condition for recognition has been met and has recognized $4,369,335 as a cost of services charge during 1999 for the cumulative appreciation in the Non-Member Rights.

    Compensation expense recognized during 1999 is equal to the increase in the estimated fair market value of the Company's units since date of grant multiplied by the total number of rights outstanding. The estimated fair market value is based on the per share value to be received from the Luminant transaction.

MEMBER APPRECIATION RIGHTS

    The Company grants member appreciation rights ("Member Rights") to its members on admission into the Company ownership and during the year based on performance. The Member Rights vest ratably over a three-year period. The grant price of each Member Right is equal to the estimated fair market value of each member unit on the date of grant. Upon a defined event, such as an initial public offering of stock or a sale of the Company, these Member Rights will be converted into a new combination of cash and/or securities (options, stock, restricted stock) dependent upon the structure of the defined event.

    Prior to such an event, the holders of the rights have no rights to exercise the instruments. The Member Rights are nontransferable, and will be forfeited immediately upon a member's departure from the Company prior to any defined event.

                                                                                          RANGE OF      NUMBER OF
                                                                                        GRANT PRICES     RIGHTS
                                                                                       --------------  -----------
Rights outstanding at December 31, 1998..............................................                      33,716
  Granted............................................................................  $   6.50-$7.58     171,422
  Exercised..........................................................................                          --
  Canceled...........................................................................                          --
                                                                                                       -----------
Rights outstanding at June 30, 1999..................................................                     205,138
                                                                                                       -----------
                                                                                                       -----------

                  POTOMAC PARTNERS MANAGEMENT CONSULTING, LLC

                         (A LIMITED LIABILITY COMPANY)

       NOTES TO THE UNAUDITED JUNE 30, 1998 AND 1999 FINANCIAL STATEMENTS

C. EQUITY INCENTIVE PLANS: (CONTINUED)
    The Member Rights are considered compensatory equity instruments. As the vested Member Rights will be exercisable only upon the occurrence of a defined event, compensation expense is deferred under fixed plan accounting. The date the event is first considered likely to occur, a compensation charge for the cumulative appreciation in the Member Rights should be recognized. The Company believes that the condition for recognition has been met and has recognized $1,456,255 cost of service charge during 1999 for the cumulative appreciation in Member Rights. Compensation expense recognized during 1999 is equal to the increase in the estimated fair market value of the Company's units since the date of the grant multiplied by the total number of rights outstanding. The estimated fair market value is based on the per share value to be received from the Luminant transaction.

D. EQUITY:

    Effective January 1, 1999, certain of the Company's members (the "Exiting Members") dissolved their interest in the Company to form a new Limited Liability Company called Potomac Venturers LLC. Their interest was dissolved by the transfer of 45% of the aggregate net assets of the Company (approximately $600,000) to the Exiting Members in exchange for the Exiting Members' units in the Company. There is no co-ownership between the companies; however, they share the same Advisory Board (as defined).

    The Company and Potomac Ventures, LLC entered into a cross services agreement during 1999, whereby the two companies agree to share certain administrative services.

E. RELATED-PARTY TRANSACTIONS:

    At June 30, 1999, the Company had a $85,900 interest-bearing note receivable from one of its members. The note bears interest at 6% annually and has a term of 12 months. The note relates to members' capital contributions and has been recorded as an offset to members' equity.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To RSI Group, Inc.:

    We have audited the accompanying consolidated balance sheets of RSI Group, Inc. (a Texas S corporation) and subsidiaries as of December 31, 1997 and 1998, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of RSI Group, Inc. and subsidiaries as of December 31, 1997 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.

                                             ARTHUR ANDERSEN LLP

Dallas, Texas,
May 8, 1999

                        RSI GROUP, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                                              DECEMBER 31,
                                                                      ----------------------------    JUNE 30,
                                                                          1997           1998           1999
                                                                      -------------  -------------  -------------
                                                                                                     (UNAUDITED)

                               ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.........................................  $      13,726  $      30,495  $      35,819
  Accounts receivable, net of allowance for doubtful accounts of
    $129,978, $199,065, and $191,460 (unaudited)....................      2,880,383      3,147,714      2,336,999
  Unbilled revenues.................................................         40,868         76,542         82,629
  Employee and other receivables....................................         83,860         58,047        106,408
  Prepaid expenses and other........................................         99,773        112,739        107,929
                                                                      -------------  -------------  -------------
    Total current assets............................................      3,118,610      3,425,537      2,669,784
PROPERTY AND EQUIPMENT, net.........................................        248,942        325,377        277,761
OTHER ASSETS:
  Goodwill, net of accumulated amortization of $2,950, $38,250 and
    $47,100 (unaudited).............................................         67,671         36,967         19,267
  Other.............................................................         97,549        148,280        177,754
                                                                      -------------  -------------  -------------
    Total assets....................................................  $   3,532,772  $   3,936,161  $   3,144,566
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------
                LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable, including cash overdraft of $299,751, $429,461,
    and $270,960 (unaudited)........................................  $     492,088  $     540,866  $     503,369
  Accrued liabilities...............................................        254,403        279,997        524,566
  Notes payable.....................................................      1,530,990      1,750,712        988,482
  Current maturities of long-term debt..............................         82,512         62,184         68,880
                                                                      -------------  -------------  -------------
    Total current liabilities.......................................      2,359,993      2,633,759      2,085,297
LONG-TERM LIABILITIES:
  Long-term debt, net of current maturities.........................          6,693         36,259             --
                                                                      -------------  -------------  -------------
    Total liabilities...............................................      2,366,686      2,670,018      2,085,297
COMMITMENTS AND CONTINGENCIES
MINORITY INTEREST...................................................         90,183        168,310        100,970
STOCKHOLDERS' EQUITY:
  Common stock, voting: $.20 par value, 175,000 shares authorized and issued, 162,351 shares outstanding as of 1997, 1998 and 1999
    (unaudited).....................................................         35,000         35,000         35,000
  Additional paid-in capital........................................        222,268        222,268        952,268
  Retained earnings.................................................      1,026,028      1,047,958        178,424
  Less--Treasury stock; at cost, 12,649 shares at 1997, 1998 and
    1999 (unaudited)................................................       (207,393)      (207,393)      (207,393)
                                                                      -------------  -------------  -------------
    Total stockholders' equity......................................      1,075,903      1,097,833        958,299
                                                                      -------------  -------------  -------------
    Total liabilities and stockholders' equity......................  $   3,532,772  $   3,936,161  $   3,144,566
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------

  The accompanying notes are an integral part of these consolidated financial statements.

                        RSI GROUP, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                             FOR THE
                                                                                         SIX MONTHS ENDED
                                          FOR THE YEAR ENDED DECEMBER 31,                    JUNE 30,
                                   ----------------------------------------------  ----------------------------
                                        1996            1997            1998           1998           1999
                                   --------------  --------------  --------------  -------------  -------------

                                                                                           (UNAUDITED)
REVENUES.........................  $   16,133,004  $   15,723,685  $   16,926,779  $   8,460,573  $   6,638,707
COST OF SERVICES.................      11,663,140      11,649,968      12,271,093      6,141,247      4,802,973
                                   --------------  --------------  --------------  -------------  -------------
GROSS PROFIT.....................       4,469,864       4,073,717       4,655,686      2,319,326      1,835,734
SELLING, GENERAL AND
  ADMINISTRATIVE.................       4,104,567       3,744,606       4,252,682      2,170,776      2,599,947
INTEREST EXPENSE.................         122,043         142,773         169,178         69,012         47,320
MINORITY INTEREST................              --         108,767         161,896         11,886        (21,999)
                                   --------------  --------------  --------------  -------------  -------------
NET INCOME (LOSS)................  $      243,254  $       77,571  $       71,930  $      67,652  $    (789,534)
                                   --------------  --------------  --------------  -------------  -------------
                                   --------------  --------------  --------------  -------------  -------------
PRO FORMA INCOME TAXES (BENEFIT)
  (UNAUDITED)....................          87,109          27,716          28,477         26,783       (265,994)
                                   --------------  --------------  --------------  -------------  -------------
PRO FORMA NET INCOME
  (UNAUDITED)....................  $      156,145  $       49,855  $       43,453  $      40,869  $    (523,540)
                                   --------------  --------------  --------------  -------------  -------------
                                   --------------  --------------  --------------  -------------  -------------

  The accompanying notes are an integral part of these consolidated financial statements.

                        RSI GROUP, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                         ADDITIONAL
                                                               COMMON      PAID-IN      RETAINED       TREASURY
                                                                STOCK      CAPITAL      EARNINGS        STOCK
                                                              ---------  -----------  -------------  ------------
BALANCE, December 31, 1995..................................  $  35,000  $    50,083  $   1,015,203  $   (196,370)
  Purchase of treasury stock................................         --           --             --       (11,023)
  Equity related compensation...............................         --      172,185             --            --
  Dividends.................................................         --           --        (90,000)           --
  Net income................................................         --           --        243,254            --
                                                              ---------  -----------  -------------  ------------
BALANCE, December 31, 1996..................................     35,000      222,268      1,168,457      (207,393)
  Dividends.................................................         --           --       (220,000)           --
  Net income................................................         --           --         77,571            --
                                                              ---------  -----------  -------------  ------------
BALANCE, December 31, 1997..................................     35,000      222,268      1,026,028      (207,393)
  Dividends.................................................         --           --        (50,000)           --
  Net income................................................         --           --         71,930            --
                                                              ---------  -----------  -------------  ------------
BALANCE, December 31, 1998..................................     35,000      222,268      1,047,958      (207,393)
  Dividends (unaudited).....................................         --           --        (80,000)           --
  Equity related compensation (unaudited)...................         --      730,000             --            --
  Net loss (unaudited)......................................         --           --       (789,534)           --
                                                              ---------  -----------  -------------  ------------
BALANCE, June 30, 1999 (unaudited)..........................  $  35,000  $   952,268  $     178,424  $   (207,393)
                                                              ---------  -----------  -------------  ------------
                                                              ---------  -----------  -------------  ------------

  The accompanying notes are an integral part of these consolidated financial statements.

                        RSI GROUP, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                 FOR THE
                                                                                             SIX MONTHS ENDED
                                                  FOR THE YEAR ENDED DECEMBER 31,                JUNE 30,
                                              ----------------------------------------  --------------------------
                                                  1996          1997          1998          1998          1999
                                              ------------  ------------  ------------  ------------  ------------

                                                                                               (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss).........................  $    243,254  $     77,571  $     71,930  $     67,652  $   (789,534)
  Adjustments to reconcile net income (loss)
    to net cash provided by (used in)
    operating activities-
    Depreciation and amortization...........        56,754        84,884       158,148        81,699        73,227
    Minority interest, net of payments
      made..................................            --       108,767        78,127        19,477       (67,340)
    Equity related compensation.............       172,185            --            --            --       730,000
    Changes in assets and liabilities-
      Accounts receivable...................      (270,359)     (137,137)     (267,331)      168,830       810,715
      Unbilled revenues.....................        13,364       (11,085)      (35,674)       (7,258)       (6,087)
      Employee and other receivables........         8,969       (37,701)       25,813        15,709       (48,361)
      Prepaid expenses and other............       (48,644)       30,276       (12,966)      (30,193)        4,810
      Other assets..........................       (27,481)      (47,186)      (55,327)      (19,811)      (29,474)
      Accounts payable, including cash
        overdraft...........................       174,865        96,991        48,778        (8,100)      (37,497)
      Accrued liabilities...................        10,473        81,795        25,594         2,111       244,569
                                              ------------  ------------  ------------  ------------  ------------
        Net cash provided by operating
          activities........................       333,380       247,175        37,092       290,116       885,028
                                              ------------  ------------  ------------  ------------  ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures......................       (66,472)     (178,754)     (199,283)     (139,003)       (7,911)
                                              ------------  ------------  ------------  ------------  ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds (repayments) from notes payable,
    net.....................................       (59,548)      176,857       219,722      (163,164)     (762,230)
  Proceeds from long-term debt..............            --            --       124,403        88,619            --
  Payments on long-term debt................       (64,260)      (53,629)     (115,165)      (42,373)      (29,563)
  Purchases of treasury stock...............       (11,023)           --            --            --            --
  Dividends.................................       (90,000)     (220,000)      (50,000)           --       (80,000)
                                              ------------  ------------  ------------  ------------  ------------
        Net cash provided by (used in)
          financing activities..............      (224,831)      (96,772)      178,960      (116,918)     (871,793)
                                              ------------  ------------  ------------  ------------  ------------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS...............................        42,077       (28,351)       16,769        34,195         5,324
CASH AND CASH EQUIVALENTS, beginning of
  period....................................            --        42,077        13,726        13,726        30,495
                                              ------------  ------------  ------------  ------------  ------------
CASH AND CASH EQUIVALENTS, end of period....  $     42,077  $     13,726  $     30,495  $     47,921  $     35,819
                                              ------------  ------------  ------------  ------------  ------------
                                              ------------  ------------  ------------  ------------  ------------
SUPPLEMENTAL INFORMATION:
  Cash paid for interest....................  $    122,043  $    130,773  $    170,229  $     89,418  $     58,269
                                              ------------  ------------  ------------  ------------  ------------
                                              ------------  ------------  ------------  ------------  ------------

  The accompanying notes are an integral part of these consolidated financial statements.

                        RSI GROUP, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. NATURE OF OPERATIONS:

    RSI Group, Inc. (the "Company") is a professional data processing services company incorporated in the State of Texas on October 26, 1984. The primary activity of the Company is to provide data processing personnel to other companies on a consulting and contract staffing basis. The Company is an S corporation for federal income tax purposes and, accordingly, acts as a flow-through entity for the Company's stockholders.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of the Company and all majority owned subsidiaries. All significant intercompany accounts and transactions have been eliminated. At December 31, 1998, the Company owns 80% of a Texas limited liability company, Resource Solutions International ("RSI") East, LLC, and has three other wholly owned subsidiaries.

CASH AND CASH EQUIVALENTS

    The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

PROPERTY AND EQUIPMENT

    Property and equipment are carried at cost. Depreciation is computed using the straight-line method over the assets' estimated useful lives. The costs and related accumulated depreciation of property and equipment sold, retired, or disposed of are removed from the accounts and any gains or losses reflected in the consolidated statements of operations. Repair and maintenance costs that do not extend the useful life of the asset are charged to expense as incurred.

GOODWILL

    Goodwill represents the excess of the aggregate consideration paid by the Company in excess of the carrying value of the minority interests acquired. Goodwill is amortized on a straight-line basis over two years. Amortization expense totaled $2,950 and $35,300 in 1997 and 1998, respectively.

INCOME TAXES

    As an S corporation, the Company pays no federal income tax, but rather the stockholders are taxed individually on the Company's taxable income or loss. Accordingly, no provision for federal income tax is reflected in the accompanying consolidated financial statements.

    The unaudited pro forma federal income tax information included in the accompanying consolidated statements of operations reflect estimates of the Company's tax provision as if it had been a C corporation in fiscal years 1996, 1997, and 1998.

                        RSI GROUP, INC. AND SUBSIDIARIES

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
MINORITY INTEREST

    Minority interest represents the accumulated undistributed earnings attributable to the minority owners of consolidated subsidiaries.

REVENUE RECOGNITION

    Revenue for professional services is recognized at the time such services are rendered.

COST OF SERVICES

    Cost of services are comprised primarily of salaries, employee benefits, and incentive compensation of billable employees.

ACCOUNTING FOR EQUITY BASED COMPENSATION

    The Company has granted minority interests in its consolidated subsidiaries to certain management personnel. At the time of grant, the Company recorded compensation expense for the fair value of the minority interest with corresponding credits to additional paid-in capital. In addition, in 1996 the Company had an equity participation plan, which has been replaced with the minority interest participation discussed above. Compensation expense was recorded in 1996 for the appreciation in equity value under this plan.

USE OF ESTIMATES IN PREPARATION OF FINANCIAL STATEMENTS

    The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The Company's financial instruments have carrying amounts which approximate fair value due to their relative short maturity and/or their variable interest rates.

NEW ACCOUNTING PRONOUNCEMENTS

    In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, ("SFAS No. 130"), "REPORTING COMPREHENSIVE INCOME," which is required to be adopted in the year ended December 31, 1998. SFAS No. 130 requires that an enterprise (a) classify items of other comprehensive income by their nature in the financial statements, and
(b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in-capital in the Statement of Stockholders' Equity. The adoption of SFAS 130 did not have any effect on the Company's financial statements as the Company does not have any elements of comprehensive income other than net income.

                        RSI GROUP, INC. AND SUBSIDIARIES

3. SIGNIFICANT CUSTOMERS:

    During 1996, sales to two customers accounted for 21% and 18% of revenues. During 1997, sales to three customers accounted for 28%, 17%, and 10% of revenues. During 1998, sales to two customers accounted for 34% and 13% of revenues.

    As of December 31, 1998, two customers accounted for approximately 39% and 11% of trade accounts receivable.

4. PROPERTY AND EQUIPMENT:

    Property and equipment is comprised of the following as of December 31, 1997 and 1998:

                                                                                  USEFUL
                                                                                   LIFE           1997          1998
                                                                                  ------      ------------  ------------
Computers and equipment......................................................            3    $    366,261  $    544,743
Furniture and fixtures.......................................................            5         356,511       377,312
                                                                                              ------------  ------------
                                                                                                   722,772       922,055
Less- Accumulated depreciation...............................................                     (473,830)     (596,678)
                                                                                              ------------  ------------
       Property and equipment, net...........................................                 $    248,942  $    325,377
                                                                                              ------------  ------------
                                                                                              ------------  ------------

    Depreciation expense during 1996, 1997, and 1998 was $56,754, $81,934, and $122,848, respectively.

5. ACCRUED LIABILITIES:

    Accrued liabilities is comprised of the following as of December 31, 1997 and 1998:

                                                                         1997         1998
                                                                      -----------  -----------
Accrued vacation....................................................  $   153,851  $   184,076
Other...............................................................      100,552       95,921
                                                                      -----------  -----------
      Accrued liabilities...........................................  $   254,403  $   279,997
                                                                      -----------  -----------
                                                                      -----------  -----------

6. DEBT:

    The Company's note payable consists of a bank line of credit, in the amount of $2,400,000, upon which $1,530,990 and $1,750,712 was drawn at December 31,
1997 and 1998. The line of credit is renewable annually on June 15, and contains several restrictive covenants, the most restrictive of which requires the Company to maintain certain financial ratios related to total debt, tangible net worth, and working capital. At December 31, 1998, the Company was in compliance with or had obtained waivers for all debt covenants. Management believes that the Company will be able to refinance the line of credit under similar terms. Advances on the line of credit are limited to 75% of the accounts receivable that are less than 90 days past the invoice date, and are secured by accounts receivable and other assets of the Company. Certain stockholders have guaranteed the line of credit. Interest is payable monthly at 1.25% above prime, or 9.0% at December 31, 1998. Commitment fees of one-half of one percent (.5%) per annum of the average unused line of credit for the preceding quarter are paid quarterly.

                        RSI GROUP, INC. AND SUBSIDIARIES

6. DEBT: (CONTINUED)
    The Company's long-term debt consists of a term loan from a bank and debt payable to a former minority interest holder. The term loan was obtained on July 8, 1998, to finance certain equipment and furniture purchases. The note is secured by all equipment and furniture owned by the Company and is guaranteed by certain stockholders. Principle and interest is payable monthly with the final payment due on July 8, 2000. Interest is at 1.25% above prime, or 9.0% at December 31, 1998.

    Debt related to the former minority interest holder originated on November 30, 1997, in connection with the repurchase of a minority interest in a subsidiary by the Company. The debt was non-interest bearing and was paid in 1998.

    Debt at December 31, 1997 and 1998, are comprised of the following:

                                                                           1997       1998
                                                                         ---------  ---------
Term loan..............................................................  $      --  $  98,443
Loan from former minority interest holder..............................     89,205         --
                                                                         ---------  ---------
      Total debt.......................................................     89,205     98,443
Less- Current maturities...............................................    (82,512)   (62,184)
                                                                         ---------  ---------
      Long-term debt...................................................  $   6,693  $  36,259
                                                                         ---------  ---------
                                                                         ---------  ---------

7. COMMITMENTS AND CONTINGENCIES:

    The Company maintains a defined contribution retirement plan for employees who have at least one year of continuous service. The Plan entitles employees to make pre-tax contributions to the Plan and the Company to make contributions at the discretion of the Board of Directors. No Company contributions were made in 1996, 1997, or 1998.

    The Company leases office space and equipment under several different operating lease arrangements for terms ranging from one to five years. At December 31, 1998, the Company was committed under noncancelable operating leases which extend beyond 1998 as follows:

1999.............................................................  $ 230,298
2000.............................................................    173,088
2001.............................................................     69,345
2002.............................................................     40,337
2003.............................................................     25,496
Thereafter.......................................................         --
                                                                   ---------
Total future minimum lease payments..............................  $ 538,564
                                                                   ---------
                                                                   ---------

    Rental expense related to operating leases was $192,238, $272,567, and $295,351 in 1996, 1997, and 1998, respectively.

    In the ordinary course of business the Company may be subject to legal actions and claims. Management does not believe litigation or claims will have a material effect on the financial position or results of operations.

                        RSI GROUP, INC. AND SUBSIDIARIES

8. EQUITY INCENTIVE PLANS:

    During 1996, certain management personnel participated in the Company's Equity Sharing Unit Plan (the "Equity Plan"). Under the Equity Plan employees were given the opportunity to participate in the earnings and appreciation of the Company through periodic cash distributions and increases in the value of their equity units. In 1996, the Company recorded expense related to the plan of $273,435. The non-cash portion of this expense related to the appreciation of the equity units was recorded as a credit to additional paid-in capital. The Equity Plan was terminated on December 31, 1996, and the participants exchanged their units in the Equity Plan for minority interests in the Company's subsidiaries.

    In 1997, the Company reacquired certain minority interests in exchange for a loan payable in the amount of $89,205. In 1998, the Company reacquired certain minority interests for $7,400.

9. SUBSEQUENT EVENT:

    In January 1999, the Company merged all of its subsidiaries into a single legal entity and provided a minority shareholder and employee with a 20% interest in the resulting subsidiary. The Company recorded compensation expense of approximately $730,000 related to this event in 1999. Concurrent with the minority interest grant, the buyout provisions of the minority interest agreement were amended such that upon a sale of the Company, the minority owner will exchange his minority interest for 20% of the sale proceeds.

10. AGREEMENT TO MERGE WITH LUMINANT:

    The Company intends to enter into an agreement to be acquired by Luminant. This acquisition is subject to the successful completion of an initial public offering of the common stock of Luminant.

                        RSI GROUP, INC. AND SUBSIDIARIES

       NOTES TO THE UNAUDITED JUNE 30, 1998 AND 1999 FINANCIAL STATEMENTS

A. BASIS OF PRESENTATION:

    The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions from Rule 10-01 of Regulation S-X. Accordingly, they do not contain all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, the accompanying unaudited financial statements reflect all adjustments (consisting of only normal recurring adjustments) considered necessary for a fair presentation of the Company's financial condition as of June 30, 1999, the results of its operations and its cash flows for the six months ended June 30, 1998 and 1999. These financial statements should be read in conjunction with the Company's audited 1998 financial statements, including the notes thereto. Operating results for the six months ended June 30, 1999, are not necessarily indicative of the operating results that may be expected for the year ending December 31, 1999.

B. SIGNIFICANT CUSTOMERS:

    During the six months ended June 30, 1999, sales to two customers accounted for 44% and 11% of revenues.

C. DEBT:

    The Company's note payable consists of a bank line of credit, in the amount of $2,400,000, upon which $988,482 was drawn at June 30, 1999. The line of credit is renewable annually on June 15, and contains several restrictive covenants, the most restrictive of which requires the Company to maintain certain financial ratios related to total debt, tangible net worth, and working capital. At June 30, 1999, the Company was in compliance with or had obtained waivers for all debt covenants. Management believes that the Company will be able to refinance the line of credit under similar terms. Advances on the line of credit are limited to 75% of the accounts receivable that are less than 90 days past the invoice date, and are secured by accounts receivable and other assets of the Company. Certain stockholders have guaranteed the line of credit. Interest is payable monthly at 1.25% above prime, or 9.0% at June 30, 1999. Commitment fees of one-half of one percent (.5%) per annum of the average unused line of credit for the preceding quarter are paid quarterly.

D. EQUITY INCENTIVE PLANS:

    In January 1999, the Company merged all of its subsidiaries into a single legal entity and provided a minority shareholder and employee with a 20% interest in the resulting subsidiary. The Company recorded compensation expense of approximately $730,000 related to this event in 1999. Concurrent with the minority interest grant, the buyout provisions of the minority interest agreement were amended such that upon a sale of the Company, the minority owner will exchange his minority interest for 20% of the sale proceeds.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Fifth Gear Media Corporation:

    We have audited the accompanying balance sheets of Fifth Gear Media Corporation (a Delaware corporation) as of December 31, 1997 and 1998, and the related statements of operations, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fifth Gear Media Corporation as of December 31, 1997 and 1998, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Dallas, Texas,
  May 21, 1999

                          FIFTH GEAR MEDIA CORPORATION

                                 BALANCE SHEETS

                                                                                                DECEMBER 31,
                                                                                          ------------------------
                                                                                             1997         1998
                                                                                          -----------  -----------
                                         ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.............................................................  $    22,796  $   153,031
  Accounts receivable, net of allowance for doubtful accounts of $5,694 and $12,283.....       39,074      202,120
  Deferred income taxes.................................................................        1,936        4,176
                                                                                          -----------  -----------
      Total current assets..............................................................       63,806      359,327
PROPERTY AND EQUIPMENT, net.............................................................       22,649       77,723
DEFERRED INCOME TAXES...................................................................       19,641           --
OTHER ASSETS............................................................................        3,004        3,020
                                                                                          -----------  -----------
      Total assets......................................................................  $   109,100  $   440,070
                                                                                          -----------  -----------
                                                                                          -----------  -----------
                          LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable......................................................................  $       535  $     2,692
  Customer deposits.....................................................................       12,000           --
  Accrued liabilities...................................................................       27,837      168,927
  Current portion of long-term debt.....................................................       98,662       59,070
                                                                                          -----------  -----------
      Total current liabilities.........................................................      139,034      230,689
LONG-TERM DEBT, net of current portion..................................................           --       83,214
DEFERRED INCOME TAXES...................................................................           --       10,818
                                                                                          -----------  -----------
      Total liabilities.................................................................      139,034      324,721
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
  Common stock: $.001 par value, 5,000,000 shares authorized, 1,942,293 shares issued
    and outstanding as of December 31, 1997 and 1998....................................        1,942        1,942
  Retained (deficit) earnings...........................................................      (31,876)     113,407
                                                                                          -----------  -----------
      Total liabilities and stockholders' equity........................................  $   109,100  $   440,070
                                                                                          -----------  -----------
                                                                                          -----------  -----------

   The accompanying notes are an integral part of these financial statements.

                          FIFTH GEAR MEDIA CORPORATION

                            STATEMENTS OF OPERATIONS

                                                                                            FOR THE YEAR ENDED
                                                                                               DECEMBER 31,
                                                                                        --------------------------
                                                                                           1997          1998
                                                                                        -----------  -------------
REVENUES..............................................................................  $   289,450  $   1,226,989
COST OF SERVICES......................................................................      138,784        602,572
                                                                                        -----------  -------------
GROSS PROFIT..........................................................................      150,666        624,417
SELLING, GENERAL AND ADMINISTRATIVE...................................................      127,012        401,688
OTHER INCOME (EXPENSE):
  Interest expense....................................................................       (6,077)        (6,103)
  Interest income.....................................................................           --             --
  Other income........................................................................           --             --
                                                                                        -----------  -------------
INCOME BEFORE INCOME TAXES............................................................       17,577        216,626
INCOME TAXES..........................................................................        5,994         71,343
                                                                                        -----------  -------------
NET INCOME............................................................................  $    11,583  $     145,283
                                                                                        -----------  -------------
                                                                                        -----------  -------------

   The accompanying notes are an integral part of these financial statements.

                          FIFTH GEAR MEDIA CORPORATION

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                                   COMMON STOCK
                                                                             -------------------------   RETAINED
                                                                              NUMBER OF                  (DEFICIT)
                                                                                SHARES      PAR VALUE    EARNINGS
                                                                             ------------  -----------  -----------
BALANCE, December 31, 1996.................................................     1,899,901   $   1,900   $   (43,459)
  Issuance of stock........................................................        42,392          42            --
  Net income...............................................................            --          --        11,583
                                                                             ------------  -----------  -----------
BALANCE, December 31, 1997.................................................     1,942,293       1,942       (31,876)
  Net income...............................................................            --          --       145,283
                                                                             ------------  -----------  -----------
BALANCE, December 31, 1998.................................................     1,942,293   $   1,942   $   113,407
                                                                             ------------  -----------  -----------
                                                                             ------------  -----------  -----------

   The accompanying notes are an integral part of these financial statements.

                          FIFTH GEAR MEDIA CORPORATION

                            STATEMENTS OF CASH FLOWS

                                                                                             FOR THE YEAR ENDED
                                                                                                DECEMBER 31,
                                                                                          ------------------------
                                                                                             1997         1998
                                                                                          ----------  ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income............................................................................  $   11,583  $    145,283
    Adjustments to reconcile net income to net cash provided by operating activities--
      Depreciation......................................................................       5,320        25,460
      Deferred income taxes.............................................................       5,994        28,219
      Changes in assets and liabilities--
        Accounts receivable.............................................................     (39,074)     (163,046)
        Other assets....................................................................      (3,004)          (16)
        Accounts payable................................................................         535         2,157
        Customer deposits...............................................................      12,000       (12,000)
        Accrued liabilities.............................................................      21,691       141,090
                                                                                          ----------  ------------
        Net cash provided by operating activities.......................................      15,045       167,147
                                                                                          ----------  ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures..................................................................     (19,687)      (80,534)
                                                                                          ----------  ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from common stock............................................................          42            --
  Payments on long-term debt............................................................     (19,737)      (56,378)
  Proceeds from long-term debt..........................................................      14,000       100,000
                                                                                          ----------  ------------
        Net cash (used in) provided by financing activities.............................      (5,695)       43,622
                                                                                          ----------  ------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS....................................     (10,337)      130,235
CASH AND CASH EQUIVALENTS, beginning of period..........................................      33,133        22,796
                                                                                          ----------  ------------
CASH AND CASH EQUIVALENTS, end of period................................................  $   22,796  $    153,031
                                                                                          ----------  ------------
                                                                                          ----------  ------------
SUPPLEMENTAL INFORMATION:
  Cash paid for income taxes............................................................  $       --  $      7,500
                                                                                          ----------  ------------
                                                                                          ----------  ------------
  Cash paid for interest................................................................  $    8,546  $      6,103
                                                                                          ----------  ------------
                                                                                          ----------  ------------

   The accompanying notes are an integral part of these financial statements.

                          FIFTH GEAR MEDIA CORPORATION

                         NOTES TO FINANCIAL STATEMENTS

1.  NATURE OF OPERATIONS:

    Fifth Gear Media Corporation (the "Company"), a Delaware corporation, was organized effective May 17, 1995. Using the Internet as its primary platform, the Company designs, develops, and maintains complex electronic commerce websites. The areas of focus include business-to-consumer and business-to-business applications.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

CASH AND CASH EQUIVALENTS

    The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

PROPERTY AND EQUIPMENT

    Property and equipment are carried at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. The costs and related accumulated depreciation of property and equipment sold, retired, or disposed of are removed from the accounts and any gains or losses reflected in the statement of operations. Expenditures for major acquisitions and improvements are capitalized while expenditures for maintenance repairs are expensed as incurred.

INCOME TAXES

    Income taxes are accounted for using an asset and liability approach which requires the recognition of taxes payable or refundable for the current year and deferred tax liabilities and assets for the future tax consequences of events that have been recognized in the Company's financial statements or tax returns. The measurement of current and deferred tax liabilities and assets are based on provisions of the enacted tax law; the effects of future changes in tax laws or rates are not anticipated.

REVENUE RECOGNITION

    Revenues are recognized for time and materials based arrangements as services are performed and fixed fee arrangements on the percentage-of-completion method. Under this approach, revenues are recognized as the work is performed, based on the ratio of costs incurred to total estimated costs. Customer deposits represent the amount of customer payments received in advance of services being performed.

COST OF SERVICES

    Cost of services are comprised primarily of salaries, employee benefits, and incentive compensation of billable employees, and a proportionate share of depreciation and facilities costs based on the ratio of billable employees to total employees.

ACCOUNTING FOR STOCK BASED COMPENSATION

    In 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). SFAS 123 allows either adoption of a fair value based method of accounting for stock-based compensation or

                          FIFTH GEAR MEDIA CORPORATION

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED) continuation under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"). The Company has chosen to account for stock-based compensation using the intrinsic value based method prescribed in APB 25 and provide the pro forma disclosure provision of SFAS 123. Accordingly, compensation cost for stock options is measured as the excess, if any, of the fair market value of the Company's stock over the exercise price at the date of the grant.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The Company's financial instruments have carrying amounts which approximate fair value due to their relative short maturity and/or their variable interest rates.

NEW ACCOUNTING PRONOUNCEMENTS

    In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130 ("SFAS No. 130") "Reporting Comprehensive Income," which is required to be adopted in the year ended December 31, 1998. SFAS No. 130 requires that an enterprise (a) classify items of other comprehensive income by their nature in the financial statements, and (b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in-capital in the Statement of Stockholders' Equity. The adoption of SFAS 130 did not have any effect on the Company's financial statements as the Company does not have any elements of comprehensive income other than net income.

3.  SIGNIFICANT CUSTOMERS:

    During the year ended December 31, 1997, sales to three customers accounted for approximately 53%, 21%, and 11% of revenues. During the year ended December 31, 1998, sales to one customer accounted for approximately 67% of revenues.

    As of December 31, 1998, accounts receivable from two customers accounted for 70% and 14% of accounts receivable.

                          FIFTH GEAR MEDIA CORPORATION

4.  PROPERTY AND EQUIPMENT:

    Property and equipment is comprised of the following as of December 31, 1997 and 1998:

                                                                USEFUL
                                                                 LIFE        1997        1998
                                                              -----------  ---------  -----------
Computers and equipment.....................................      3-5      $  27,414  $   105,808
Furniture and fixtures......................................       5           1,623        3,763
                                                                           ---------  -----------
                                                                              29,037      109,571
Less-- Accumulated depreciation.............................                  (6,388)     (31,848)
                                                                           ---------  -----------
    Property and equipment, net.............................               $  22,649  $    77,723
                                                                           ---------  -----------
                                                                           ---------  -----------

    Depreciation expense was $5,320 and $25,460 for the years ended December 31, 1997 and 1998.

5.  ACCRUED LIABILITIES:

    Accrued liabilities is comprised of the following as of December 31, 1997 and 1998:

                                                                         1997        1998
                                                                       ---------  -----------
Payroll tax payable..................................................  $   4,517  $    14,631
Sales tax payable....................................................      2,603       18,688
Employee payable.....................................................     10,397       49,632
Accrued payroll......................................................         --       35,273
Accrued bonuses......................................................         --       10,213
Other................................................................     10,320       40,490
                                                                       ---------  -----------
    Total accrued liabilities........................................  $  27,837  $   168,927
                                                                       ---------  -----------
                                                                       ---------  -----------

6.  DEBT:

    Long-term debt is comprised of the following as of December 31, 1997 and 1998:

                                                                           DECEMBER 31,
                                                                      -----------------------
                                                                         1997        1998
                                                                      ----------  -----------
Note payable to a stockholder, bearing interest at 6%, due on
  demand............................................................  $   98,662  $    43,444
Note payable to a bank bearing interest at prime plus 1.25%, (9% at
  December 31,1998) payable in monthly installments of principal and interest of $2,085, maturing December 2003; secured by personal
  guaranty of the majority owner....................................          --       98,840
                                                                      ----------  -----------
                                                                          98,662      142,284
Less-- Current maturities...........................................     (98,662)     (59,070)
                                                                      ----------  -----------
Long-term debt......................................................  $       --  $    83,214
                                                                      ----------  -----------
                                                                      ----------  -----------

                          FIFTH GEAR MEDIA CORPORATION

6.  DEBT: (CONTINUED)
    Maturities of long-term debt are as follows:

YEAR ENDING DECEMBER 31,
---------------------------------------------------------------------------------
1999.............................................................................  $    59,070
2000.............................................................................       18,404
2001.............................................................................       20,130
2002.............................................................................       22,019
2003.............................................................................       22,661
                                                                                   -----------
Total............................................................................  $   142,284
                                                                                   -----------
                                                                                   -----------

    Total interest expense on the debt obligations was $6,077 and $6,103 for the years ended December 31, 1997 and 1998, respectively.

7.  INCOME TAXES:

    Significant components of the provision for income taxes attributable to continuing operations are as follows:

                                                                            1997       1998
                                                                          ---------  ---------
Current.................................................................  $      --  $  43,124
Deferred................................................................      5,994     28,219
                                                                          ---------  ---------
Total current and deferred..............................................  $   5,994  $  71,343
                                                                          ---------  ---------
                                                                          ---------  ---------

    The Company's effective tax rate is equivalent to the statutory tax rate.

    Significant components of the Company's deferred tax liabilities and assets as of December 31, 1997 and 1998, are shown below:

                                                                          1997        1998
                                                                        ---------  ----------
Deferred tax assets--
  Bad debt reserve....................................................  $   1,936  $    4,176
  Net operating loss carryforward.....................................     19,641          --
                                                                        ---------  ----------
Total deferred tax assets.............................................     21,577       4,176
Deferred tax liabilities--
  Tax depreciation in excess of book..................................         --     (10,818)
                                                                        ---------  ----------
Net deferred tax assets (liabilities).................................  $  21,577  $   (6,642)
                                                                        ---------  ----------
                                                                        ---------  ----------

8.  COMMITMENTS AND CONTINGENCIES:

    The Company leases its office facility under a noncancelable operating lease which expires in September 1999. The Company also has operating lease agreements related to certain

                          FIFTH GEAR MEDIA CORPORATION

8. COMMITMENTS AND CONTINGENCIES: (CONTINUED) equipment which expire at various dates. Rent expense for the years ended December 1997 and 1998, totaled $18,968 and $46,603, respectively. Future minimum lease payments are as follows:

                                                                                     OPERATING
                                                                                      LEASES
                                                                                    -----------
1999..............................................................................   $  45,741
2000..............................................................................      19,362
2001..............................................................................      10,182
2002..............................................................................       3,366
2003..............................................................................       1,964
Thereafter........................................................................          --
                                                                                    -----------
Total minimum lease payments......................................................   $  80,615
                                                                                    -----------
                                                                                    -----------

    In the ordinary course of business, the Company may be subject to legal actions and claims. Management does not believe litigation or claims will have a material effect on the Company's financial condition or results of operations.

9.  EQUITY INCENTIVE PLAN:

    Effective January 1, 1998, the Company authorized the Board of Directors to grant incentive options to purchase common stock of the Company. The Board of Directors determines the number of stock options to be granted, the exercise or purchase price, vesting schedule, and expiration date of such options.

    The exercise price of options qualifying as Incentive Stock Options under
Section 422 of the Internal Revenue Code may not be less than the grant date fair market value of the common stock. Incentive Stock Options granted to any 10% stockholder may not be less than 110% of the grant date fair market value of the common stock. Stock options granted during 1998, are immediately exercisable and have a maximum term of ten years from the date of grant, subject to earlier termination following the optionee's cessation of service with the Company. Shares purchased under each option shall be subject to repurchase by the Company, at the original exercise price paid per share, upon the optionee's cessation of service prior to vesting in those shares. Such repurchase rights shall lapse as the options vest over a specified period up to four years. No options were granted prior to January 1, 1998.

    Options outstanding at December 31, 1997 and 1998, were as follows:

                                                NUMBER OF   EXERCISE PRICE    WEIGHTED AVERAGE
                                                 SHARES       PER SHARE        EXERCISE PRICE
                                               -----------  --------------  ---------------------
Options outstanding at December 31, 1997.....          --    $         --         $      --
  Granted....................................     479,925        .001-.11               .09
  Exercised..................................          --              --                --
  Canceled...................................     (20,000)            .04               .04
                                               -----------
Options outstanding at December 31, 1998.....     459,925                         $     .09
                                               -----------
                                               -----------

                          FIFTH GEAR MEDIA CORPORATION

9.  EQUITY INCENTIVE PLAN: (CONTINUED)
    The following is summary information about stock options outstanding at December 31, 1998:

                               OPTIONS OUTSTANDING
                 -----------------------------------------------
                                   WEIGHTED          WEIGHTED           OPTIONS VESTED
                                    AVERAGE           AVERAGE     ---------------------------
                  NUMBER OF        REMAINING         EXERCISE      NUMBER OF
EXERCISE PRICES    SHARES        CONTRACT LIFE         PRICE        SHARES     EXERCISE PRICE
---------------  -----------  -------------------  -------------  -----------  --------------
   .001-.11         459,925                5         $     .09       201,300         .02-.11

    Pro forma information regarding net income has been determined as if the Company accounted for its stock options under the fair value method of SFAS 123. The fair value of these options was estimated at the date of grant using a Black-Scholes option pricing model with the following assumptions: an exercisable event occurring in five years; risk-free interest rates ranging from 4.66% to 5.66%; dividend yield of 0%; a volatility factor of zero; and a weighted average expected life of five years. The average fair value at date of grant for options granted during the year ended December 31, 1998, was $0.02 per option.

    Had compensation cost for the Company's stock option plan been determined based on the fair value at the date of grant consistent with SFAS 123, the Company's net income would have been as follows:

                                                                         1997        1998
                                                                       ---------  -----------
Net income--as reported..............................................  $  11,583  $   145,283
Net income--pro forma................................................  $  11,583  $   142,101

11.  RELATED-PARTY TRANSACTIONS:

    The Company has notes payable with a stockholder totaling $98,662 and $43,444 as of December 31, 1997 and 1998.

12.  AGREEMENT TO MERGE WITH ALIGN SOLUTIONS CORP.:

    The Company has signed a letter of intent to merge with Align Solutions
Corp.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To inmedia, inc.:

    We have audited the accompanying balance sheets of inmedia, inc. (a Texas corporation) as of December 31, 1997 and 1998, and the related statements of operations, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of inmedia, inc. as of December 31, 1997 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

    The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations, is in default on a significant portion of its debt and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in
Note 12. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                          ARTHUR ANDERSEN LLP

Dallas, Texas,
  May 21, 1999 (except with respect to
  the matter discussed in Note 12, as
  to which the date is May 27, 1999)

                                 INMEDIA, INC.

                                 BALANCE SHEETS

                                                                                               DECEMBER 31,
                                                                                        --------------------------
                                                                                            1997          1998
                                                                                        ------------  ------------
                                        ASSETS
CURRENT ASSETS:
  Cash and cash equivalents...........................................................  $     13,377  $         --
  Accounts receivable.................................................................       189,103       177,179
  Unbilled revenue....................................................................            --        14,180
  Prepaid expenses and other..........................................................            --        24,868
                                                                                        ------------  ------------
    Total current assets..............................................................       202,480       216,227
PROPERTY AND EQUIPMENT, net...........................................................        93,924        84,266
OTHER ASSETS..........................................................................         4,169        11,851
                                                                                        ------------  ------------
    Total assets......................................................................  $    300,573  $    312,344
                                                                                        ------------  ------------
                                                                                        ------------  ------------

                         LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable, including cash overdraft of $0 and $25,700........................  $     64,418  $    230,010
  Accrued liabilities.................................................................        57,194       103,992
  Customer deposits...................................................................        99,005       250,938
  Current maturities of long-term debt................................................       383,250       456,358
                                                                                        ------------  ------------
    Total current liabilities.........................................................       603,867     1,041,298

LONG-TERM LIABILITIES:
  Long-term debt, net of current maturities...........................................        88,801         5,712
                                                                                        ------------  ------------
    Total liabilities.................................................................       692,668     1,047,010

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
  Common stock; no par value, 1,000,000 shares authorized, 787,032 shares issued and
    outstanding as of 1997 and 1998 respectively......................................         1,000         1,000
  Additional paid-in capital..........................................................            --            --
  Retained deficit....................................................................      (393,095)     (735,666)
                                                                                        ------------  ------------
    Total stockholders' equity........................................................      (392,095)     (734,666)
                                                                                        ------------  ------------
    Total liabilities and stockholders' equity........................................  $    300,573  $    312,344
                                                                                        ------------  ------------
                                                                                        ------------  ------------

   The accompanying notes are an integral part of these financial statements.

                                 INMEDIA, INC.

                            STATEMENTS OF OPERATIONS

                                                                                           FOR THE YEAR ENDED
                                                                                              DECEMBER 31,
                                                                                      ----------------------------
                                                                                          1997           1998
                                                                                      -------------  -------------
REVENUES............................................................................  $   1,531,561  $   1,194,961
COST OF SERVICES....................................................................      1,283,810        943,027
                                                                                      -------------  -------------
GROSS PROFIT........................................................................        247,751        251,934
SELLING, GENERAL AND ADMINISTRATIVE.................................................        464,649        511,785

OTHER INCOME (EXPENSE):
  Interest income...................................................................              4             99
  Interest expense..................................................................        (82,943)       (82,906)
  Other income......................................................................             51             87
                                                                                      -------------  -------------
INCOME LOSS BEFORE INCOME TAXES.....................................................       (299,786)      (342,571)
INCOME TAXES........................................................................             --             --
                                                                                      -------------  -------------
NET INCOME LOSS.....................................................................  $    (299,786) $    (342,571)
                                                                                      -------------  -------------
                                                                                      -------------  -------------

   The accompanying notes are an integral part of these financial statements.

                                 INMEDIA, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                       COMMON STOCK      ADDITIONAL
                                                                   --------------------    PAID-IN      RETAINED
                                                                    SHARES     AMOUNT      CAPITAL      DEFICIT
                                                                   ---------  ---------  -----------  ------------
BALANCE, December 31, 1996.......................................    787,032  $   1,000   $      --   $    (93,309)
  Net loss.......................................................         --         --          --       (299,786)
                                                                   ---------  ---------  -----------  ------------
BALANCE, December 31, 1997.......................................    787,032      1,000          --       (393,095)
  Net loss.......................................................         --         --          --       (342,571)
                                                                   ---------  ---------  -----------  ------------
BALANCE, December 31, 1998.......................................    787,032      1,000          --       (735,666)
                                                                   ---------  ---------  -----------  ------------
                                                                   ---------  ---------  -----------  ------------

   The accompanying notes are an integral part of these financial statements.

                                 INMEDIA, INC.

                            STATEMENTS OF CASH FLOWS

                                                                        FOR THE YEAR ENDED
                                                                           DECEMBER 31,
                                                                       --------------------
                                                                         1997       1998
                                                                       ---------  ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss...........................................................  $(299,786) $(342,571)
  Depreciation and amortization......................................     62,086     44,957
  Equity related compensation........................................         --         --
  Adjustments to reconcile net loss to net cash (used in) provided by operating activities--
    Changes in assets and liabilities--
      Accounts receivable............................................    (69,325)    11,924
      Unbilled revenue...............................................         --    (14,180)
      Prepaid expenses and other.....................................         --    (24,868)
      Other assets...................................................     (1,503)    (7,682)
      Accounts payable, including cash overdraft.....................     49,842    165,592
      Accrued liabilities............................................     (1,594)    46,798
      Customer deposits..............................................     49,905    151,933
                                                                       ---------  ---------
      Net cash (used in) provided by operating activities............   (210,375)    31,903
                                                                       ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures...............................................    (33,721)   (35,299)
                                                                       ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from long-term debt.......................................    142,509     69,954
  Payments on long-term debt.........................................    (15,066)   (79,935)
  Proceeds from issuance of common stock.............................         --         --
                                                                       ---------  ---------
      Net cash provided by (used in) financing activities............    127,443     (9,981)
                                                                       ---------  ---------
NET DECREASE IN CASH AND CASH EQUIVALENTS............................   (116,653)   (13,377)
CASH AND CASH EQUIVALENTS, beginning of period.......................    130,030     13,377
                                                                       ---------  ---------
CASH AND CASH EQUIVALENTS, end of period.............................  $  13,377  $      --
                                                                       ---------  ---------
                                                                       ---------  ---------
SUPPLEMENTAL INFORMATION:
  Cash paid for interest.............................................  $  78,684  $  74,188
                                                                       ---------  ---------
                                                                       ---------  ---------

   The accompanying notes are an integral part of these financial statements.

                                 INMEDIA, INC.

                         NOTES TO FINANCIAL STATEMENTS

1.  NATURE OF OPERATIONS:

    inmedia, inc. (the "Company") specializes in electronic marketing on the Internet. The Company is a full service developer of Internet and intranet sites, offering services in three areas: website design, promotion, and training. The Company was incorporated in the state of Texas in November 1992.

2.  GOING CONCERN MATTERS:

    The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements during the years ended December 31, 1997 and 1998, the Company incurred losses of $299,786 and $342,571, respectively, and is in default on a significant portion of its debt. These factors among others indicate that the Company may be unable to continue as a going concern.

    The financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. As described in Note 7, the Company is currently in default of its installment note payable. As a result of the default, the Company has classified the balance of its installment note payable ($413,343 at December 31, 1998) as a current liability.

3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

CASH AND CASH EQUIVALENTS

    The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Depreciation is computed using a straight-line method over the estimated useful lives of the assets. The costs and related accumulated depreciation of property and equipment sold, retired, or disposed of are removed from the accounts and any gains or losses reflected in the statements of operations. Expenditures for major acquisitions and improvements are capitalized while expenditures for maintenance and repair costs are expensed as incurred.

INCOME TAXES

    Income taxes are accounted for using an asset and liability approach that requires the recognition of taxes payable or refundable for the current year and deferred tax liabilities and assets for the future tax consequences of events that have been recognized in the Company's financial statements or tax returns. The measurement of current and deferred tax liabilities and assets is based on provisions of the enacted tax law; the effects of future changes in tax laws or rates are not anticipated. The measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized.

                                 INMEDIA, INC.

3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
REVENUE RECOGNITION

    Revenues are recognized for time and materials-based arrangements as services are performed and fixed fee arrangements on the percentage-of-completion method. Under this approach, revenues and gross profit are recognized as the work is performed, based on the ratio of costs incurred to total estimated costs. Unbilled revenues on contracts are comprised of labor costs incurred, plus earnings on certain contracts which have not been billed. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Customer deposits represent the amount of customer payments received in advance of services being performed.

COST OF SERVICES

    Cost of services is comprised primarily of salaries, employee benefits, and incentive compensation of billable employees, and a proportionate share of depreciation and facilities costs based on the ratio of billable employees to total employees.

ACCOUNTING FOR STOCK BASED COMPENSATION

    In 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). SFAS 123 allows either adoption of a fair value based method of accounting for stock-based compensation or continuation under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"). The Company has chosen to account for stock-based compensation using the intrinsic value based method prescribed in APB 25 and provides the pro forma disclosure provision of SFAS 123. Accordingly, compensation cost for stock options is measured as the excess, if any, of the fair market value of the Company's stock over the exercise price at the date of the grant.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The Company's financial instruments have carrying amounts which approximate fair value due to their relative short maturity and/or their variable interest rates.

NEW ACCOUNTING PRONOUNCEMENTS

    In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, ("SFAS 130"), "Reporting Comprehensive Income" which is required to be adopted in the year ended December 31, 1998. SFAS No. 130 requires that an enterprise (a) classify items of other comprehensive income by their nature in the financial statements, and (b) display the accumulated balance of other comprehensive income separately

                                 INMEDIA, INC.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED) from retained earnings and additional paid-in-capital in the Statement of Stockholders' Equity. The adoption of SFAS 130 did not have any effect on the Company's financial statements as the Company does not have any elements of comprehensive income other than net income.

4.  SIGNIFICANT CUSTOMERS:

    During the year ended December 31, 1997, sales to three customers accounted for approximately 14%, 14%, and 11% of revenues. During the year ended December 31, 1998, sales to four customers accounted for approximately 35%, 24%, 18%, and 10% of revenues. As of December 31, 1998, accounts receivable from two customers accounted for approximately 41% and 28% of accounts receivable.

5.  PROPERTY AND EQUIPMENT:

    Property and equipment is comprised of the following as of December 31, 1997 and 1998:

                                                              USEFUL
                                                               LIFE           1997          1998
                                                              ------      ------------  ------------
Computers and equipment..................................            3    $    216,938  $    239,873
Furniture and fixtures...................................            5          13,235        14,025
Leasehold improvements...................................            5              --        11,574
                                                                          ------------  ------------
                                                                               230,173       265,472
Less- Accumulated depreciation...........................                     (136,249)     (181,206)
                                                                          ------------  ------------
Property and equipment, net..............................                 $     93,924  $     84,266
                                                                          ------------  ------------
                                                                          ------------  ------------

    Depreciation expense was $62,086 and $44,957 for the years ended December 31, 1997 and 1998.

6.  ACCRUED LIABILITIES:

    Accrued liabilities is comprised of the following as of December 31, 1997 and 1998:

                                                                         1997        1998
                                                                       ---------  -----------
Accrued sales tax....................................................  $  57,194  $    67,980
Accrued salaries.....................................................         --       36,012
                                                                       ---------  -----------
Accrued liabilities..................................................  $  57,194  $   103,992
                                                                       ---------  -----------
                                                                       ---------  -----------

7.  DEBT:

    The Company has an installment note with equal installment payments due each month. All interest on the note is accrued and capitalized into the note balance. As of December 31, 1998, the Company has not made the required monthly payments and is currently in default of this loan. As a result of the default, the Company has classified the balance of its installment note payable as a current liability.

    Additionally, the Company has a term loan, amount not to exceed $70,000, from a bank with interest at 1% over the bank's borrowing rate (9.25% at December 31, 1998), not to exceed

                                 INMEDIA, INC.

7.  DEBT: (CONTINUED)
10%. The loan has a maturity of October 1, 1999, is secured by accounts receivable of the Company, and is guaranteed by certain stockholders.

    Debt at December 31, 1997 and 1998, is comprised of the following:

                                                                                               DECEMBER 31,
                                                                                        --------------------------
                                                                                            1997          1998
                                                                                        ------------  ------------
Installment note, bearing interest at 16%, payable in monthly installments of $8,089, maturing January 1, 2001, secured by all assets of the Company and guaranteed by
  certain stockholders................................................................  $    343,889  $    413,343
Loan from a related party, bearing interest at 18%, due on demand and guaranteed by
  certain stockholders................................................................        20,117        20,617
Term loan.............................................................................        65,467         4,776
Equipment financing, bearing interest at rates ranging from 13% to 16%, payable in monthly installments ranging from $85 to $485, maturing January 1999 through January
  2001, secured by certain equipment..................................................        42,578        23,334
                                                                                        ------------  ------------
                                                                                             472,051       462,070
Less--Current maturities..............................................................      (383,250)     (456,358)
                                                                                        ------------  ------------
Long-term debt........................................................................  $     88,801  $      5,712
                                                                                        ------------  ------------
                                                                                        ------------  ------------

    Maturities on long-term debt at December 31, 1998, are as follows:

1999.............................................................  $ 456,358
2000.............................................................      5,619
2001.............................................................         93
2002.............................................................         --
2003.............................................................         --
                                                                   ---------
                                                                   $ 462,070
                                                                   ---------
                                                                   ---------

8.  INCOME TAXES:

    The reconciliation of income tax attributable to continuing operations computed at the U.S. federal statutory tax rates to the effective income tax is as follows:

                                                                                  1997         1998
                                                                                  -----        -----
Tax at U.S. statutory rates..................................................         (35)%        (35 )%
Meals and entertainment......................................................           1%           1%
Net operating loss carryforward..............................................          34%          34%
                                                                                       --           --
Effective income tax rate....................................................          --%          --%
                                                                                       --           --
                                                                                       --           --

                                 INMEDIA, INC.

8.  INCOME TAXES: (CONTINUED)
    Significant components of the Company's deferred tax liabilities and assets as of December 31, 1997 and 1998, are shown below.

                                                                        1997          1998
                                                                    ------------  ------------
Deferred tax assets--
  Net operating loss carryforward.................................  $    114,576  $    102,646
  Accrual to cash difference......................................         9,571       124,902
                                                                    ------------  ------------
Total deferred tax assets.........................................       124,147       227,548
Valuation allowance...............................................      (124,147)     (227,548)
                                                                    ------------  ------------
Net deferred tax assets...........................................  $         --  $         --
                                                                    ------------  ------------
                                                                    ------------  ------------

    The Company's net operating loss carryforward expires in years 2010 through 2018.

    Management periodically reviews the expected realization of the Company's deferred tax assets and records a valuation allowance, as appropriate, when existing conditions impact the probability of ultimate realization of the deferred tax asset. Due to the Company's recurring losses before income taxes, management believes it is more likely than not that the Company will not realize the net deferred tax asset. Accordingly, the Company has recorded a valuation allowance to reflect uncertainties associated with the ultimate realization of certain deferred tax assets.

9.  COMMITMENTS AND CONTINGENCIES:

    The Company leases its office facility under a noncancelable operating lease which expires in November 2003. The lease requires the payment of property taxes, insurance, and maintenance. The Company also has operating lease agreements related to certain equipment which expire at various dates. Future minimum lease payments under operating leases are as follows:

                                                                                    OPERATING
                                                                                     LEASES
                                                                                   -----------
1999.............................................................................  $   108,189
2000.............................................................................      108,189
2001.............................................................................      106,935
2002.............................................................................      100,669
2003.............................................................................       83,891
Thereafter.......................................................................           --
                                                                                   -----------
                                                                                   $   507,873
                                                                                   -----------
                                                                                   -----------

    Rent expense for the years ended 1997 and 1998 totaled $49,580 and $57,855, respectively.

    In the ordinary course of business, the Company may be subject to legal actions and claims. Management does not believe litigation or claims will have a material effect on the Company's financial condition or results of operations.

                                 INMEDIA, INC.

10.  EQUITY INCENTIVE PLANS:

    Effective May 9, 1996, the Company approved the inmedia, inc. Stock Compensation Plan (the "Plan") authorizing the Board of Directors to grant incentive or nonqualified options to purchase common stock of the Company. The Board of Directors has authorized shares to be issued under the Plan. The Plan is administered by the Board of Directors, which determines the number of stock options to be granted, the exercise or purchase price, exercise schedule, and expiration date of such options.

    The exercise price of options qualifying as incentive stock options under
Section 422 of the Internal Revenue Code may not be less than the grant date fair market value of the common stock. Incentive stock options granted to any 10% stockholder may not be less than 110% of the fair market value of the common stock on the grant date. Stock options granted under the Plan are nontransferable and generally expire ten years after the date of grant. Upon the event that all of the outstanding shares of common stock of the Company are acquired by an unrelated party, the optionee's exercise schedule shall be accelerated to provide that optionee with exercisability of 100% of the options granted. All options granted become exercisable over a four-year period of continued employment.

    Options outstanding at December 31, 1997 and 1998, were as follows:

                                                                NUMBER OF     WEIGHTED AVERAGE
                                                                 SHARES        EXERCISE PRICE
                                                               -----------  ---------------------
Options outstanding at December 31, 1996.....................      80,000         $     .50
  Granted....................................................      40,000               .50
  Exercised..................................................          --                --
  Canceled...................................................          --                --
                                                               -----------              ---
Options outstanding at December 31, 1997.....................     120,000               .50
  Granted....................................................          --                --
  Exercised..................................................          --                --
  Canceled...................................................          --                --
                                                               -----------              ---
Options outstanding at December 31, 1998.....................     120,000         $     .50
                                                               -----------              ---
                                                               -----------              ---

    The following is summary information about stock options outstanding at December 31, 1998:

                                         OPTIONS OUTSTANDING
                   ---------------------------------------------------------------       OPTIONS EXERCISABLE
                                     WEIGHTED AVERAGE                               ------------------------------
                    NUMBER OF            REMAINING             WEIGHTED AVERAGE      NUMBER OF
 EXERCISE PRICES     SHARES            CONTRACT LIFE            EXERCISE PRICE        SHARES      EXERCISE PRICE
-----------------  -----------  ---------------------------  ---------------------  -----------  -----------------
    $     .50         120,000                    8                 $     .50            50,000       $     .50

    Pro forma information regarding net income has been determined as if the Company accounted for its stock options under the fair value method of SFAS 123. The fair value for these options was estimated at the date of grant using a Black-Scholes option-pricing model with the following assumptions used for 1997: an exercisable event occurring in five years; risk-free interest rates ranging from 4.90% to 5.10%; dividend yield of 0%; a volatility factor of zero and a weighted average expected life of 5 years. The weighted average fair value at date of grant for

                                 INMEDIA, INC.

10.  EQUITY INCENTIVE PLANS: (CONTINUED)
options granted during the year ended December 31, 1997, was $.11 per option. There were no additional options granted during the year ended December 31, 1998.

    Had compensation cost for the Company's stock option plan been determined based on the fair value at the date of grant consistent with SFAS 123, the Company's net loss would have been as follows:

                                                                        1997          1998
                                                                    ------------  ------------
Net loss--As reported.............................................  $   (299,786) $   (342,571)
Net loss--Pro forma...............................................      (301,458)     (344,763)

11.  RELATED-PARTY TRANSACTIONS:

    The Company has a loan payable to a related party totaling $20,117 and $20,617 as of December 31, 1997, and 1998, respectively. The loan payable is due on demand and is guaranteed by certain stockholders.

12.  SUBSEQUENT EVENTS:

    On May 27, 1999, the Company entered into an asset purchase agreement with Align Solutions Corp. ("Align") whereby the Company will receive Align stock in exchange for substantially all the assets and certain liabilities of the Company. The agreement provides that the Company will retain a portion of the installment note, certain accounts payable and the office facility lease obligation.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Synapse Group, Inc.:

    We have audited the accompanying balance sheets of Synapse Group, Inc. (a Texas S corporation) as of December 31, 1997 and 1998, and the related statements of operations, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Synapse Group, Inc. as of December 31, 1997 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Dallas, Texas,
  May 28, 1999

                              SYNAPSE GROUP, INC.

                                 BALANCE SHEETS

                                                                                                DECEMBER 31,
                                                                                          ------------------------
                                                                                             1997         1998
                                                                                          -----------  -----------
                                         ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.............................................................  $    23,944  $        --
  Accounts receivable, net of allowance for doubtful accounts of $7,200 and $9,003......      463,646      368,502
  Unbilled revenues.....................................................................       10,731      171,512
  Prepaid expenses and other............................................................       25,784       13,993
                                                                                          -----------  -----------

      Total current assets..............................................................      524,105      554,007

PROPERTY AND EQUIPMENT, net.............................................................      189,774      139,519

OTHER ASSETS............................................................................       13,665       13,800
                                                                                          -----------  -----------
      Total assets......................................................................  $   727,544  $   707,326
                                                                                          -----------  -----------
                                                                                          -----------  -----------

                          LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable, including cash overdraft of $0 and $33,733..........................  $    86,544  $   100,606
  Customer deposits.....................................................................      154,589      122,091
  Accrued liabilities...................................................................      115,410       21,893
  Notes payable.........................................................................       32,900      159,093
  Current maturities of long-term debt..................................................       13,062        3,558
                                                                                          -----------  -----------

      Total current liabilities.........................................................      402,505      407,241
                                                                                          -----------  -----------

LONG-TERM LIABILITIES:
  Long-term debt, net of current maturities.............................................        1,907        4,773
                                                                                          -----------  -----------

      Total liabilities.................................................................      404,412      412,014

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
  Common stock: $.01 par value, 10,000,000 shares authorized, 692,700 and 715,000 shares
    issued and outstanding as of 1997 and 1998..........................................        6,927        7,150
  Additional paid-in capital............................................................      102,377      126,837
  Retained earnings.....................................................................      213,828      161,325
                                                                                          -----------  -----------

      Total liabilities and stockholders' equity........................................  $   727,544  $   707,326
                                                                                          -----------  -----------
                                                                                          -----------  -----------

   The accompanying notes are an integral part of these financial statements.

                              SYNAPSE GROUP, INC.

                            STATEMENTS OF OPERATIONS

                                                                                           FOR THE YEAR ENDED
                                                                                              DECEMBER 31,
                                                                                      ----------------------------
                                                                                          1997           1998
                                                                                      -------------  -------------
REVENUES............................................................................  $   2,086,172  $   2,540,402
COST OF SERVICES....................................................................      1,532,652      1,907,913
                                                                                      -------------  -------------
GROSS PROFIT........................................................................        553,520        632,489
SELLING, GENERAL AND ADMINISTRATIVE.................................................        766,163        669,531
OTHER INCOME (EXPENSE):
  Interest expense..................................................................         (5,812)       (16,039)
  Other income......................................................................          7,317            578
                                                                                      -------------  -------------
NET LOSS............................................................................  $    (211,138) $     (52,503)
                                                                                      -------------  -------------
                                                                                      -------------  -------------
PRO FORMA INCOME TAXES (UNAUDITED)..................................................             --             --
                                                                                      -------------  -------------
PRO FORMA NET LOSS (UNAUDITED)......................................................  $    (211,138) $     (52,503)
                                                                                      -------------  -------------
                                                                                      -------------  -------------

   The accompanying notes are an integral part of these financial statements.

                              SYNAPSE GROUP, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                      COMMON STOCK      ADDITIONAL
                                                                  --------------------    PAID-IN      RETAINED
                                                                   SHARES     AMOUNT      CAPITAL      EARNINGS
                                                                  ---------  ---------  -----------  ------------
BALANCE, December 31, 1996......................................    692,700  $   6,927  $   102,377  $    547,917
  Distributions.................................................         --         --           --      (122,951)
  Net loss......................................................         --         --           --      (211,138)
                                                                  ---------  ---------  -----------  ------------
BALANCE, December 31, 1997......................................    692,700      6,927      102,377       213,828
  Issuance of common stock......................................     22,300        223       24,460            --
  Net loss......................................................         --         --           --       (52,503)
                                                                  ---------  ---------  -----------  ------------
BALANCE, December 31, 1998......................................    715,000  $   7,150  $   126,837  $    161,325
                                                                  ---------  ---------  -----------  ------------
                                                                  ---------  ---------  -----------  ------------

   The accompanying notes are an integral part of these financial statements.

                              SYNAPSE GROUP, INC.

                            STATEMENTS OF CASH FLOWS

                                                                                            FOR THE YEAR ENDED
                                                                                               DECEMBER 31,
                                                                                        --------------------------
                                                                                            1997          1998
                                                                                        ------------  ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss............................................................................  $   (211,138) $    (52,503)
  Adjustments to reconcile net loss to net cash provided by (used in) operating activities--
      Depreciation and amortization...................................................       135,072       138,669
      Loss on disposition of assets...................................................            --           856
      Changes in assets and liabilities--
        Accounts receivable...........................................................       (35,989)       95,144
        Unbilled revenues.............................................................       (10,731)     (171,512)
        Prepaid expenses and other....................................................        (4,306)       11,791
        Other assets..................................................................         6,556          (135)
        Accounts payable, including cash overdraft....................................       (32,853)       14,062
        Customer deposits.............................................................       125,093       (21,768)
        Accrued liabilities...........................................................        60,331       (93,517)
                                                                                        ------------  ------------
          Net cash provided by (used in) operating activities.........................        32,035       (78,913)
                                                                                        ------------  ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures................................................................       (55,060)      (89,269)
                                                                                        ------------  ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from (repayments on) notes payable.........................................        27,075       126,193
  Proceeds from issuance of common stock..............................................            --        24,683
  Proceeds from long-term debt........................................................            --         8,158
  Payments on long-term debt..........................................................       (20,418)      (14,796)
  Distributions to owners.............................................................      (122,951)           --
                                                                                        ------------  ------------
          Net cash provided by (used in) financing activities.........................      (116,294)      144,238

NET DECREASE IN CASH AND CASH EQUIVALENTS.............................................      (139,319)      (23,944)

CASH AND CASH EQUIVALENTS,
  beginning of period.................................................................       163,263        23,944
                                                                                        ------------  ------------

CASH AND CASH EQUIVALENTS,
  end of period.......................................................................  $     23,944  $         --
                                                                                        ------------  ------------
                                                                                        ------------  ------------

SUPPLEMENTAL INFORMATION:
  Cash paid for interest..............................................................  $      5,812  $     16,039
                                                                                        ------------  ------------
                                                                                        ------------  ------------

   The accompanying notes are an integral part of these financial statements.

                              SYNAPSE GROUP, INC.

                         NOTES TO FINANCIAL STATEMENTS

1.  NATURE OF OPERATIONS:

    Synapse Group, Inc. (the "Company") performs Internet and intranet consulting services, Internet hosting, and related hardware sales for a variety of customers utilizing the Internet for on-line marketing. The Company was incorporated in the state of Texas in April 1995.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

CASH AND CASH EQUIVALENTS

    The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Depreciation is computed using a straight-line method over the estimated useful lives of the assets. The costs and related accumulated depreciation of property and equipment sold, retired, or disposed of are removed from the accounts and any gains or losses are reflected in the statements of operations. Expenditures for major acquisitions and improvements are capitalized while expenditures for maintenance and repairs are expensed as incurred.

INCOME TAXES

    As an S corporation, the Company pays no federal income tax but rather the stockholders are taxed individually on the Company's taxable income or loss. Accordingly, no provisions for federal income taxes are reflected in the accompanying financial statements.

    The unaudited pro forma tax information included in the accompanying statements of operations reflect estimates of the Company's tax provision or benefit as if it had been a C corporation in fiscal years 1997 and 1998. In accordance with SFAS No. 109, "Accounting for Income Taxes," no pro forma tax benefit was reflected due to the Company's recurring losses and the uncertainty related to the realization of any tax assets.

REVENUE RECOGNITION

    Revenues are recognized for time and materials-based arrangements as services are performed and fixed fee arrangements on the percentage-of-completion method. Under this approach, revenues and gross profit are recognized as the work is performed, based on the ratio of costs incurred to total estimated costs. Unbilled revenues on contracts are comprised of labor costs incurred, plus earnings on certain contracts which have not been billed. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Customer deposits represent the amount of customer payments received in advance of services being performed.

COST OF SERVICES

    Cost of services is comprised primarily of salaries, employee benefits, incentive compensation of billable employees, and a proportionate share of depreciation and facilities costs based on the ratio of billable employees to total employees.

                              SYNAPSE GROUP, INC.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
ACCOUNTING FOR EQUITY BASED COMPENSATION

    In 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). SFAS 123 allows either adoption of a fair value based method of accounting for stock-based compensation or continuation under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"). The Company has chosen to account for stock-based compensation using the intrinsic value based method prescribed in APB 25 and provides the pro forma disclosure provision of SFAS 123. Accordingly, compensation cost for stock options is measured as the excess, if any, of the fair market value of the Company's stock over the exercise price at the date of the grant.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The Company's financial instruments have carrying amounts which approximate fair value due to the relative short maturity of these instruments and/or their variable interest rates.

NEW ACCOUNTING PRONOUNCEMENTS

    In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, ("SFAS No. 130") "Reporting Comprehensive Income," which is required to be adopted in the year ended December 31, 1998. SFAS No. 130 requires that an enterprise (a) classify items of other comprehensive income by their nature in the financial statements, and
(b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in-capital in the Statement of Stockholders' Equity. The adoption of SFAS 130 did not have any effect on the Company's financial statements as the Company does not have any elements of comprehensive income other than net income.

3.  SIGNIFICANT CUSTOMERS:

    During the year ended December 31, 1997, sales to two customers accounted for approximately 51% and 11% of revenue. During the year ended December 31, 1998, sales to three customers accounted for approximately 53%, 15%, and 10% of revenue.

    As of December 31, 1998, accounts receivable from two customers accounted for 63% and 10% of total accounts receivable.

                              SYNAPSE GROUP, INC.

4.  PROPERTY AND EQUIPMENT:

    Property and equipment is comprised of the following as of December 31, 1997 and 1998:

                                                             USEFUL
                                                              LIFE          1997          1998
                                                           -----------  ------------  ------------
Furniture and fixtures...................................       5       $     53,189  $     58,173
Computers and equipment..................................      2-5           340,856       415,710
Leasehold improvements...................................      1-5            10,224        18,273
                                                                        ------------  ------------
                                                                             404,269       492,156
Less--Accumulated depreciation...........................                   (214,495)     (352,637)
                                                                        ------------  ------------
    Property and equipment, net..........................               $    189,774  $    139,519
                                                                        ------------  ------------
                                                                        ------------  ------------

    Depreciation expense was $135,072 and $138,669 for the years ended December 31, 1997 and 1998.

5.  ACCRUED LIABILITIES:

    Accrued liabilities is comprised of the following as of December 31, 1997 and 1998:

                                                                          1997        1998
                                                                       -----------  ---------
Accrued bonus........................................................  $    58,750  $      --
Accrued benefits.....................................................       26,046         --
Accrued payroll taxes................................................       17,410         --
Accrued legal........................................................           --      3,661
Accrued property and sales taxes.....................................        9,624     13,307
Accrued other........................................................        3,580      4,925
                                                                       -----------  ---------
    Total accrued liabilities........................................  $   115,410  $  21,893
                                                                       -----------  ---------
                                                                       -----------  ---------

6.  DEBT:

NOTES PAYABLE

    The Company has a bank line of credit with a maximum availability of $300,000. Interest is at the 30-day commercial paper rate plus 3.5% (8.37% at December 31, 1998), and is payable monthly. The agreement is collateralized by a security interest in substantially all of the assets of the Company and is personally guaranteed by two of the Company's stockholders.

                              SYNAPSE GROUP, INC.

6.  DEBT: (CONTINUED)
LONG-TERM DEBT

    Long-term debt is comprised of the following as of December 31, 1997 and 1998:

                                                                           1997       1998
                                                                        ----------  ---------
Equipment financing, bearing interest at 10%, payable in monthly installments of $278, maturing March 2002, secured by certain
  equipment...........................................................  $       --  $   6,424
Equipment financing, bearing interest at 13%, payable in monthly installments of $656, maturing March 1999, secured by certain
  equipment...........................................................       8,709      1,907
Equipment financing, bearing interest at 11%, payable in monthly installments of $660, maturing March 1998, secured by certain
  equipment...........................................................       1,940         --
Equipment financing, bearing interest at 11%, payable in monthly installments of $758, maturing June 1998, secured by certain
  equipment...........................................................       4,320         --
                                                                        ----------  ---------
                                                                            14,969      8,331
Less--Current portion.................................................     (13,062)    (3,558)
Long-term debt........................................................  $    1,907  $   4,773
                                                                        ----------  ---------
                                                                        ----------  ---------

    Maturities of long-term debt are as follows:

YEAR ENDING DECEMBER 31,
------------------------------------------------------------------------------------
1999................................................................................  $   3,558
2000................................................................................      1,919
2001................................................................................      2,214
2002................................................................................        640
                                                                                      ---------
                                                                                      $   8,331
                                                                                      ---------
                                                                                      ---------

7.  COMMITMENTS AND CONTINGENCIES:

    The Company leases office space in Dallas, Texas, and computer hardware equipment with lease terms through September 2001.

    Future minimum annual lease payments under these leases are as follows:

                                                                                    OPERATING
                                                                                     LEASES
                                                                                   -----------
1999.............................................................................  $   101,124
2000.............................................................................       83,612
2001.............................................................................       56,880
2002 and thereafter..............................................................           --
                                                                                   -----------
Total minimum lease payments.....................................................  $   241,616
                                                                                   -----------
                                                                                   -----------

                              SYNAPSE GROUP, INC.

7.  COMMITMENTS AND CONTINGENCIES: (CONTINUED)
    Rent expense for the years ended December 31, 1997 and 1998, under these agreements was $118,791 and $157,432, respectively.

    In the ordinary course of business, the Company may be subject to legal actions and claims. Management does not believe litigation or claims will have a material effect on the Company's financial condition or results of operations.

8.  RETIREMENT PLAN:

    During the year ended December 31, 1996, the Company established a discretionary 401(k) plan (the "Plan") that covers all full-time employees. Contributions to the Plan are discretionary. The Company made no contributions to the Plan for the year ended December 31, 1997 or 1998.

9.  EQUITY INCENTIVE PLANS:

    Effective August 20, 1998, the Company approved the 1998 Stock Option Plan ("the 1998 Plan") authorizing the Board of Directors to grant incentive or nonqualified options to purchase common stock of the Company. The total number of shares of common stock which may be issued under the 1998 Plan is 70,100. The 1998 Plan is administered by the Compensation Committee of the Board of Directors which determines the number of stock options to be granted, the exercise or purchase price, exercise schedule and expiration date of such options. Nonqualified stock options may be granted at exercise prices which are greater than or equal to 80% of the grant date fair market value of the common stock.

    The exercise price of options qualifying as incentive stock options under
Section 422 of the Internal Revenue Code may not be less than the grant date fair market value of the common stock. Incentive stock options granted to any 10% stockholder may not be less than 110% of the fair market value of the common stock on the grant date. Stock options granted under the 1998 Plan are nontransferable and generally expire ten years after the date of grant. Upon the event that all of the outstanding shares of common stock of the Company are acquired by an unrelated party, the optionee's exercise schedule shall be accelerated to provide that optionee with immediate exercisability of the unvested options granted. All options granted become exercisable over a five-year period of continued employment.

    Options outstanding at December 31, 1997 and 1998 and granted, exercised, and canceled during those years were as follows:

                                                                NUMBER OF    WEIGHTED AVERAGE
                                                                 SHARES       EXERCISE PRICE
                                                               -----------  -------------------
Options outstanding at December 31, 1997.....................          --        $      --
Granted......................................................      29,325             7.00
Exercised....................................................          --               --
Canceled.....................................................        (800)            7.00
                                                               -----------
Options outstanding at December 31, 1998.....................      28,525        $    7.00
                                                               -----------
                                                               -----------

                              SYNAPSE GROUP, INC.

9.  EQUITY INCENTIVE PLANS: (CONTINUED)
    Following is summary information about stock options outstanding at December 31, 1998:

              OPTIONS OUTSTANDING
------------------------------------------------
                       WEIGHTED
                        AVERAGE       WEIGHTED      OPTIONS EXERCISABLE
 NUMBER OF SHARES      REMAINING      EXERCISE    ------------------------
   UNDER OPTION      CONTRACT LIFE      PRICE       NUMBER       AMOUNT
------------------  ---------------  -----------  -----------  -----------
        28,525              9.94      $    7.00           --    $      --

    Pro forma information regarding net income has been determined as if the Company accounted for its stock options under the fair value method of SFAS 123. The fair value of these options was estimated at the date of grant using a Black-Scholes option pricing model with the following assumptions used for 1998: an exercisable event occurring in five years; risk-free interest rate of 4.38%; dividend yield of 0%; a volatility factor of zero; and a weighted average expected life of five years. The average Black-Scholes fair value at date of grant for options granted during the year ended December 31, 1998 was $7.02 per option.

    Had compensation cost for the Company's stock option plan been determined based on the fair value at the grant date consistent with the provisions of SFAS 123, the Company's net loss for the year ended December 31, 1998, would have been as follows:

Net loss--as reported............................................  $ (52,503)
Net loss--pro forma..............................................    (54,837)

10.  RELATED PARTY TRANSACTIONS:

    A stockholder of the Company is a partner in a law firm which the Company uses for legal services. There were approximately $30,000 in legal fees paid to this law firm for each of the years ended December 31, 1997 and 1998.

11.  AGREEMENT TO MERGE WITH ALIGN SOLUTIONS CORP.:

    On February 15, 1999, the Company was acquired by Align Solutions Corp.

YOU MAY RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. NEITHER WE NOR ANY OF THE UNDERWRITERS HAVE AUTHORIZED ANYONE TO PROVIDE INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WHEN YOU MAKE A DECISION ABOUT WHETHER TO INVEST IN OUR COMMON STOCK, YOU SHOULD NOT RELY UPON ANY INFORMATION OTHER THAN THE INFORMATION IN THIS PROSPECTUS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR SALE OF COMMON STOCK MEANS THAT INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT AFTER THE DATE OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY THESE SHARES OF COMMON STOCK IN ANY CIRCUMSTANCES UNDER WHICH THE OFFER OR SOLICITATION IS UNLAWFUL.

                               TABLE OF CONTENTS


                                                    PAGE
                                                  ---------
Summary.........................................          3
Summary Unaudited Pro Forma Combined Financial
  Data..........................................          6
Risk Factors....................................          8
About Luminant Worldwide Corporation............         19
Use of Proceeds.................................         24
Dividend Policy.................................         24
Capitalization..................................         25
Dilution........................................         26
Selected Historical Financial Data..............         28
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations....................................         31
Business........................................         52
Management......................................         63
Certain Transactions With Related Parties.......         75
Principal and Selling Stockholders..............         78
Description of Capital Stock....................         81
Shares Available for Future Sale................         84
Underwriting....................................         88
Legal Matters...................................         89
Experts.........................................         90
Where You Can Find Additional Information.......         90
Index to Financial Statements...................        F-1


DEALER PROSPECTUS DELIVERY OBLIGATIONS:

Until              , 1999 (25 days after the commencement of this offering), all dealers that buy, sell or trade these shares of common stock, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligations to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     [LOGO]

4,062,500 SHARES

COMMON STOCK

DEUTSCHE BANC ALEX. BROWN

HAMBRECHT & QUIST
SOUNDVIEW TECHNOLOGY GROUP

Prospectus

             , 1999

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following table sets forth all fees and expenses, other than the underwriting discounts and commissions, payable by the Registrant in connection with the sale of the common stock being registered. All amounts shown are estimates, except for the Hart-Scott-Rodino filing fee, the registration fee, the NASD filing fee and the Nasdaq National Market listing fee.

Hart-Scott-Rodino filing fee...................................  $   45,000
Securities and Exchange Commission registration fee............      52,820
NASD filing fee................................................      18,000
Nasdaq National Market listing fee.............................      90,000
Accounting fees and expenses...................................   3,000,000
Legal fees and expenses........................................   2,750,000
Printing and engraving expenses................................     600,000
Transfer agent and registrar fees..............................      50,000
Miscellaneous expenses.........................................     439,180
                                                                 ----------
  Total........................................................  $7,045,000
                                                                 ----------
                                                                 ----------

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Certificate of Incorporation and By-laws of the Registrant provide for the indemnification of the Registrant's directors and officers to the fullest extent authorized by, and subject to the conditions set forth in the General Corporation Law of the State of Delaware (the "DGCL"), except that the Registrant will indemnify a director or officer in connection with a proceeding (or part thereof) initiated by the person only if the proceeding (or part thereof) was authorized by the Registrant's Board of Directors. The indemnification provided under the Certificate of Incorporation and By-laws includes the right to be paid by the Registrant the expenses (including attorneys' fees) in advance of any proceeding for which indemnification may be had in advance of its final disposition, provided that the payment of such expenses (including attorneys' fees) incurred by a director or officer in advance of the final disposition of a proceeding may be made only upon delivery to the Registrant of an undertaking by or on behalf of the director or officer to repay all amounts so paid in advance if it is ultimately determined that the director or officer is not entitled to be indemnified.

    As permitted by the DGCL, the Registrant's Certificate of Incorporation, as amended, restated and supplemented, provides that directors of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, relating to unlawful payment of dividends or unlawful stock purchase or redemption or (iv) for any transaction from which the director derived an improper personal benefit. As a result of this provision, the Registrant and its stockholders may be unable to obtain monetary damages from a director for breach of his or her duty of care.

    Under the By-laws, the Registrant has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee, partner (limited or general) or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, against any liability asserted against the person or incurred by the person in any such capacity, or arising out of the person's status as such, and related expenses, whether or not the Registrant would have the power to indemnify the person against such liability under the provisions of the DGCL. The Registrant intends to purchase director and officer liability insurance on behalf of its directors and officers.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

    The following sets forth certain information as to all securities sold by us within the last three years that were not registered under the Securities Act of 1933, as amended (the "Securities Act").

    On August 22, 1998, Commonwealth Principals II, LLC purchased 1,665,273 shares of common stock for an aggregate purchase price of $1.00. An exemption is claimed under Section 4(2) of the Securities Act.

    On September 1, 1998, we sold 166,527 shares to Guillermo G. Marmol, our Chief Executive Officer and President, for an aggregate purchase price of $200,000. An exemption is claimed under Section 4(2) of the Securities Act.

    Simultaneously with the completion of the offering and the acquisition of the seven other companies, we will issue 4,653,101 shares of common stock to certain former owners of Align Solutions Corp. for their respective interests in that company. An indeterminate number of shares of common stock may be issued in payment of contingent consideration, if earned. An exemption is claimed under Rule 506 of Regulation D promulgated under the Securities Act.

    Simultaneously with the completion of the offering and the acquisition of the seven other companies, we will issue 4,192,361 shares of common stock to the former owner of Brand Dialogue-New York for certain assets of Brand Dialogue. An indeterminate number of shares of common stock may be issued in payment of contingent consideration, if earned. An exemption is claimed under Rule 506 of Regulation D promulgated under the Securities Act.

    Simultaneously with the completion of the offering and the acquisition of the seven other companies, we will issue 1,461,983 shares of common stock to certain former owners of Free Range Media, Inc. for their respective interests in that company. An indeterminate number of shares of common stock may be issued in payment of contingent consideration, if earned. An exemption is claimed under Rule 506 of Regulation D promulgated under the Securities Act.

    Simultaneously with the completion of the offering and the acquisition of the seven other companies, we will issue 702,636 shares of common stock to certain former owners of Integrated Consulting, Inc., dba i.con interactive, for their respective interests in that company. An indeterminate number of shares of common stock may be issued in payment of contingent consideration, if earned. An exemption is claimed under Rule 506 of Regulation D promulgated under the Securities Act.

    Simultaneously with the completion of the offering and the acquisition of the seven other companies, we will issue 1,314,416 shares of common stock to certain former owners of InterActive8, Inc. for their respective interests in that company. An indeterminate number of shares of common stock may be issued in payment of contingent consideration, if earned. An exemption is claimed under Rule 506 of Regulation D promulgated under the Securities Act.

    Simultaneously with the completion of the offering and the acquisition of the seven other companies, we will issue 529,393 shares of common stock to certain former owners of

Multimedia Resources, LLC for their respective interests in that company. An indeterminate number of shares of common stock may be issued in payment of contingent consideration, if earned. An exemption is claimed under Rule 506 of Regulation D promulgated under the Securities Act.

    Simultaneously with the completion of the offering and the acquisition of the seven other companies, we will issue 2,937,699 shares of common stock to certain former owners of Potomac Partners Management Consulting, LLC for their respective interests in that company. An indeterminate number of shares of common stock may be issued in payment of contingent consideration, if earned. An exemption is claimed under Rule 506 of Regulation D promulgated under the Securities Act.

    Simultaneously with the completion of the offering and the acquisition of the seven other companies, we will issue 743,270 shares of common stock to certain former owners of RSI Group, Inc. for their respective interests in that company. An indeterminate number of shares of common stock may be issued in payment of contingent consideration, if earned. An exemption is claimed under Rule 506 of Regulation D promulgated under the Securities Act.

    We will grant options exercisable for a total of 1,670,317 shares of common stock under our 1999 Long-Term Incentive Plan to former option holders of Align to replace outstanding options of Align. We have relied on no sale to grant those options.

    We will grant options exercisable for a total of 110,260 shares of common stock under our 1999 Long-Term Incentive Plan to former option holders of InterActive8 to replace outstanding options of InterActive8. We have relied on no sale to grant those options.

    We will grant options exercisable for a total of 423,869 shares of common stock under our 1999 Long-Term Incentive Plan to former holders of participation rights of Potomac Partners to replace outstanding participation rights of Potomac Partners. We have relied on no sale to grant those options.

    Before completion of the offering and the acquisition of the eight companies, we will grant options exercisable for a total of 1,672,625 shares of common stock under our 1999 Long-Term Incentive Plan to our current management and directors and a former officer. An exemption is claimed under Section 4(2) of the Securities Act.

    Before completion of the offering and the acquisition of the eight companies we will grant options exercisable for a total of 1,800,000 shares of common stock to Young & Rubicam outside of the 1999 Long-Term Incentive Plan. An exemption is claimed under Section 4(2) of the Securities Act.

    Before completion of the offering and the acquisition of the eight companies we will grant options exercisable for a total of 1,328,036 shares of common stock under our 1999 Long-Term Incentive Plan to persons who will become our employees upon the closing of the offering. We have relied on no-sale to grant those options.

    Before completion of the offering and the acquisition of the eight companies, we will grant to United Air Lines, Inc. a warrant for up to 300,000 shares of common stock at the initial public offering price. An exemption is claimed under Rule 506 of Regulation D promulgated under the Securities Act.

    Simultaneously with the completion of the offering and the acquisition of the eight companies, we are selling $15 million worth of shares of non-voting common stock directly to Young & Rubicam, Inc. at the initial public offering price. An exemption is claimed under Rule 506 of Regulation D promulgated under the Securities Act.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a) Exhibits


    1.1+   Form of Underwriting Agreement
    3.1+   Certificate of Incorporation of Registrant
    3.2+   Amendment to Certificate of Incorporation of Registrant
    3.3+   Second Amendment to Certificate of Incorporation of Registrant
    3.4+   Third Amendment to Certificate of Incorporation of Registrant
    3.5+   Fourth Amendment to Certificate of Incorporation of Registrant
    3.6+   Form of Amended and Restated Certificate of Incorporation of the Registrant to be
           in effect upon closing of the offering made under this Registration Statement, as amended from the Form of Amended and Restated Certificate of Incorporation filed as
           Exhibit 3.6 to Amendment No. 1 to this Registration Statement.
    3.7+   By-Laws of Registrant
    3.8+   Form of Amended and Restated By-Laws of the Registrant to be in effect upon closing of the offering made under this Registration Statement
    4.1+   Form of Common Stock Certificate
    5.1+   Opinion of Wilmer, Cutler & Pickering, as amended from the opinion filed as Exhibit
           5.1 to Amendment No. 4 to this Registration Statement.
   10.1+   1999 Long-Term Incentive Plan, as amended from the form filed as Exhibit 10.1 to
           Amendment No. 1 to this Registration Statement.
   10.2+   Employment Agreement of Guillermo G. Marmol
   10.3+   Form of Transition Services Agreement by and among Clarant Worldwide Corporation and Young & Rubicam Inc.
   10.4+   Agreement and Plan of Reorganization by and among Clarant, Inc., Align Solutions
           Acquisition Corp., Align Solutions Corp. and the Stockholders named therein, dated as of June 2, 1999.
   10.5+   Agreement and Plan of Reorganization by and among Clarant, Inc., Free Range Media
           Acquisition Corp., Free Range Media, Inc., John C. Dimmer, John B. Dimmer and
           Andrew L. Fry, dated as of June 2, 1999.
   10.6+   Agreement and Plan of Reorganization by and among Clarant, Inc., Icon Acquisition
           Corp., Integrated Consulting, Inc. (d/b/a i.con interactive), Calvin W. Carter,
           Elliot W. Hawkes and David Todd McGee, dated as of June 2, 1999.
   10.7+   Agreement and Plan of Reorganization by and among Clarant, Inc. InterActive8
           Acquisition Corp., InterActive8, Inc. and the Stockholders named therein, dated as of June 1, 1999.
   10.8+   Agreement and Plan of Reorganization by and among Clarant, Inc., Multimedia
           Acquisition Corp., Multimedia Resources, LLC, Henry Heilbrunn, Lynn J. Branigan and
           Norman L. Dawley, dated as of June 2, 1999.
   10.9+   Agreement and Plan of Reorganization by and among Clarant, Inc., Potomac Partners
           Acquisition LLC, Potomac Partners Management Consulting, LLC and the Members named therein, dated as of June 1, 1999.
   10.10+  Agreement and Plan of Reorganization by and among Clarant, Inc., RSI I Acquisition
           Corp., RSI Group, Inc., Resource Solutions International, LLC, Charles Harrison,
           Carolyn Brown and Bruce Grant, dated as of June 1, 1999.
   10.11+  Contribution Agreement by and between Clarant Worldwide Corporation and Young &
           Rubicam Inc., dated as of June 7, 1999.
   10.12+  Credit Agreement by and between Integrated Interacitve, Inc. and Commonwealth
           Principals II, LLC, dated as of September 2, 1998.

   10.13+  Form of Registration Rights Agreement by and among Luminant Worldwide Corporation,
           Commonwealth Principals II, LLC and Guillermo G. Marmol.
   10.14+  Management Services Agreement by and between Webone, Inc. and Commonwealth
           Principals II, LLC, dated as of September 2, 1998.
   10.15+  Employment Agreement of Derek Reisfield
   10.16+  Luminant Worldwide Corporation Senior Bonus Plan, as amended from the form filed as
           Exhibit 10.17 to Amendment No. 1 to this Registration Statement
   10.17+  Employment Agreement of Thomas G. Bevivino
   10.18+  Agreement by and among Commonwealth Principals II, LLC, Integrated Interactive,
           Inc., Chris Meshginpoosh and Tom Bevivino, dated as of March 8, 1999.
   10.19+  Amendment to Agreement and Plan of Reorganization by and among Luminant Worldwide
           Corporation, Align Solutions Acquisition Corp., Align Solutions Corp. and the
           Stockholders named therein, dated as of September 2, 1999.
   10.20+  Amendment to Agreement and Plan of Reorganization by and among Luminant Worldwide
           Corporation, Free Range Media Acquisition Corp., Free Range Media, Inc., John C.
           Dimmer, John B. Dimmer and Andrew L. Fry, dated as of September 2, 1999.
   10.21+  Amendment to Agreement and Plan of Reorganization by and among Luminant Worldwide
           Corporation, Icon Acquisition Corp., Integrated Consulting, Inc. (d/b/a i.con
           interactive), Calvin W. Carter, Elliot W. Hawkes and David Todd McGee, dated as of
           September 2, 1999.
   10.22+  Amendment to Agreement and Plan of Reorganization by and among Luminant Worldwide
           Corporation, InterActive8 Acquisition Corp., InterActive8, Inc. and the
           Stockholders named therein, dated as of September 2, 1999.
   10.23+  Amendment to Agreement and Plan of Reorganization by and among Luminant Worldwide
           Corporation, Multimedia Acquisition Corp., Multimedia Resources, LLC, Henry
           Heilbrunn, Lynn J. Branigan and Norman L. Dawley, dated as of September 3, 1999.
   10.24+  Amendment to Agreement and Plan of Reorganization by and among Luminant Worldwide
           Corporation, Potomac Partners Acquisition LLC, Potomac Partners Management
           Consulting, LLC and the Members named therein, dated as of September 2, 1999.
   10.25+  Amendment to Agreement and Plan of Reorganization by and among Luminant Worldwide
           Corporation, RSI I Acquisition Corp., RSI Group, Inc., Resource Solutions
           International, LLC, Charles Harrison, Carolyn Brown and Bruce Grant, dated as of
           September 2, 1999.
   10.26+  Amendment to Contribution Agreement by and between Luminant Worldwide Corporation and Young & Rubicam Inc, dated as of September 2, 1999.
   10.27+  Form of Release Agreement
   10.28+  Form of Recontribution Agreement
   10.29+  Form of Amendment to Employment Agreement of Guillermo G. Marmol.
   10.30+  Form of Common Stock Purchase Warrant to be issued to United Air Lines, Inc., as of
           9 a.m., September 16, 1999.
   10.31+  Form of Registration Rights Agreement by and between Luminant Worldwide Corporation and United Air Lines, Inc.
   21.1+   Subsidiaries of the Registrant
   23.1    Consent of Arthur Andersen LLP
   23.2    Consent of PricewaterhouseCoopers LLP
   23.3+   Consent of Wilmer, Cutler & Pickering (included in Exhibit 5.1)
   23.4+   Consent of Michael H. Jordan to be named in Registration Statement.
   23.5+   Consent of Randolph Austin to be named in Registration Statement.
   23.6+   Consent of Michael Dolan to be named in Registration Statement.

   23.7+   Consent of Lynn J. Branigan to be named in Registration Statement.
   23.8+   Consent of Calvin W. Carter to be named in Registration Statement.
   23.9+   Consent of James R. Corey to be named in Registration Statement.
   23.10+  Consent of John B. Dimmer to be named in Registration Statement.
   23.11+  Consent of Bruce D. Grant to be named in Registration Statement.
   23.12+  Consent of Henry Heilbrunn to be named in Registration Statement.
   23.13+  Consent of Morris W. Markel to be named in Registration Statement.
   23.14+  Consent of Andreas Panayi to be named in Registration Statement.
   23.15+  Consent of Douglas Rice to be named in Registration Statement.
   23.16+  Consent of Richard M. Scruggs to be named in Registration Statement.
   24.1+   Power of Attorney (included on signature page to this Registration Statement)
   27.1+   Financial Data Schedule


------------------------

+  Previously filed.

    (b) Financial Statement Schedules

    None.

ITEM 17. UNDERTAKINGS.

    The undersigned Registrant hereby undertakes to provide to the underwriter at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as may be required by the underwriter to permit prompt delivery to each purchaser.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 14 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The undersigned Registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Pre-Effective Amendment No. 8 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the District of Columbia, on the 15(th) day of September 1999.


                                LUMINANT WORLDWIDE CORPORATION

                                By:           /s/ GUILLERMO G. MARMOL
                                     -----------------------------------------
                                                Guillermo G. Marmol
                                       CHIEF EXECUTIVE OFFICER AND PRESIDENT


    Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 8 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.



             NAME                          TITLE                    DATE
------------------------------  ---------------------------  -------------------


   /s/ GUILLERMO G. MARMOL      Chief Executive Officer,
------------------------------  President and director       September 15, 1999
     Guillermo G. Marmol        (chief executive officer)

              *
------------------------------  Vice Chairman and Executive  September 15, 1999
      Derek R. Reisfield        Vice President

                                Vice President of Finance
    /s/ THOMAS G. BEVIVINO      (principal financial
------------------------------  officer and principal        September 15, 1999
      Thomas G. Bevivino        accounting officer)

              *
------------------------------  Director                     September 15, 1999
       George P. Stamas


*  By power of attorney

   /s/ GUILLERMO G. MARMOL
------------------------------
     Guillermo G. Marmol
       Attorney-in-Fact